Exhibit 10.1

KKR – FSK CLO 3 LLC
Issuer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
Collateral Trustee

INDENTURE AND SECURITY AGREEMENT

Dated as of December 18, 2025

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(continued)

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(continued)

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(continued)

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Schedules and Exhibits

Schedule 1	–	S&P Industry Classifications
Schedule 2	–	S&P CDO Monitor Test Definitions
Schedule 3	–	[Reserved]
Schedule 4	–	Approved Index List
Schedule 5	–	S&P Recovery Rate Tables
Schedule 6	–	S&P Region Classifications

Exhibit A	–	Form of Notes

Exhibit B	–	Forms of Transfer and Exchange Certificates

B-1	– Form of Transferor and Transferee Certificate for Transfer to Rule 144A Global Note

B-2	– Form of Transferor and Transferee Certificate for Transfer to Regulation S Global Note

B-3	– Form of Transferor and Transferee Certificate for Transfer to Certificated Note

Exhibit C	–	[Reserved]
Exhibit D	–	Form of Security Owner Certificate
Exhibit E	–	Issuer Payment Account Information
Exhibit F	–	Form of Contribution Notice
Exhibit G	–	Form of Notice of Substitution

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INDENTURE AND SECURITY AGREEMENT, dated as of December 18, 2025, between KKR – FSK CLO 3 LLC, a Delaware limited liability company (the "Issuer") and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as collateral trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the "Collateral Trustee").

PRELIMINARY STATEMENT

THE Issuer is duly authorized to execute and deliver this Indenture to provide for the Debt issuable as provided in this Indenture. Except as otherwise provided herein, all covenants and agreements made by the Issuer herein are for the benefit and security of the Secured Parties. The Issuer is entering into this Indenture, and the Collateral Trustee is accepting the trusts and agreements created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged;

ALL things necessary to make this Indenture a valid agreement of the Issuer in accordance with the agreement's terms have been done.

GRANTING CLAUSES

I.            Subject to the priorities and the exclusions, if any, specified below in this Granting Clause, the Issuer hereby grants to the Collateral Trustee for the benefit and security of Holders of the Debt, the Collateral Trustee, the Class A-1 Loan Agent the Portfolio Manager and the Collateral Administrator (collectively, the "Secured Parties") to the extent of such Secured Party's interest hereunder, including under the Priority of Payments, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, all securities, loans and investments and, in each case as defined in the UCC, accounts, chattel paper, deposit accounts, instruments, financial assets, investment property, general intangibles, letter of credit rights, and other supporting obligations, and other property of any type or nature in which the Issuer has an interest, including all proceeds (as defined in the UCC) with respect to the foregoing (subject to the exclusions noted below, the "Assets"). Such Grants include, but are not limited to:

(a)	the Collateral Obligations, Restructured Loans, Workout Loans, Workout Securities and Equity Securities that the Issuer causes to be delivered to the Collateral Trustee (directly or through an intermediary or bailee) pursuant to this Indenture and all payments thereon or with respect thereto, and all Collateral Obligations which are delivered to the Collateral Trustee in the future pursuant to the terms of this Indenture and all payments thereon or with respect thereto,

(b)	the Issuer's interest in each Account and all Eligible Investments purchased with funds on deposit therein, and all income from the investment of funds therein,

(c)	the Issuer's rights under the Transaction Documents,

(d)	all Cash or money delivered to the Collateral Trustee (directly or through an intermediary or its bailee) for the benefit of the Secured Parties,

(e)	any Selling Institution Collateral, subject to the prior lien of the relevant Selling Institution,

(f)	all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to the foregoing,

(g)	any other property otherwise delivered to the Collateral Trustee by or on behalf of the Issuer (whether or not constituting Collateral Obligations or Eligible Investments), and

(h)	all proceeds (as defined in the UCC) with respect to the foregoing.

Such Grants are made in trust to secure the Debt equally and ratably without prejudice, priority or distinction between any Debt and any other Debt by reason of difference of time of issuance or incurrence or otherwise, except as expressly provided in this Indenture, and to secure, in accordance with the priorities set forth in the Priority of Payments, (A) the payment of all amounts due on the Debt in accordance with their terms, (B) the payment of all other sums payable under this Indenture to any Secured Party and (C) compliance with the provisions of this Indenture, all as provided in this Indenture (collectively, the "Secured Obligations").

II.            The Collateral Trustee acknowledges such Grant, accepts its appointment as Collateral Trustee and the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I
DEFINITIONS

Section 1.1.      Definitions

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Except as otherwise specified herein or as the context may otherwise require: (i) references to an agreement or other document are to it as amended, supplemented, restated and otherwise modified from time to time and to any successor document (whether or not already so stated); (ii) references to a statute, regulation or other government rule are to it as amended from time to time and, as applicable, are to corresponding provisions of successor governmental rules (whether or not already so stated); (iii) the word "including" and correlative words shall be deemed to be followed by the phrase "without limitation" unless actually followed by such phrase or a phrase of like import; (iv) the word "or" is always used inclusively herein (for example, the phrase "A or B" means "A or B or both," not "either A or B but not both"), unless used in an "either ... or" construction; (v) references to a Person are references to such Person's successors and assigns (whether or not already so stated); (vi) all references in this Indenture to designated "Articles", "Sections", "subsections" and other subdivisions are to the designated articles, sections, subsections and other subdivisions of this Indenture; (vii) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection or other subdivision; and (viii) references to (1) "redemption" of Debt will be understood to include, in the case of the Class A-1 Loans, the repayment of the Class A-1 Loans by the Issuer and (2) the "issuance" of Debt or to the "execution," "authentication" and/or "delivery" of Debt will be understood to refer, in the case of the Class A-1 Loans, to the incurrence or borrowing, as applicable, of the Class A-1 Loans by the Issuer pursuant to the Class A-1 Credit Agreement and this Indenture.

"17g-5 Website": The Issuer's website, which shall initially be located at https://www.structuredfn.com, or such other address as the Issuer may provide to the Collateral Trustee, the Class A-1 Loan Agent, the Collateral Administrator, the Portfolio Manager and the Rating Agency.

"Accepted Purchase Request": The meaning specified in Section 9.8(c).

"Account Agreement": The securities account control agreement dated as of the Closing Date among the Issuer, the Collateral Trustee and U.S. Bank National Association, as Custodian, as amended from time to time in accordance with its terms.

"Accountants' Report": An agreed upon procedures report from the firm or firms appointed by the Issuer pursuant to Section 10.9(a).

"Accounts": (i) the Payment Account, (ii) the Collection Account, (iii) the Revolver Funding Account, (iv) the Expense Reserve Account, (v) the Custodial Account, (vi) the Contribution Account, (vii) the Interest Reserve Account and (viii) the Ramp-Up Account.

"Act" and "Act of Holders": The meanings specified in Section 14.2(a).

"Adjusted Collateral Principal Amount": As of any date of determination:

(a)	the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, Deferring Obligations, Discount Obligations, Long-Dated Obligations and any Affiliate Participation Interest that has not been fully elevated to assignment prior to the applicable Elevation Deadline); plus

(b)	without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds; plus

(c)	for each Defaulted Obligation that has been a Defaulted Obligation for no more than 36 consecutive months and each Deferring Obligation, the S&P Collateral Value for such Defaulted Obligation or Deferring Obligation and for each Defaulted Obligation (other than a Workout Loan) that has been a Defaulted Obligation for more than 36 consecutive months, zero; plus

(d)	the aggregate, for each Discount Obligation, of the product of (i) the ratio of the purchase price, excluding accrued interest but including, at the discretion of the Portfolio Manager, the amount of any related transaction costs (including assignment fees) paid by the Issuer to the seller of such Collateral Obligation or its agent, expressed as a Dollar amount, over the Principal Balance of the Discount Obligation as of the date of acquisition and (ii) the current Principal Balance of such Discount Obligation; plus

(e)	the sum of the Long-Dated Obligation Amount for each Long-Dated Obligation; plus

(f)	for each Affiliate Participation Interest with respect to which the applicable Elevation Deadline has lapsed and which has not been assigned, the S&P Collateral Value thereof; minus

(g)	the Excess CCC Adjustment Amount;

provided, that with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Discount Obligation, Long-Dated Obligation or Affiliate Participation Interest that has not been elevated to an assignment prior to the Elevation Deadline, or any Collateral Obligation that falls into the Excess CCC Adjustment Amount, such Collateral Obligation (or portion thereof) shall, for purposes of this definition, be treated as belonging to the category of Collateral Obligations to which it otherwise belongs and which results in the lowest Adjusted Collateral Principal Amount on any date of determination; provided further that, for the avoidance of doubt, the Adjusted Collateral Principal Amount of any Restructured Loan that is not a Workout Loan shall be zero.

"Adjusted Swap Rate": With respect to any Class of Debt, a per annum interest rate in relation to such Class, calculated by the Portfolio Manager as the sum of (a) the three-month U.S. Dollar forward swap rate applicable to the date of the weighted average life of such Class of Debt, determined as of the pricing date of the relevant replacement notes and (b) the spread applicable to such Class of Debt .

"Administrative Expense Cap": An amount equal on any Payment Date (when taken together with any Administrative Expenses paid in the order of priority contained in the definition thereof during the period since the preceding Payment Date or in the case of the first Payment Date following the Closing Date, the period since the Closing Date), to the sum of (a) 0.02% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and the actual number of days elapsed) of the Fee Basis Amount on the related Determination Date and (b) U.S.$200,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year and twelve 30-day months); provided that, (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to Sections 11.1(a)(i)(A), 11.1(a)(ii)(A) and 11.1(a)(iii)(A) (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date; and (2) in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date and may be applied to the Administrative Expense Cap to the then-current Payment Date.

"Administrative Expenses": The fees, expenses (including indemnities) and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date) and payable in the following order by the Issuer: first, to the Collateral Trustee pursuant to Section 6.7 and the other provisions of this Indenture, second, to the Bank and its Affiliate (in each of their capacities) under the Transaction Documents, including as Collateral Administrator pursuant to the Collateral Administration Agreement, the Class A-1 Loan Agent under the Class A-1 Credit Agreement, the Custodian under the Account Agreement and the posting agent under the Posting Agent Letter Agreement, third, on a pro rata basis, the following amounts (excluding indemnities) to the following parties:

(i)	the Independent accountants, agents (other than the Portfolio Manager) and counsel of the Issuer for fees and expenses;

(ii)	the Rating Agency for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Debt or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations;

(iii)	the Portfolio Manager under this Indenture and amounts payable pursuant to the Portfolio Management Agreement, but excluding the Management Fees;

(iv)	the Independent Manager of the Issuer for any fees or expenses;

(v)	any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including expenses incurred in connection with complying with tax laws, fees and expenses incurred in connection with a Refinancing or Re-Pricing, the payment of facility rating fees and all legal and other fees and expenses incurred in connection with the purchase or sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations, including Excepted Advances) and the Debt, including but not limited to, if applicable, any amounts due in respect of the listing of the Debt on any stock exchange or trading system; and

(vi)	any other Person in connection with satisfying the U.S. Risk Retention Rules, the EU Securitization Laws or the UK Securitization Framework, as applicable, including any costs or fees related to additional due diligence or reporting requirements;

and fourth, on a pro rata basis, indemnities payable to any Person pursuant to any Transaction Document or the Placement Agreement or any purchase agreement, placement agreement or similar agreement signed in connection with a refinancing; provided that, (x) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Debt and distributions made to the Issuer) shall not constitute Administrative Expenses and (y) the Portfolio Manager may direct the payment of Rating Agency fees (only out of amounts available pursuant to clause (b) of the definition of "Administrative Expense Cap") other than in the order required pursuant to items third and fourth above if, in the Portfolio Manager's commercially reasonable judgment, such payments are necessary to avoid the withdrawal of any currently assigned rating on any Class of Debt that is Outstanding and rated by a Rating Agency.

"Advisers Act": The Investment Advisers Act of 1940, as amended from time to time.

"Affected Class": Any Class of Debt that, as a result of the occurrence of a Tax Event, has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Quarterly Payment Date.

"Affiliate" or "Affiliated": With respect to a Person, any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person. For the purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided that, no special purpose company to which the Portfolio Manager provides investment management or advisory services shall be considered an Affiliate of the Portfolio Manager. For the avoidance of doubt, (A) for the purposes of calculating compliance with clause (iii) of the Concentration Limitations, an Obligor will not be considered an "Affiliate" of any other Obligor solely due to the fact that each such Obligor is under the control of the same financial sponsor and (B) Obligors in respect of Collateral Obligations shall be deemed not to be Affiliates if they have distinct corporate family ratings and/or distinct issuer credit ratings.

"Affiliate Participation Interest": Any Participation Interest in an asset conveyed to the Issuer pursuant to a Master Participation Agreement or the Loan Sale Agreement until elevated by assignment, which may be settled directly into the Issuer pursuant to a Master Participation Agreement; provided that, either (x) the seller of such Participation Interest shall be a Closing Date Participation Seller or (y) the seller of such Participation Interest shall be an Affiliate of the Transferor and either (i) such seller shall satisfy S&P's U.S. Structured Finance Asset Isolation and Special-Purpose Entity Criteria or (ii) an Opinion of Counsel with respect to the "true sale" of Participation Interests pursuant to such Master Participation Agreement, addressed to the Collateral Trustee and the Rating Agency, shall have been obtained and delivered to the Collateral Trustee and the Rating Agency; provided further that, the Aggregate Principal Balance of Affiliate Participation Interests held by the Issuer at any time shall not exceed 20% of the Collateral Principal Amount at any time. For the avoidance of doubt, the failure to elevate any Affiliate Participation Interest shall not result or be deemed to result in a default or Event of Default under this Indenture or any other Transaction Document.

"Agent Members": Members of, or participants in, DTC, Euroclear or Clearstream.

"Aggregate Coupon": As of any date of determination, the sum of the products obtained by multiplying, in the case of each Fixed Rate Obligation, (a) the stated coupon on such Collateral Obligation (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation and, in the case of any security that in accordance with its terms is making payments due thereon "in kind" in lieu of Cash, any interest to the extent not paid in Cash) expressed as a percentage; and (b) the Principal Balance (including for this purpose any capitalized interest) of such Collateral Obligation; provided that, for purposes of this definition, (x) the coupon of any Step-Up Obligation shall be its then-current coupon and (y) the coupon of any Step-Down Obligation shall be the lowest permissible coupon pursuant to the related Underlying Instruments.

"Aggregate Excess Funded Spread": As of any date of determination, the amount obtained by multiplying: (a) the amount equal to the Reference Rate applicable to the Debt during the Interest Accrual Period in which such date of determination occurs; by (b) the amount (not less than zero) equal to (i) the Aggregate Principal Balance (including for this purpose any capitalized interest) of the Collateral Obligations as of such date of determination minus (ii) the Reinvestment Target Par Balance; by (c) the Aggregate Principal Balance of Floating Rate Obligations divided by the Aggregate Principal Balance of Collateral Obligations.

"Aggregate Funded Spread": As of any date of determination, the sum of:

(a)            in the case of each Floating Rate Obligation that bears interest at a spread over a secured overnight financing rate based index (or such other rate as is then the prevailing floating index, as determined by the Portfolio Manager (with written notice to the Collateral Trustee and the Collateral Administrator)), (i) the stated interest rate spread and any applicable spread adjustment (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation and, in the case of any security that in accordance with its terms is making payments due thereon "in kind" in lieu of Cash, any interest to the extent not paid in Cash) on such Collateral Obligation above such index, multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of such Collateral Obligation; and

(b)            in the case of each Floating Rate Obligation that bears interest at a spread over an index other than a secured overnight financing rate based index (or such other prevailing floating index determined by the Portfolio Manager in clause (a) above), (i) the excess of the sum of such spread and such index and any applicable spread adjustment (excluding the unfunded portion of any Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation and, in the case of any security that in accordance with its terms is making payments due thereon "in kind" in lieu of Cash, any interest to the extent not paid in Cash) over the Reference Rate as of the immediately preceding Interest Determination Date (which spread or excess may be expressed as a negative percentage), multiplied by (ii) the Principal Balance (including for this purpose any capitalized interest but excluding the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) of each such Collateral Obligation;

provided, that for purposes of this definition, the interest rate spread will be deemed to be (I) with respect to any Floating Rate Obligation that has an index floor, the stated interest rate spread plus, if positive, (x) the index floor value minus (y) the Reference Rate as in effect for the current Interest Accrual Period; (II) with respect to any Step-Up Obligation shall be its then current interest rate (or the sum of such interest rate spread plus the index, as applicable); and (III) with respect to any Step-Down Obligation, the lowest permissible spread pursuant to the Underlying Instruments; provided further, that with respect to any Floating Rate Obligation that is a Permitted Withholding Tax Asset, for purposes of the calculation in (a) above, an amount equal to any expected withholding tax (as reasonably determined by or on behalf of the Issuer) on such Permitted Withholding Tax Asset shall be excluded.

"Aggregate Outstanding Amount": With respect to any of the Debt as of any date, the aggregate unpaid principal amount of such Debt Outstanding (including any Deferred Interest previously added to the principal amount of the related Class of Debt that remains unpaid) on such date.

"Aggregate Principal Balance": When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.

"Aggregate Unfunded Spread": As of any date of determination, the sum of the products obtained by multiplying (i) for each Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation (other than Defaulted Obligations), the related commitment fee then in effect as of such date and (ii) the undrawn commitments of each such Delayed Drawdown Collateral Obligation and Revolving Collateral Obligation as of such date; provided that, with respect to any Delayed Drawdown Collateral Obligation that is a Permitted Withholding Tax Asset, in determining the commitment fee for (i) above, an amount equal to any expected withholding tax (as reasonably determined by the Portfolio Manager) on such commitment fee shall be excluded.

"Anti-Money Laundering Laws": The meaning specified in Section 2.5(h)(xvi).

"Applicable Qualified Valuation": The meaning specified in Section 12.3(a).

"Approved Index List": The nationally recognized indices specified in Schedule 4 hereto as amended from time to time by the Portfolio Manager with prior notice of any amendment to S&P in respect of such amendment and a copy of any such amended Approved Index List to the Collateral Administrator.

"Assets": The meaning assigned in the Granting Clauses hereof.

"Assumed Reinvestment Rate": The Reference Rate (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date, as applicable); provided that, the Assumed Reinvestment Rate shall not be less than 0.00%.

"Authenticating Agent": With respect to the Notes or a Class of the Notes, the Person designated by the Collateral Trustee to authenticate such Notes on behalf of the Collateral Trustee pursuant to Section 6.14.

"Authorized Officer": With respect to the Issuer, any Officer or any other Person who is authorized to act for the Issuer, as applicable, in matters relating to, and binding upon, the Issuer and, for the avoidance of doubt, shall include any duly appointed attorney-in-fact of the Issuer. With respect to the Portfolio Manager, any Officer, employee, member or agent of the Portfolio Manager who is authorized to act for the Portfolio Manager in matters relating to, and binding upon, the Portfolio Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Trustee, the Class A-1 Loan Agent, the Collateral Administrator or any other bank or trust company acting as trustee of an express trust or as custodian, a Bank Officer. With respect to any Authenticating Agent, any Officer of such Authenticating Agent who is authorized to authenticate the Notes. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

"Average Life": The meaning specified in the definition of "Weighted Average Life."

"Balance": On any date, with respect to Cash or Eligible Investments in any Account, the aggregate of the (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.

"Bank": U.S. Bank Trust Company, National Association, in its individual capacity, or any successor thereto.

"Bank Officer": When used with respect to the Collateral Trustee, any Officer within the Corporate Trust Office (or any successor group of the Collateral Trustee) including any Officer to whom any corporate trust matter is referred at the Corporate Trust Office because of such person's knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.

"Bankruptcy Code": The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time.

"Bankruptcy Filing": The institution against, or joining any other Person in instituting against, the Issuer, any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws.

"Base Management Fee": The fee payable to the Portfolio Manager in arrears on each Payment Date pursuant to Section 8 of the Portfolio Management Agreement and the Priority of Payments in an amount equal to the product of 0.20% per annum (calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period) of the Fee Basis Amount measured as of the first day of the Collection Period relating to each Payment Date.

"Benefit Plan Investor": Any of the following: (a) any "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any "plan" as defined in Section 4975(e)(1) of the Code to which Section 4975 of the Code applies or (c) any entity whose underlying assets are deemed to include "plan assets" by reason of an employee benefit plan's or a plan's investment in the entity within the meaning of the Plan Asset Regulation or otherwise.

"Bond": Any debt security not in the form of a loan or an interest therein that is issued by a corporation, limited liability company, partnership or trust.

"Bridge Loan": Any loan that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (other than any additional borrowing or refinancing if one or more financial institutions shall have provided the issuer of such loan with a binding written commitment to provide the same, so long as (i) such commitment is equal to the outstanding principal amount of the Bridge Loan and (ii) such committed replacement facility has a maturity of at least one year and cannot be extended beyond such maturity pursuant to the terms thereof).

"Business Day": Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Collateral Trustee (and with respect to actions by the Class A-1 Loan Agent, the Corporate Trust Office of the Class A-1 Loan Agent) is located, which shall initially be Houston, Texas, or, for any final payment of principal, in the relevant place of presentation.

"Calculation Agent": The meaning specified in Section 7.16.

"Cash": Such money (as defined in Article 1 of the UCC) or funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of any Account.

"CCC Collateral Obligation": A Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation) with an S&P Rating of "CCC+" or lower.

"CCC Excess": An amount equal to the excess, if any, of the Aggregate Principal Balance of all CCC Collateral Obligations over an amount equal to 20.0% of the Collateral Principal Amount as of such date of determination; provided that, in determining which of the CCC Collateral Obligations will be included in the CCC Excess, the CCC Collateral Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Aggregate Principal Balance of such Collateral Obligations as of such date of determination) shall be deemed to constitute such CCC Excess.

"Certificate of Authentication": The meaning specified in Section 2.1.

"Certificated Note": Any Note issued in the form of a definitive, fully registered note without coupons registered in the name of the owner or nominee thereof, duly executed by the Issuer and authenticated by the Collateral Trustee as herein provided.

"Certificated Security": The meaning specified in Article 8 of the UCC.

"Certifying Person": Any Person that certifies that it is the owner of a beneficial interest in a Global Note substantially in the form of Exhibit D.

"Class": In the case of (x) the Debt, all of the Debt having the same Interest Rate (except for additional notes issued after the Closing Date having the same designation but issued at a different Interest Rate), Stated Maturity and designation and (y) the Interests, all of the Interests. For purposes of exercising any rights to consent, give direction or otherwise vote, any Pari Passu Classes will be treated as a single Class, including when a Class is described as "voting separately," in each case except as expressly provided herein.

"Class A/B Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test as applied to the Class A-1 Debt, the Class A-2 Notes and the Class B Notes.

"Class A-1 Assignment/Conversion" has the meaning specified in Section 2.15(d).

"Class A-1 Conversion Date" has the meaning specified in Section 2.15(a).

"Class A-1 Conversion Option": The option of any Class A-1 Lender to convert all or a portion of the Class A-1 Loans into an equivalent Aggregate Outstanding Amount of Class A-1 Notes in accordance with Section 2.15 and the Class A-1 Credit Agreement.

"Class A-1 Credit Agreement": Each of those certain credit agreements, dated as of the Closing Date, among the Issuer, as borrower, the Class A-1 Loan Agent, the Collateral Trustee and the Class A-1 Lenders party thereto, as amended from time to time in accordance with its terms.

"Class A-1 Debt": Collectively, the Class A-1 Notes, and the Class A-1 Loans.

"Class A-1 Lender": Each lender party to the Class A-1 Credit Agreement from time to time and reflected as a holder of the Class A-1 Loans in the Loan Register.

"Class A-1 Loan Agent": The Bank, in its capacity as loan agent under the Class A-1 Credit Agreement, unless and until a successor person shall have become the Class A-1 Loan Agent pursuant to the provisions thereof, and thereafter, the "Class A-1 Loan Agent" shall mean such successor person.

"Class A-1 Loans": The Class A-1 Loans incurred by the Issuers under the Class A-1 Credit Agreement (including any additional Class A-1 Loans incurred in accordance with the terms of the Class A-1 Credit Agreement and this Indenture).

"Class A-1 Notes": The Class A-1 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3(b).

"Class A-2 Notes": The Class A-2 Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3(b).

"Class B Notes": The Class B Senior Secured Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3(b).

"Class Break-even Default Rate": With respect to the Highest Ranking S&P Class, the maximum percentage of defaults, at any time, that the Current Portfolio or the Proposed Portfolio, as applicable, can sustain, determined through application of the applicable S&P CDO Monitor that is applicable to the portfolio of Collateral Obligations, which, after giving effect to S&P's assumptions on recoveries, defaults and timing and to the Priority of Payments, will result in sufficient funds remaining for the payment of such Class or Classes of Notes in full. After the Effective Date, S&P will provide the Portfolio Manager with the Class Break-even Default Rates for each S&P CDO Monitor based upon the Weighted Average Floating Spread and the Weighted Average S&P Recovery Rate to be associated with such S&P CDO Monitor as selected by the Portfolio Manager (with a copy to the Collateral Administrator) from Schedule 5 or any other Weighted Average Floating Spread and Weighted Average S&P Recovery Rate selected by the Portfolio Manager from time to time.

"Class C Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test as applied to the Class C Notes.

"Class C Notes": The Class C Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3(b).

"Class D Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test as applied to the Class D Notes.

"Class D Notes": The Class D Secured Deferrable Floating Rate Notes issued pursuant to this Indenture and having the characteristics specified in Section 2.3(b).

"Class Default Differential": With respect to the Highest Ranking S&P Class, at any time, the rate calculated by subtracting the Class Scenario Default Rate at such time for such Class of Debt from the Class Scenario Default Rate for such Class of Debt at such time.

"Class Scenario Default Rate": With respect to the Highest Ranking S&P Class, at any time, an estimate of the cumulative default rate for the Current Portfolio or the Proposed Portfolio, as applicable, consistent with S&P's Initial Rating of such Class of Debt, determined by application of the S&P CDO Monitor at such time.

"Clean-Up Call Redemption": The meaning specified in Section 9.7(a).

"Clean-Up Call Redemption Price": The meaning specified in Section 9.7(b).

"Clearing Agency": An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

"Clearing Corporation": (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of "clearing corporation" under Article 8 of the UCC.

"Clearing Corporation Note": Debt that is in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

"Clearstream": Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg.

"CLO Information Service": Initially, Intex, and thereafter any third-party vendor that compiles and provides access to information regarding collateralized loan obligation transactions and is selected by the Portfolio Manager to receive copies of the Monthly Report and Distribution Report.

"Closing Date": December 18, 2025.

"Closing Date Certificate": An Officer's certificate of the Issuer delivered on the Closing Date.

"Closing Date Participation Seller": FS KKR MM CLO 1 LLC, FS KKR Capital Corp, and Ambler Funding LLC.

"Code": The United States Internal Revenue Code of 1986, as amended.

"Collateral Administration Agreement": The agreement dated as of the Closing Date among the Issuer, the Portfolio Manager and the Collateral Administrator, as amended from time to time in accordance with its terms.

"Collateral Administrator": The Bank, in its capacity as collateral administrator under the Collateral Administration Agreement, and any successor thereto.

"Collateral Interest Amount": As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations and Deferring Obligations, but including Interest Proceeds actually received from Defaulted Obligations and Deferring Obligations), in each case during the Collection Period (and, if such Collection Period does not end on a Business Day, the next succeeding Business Day) in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

"Collateral Obligation": A Senior Secured Loan, Second Lien Loan, an Unsecured Loan (including, but not limited to, interests in bank loans acquired by way of a purchase or assignment) or Participation Interest therein, or a Permitted Non-Loan Asset, in each case that, as of the date of acquisition or commitment to acquire by the Issuer:

(i)	is U.S. Dollar denominated and is neither convertible by the issuer thereof into, nor payable in, any other currency;

(ii)	is not a Defaulted Obligation or a Credit Risk Obligation, unless in either case such obligation is a Purchased Defaulted Obligation or is being acquired in connection with an Exchange Transaction or a Swapped Defaulted Obligation Transaction;

(iii)	is not a lease (including a finance lease);

(iv)	is not an Interest Only Obligation;

(v)	provides (in the case of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation, with respect to amounts drawn thereunder) for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity and does not by its terms provide for earlier amortization or prepayment at a price of less than par;

(vi)	does not constitute Margin Stock;

(vii)	except in the case of a Permitted Withholding Tax Asset, provides for payments that do not, at the time the obligation is acquired, subject the Issuer to withholding tax or other tax, other than withholding tax as to which the Obligor or issuer is required to make "gross-up" payments that ensure that the net amount actually received by the Issuer (after payment of all taxes, whether imposed on such Obligor or the Issuer) will equal the full amount that the Issuer would have received had no such taxes been imposed;

(viii)	has an S&P Rating of "CCC-" or higher (unless such obligation is a Purchased Defaulted Obligation, is being acquired in an Exchange Transaction or a Swapped Defaulted Obligation Transaction or had such rating which was withdrawn within the preceding twelve (12) months);

(ix)	is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Portfolio Manager in accordance with the Portfolio Manager Standard;

(x)	except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, is not an obligation pursuant to which any future advances or payments (other than Excepted Advances) to the borrower or the Obligor thereof may be required to be made by the Issuer;

(xi)	is not a Zero Coupon Obligation or a Structured Finance Obligation;

(xii)	will not require the Issuer or the pool of Assets to be registered as an investment company under the Investment Company Act;

(xiii)	if it is a Participation Interest (other than an Affiliate Participation Interest), the Third Party Credit Exposure Limits are satisfied with respect to the acquisition thereof;

(xiv)	is not the subject of an Offer other than (A) a Permitted Offer or (B) an exchange offer in which an obligation that is not registered under the Securities Act is exchanged for an obligation that has substantially identical terms (except for transfer restrictions) but is registered under the Securities Act or an obligation that would otherwise qualify for purchase under the Investment Criteria;

(xv)	is Registered;

(xvi)	is not a Synthetic Obligation;

(xvii)	does not pay interest less frequently than semi-annually;

(xviii)	is not a Letter of Credit Reimbursement Obligation;

(xix)	does not include or support a letter of credit;

(xx)	is not an interest in a grantor trust;

(xxi)	is not a Loan secured primarily by real property or interests therein;

(xxii)	is not issued by a sovereign, or by a corporate issuer located in a country, which sovereign or country on the date on which the obligation is acquired by the Issuer imposed foreign exchange controls that effectively limit the availability or use of U.S. Dollars to make when due the scheduled payments of principal thereof and interest thereon;

(xxiii)	is not issued by an Obligor with a trailing twelve month EBITDA of less than $10,000,000 (or, solely in the case of any Eligible Recurring Revenue Loan or Drop Down Asset, $5,000,000), as measured at the time of such Collateral Obligation's acquisition or origination based on the most recent financial information provided by such Obligor;

(xxiv)	is not an Equity Security and is not, by its terms, convertible into or exchangeable for an Equity Security;

(xxv)	does not mature later than two years after the earliest Stated Maturity of the Debt (unless such obligation is being acquired in an Exchange Transaction, a Swapped Defaulted Obligation Transaction or an Uptier Priming Transaction);

(xxvi)	is issued by a Non-Emerging Market Obligor;

(xxvii)	does not have an "f", "p", "sf" or "t" subscript assigned by S&P or an "sf" subscript assigned by Moody's;

(xxviii)	is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 60.0% (unless such obligation is being acquired in an Exchange Transaction or a Swapped Defaulted Obligation Transaction);

(xxix)	if a Deferrable Obligation, is not, at the time of purchase (or commitment to purchase) deferring payment of any accrued and unpaid interest which would have otherwise been due in cash and continues to remain unpaid (unless such obligation is a Purchased Defaulted Obligation or is being acquired in connection with an Exchange Transaction or a Swapped Defaulted Obligation Transaction); provided that, nothing in this clause (xxix) shall be construed to prohibit the acquisition of a Purchased Defaulted Obligation pursuant to Section 12.4;

(xxx)	is not a Recurring Revenue Loan (unless such obligation is an Eligible Recurring Revenue Loan); and

(xxxi)	is not an obligation of a portfolio company.

For the avoidance of doubt, any Workout Loan designated as a Collateral Obligation by the Portfolio Manager in accordance with the terms specified in the definition of "Workout Loan" shall constitute a Collateral Obligation (and not a Workout Loan) following such designation.

"Collateral Principal Amount": As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations), including, without duplication, the funded and unfunded balance of any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation plus (b) the S&P Collateral Value of all Defaulted Obligations plus (c) without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds.

"Collateral Quality Test": A test satisfied on any date of determination on and after the Effective Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer satisfy each of the tests set forth below (or, after the Effective Date, if a test is not satisfied on such date of determination, the degree of compliance with such test is maintained or improved after giving effect to any purchase or sale effected on such date of determination or any applicable Trading Plan), calculated in each case as required by Section 1.2 herein:

(i)	the Minimum Floating Spread Test;

(ii)	the Minimum Weighted Average Coupon Test;

(iii)	the S&P CDO Monitor Test;

(iv)	the Minimum Weighted Average S&P Recovery Rate Test; and

(v)	the Weighted Average Life Test.

"Collateral Trustee": The meaning specified in the first sentence of this Indenture, and any successor thereto.

"Collateral Trustee's Website": The Collateral Trustee's internet website, which shall initially be located at https://pivot.usbank.com, or such other address as the Collateral Trustee may provide to the Issuer, the Portfolio Manager and the Rating Agency.

"Collection Account": The meaning specified in Section 10.2(a).

"Collection Period": (i) With respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the last Business Day of the month prior to the first Payment Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the end of the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Debt, on the day preceding such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption (other than a Refinancing) or a Tax Redemption in whole of the Debt or a Clean-Up Call Redemption of the Debt, on the day preceding the Redemption Date and (c) in any other case, at the close of business on the last Business Day of each month prior to such Payment Date.

"Concentration Limitations": Limitations satisfied on any date of determination on or after the Effective Date and during the Reinvestment Period if, in the aggregate, the Collateral Obligations owned (or in relation to a proposed purchase of a Collateral Obligation, proposed to be owned) by the Issuer comply with all of the requirements set forth below (or in relation to a proposed purchase after the Effective Date, except to the extent that compliance is otherwise expressly required, if not in compliance, the relevant requirements must be maintained or improved after giving effect to the purchase except as otherwise provided in the Investment Criteria), calculated in each case as required by Section 1.2 herein:

(i)	not less than 90.0% of the Collateral Principal Amount may consist of Senior Secured Loans (excluding First Lien Last Out Loans), Cash and Eligible Investments;

(ii)	not more than 10.0% of the Collateral Principal Amount may consist, in the aggregate, of Second Lien Loans, First Lien Last Out Loans, Unsecured Loans and Permitted Non-Loan Assets; provided that, not more than 5.0% of the Collateral Principal Amount may consist of Permitted Non-Loan Assets;

(iii)	(A) not more than 3.0% of the Collateral Principal Amount may consist of Collateral Obligations issued by a single Obligor and its Affiliates, except that Collateral Obligations (other than DIP Collateral Obligations) issued by up to three Obligors and their respective Affiliates may each constitute up to 4.0% of the Collateral Principal Amount and (B) not more than 1.5% of the Collateral Principal Amount may consist of Collateral Obligations issued by a single obligor that are not Senior Secured Loans;

(iv)	not more than 20.0% of the Collateral Principal Amount may consist of CCC Collateral Obligations;

(v)	[reserved];

(vi)	not more than 7.5% of the Collateral Principal Amount may consist of Collateral Obligations that pay interest less frequently than quarterly;

(vii)	not more than 5.0% of the Collateral Principal Amount may consist of Fixed Rate Obligations;

(viii)	not more than 5.0% of the Collateral Principal Amount may consist of Current Pay Obligations;

(ix)	not more than 5.0% of the Collateral Principal Amount may consist of DIP Collateral Obligations;

(x)	not more than 10.0% of the Collateral Principal Amount may consist, in the aggregate, of unfunded commitments under Delayed Drawdown Collateral Obligations and unfunded and funded commitments under Revolving Collateral Obligations;

(xi)	not more than 7.5% of the Collateral Principal Amount may consist of Deferrable Obligations;

(xii)	not more than 10.0% of the Collateral Principal Amount may consist of Participation Interests and the Third Party Credit Exposure Limits may not be exceeded with respect thereto (other than with respect to Affiliate Participation Interests);

(xiii)	not more than 10.0% of the Collateral Principal Amount may consist of Discount Obligations;

(xiv)	not more than 10.0% of the Collateral Principal Amount may consist of Collateral Obligations with an S&P Rating derived from a publicly monitored rating by Moody's as set forth in clause (iii)(a) of the definition of the term "S&P Rating";

(xv)	no more than the percentage listed below of the Collateral Principal Amount may be issued by Obligors Domiciled in the country or countries set forth opposite such percentage:

% Limit	Country or Countries
15.0%	all countries (in the aggregate) other than the United States;
15.0%	Canada;
10.0%	all Group I Countries in the aggregate;
5.0%	any individual Group I Country;
5.0%	all Group II Countries in the aggregate;
2.5%	any individual Group II Country;
0.0%	all Group III Countries in the aggregate;
7.5%	all Tax Jurisdictions in the aggregate;

(xvi)	not more than 12.0% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by Obligors that belong to any single S&P Industry Classification, except that (x) the largest S&P Industry Classification may represent up to 20.0% of the Collateral Principal Amount, (y) Collateral Obligations in up to two S&P Industry Classification groups may each represent up to 17.5% of the Collateral Principal Amount and (z) Collateral Obligations in one S&P Industry Classification group may represent up to 15.0% of the Collateral Principal Amount;

(xvii)	not more than 20.0% of the Collateral Principal Amount may consist of Cov-Lite Loans; provided that, not more than 15.0% of the Collateral Principal Amount may consist of Cov-Lite Loans that are issued by an Obligor that has a trailing twelve month EBITDA of less than $50,000,000 as measured at the time of such Collateral Obligation's acquisition or origination based on the most recent financial information provided by such Obligor; provided, further, that, not more than 5.0% of the Collateral Principal Amount may consist of Cov-Lite Loans that are issued by an Obligor that has a trailing twelve month EBITDA of less than $20,000,000 as measured at the time of such Collateral Obligation's acquisition or origination based on the most recent financial information provided by such Obligor;

(xviii)	not more than 7.5% of the Collateral Principal Amount may consist of Collateral Obligations that are issued by Obligors with a trailing twelve month EBITDA of less than $15,000,000 as measured at the time of such Collateral Obligation's acquisition or origination based on the most recent financial information provided by such Obligor;

(xix)	not more than 5.0% of the Collateral Principal Amount may consist of Eligible Recurring Revenue Loans;

(xx)	not more than 2.5% of the Collateral Principal Amount may consist of Long-Dated Obligations;

(xxi)	not more than 2.5% of the Collateral Principal Amount may consist of Bridge Loans;

(xxii)	not more than 5.0% of the Collateral Principal Amount may consist of Uptier Priming Debt; and

(xxiii)	not more than 2.5% of the Collateral Principal Amount may consist of Step-Up Obligations.

"Confidential Information": The meaning specified in Section 14.15(b).

"Contribution": The meaning specified in Section 10.3(f).

"Contribution Account": The contribution account established pursuant to Section 10.3(f).

"Contribution Notice": The meaning specified in Section 10.3(f).

"Contributor": The meaning specified in Section 10.3(f).

"Controlling Class": The Class A-1 Debt so long as any Class A-1 Debt is Outstanding; then the Class A-2 Notes so long as any Class A-2 Notes are Outstanding; then the Class B Notes so long as any Class B Notes are Outstanding; then the Class C Notes so long as any Class C Notes are Outstanding; and then the Class D Notes so long as any Class D Notes are Outstanding.

"Controlling Person": A Person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the Issuer or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an "affiliate" of a Person includes any Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Person. "Control," with respect to a Person other than an individual, means the power to exercise a controlling influence over the management or policies of such Person.

"Converting Class A-1 Lender": Any Class A-1 Lender exercising the Conversion Option pursuant to Section 2.15 and the Class A-1 Credit Agreement.

"Corporate Trust Office": The designated corporate trust office of the Collateral Trustee, currently located at U.S. Bank Trust Company, National Association, (i) for purposes of Note transfer issues: 111 Fillmore Avenue East, St. Paul, Minnesota 55107-1042, Attention: Bondholder Services – EP – MN – WS2N – KKR – FSK CLO 3 LLC, (ii) for all other purposes: 8 Greenway Plaza, Suite 1100, Houston, Texas 77046, Attention: Global Corporate Trust – KKR – FSK CLO 3 LLC, Email: kkr.team@usbank.com, or such other address as the Collateral Trustee may designate from time to time by notice to the Holders, the Portfolio Manager and the Issuer, or the principal corporate trust office of any successor collateral trustee. With respect to the Class A-1 Loan Agent, the designated corporate trust office of each Loan Agent currently located at the office identified in the related Credit Agreements or such other address as the Class A-1 Loan Agent may designate from time to time by notice to the Holders, the Portfolio Manager and the Issuer.

"Corresponding Tenor": With respect to any Class of Floating Rate Debt, three months; provided that (x) for the portion of the first Interest Accrual Period preceding the First Interest Determination End Date, the Reference Rate shall be determined by interpolating linearly (and rounding to five decimal places) between the rate reported by the Term SOFR Administrator for the next shorter period of time (relative to the length of such portion of the first Interest Accrual Period) for which rates are available and the rate reported by the Term SOFR Administrator for the next longer period of time (relative to the length of such portion of the first Interest Accrual Period) for which rates are available and (y) for the remaining portion of the first Interest Accrual Period following the First Interest Determination End Date, the Corresponding Tenor will be three months]; provided, further, that for the first Interest Accrual Period with respect to any additional floating rate notes issued or incurred after the Closing Date in connection with an additional issuance or incurrence pursuant to Section 2.13 or a Refinancing, the Reference Rate may be determined by interpolating linearly (and rounding to five decimal places) between the rate reported by the Term SOFR Administrator (or the administrator for the Fallback Rate in effect at such time) for the next shorter period of time (relative to the length of such Interest Accrual Period) for which rates are available and the rate reported by the Term SOFR Administrator (or the administrator for the Fallback Rate in effect at such time) for the next longer period of time (relative to the length of such Interest Accrual Period) for which rates are available. With respect to any Collateral Obligation, its Corresponding Tenor will be the applicable period determined in accordance with the related Underlying Instrument.

"Cov-Lite Loan": A Collateral Obligation that is an interest in a loan, the Underlying Instruments for which do not (i) contain any financial covenants or (ii) require the borrower thereunder to comply with any Maintenance Covenants; provided that, except for purposes of determining the S&P Recovery Rate of the applicable loan, a loan which either contains a cross-default or cross-acceleration provision to, or is pari passu with, another loan of the underlying Obligor that requires such underlying Obligor to comply with either a financial covenant or a Maintenance Covenant (and for the avoidance of doubt, for purposes of satisfying this proviso, compliance with a financial covenant or Maintenance Covenant may be required (i) at all times or only while such other loan is funded or (ii) until the expiration of a certain period of time after the initial issuance thereof) will be deemed not to be a Cov-Lite Loan.

"Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied each specified Class of Debt.

"Credit Amendment": Any Maturity Amendment that is consummated (a) in connection with the workout or restructuring of a Collateral Obligation as a result of the financial distress, or actual or imminent bankruptcy or insolvency, of the related Obligor or (b) (i) to prevent the related Collateral Obligation from becoming a Defaulted Obligation, (ii) due to the materially adverse financial condition of the Obligor, to minimize material losses on the related Collateral Obligation or (iii) because the related Collateral Obligation will have a greater market value after giving effect to such Maturity Amendment.

"Credit Improved Criteria": The criteria that will be met with respect to any Collateral Obligation upon the occurrence of any of the following:

(i)	the Obligor of such Collateral Obligation has shown improved financial results since the published financial reports first produced after it was purchased by the Issuer;

(ii)	the Obligor of such Collateral Obligation since the date on which such Collateral Obligation was purchased by the Issuer has raised significant equity capital or has raised other capital that has improved the liquidity or credit standing of such Obligor;

(iii)	such Collateral Obligation has a market price that is greater than the price that is warranted by its terms and credit characteristics, or improved in credit quality since its acquisition by the Issuer;

(iv)	such Collateral Obligation has been upgraded or put on a watch list for possible upgrade by a Rating Agency since the date on which such Collateral Obligation was acquired by the Issuer;

(v)	the proceeds received with respect to its disposition (excluding such proceeds that constitute Interest Proceeds) of such Collateral Obligation would be at least 100.75% of its purchase price;

(vi)	the price of such Collateral Obligation has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more positive, or 0.25% less negative, as the case may be, than the percentage change in the average price of any index specified on the Approved Index List selected by the Portfolio Manager over the same period;

(vii)	the spread over the applicable reference rate for such Collateral Obligation has been decreased in accordance with the underlying Collateral Obligation since the date of acquisition;

(viii)	the spread over the applicable reference rate for such Collateral Obligation has been decreased in accordance with the underlying Collateral Obligation since the date of acquisition by (1) 0.25% or more (in the case of a loan with a spread (prior to such decrease) less than or equal to 2.00%), (2) 0.375% or more (in the case of a loan with a spread (prior to such decrease) greater than 2.00% but less than or equal to 4.00%) or (3) 0.50% or more (in the case of a loan with a spread (prior to such decrease) greater than 4.00%) due, in each case, to an improvement in the related borrower's financial ratios or financial results;

(ix)	with respect to Fixed Rate Obligations, there has been a decrease in the difference between its yield compared to the yield on the relevant United States Treasury security of more than 7.5% since the date of purchase; or

(x)	it has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Portfolio Manager) of the underlying borrower or other Obligor of such Collateral Obligation that is expected to be more than 1.15 times the current year's projected cash flow interest coverage ratio.

"Credit Improved Obligation": Any Collateral Obligation which, in the Portfolio Manager's reasonable commercial judgment (which judgment will not be called into question as a result of subsequent events), has significantly improved in credit quality after it was acquired by the Issuer; provided that, during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Improved Obligation only if (i) one or more of the Credit Improved Criteria referred to in clauses (iv) through (ix) of the definition thereof are satisfied with respect to such Collateral Obligation or (ii) a Majority of the Controlling Class votes to treat such Collateral Obligation as a Credit Improved Obligation.

"Credit Risk Criteria": The criteria that will be met with respect to any Collateral Obligation upon the occurrence of any of the following:

(i)	such Collateral Obligation has been downgraded or put on a watch list for possible downgrade or on negative outlook by the Rating Agency since the date on which such Collateral Obligation was acquired by the Issuer;

(ii)	the price of such Collateral Obligation has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more negative, or at least 0.25% less positive, as the case may be, than the percentage change in the average price of any index specified on the Approved Index List selected by the Portfolio Manager over the same period;

(iii)	the price of such Collateral Obligation has decreased or is at risk of decreasing by at least 1.00% of the price paid by the Issuer for such Collateral Obligation;

(iv)	the spread over the applicable reference rate for such Collateral Obligation has been increased in accordance with the underlying Collateral Obligation since the date of acquisition;

(v)	such Collateral Obligation has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Portfolio Manager) of the underlying borrower or other Obligor of such Collateral Obligation of less than 1.00 or that is expected to be less than 0.85 times the current year's projected cash flow interest coverage ratio; or

(vi)	with respect to Fixed Rate Obligations, an increase since the date of purchase of more than 7.5% in the difference between the yield on such Collateral Obligation and the yield on the relevant United States Treasury security.

"Credit Risk Obligation": Any Collateral Obligation that, in the Portfolio Manager's reasonable commercial judgment (which judgment shall not be called into question as a result of subsequent events), has a significant risk of declining in credit quality or price and with the lapse of time, becoming a Defaulted Obligation; provided, that during a Restricted Trading Period, a Collateral Obligation will qualify as a Credit Risk Obligation for purposes of sales of Collateral Obligations only if, in addition to the foregoing, (i) such Collateral Obligation has been downgraded by any Rating Agency at least one rating subcategory or has been placed and remains on a credit watch with negative implication by Moody's, Fitch or S&P since it was acquired by the Issuer, (ii) the Credit Risk Criteria are satisfied with respect to such Collateral Obligation or (iii) a Majority of the Controlling Class votes to treat such Collateral Obligation as a Credit Risk Obligation.

"Current Pay Obligation": Any Collateral Obligation (other than a DIP Collateral Obligation) that would otherwise be treated as a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Portfolio Manager has certified to the Collateral Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that the issuer or Obligor of such Collateral Obligation (a) will continue to make scheduled payments of interest (and/or fees, as applicable, in the case of a Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation) thereon and will pay the principal thereof by maturity or as otherwise contractually due, (b) if the issuer or Obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all payments authorized by the bankruptcy court have been paid in Cash when due and (c) either (i) has a Market Value of at least 80% of its par value; provided that Market Value will be determined, solely for the purposes of this clause (c), without taking into consideration clause (iii) of the definition of the term "Market Value" or (ii) (A) if the Obligor of such Collateral Obligation has made a Distressed Exchange Offer and such Collateral Obligation is subject to the Distressed Exchange Offer or ranks equal to or higher in priority than the obligation subject to the Distressed Exchange Offer, (B) in the case of an Distressed Exchange Offer that is a repurchase of debt for Cash, the repurchased debt will be extinguished and (C) the Issuer does not hold any obligation of the Obligor making the Distressed Exchange Offer that ranks lower in priority than the obligation subject to the Distressed Exchange Offer.

"Current Portfolio": At any time, the portfolio of Collateral Obligations and Eligible Investments representing Principal Proceeds (determined in accordance with Section 1.2 to the extent applicable), then held by the Issuer.

"Custodial Account": The custodial account established pursuant to Section 10.3(b).

"Custodian": The meaning specified in the first sentence of Section 3.3(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.

"Cut-Off Date": The meaning specified in the Loan Sale Agreement.

"Debt": Collectively, the Notes and the Class A-1 Loans.

"Debt Interest Amount": With respect to any specified Class of Debt and any Payment Date, the amount of interest for the next Interest Accrual Period payable in respect of each U.S.$100,000 Aggregate Outstanding Amount of such Class of Debt.

"Debt Payment Sequence": With respect to the application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:

(i)            to the payment pari passu and pro rata based on amounts due, of any accrued and unpaid interest on the Class A-1 Notes and Class A-1 Loans until such amount has been paid in full;

(ii)           to the payment of principal, pari passu and pro rata based on their respective Aggregate Outstanding Amounts of the Class A-1 Notes and Class A-1 Loans until such amount has been paid in full;

(iii)          to the payment of accrued and unpaid interest on the Class A-2 Notes until such amount has been paid in full;

(iv)          to the payment of principal of the Class A-2 Notes until such amount has been paid in full;

(v)           to the payment of accrued and unpaid interest on the Class B Notes until such amount has been paid in full;

(vi)          to the payment of principal of the Class B Notes until such amount has been paid in full;

(vii)         to the payment of, first, accrued and unpaid interest and then any Deferred Interest on the Class C Notes until such amounts have been paid in full;

(viii)        to the payment of principal of the Class C Notes until such amount has been paid in full;

(ix)           to the payment of, first, accrued and unpaid interest and then any Deferred Interest on the Class D Notes until such amounts have been paid in full; and

(x)            to the payment of principal of the Class D Notes until such amount has been paid in full.

"Default": Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

"Defaulted Obligation": (x) Each Workout Loan unless and until such Workout Loan constitutes a Collateral Obligation in accordance with the requirements of the definition of "Collateral Obligation" (provided that for the avoidance of doubt, any Workout Loan that satisfies the requirements of the definition of "Collateral Obligation" will be treated as a Collateral Obligation for all purposes hereunder) and (y) any Collateral Obligation included in the Assets as to which:

(a)	a default as to the payment of principal and/or interest has occurred and is continuing with respect to such debt obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof), after the passage (in the case of a default that in the Portfolio Manager's judgment is not due to credit-related causes) of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto;

(b)	a default known to a Responsible Officer of the Portfolio Manager as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same issuer which is senior or pari passu in right of payment to such Collateral Obligation; provided that, both the debt obligation and such other debt obligation are full recourse obligations of the applicable issuer or secured by the same collateral and the holders thereof have accelerated the maturity of such obligation; provided, further, that such debt obligation shall constitute a Defaulted Obligation under this clause (b) only until such default is waived or cured, or such acceleration has been rescinded, as applicable;

(c)	the issuer or others have instituted proceedings to have the issuer of such debt obligation adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed for a period of 60 consecutive days of filing or such issuer has filed for protection under the Bankruptcy Code;

(d)	(i) such Collateral Obligation has an S&P Rating of "CC" or below or "SD" or had such ratings immediately before such ratings were withdrawn;

(e)	such Collateral Obligation is pari passu or subordinate in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer that would constitute a Defaulted Obligation under clause (d) above were such other debt obligation owned by the Issuer (provided, that both the debt obligation and such other debt obligation are full recourse obligations of the applicable issuer);

(f)	a default with respect to which a Responsible Officer of the Portfolio Manager has received written notice or has knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such debt obligation have accelerated the repayment of the debt obligation (but only until such default is cured or waived or such acceleration has been rescinded) in the manner provided in the Underlying Instrument;

(g)	the Portfolio Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a Defaulted Obligation;

(h)	such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest (except to the extent such defaults were cured within the applicable grace period under the Underlying Instruments of the Obligor thereof); or

(i)	such Collateral Obligation is a Participation Interest in a loan that would, if such loan were a Collateral Obligation, constitute a Defaulted Obligation (other than pursuant to this clause (i)) or with respect to which the Selling Institution has an S&P Rating of "CC" or below or "SD" or had such rating immediately before such rating was withdrawn;

provided that, (x) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to any of clauses (b) through (e) and (i) above if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Senior Secured Loan, Second Lien Loan or Unsecured Loan) is a Current Pay Obligation (provided that, the Aggregate Principal Balance of Current Pay Obligations exceeding 5.0% of the Collateral Principal Amount will be treated as Defaulted Obligations) and (y) a Collateral Obligation shall not constitute a Defaulted Obligation pursuant to any of clauses (b), (c), (d), (e) and (i) if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Senior Secured Loan, Second Lien Loan or Unsecured Loan) is a DIP Collateral Obligation.

"Deferrable Obligation": Any loan on which a portion (but not all) of the interest accrued for a specified portion of time or until the maturity thereof is, or at the option of the Obligor may be, added to the principal balance of such loan or otherwise deferred rather than being paid in cash; provided that, (a) Permitted Deferrable Obligations shall be deemed not to be Deferrable Obligations hereunder to the extent the Aggregate Principal Balance of such Permitted Deferrable Obligations (or portions thereof) does not exceed 7.5% of the Collateral Principal Amount and (b) a loan that has an S&P Rating of at least "B-" at the time of purchase and that requires, by the terms of its applicable Underlying Instrument, a portion of the interest due thereon to be paid in cash at a rate at least equal to the Reference Rate with respect to which interest on such Collateral Obligation is calculated plus 2.0% shall be deemed not to be a Deferrable Obligation hereunder; provided further, that in the case of any Workout Loan or a new Collateral Obligation, in each case, received in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the obligor thereof that, after such restructuring or receipt thereof (as applicable), that either permits the deferral of all interest or has a current cash pay interest rate lower than the applicable rate required by the first proviso of this definition may, solely for the purposes of calculating compliance with the Concentration Limitations, be deemed not to be a Deferrable Obligation by the Portfolio Manager in its sole discretion. For the avoidance of doubt, a Zero Coupon Obligation shall be deemed not to be a Deferrable Obligation hereunder.

"Deferred Base Management Fee": The meaning specified in the Portfolio Management Agreement.

"Deferred Base Management Fee Cap": The meaning specified in the Portfolio Management Agreement.

"Deferred Interest": With respect to any specified Class of Deferred Interest Debt, the meaning specified in Section 2.7(a)(i).

"Deferred Interest Debt": The Debt specified as "Deferred Interest Debt" in Section 2.3(b).

"Deferred Management Fees": Collectively the Deferred Base Management Fee and the Deferred Subordinated Management Fee.

"Deferred Subordinated Management Fee": The meaning specified in the Portfolio Management Agreement.

"Deferring Obligation": A Deferrable Obligation that is deferring the payment of required Cash pay interest due thereon and has been so deferring the payment of interest due thereon (other than supplemental interest in the case of a Deferrable Obligation that continues to pay interest in cash on a current basis in accordance with the terms of such Deferrable Obligation as such terms existed prior to the applicable deferral or capitalization of interest) in each case, (i) with respect to Collateral Obligations that have an S&P Rating of at least "BBB-" for the shorter of two consecutive accrual periods or one year, and (ii) with respect to Collateral Obligations that have an S&P Rating of at least "BB+" or below, for the shorter of one accrual period or six consecutive months, which deferred capitalized interest has not, as of the date of determination, been paid in Cash; provided that, such Deferring Obligation will cease to be a Deferring Obligation at such time as it (a) ceases to defer or capitalize the payment of interest, (b) pays in Cash all accrued and unpaid interest and (c) commences payment of all current interest in Cash.

"Delayed Drawdown Collateral Obligation": A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; provided that, any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.

"Deliver" or "Delivered" or "Delivery": The taking of the following steps:

(a)	in the case of each Certificated Security or Instrument (other than a Clearing Corporation Note or an Instrument evidencing debt underlying a Participation Interest), (i) causing the delivery of such Certificated Security or Instrument to the Custodian registered in the name of the Custodian or its affiliated nominee or endorsed to the Custodian or in blank, (ii) causing the Custodian to continuously identify on its books and records that such Certificated Security or Instrument is credited to the relevant Account and (iii) causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(b)	in the case of each Uncertificated Security (other than a Clearing Corporation Note), (i) causing such Uncertificated Security to be continuously registered on the books of the Obligor thereof to the Custodian and (ii) causing the Custodian to continuously identify on its books and records that such Uncertificated Security is credited to the relevant Account;

(c)	in the case of each Clearing Corporation Note, causing (i) the relevant Clearing Corporation to continuously credit such Clearing Corporation Note to the securities account of the Custodian at such Clearing Corporation and (ii) the Custodian to continuously identify on its books and records that such Clearing Corporation Note is credited to the relevant Account;

(d)	in the case of any Financial Asset that is maintained in book-entry form on the records of an FRB, causing (i) the continuous crediting of such Financial Asset to a securities account of the Custodian at any FRB and (ii) the Custodian to continuously identify on its books and records that such Financial Asset is credited to the relevant Account;

(e)	in the case of Cash, (i) causing the delivery of such Cash to the Custodian, (ii) causing the Custodian to agree to treat such Cash as a Financial Asset and (iii) causing the Custodian to continuously credit such Cash to the relevant Account;

(f)	in the case of each Financial Asset not covered by the foregoing clauses (a) through (d), causing the transfer of such Financial Asset to the Custodian in accordance with applicable law and regulation and causing the Custodian to continuously credit such Financial Asset to the relevant Account;

(g)	in the case of each general intangible (including any participation interest) that is not, or the debt underlying which is not, evidenced by an Instrument or a Certificated Security, notifying the Obligor thereunder of the Grant to the Collateral Trustee (unless no applicable law requires such notice);

(h)	in the case of each participation interest in a loan as to which the underlying debt is represented by an Instrument or a Certificated Security, obtaining the acknowledgment of the Person in possession of such Instrument or Certificated Security (which may not be the Issuer) that it holds the Issuer's interest in such Instrument or Certificated Security solely on behalf and for the benefit of the Collateral Trustee; and

(i)	in all cases, the filing of an appropriate Financing Statement in the appropriate filing office in accordance with the Uniform Commercial Code as in effect in any relevant jurisdiction.

"Depository Event": An event that will occur if DTC (1) notifies the Issuer that it is unwilling or unable to continue as depositary for Global Notes of any Class or Classes or (2) ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Issuer within 90 days after such event.

"Determination Date": The last day of each Collection Period.

"DIP Collateral Obligation": A loan made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens.

"Discount Obligation": Any Loan or Participation Interest therein (other than a Defaulted Obligation) which, at the time of acquisition or commitment to acquire by the Issuer, (a) in the case of a Senior Secured Loan, was acquired for less than (i) 85.0% of its Principal Balance, if such Collateral Obligation has an S&P Rating lower than "B-" or (ii) 80.0% of its Principal Balance, if such Collateral Obligation has an S&P Rating of "B-" or higher or (b) in the case of a Loan that is not a Senior Secured Loan, was acquired for less than (i) 80.0% of its Principal Balance, if such Collateral Obligation has an S&P Rating lower than "B-" or (ii) 75.0% of its Principal Balance, if such Collateral Obligation has an S&P Rating of "B-" or higher; provided that, in the case clause (a) or (b) above:

(x)	such Collateral Obligation shall cease to be a Discount Obligation at such time as (1) if such Collateral Obligation is a Senior Secured Loan, the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 22 consecutive Business Days since the acquisition (or commitment to acquire) by the Issuer of such Collateral Obligation, equals or exceeds 90.0% on each such day or (2) if such Collateral Obligation is not a Senior Secured Loan, the Market Value (expressed as a percentage of the par amount of such Collateral Obligation) determined for such Collateral Obligation on each day during any period of 22 consecutive Business Days since the acquisition (or commitment to acquire) by the Issuer of such Collateral Obligation, equals or exceeds 85.0% on each such day; and

(y)	any Collateral Obligation that would otherwise be considered a Discount Obligation, but that is purchased in accordance with the Investment Criteria with the proceeds of sale of a Collateral Obligation that was not a Discount Obligation at the time of its purchase so long as such purchased Collateral Obligation (A) is purchased or committed to be purchased within 20 Business Days of such sale, (B) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) equal to or greater than the sale price (expressed as a percentage of the par amount) of the sold Collateral Obligation, (C) is purchased at a purchase price (expressed as a percentage of the par amount of such Collateral Obligation) not less than 60.0% and (D) has an S&P Rating equal to or greater than the S&P Rating of the sold Collateral Obligation, will not be considered to be a Discount Obligation; provided that, this paragraph shall not apply to any such Collateral Obligation or portion thereof at any time on or after the acquisition by the Issuer of such Collateral Obligation if, as determined at the time of such acquisition, such application would result in (i) more than 7.5% of the Collateral Principal Amount consisting of Collateral Obligations or portions thereof to which this paragraph applies or (ii) the Aggregate Principal Balance of all Collateral Obligations to which this paragraph has been applied since the Closing Date being more than 12.5% of the Target Initial Par Amount.

"Dissolution Expenses": The sum of (i) an amount not to exceed the greater of (a) 0.006% of the Target Initial Par Amount and (b) the amount (if any) reasonably determined by the Portfolio Manager or the Issuer, including but not limited to fees and expenses incurred by the Collateral Trustee and reported to the Portfolio Manager, as the sum of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Assets and the dissolution of the Issuer and (ii) any accrued and unpaid Administrative Expenses.

"Distressed Exchange": In connection with any Collateral Obligation, a distressed exchange or other debt restructuring has occurred, as reasonably determined by the Portfolio Manager, pursuant to which the issuer or Obligor of such Collateral Obligation has issued to the holders of such Collateral Obligation a new security or obligation or package of securities or obligations that, in the sole judgment of the Portfolio Manager, amounts to a diminished financial obligation or has the purpose of helping the issuer of such Collateral Obligation avoid default; provided that, no Distressed Exchange shall be deemed to have occurred if the securities or obligations received by the Issuer in connection with such exchange or restructuring satisfy the definition of Collateral Obligation (provided that the Aggregate Principal Balance of all securities and obligations to which this proviso applies or has applied, measured cumulatively from the Closing Date onward, may not exceed 25.0% of the Target Initial Par Amount).

"Distressed Exchange Offer": An offer by the issuer of a Collateral Obligation to exchange one or more of its outstanding debt obligations for a different debt obligation or to repurchase one or more of its outstanding debt obligations for Cash, or any combination thereof in a distressed exchange or other debt restructuring, as reasonably determined by the Portfolio Manager, pursuant to which the obligor of such Collateral Obligation has issued to the holders of such Collateral Obligation a new security or package of securities or obligations that, in the sole judgment of the Portfolio Manager, amounts to a diminished financial obligation or has the purpose of helping the obligor of such Collateral Obligation avoid default; provided that, an offer by such issuer to exchange unregistered debt obligations for registered debt obligations shall not be considered a Distressed Exchange Offer.

"Distribution Report": The meaning specified in Section 10.7(b).

"Dodd-Frank Act": The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended.

"Dollar" or "U.S.$": A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.

"Domicile" or "Domiciled": With respect to any issuer of, or Obligor with respect to, a Collateral Obligation:

(a)	except as provided in clause (b) or (c) below, its country of organization;

(b)	if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Portfolio Manager's good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Portfolio Manager to be the source of the majority of revenues, if any, of such issuer or Obligor); or

(c)	if its payment obligations of such Collateral Obligation are guaranteed by a Person that is organized in the United States or Canada, then the United States or Canada, as applicable, so long as such guarantee satisfies the Rating Agency's then-current criteria with respect to guarantees.

"Drop Down Asset": Any obligation issued or incurred by an unrestricted subsidiary secured by collateral that was transferred from an Obligor of any Collateral Obligation held by the Issuer (the "Subject Asset") in connection with any bankruptcy, workout or restructuring of such Collateral Obligation.

"DTC": The Depository Trust Company, its nominee and their respective successors.

"Due Date": Each date on which any payment is due on an Asset in accordance with its terms.

"EBITDA": With respect to any date of determination and any Collateral Obligation, the meaning of "EBITDA", "Adjusted EBITDA" or any comparable definition set forth in the applicable Underlying Instrument for such Collateral Obligation (together with all add-backs and exclusions as designated in such Underlying Instrument, which add-backs and exclusions have been reviewed and determined on a commercially reasonable best efforts basis by the Portfolio Manager to be consistent with its customary practices and in accordance with the Portfolio Manager Standard) and, in the event that "EBITDA", "Adjusted EBITDA" or such comparable definition is not defined in such Underlying Instrument, an amount, with respect to the Obligor on such Collateral Obligation equal to earnings from continuing operations for such period plus interest expense, income taxes, unallocated depreciation and amortization for such period (to the extent deducted in determining earnings from continuing operations for such period).

"Effective Date": The earlier to occur of (a) March 15, 2026 and (b) the first date on which the Portfolio Manager certifies to the Collateral Trustee and the Collateral Administrator that the Target Initial Par Condition has been satisfied.

"Effective Date Accountants' AUP Reports": The meaning specified in Section 7.18(d).

"Effective Date Accountants' Comparison AUP Report": The meaning specified in Section 7.18(d).

"Effective Date Accountants' Recalculation AUP Report": The meaning specified in Section 7.18(d).

"Effective Date Interest Deposit Requirements": The meaning specified in Section 10.3(c).

"Effective Date Rating Failure": The meaning specified in Section 7.18(e).

"Effective Date Ratings Confirmation": The Issuer has (x) provided, or caused the Collateral Administrator to provide, to each Rating Agency the reports required to be delivered pursuant to Section 7.18 in connection with the Effective Date and (y) received confirmation (deemed or otherwise) from S&P of its Initial Ratings of each Class of Debt.

"Effective Date Report": The meaning specified in Section 7.18(d).

"Electronic Means": The following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Bank, or another method or system specified by the Bank as available for use in connection with its services hereunder.

"Elevation Deadline": With respect to any Affiliate Participation Interest, the 90th] day following the date on which such Affiliate Participation Interest is conveyed to the Issuer.

"Eligible Custodian": A custodian that (i) is a state or national bank or trust company that has (A) capital and surplus of at least U.S.$200,000,000 and (B) is rated at least "A" and "A-1" by S&P (or at least "A+" by S&P if such institution has no short-term rating) and (ii) is a Securities Intermediary.

"Eligible Investment Required Ratings": A short-term credit rating of "A-1" or higher (or, in the absence of a short-term credit rating, a long-term credit rating of "A+" or higher, in the case of an obligation or security with a maturity of 60 days or less and, in the case of an obligation or security with a maturity of greater than 60 days, a long-term rating of at least "AA-" by S&P) from S&P.

"Eligible Investments": (i) Cash or (ii) any Dollar investment that, at the time it is Delivered to the Collateral Trustee (directly or through an intermediary or bailee), is one or more of the following obligations or securities:

(a)	direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America and which satisfy the Eligible Investment Required Ratings;

(b)	demand and time deposits in, certificates of deposit of, bank deposit products of, trust accounts with, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank or Affiliates of the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days of issuance, so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have the Eligible Investment Required Ratings;

(c)	commercial paper or other short-term obligations (excluding extendible commercial paper or asset backed commercial paper) which satisfy the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; and

(d)	registered money market funds which funds have, at all times, credit ratings of "AAAm" by S&P;

provided, however, that Eligible Investments purchased with funds in the Accounts shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (d) above, as mature (or are putable at par to the issuer or Obligor thereof) no later than the earlier of 60 days from the date of purchase and the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Bank in its capacity as a banking institution or an affiliate thereof, in which event such Eligible Investments may mature on such Payment Date; provided, further, that none of the foregoing obligations or securities shall constitute Eligible Investments if (1) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (2) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes by any jurisdiction unless the payor is required to make "gross-up" payments that cover the full amount of any such withholding tax on an after-tax basis, (3) such obligation or security is secured by real property, (4) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (5) such obligation or security is the subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (6) in the Portfolio Manager's judgment, such obligation or security is subject to material non-credit related risks, (7) such obligation invests in or constitutes a Structured Finance Obligation or (8) such obligation or security is represented by a certificate of interest in a grantor trust. Eligible Investments may include, without limitation, those investments (x) issued by or made with the Bank or an Affiliate of the Bank or for which the Bank or an Affiliate of the Bank acts as offeror or provides services and receives compensation or (y) for which the Portfolio Manager or an Affiliate of the Portfolio Manager provides services and receives compensation. The Bank has no duty or obligation to determine if any investment is an "Eligible Investment."

"Eligible Recurring Revenue Loan": Any Loan issued by an Obligor that (i) provides software or technology-enabled services and solutions, (ii) is underwritten on the basis of debt to recurring revenue, (iii) at the time of acquisition, has a loan-to-value ratio of less than 40%, and (iv) has an enterprise value greater than $100,000,000.

"Enforcement Event": The meaning specified in Section 5.4(a).

"Entitlement Order": The meaning specified in Article 8 of the UCC.

"Equity Security": Any security or debt obligation (other than a Restructured Loan or Workout Security) which at the time of acquisition, conversion or exchange, does not satisfy the requirements of a Collateral Obligation and is not an Eligible Investment.

"ERISA": The United States Employee Retirement Income Security Act of 1974, as amended.

"ESMA Reporting Side Letter": That certain side letter agreement dated as of the Closing Date among the Portfolio Manager, the Issuer and the Collateral Administrator.

"EU Risk Retention Requirements": The risk retention requirements set out in Article 6 of the EU Securitization Regulation.

"EU Securitization Laws": (i) The EU Securitization Regulation, and (ii) any supplementary regulatory technical standards, implementing technical standards and any formal binding guidance published in relation to the EU Securitization Regulation by the European Banking Authority, the European Insurance and Occupational Pensions Authority, the European Securities and Markets Authority or the European Commission, all (except as otherwise stated) as amended from time to time.

"EU Securitization Regulation": Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation and amending certain other EU Directives and Regulations (except as otherwise stated) as amended from time to time.

"EU Transparency Requirements" means the transparency requirements set out in Article 7 of the EU Securitization Regulation.

"EU/UK Retained Interest": A material net economic interest in the securitization, of not less than 5% (or such lower amount, including 0%, if such lower amount is required or allowed under each of the then-applicable EU/UK Risk Retention Requirements as a result of any amendment, repeal or otherwise) in the form specified in Article 6(3)(d) of the EU Securitization Regulation, and Article 6(3)(d) of Chapter 2 of the PRASR and SECN 5.2.8(d) of the FCASR (in each case, is in effect on the Closing Date), by way of holding, subject to the provisions set forth in the Retention Undertaking Letter, the minimum principal amount of Interests required by the EU Securitization Regulation and the UK Securitization Framework as of the Closing Date, being an amount equal to not less than 5% of the Retention Basis Amount as of the Closing Date.

"EU/UK Retention Holder": As of the Closing Date, the Transferor, in its capacity as an originator, and thereafter any successor, assignee or transferee of the EU/UK Retained Interest permitted under the Securitization Laws.

"EU/UK Risk Retention Requirements": The EU Risk Retention Requirements and the UK Risk Retention Requirements, or either of them.

"EU/UK Transparency Requirements": The EU Transparency Requirements and the UK Transparency Requirements, or either of them.

"Euroclear": Euroclear Bank S.A./N.V.

"Event of Default": The meaning specified in Section 5.1.

"Excel Default Model Input File": The meaning specified in Section 7.18(c).

"Excepted Advances": Customary advances made to protect or preserve rights against the borrower of or Obligor under a Collateral Obligation or to indemnify an agent or representative for lenders (for which the Issuer may receive a participation interest or other right of repayment) pursuant to the Underlying Instrument.

"Excess CCC Adjustment Amount": As of any date of determination, an amount equal to the excess, if any, of (i) the Aggregate Principal Balance of all Collateral Obligations included in the CCC Excess, over (ii) the sum of the Market Values of all Collateral Obligations included in the CCC Excess.

"Excess Par Amount": An amount, as of any Determination Date, equal to the greater of (a) zero and (b)(i) the Collateral Principal Amount less (ii) the Reinvestment Target Par Balance.

"Excess Weighted Average Coupon": A percentage equal as of any date of determination to a number obtained by multiplying (a) the excess, if any, of the Weighted Average Coupon over the Minimum Weighted Average Coupon by (b) the number obtained, including for this purpose any capitalized interest, by dividing the Aggregate Principal Balance of all Fixed Rate Obligations by the Aggregate Principal Balance of all Floating Rate Obligations.

"Excess Weighted Average Floating Spread": A percentage equal as of any date of determination to a number obtained by multiplying (a) the greater of zero and the excess, if any, of the Weighted Average Floating Spread over the Minimum Floating Spread by (b) the number obtained, including for this purpose any capitalized interest, by dividing the Aggregate Principal Balance of all Floating Rate Obligations by the Aggregate Principal Balance of all Fixed Rate Obligations.

"Exchange Act": The United States Securities Exchange Act of 1934, as amended.

"Exchange Transaction": The meaning specified in Section 12.2(c).

"Exchanged Defaulted Obligation": The meaning specified in Section 12.4(a).

"Expense Reserve Account": The account established pursuant to Section 10.3(d).

"Fallback Rate": As determined by the Portfolio Manager, either (x) the quarterly pay reference rate recognized or acknowledged as being the industry standard replacement rate for leveraged loans (which recognition may be in the form of a press release, a member announcement, member advice, letter, protocol, publication of standard terms or otherwise) by the Loan Syndications and Trading Association® or the Relevant Governmental Body or (y) if not determined pursuant to clause (x) above, the quarterly pay reference rate (other than the then-current Reference Rate) that is used in calculating the interest rate of (i) the largest percentage of Floating Rate Obligations (by par amount) or (ii) floating rate securities being issued in collateralized loan obligation transactions that have priced in the preceding three months, in each case as determined by the Portfolio Manager as of the first day of the Interest Accrual Period during which such determination is made.

"FATCA": Sections 1471 through 1474 of the Code and any related provisions of law, court decisions or administrative guidance, treaty or intergovernmental agreement between the United States and another taxing jurisdiction, any implementing legislation, regulations, guidance notes or rules in respect of any intergovernmental agreement, or any agreement entered into with a taxing authority under or with respect to any of the foregoing, including the Issuer entering into and complying with an agreement with the IRS contemplated by Section 1471(b).

"FCASR": The Securitisation sourcebook of the Financial Conduct Authority Handbook published by the UK Financial Conduct Authority.

"Fee Basis Amount": As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations, (b) without duplication, the Aggregate Principal Balance of the Defaulted Obligations and Restructured Loans, (c) without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds and (d) the aggregate amount of all Principal Financed Accrued Interest.

"Fiduciary": The meaning specified in Section 2.5(o).

"Filing Holder": The meaning specified in Section 13.1(d).

"Financial Asset": The meaning specified in Article 8 of the UCC.

"Financing Statements": The meaning specified in Article 9 of the UCC.

"First Interest Determination End Date": January 15, 2026.

"First Lien Last Out Loan": Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the obligor of the Loan (other than (i) with respect to trade claims, capitalized leases, Permitted Super Senior Loans or similar obligations and (ii) subordination in right of payment solely to one or more Senior Secured Loans of the obligor of the Loan that becomes effective solely upon the occurrence of a default or event of default by the obligor of the Loan); and (b) is secured by a valid perfected security interest or lien in, to or on specified collateral securing the obligor's obligations under the Loan that, prior to the occurrence of a default or event of default by the obligor of the Loan, is a first-priority security interest or lien.

"Fitch": Fitch Ratings, Inc. and any successor in interest.

"Fixed Rate Debt": Any Debt issued or incurred under this Indenture that bear a fixed rate of interest.

"Fixed Rate Obligation": Any Collateral Obligation that bears a fixed rate of interest.

"Floating Rate Debt": Any Debt issued or incurred under this Indenture, collectively, other than the Fixed Rate Debt.

"Floating Rate Obligation": Any Collateral Obligation that bears a floating rate of interest.

"Floor Obligation": As of any date, a Floating Rate Obligation (a) for which the related Underlying Instruments allow an index rate option, (b) that provides that such index rate is (in effect) calculated as the greater of (i) a specified "floor" rate per annum and (ii) the applicable index rate for the applicable interest period for such Collateral Obligation and (c) that, as of such date, bears interest based on such index rate option, but only if as of such date the applicable index rate for the applicable interest period is less than such floor rate.

"FRB": Any Federal Reserve Bank.

"FSMA": The UK Financial Services and Markets Act 2000.

"GAAP": The meaning specified in Section 6.3(i).

"Global Note": Any Rule 144A Global Note, Temporary Global Note or Regulation S Global Note.

"Governmental Authority": Whether U.S. or non-U.S., (i) any national, state, county, municipal or regional government or quasi-governmental authority or political subdivision thereof; (ii) any agency, regulator, arbitrator, board, body, branch, bureau, commission, corporation, department, master, mediator, panel, referee, system or instrumentality of any such government or quasi-government entity, or political subdivision thereof; and (iii) any court.

"Grant" or "Granted": To grant, bargain, sell, alienate, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set off against. A Grant of property shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and receipt for principal and interest payments in respect thereof, and all other amounts payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring legal or other proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

"Group I Country": Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Japan, Luxembourg, The Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, New Zealand and Italy (and any other additional countries as may be determined by the Portfolio Manager in its sole discretion which may be based on publicly available published criteria from S&P from time to time).

"Group II Country": Brazil, Czech Republic, Mexico, Poland and South Africa (and any other additional countries as may be determined by the Portfolio Manager in its sole discretion which may be based on publicly available published criteria from S&P from time to time).

"Group III Country": Greece, India, Indonesia, Kazakhstan, Russia, Turkey, Ukraine, United Arab Emirates, Vietnam (and any other additional countries as may be determined by the Portfolio Manager in its sole discretion which may be based on publicly available published criteria from S&P from time to time).

"Hedge Agreement": The meaning specified in Section 8.2(e).

"Highest Ranking S&P Class": The Class A-2 Notes, for so long as any Class A-2 Notes are Outstanding, and thereafter, the Outstanding Class of Debt that is rated by S&P and ranks higher in right of payment than each other Class of Debt in the Debt Payment Sequence.

"Holder": With respect to any Note, the Person(s) whose name(s) appear on the Register as the registered holder(s) of such Note or, with respect to any Interest, the Person whose name appears on the books and records of the Issuer as the owner of such Interest.

"IAI/QP": Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Debt is both an Institutional Accredited Investor and a Qualified Purchaser.

"Illiquid Asset": (a) A Defaulted Obligation, an Equity Security, an obligation received in connection with an Offer or other exchange or any other security or debt obligation that is part of the Assets, in respect of which (i) the Issuer has not received a payment in Cash during the preceding twelve calendar months and (ii) the Portfolio Manager certifies that it is not aware, after reasonable inquiry, that the issuer or Obligor of such asset has publicly announced or informed the holders of such asset that it intends to make a payment in Cash in respect of such asset within the next twelve calendar months or (b) any asset, claim or other property identified in a certificate of the Portfolio Manager as having a Market Value of less than U.S.$1,000.

"Indenture": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.

"Independent": As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. When used with respect to any accountant, "Independent" may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person's Affiliates.

Whenever any Independent Person's opinion or certificate is to be furnished to the Collateral Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Portfolio Manager and their respective Affiliates; provided, however, that Dechert LLP shall be deemed for all purposes of this Indenture to be "Independent" with respect to the Issuer and the Portfolio Manager.

"Independent Manager": A natural person who, (A) for the five-year period prior to his or her appointment as Independent Manager, has not been, and during the continuation of his or her service as Independent Manager is not: (i) an employee, director, member, manager, or officer or direct or indirect legal or beneficial owner (or a person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer or any of its Affiliates (other than his or her service as an independent special member or an independent manager of the Issuer or other Affiliates that are structured to be "bankruptcy remote"); (ii) a substantial customer, consultant, creditor, contractor or supplier (or a person who controls, whether directly, indirectly, or otherwise any of the foregoing) of the Issuer, the member of the Issuer or any of their respective Affiliates (other than an Independent Manager provided by a nationally recognized company that provides independent special members, independent managers and other corporate services in the ordinary course of its business); or (iii) any member of the immediate family of a person described in (i) or (ii) (other than with respect to clause (i), or (ii) relating to his or her service as (y) an Independent Manager of the Issuer or (z) an independent special member or independent manager of any Affiliate of the Issuer which is a bankruptcy remote limited purpose entity), and (B) has, (i) prior experience as an independent special member, independent director or independent manager for a trust, corporation or limited liability company whose charter documents required the unanimous consent of all independent special members, independent directors or independent managers thereof before such trust, corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

"Information": S&P's "Credit FAQ: Anatomy Of A Credit Estimate: What It Means And How We Do It" dated January 14, 2021 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.

"Information Agent": The meaning specified in Section 7.20(b).

"Initial Principal Amount": With respect to any Class of Debt, the Dollar amount specified with respect to such Class in Section 2.3(b).

"Initial Rating": With respect to the Notes, the rating or ratings, if any, indicated in Section 2.3(b).

"Initial Target Rating": With respect to any Class or Classes of Debt, the applicable rating specified in the table below:

Class	Initial Target Rating
A-1 Notes	"AAA (sf)"
A-1 Loans	"AAA (sf)"
A-2 Notes	"AAA (sf)"
B Notes	"AA (sf)"
C Notes	"A (sf)"
D Notes	"BBB- (sf)"

"Institutional Accredited Investor": The meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

"Instructions": The meaning specified in Section 14.3(b).

"Instrument": The meaning specified in Article 9 of the UCC.

"Interest Accrual Period": (i) With respect to the initial Payment Date, the period from and including the Closing Date to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date until the principal of the Debt is paid or made available for payment; provided that, any interest-bearing notes issued after the Closing Date in accordance with the terms of this Indenture shall accrue interest during the Interest Accrual Period in which such additional notes are issued from and including the applicable date of issuance or incurrence of such additional notes to but excluding the last day of such Interest Accrual Period at the applicable Interest Rate. For purposes of determining the Interest Accrual Period for any Fixed Rate Debt, the Payment Dates referenced shall be deemed to be the dates set forth in the definition of "Payment Date" (irrespective of whether such day is a Business Day).

"Interest Collection Account": The meaning specified in Section 10.2(a).

"Interest Coverage Ratio": For any designated Class or Classes of Debt, as of any date of determination on or after the Determination Date immediately preceding the second Payment Date, the percentage derived from the following equation: (A – B) / C, where:

A = The Collateral Interest Amount as of such date of determination;

B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A) and (B) in Section 11.1(a)(i); and

C = Interest due and payable on the Debt of such Class or Classes and each Class of Debt that ranks senior to or pari passu with such Class or Classes (excluding Deferred Interest, but including any interest on Deferred Interest with respect to the Deferred Interest Debt) on such Payment Date.

For the avoidance of doubt, any Base Management Fees that would otherwise be payable on the following Payment Date, but that as of such date of determination have been designated by the Portfolio Manager as Waived Management Fees in accordance with Section 11.1(e) shall be excluded from the calculation set forth in item (B) above.

"Interest Coverage Test": A test that is satisfied with respect to any Class or Classes of Debt as of any date of determination on, or subsequent to, the Determination Date occurring immediately prior to the second Payment Date, if (i) the Interest Coverage Ratio for such Class or Classes on such date is at least equal to the Required Interest Coverage Ratio for such Class or Classes or (ii) such Class or Classes of Debt is/are no longer Outstanding.

"Interest Determination Date": With respect to (a) the first Interest Accrual Period following the Closing Date, (x) for the period from the Closing Date to but excluding the First Interest Determination End Date, the second U.S. Government Securities Business Day preceding the Closing Date and (y) for the remainder of the first Interest Accrual Period following the Closing Date, the second U.S. Government Securities Business Day preceding the First Interest Determination End Date and (b) each Interest Accrual Period thereafter], the second U.S. Government Securities Business Day preceding the first day of such Interest Accrual Period; provided that, for the first Interest Accrual Period with respect to any additional notes issued after the Closing Date in connection with a Refinancing, the Interest Determination Date shall be the second U.S. Government Securities Business Day preceding the date of such Refinancing.

"Interest Only Obligation": Any obligation or security that does not provide in the related Underlying Instruments for the payment or repayment of a stated principal amount in one or more installments on or prior to its stated maturity.

"Interest Proceeds": With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)	(i) all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest (other than any Principal Financed Accrued Interest described in clause (i) of the definition thereof that the Portfolio Manager elects to treat as Interest Proceeds as long as, after giving effect to such treatment, the Collateral Principal Amount equals or exceeds the Target Initial Par Amount);

(ii)	all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)	commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(iv)	any amounts deposited in the Collection Account from the Expense Reserve Account, the Contribution Account and/or the Interest Reserve Account that are designated as Interest Proceeds as permitted by this Indenture;

(v)	all prepayment premiums received during such Collection Period on any Collateral Obligation which represents an excess above the greater of (x) the par amount and (y) the purchase price of the portion of such Collateral Obligation that prepaid; provided that the Portfolio Manager may in its sole discretion designate prepayment premiums as Principal Proceeds;

(vi)	all amendment and waiver fees (other than those in connection with a Maturity Amendment), all late payment fees, prepayment fees, call premiums, commitment fees and all other fees and commissions (other than (x) fees and commissions received in connection with the purchase, sale, restructuring or default of Collateral Obligations and (y) except with respect to call premiums or prepayment fees, the reduction of the par amount of the related Collateral Obligation, in each case, as determined by the Portfolio Manager with notice to the Collateral Trustee and the Collateral Administrator) received during such Collection Period in connection with the Collateral Obligations (unless otherwise designated as Principal Proceeds by the Portfolio Manager in writing to the Collateral Trustee);

(vii)	any Principal Proceeds designated by the Portfolio Manager as Interest Proceeds in connection with a Refinancing pursuant to which all Debt is being refinanced, up to the Excess Par Amount for payment on the Redemption Date of a Refinancing;

(viii)	Trading Gains not previously distributed may be designated by the Portfolio Manager at any time as Interest Proceeds so long as (a) the Retention Designation Condition is satisfied, (b) a Retention Deficiency has occurred or it is reasonably likely that a Retention Deficiency would occur absent such designation, (c) the designation of such Trading Gains as Interest Proceeds is in an amount not to exceed the amount determined by the Portfolio Manager to be necessary to cure or prevent the Retention Deficiency and (d) the designation of such Trading Gains as Interest Proceeds would not cause the Adjusted Collateral Principal Amount to be equal to or lower than the Reinvestment Target Par Balance (it being understood that the amount of Trading Gains which are not deposited into the Interest Collection Account as Interest Proceeds pursuant to this clause (viii) will constitute Principal Proceeds); and

(ix)	any Designated Principal Proceeds and any Designated Unused Proceeds;

(x)	any payments received as repayment for Excepted Advances;

provided that, (1) any amounts received in respect of any Defaulted Obligation that is not a Workout Loan will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the Principal Balance of such Collateral Obligation at the time it became a Defaulted Obligation; (2) any amounts received in respect of any Defaulted Obligation that was exchanged for an Equity Security or a Workout Security will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections (including proceeds received upon the disposition of the Equity Security or Workout Security received in the exchange) in respect of such Defaulted Obligation since the time it became a Defaulted Obligation equals the Principal Balance of the Collateral Obligation at the time it became a Defaulted Obligation and any amounts received in excess thereof (such amounts, "Exchanged Equity Security Excess Proceeds") shall be calculated by the Issuer and will be deposited in the Collection Account and distributed as Interest Proceeds on the following Payment Date; provided that, if any additional amounts are received after the initial distribution of Exchanged Equity Security Excess Proceeds such additional amounts will be distributed as Interest Proceeds on the next succeeding Payment Date following the Payment Date relating to the period in which such additional amounts were received and (3) (x) any amounts received by the Issuer in respect of any Workout Loan shall be treated as Principal Proceeds until, as determined by the Portfolio Manager (with notice to the Collateral Trustee), the aggregate of all collections in respect of such Workout Loan is at least equal to the greater of (i) the sum of the outstanding principal balance of the Related Restructuring Collateral Obligation with respect to such Workout Loan (determined immediately prior to the related workout or restructuring of such Related Restructuring Collateral Obligation) plus the aggregate amount of Principal Proceeds (if any) used to acquire such Workout Loan and (ii) the amount attributed to such Workout Loan for purposes of the Adjusted Collateral Principal Amount and (y) to the extent not required to be treated as Principal Proceeds pursuant to clause (x), all Restructured Asset Proceeds shall, at the direction of the Issuer (or the Portfolio Manager on behalf of the Issuer in its sole discretion), be designated as Interest Proceeds or Principal Proceeds.

The Portfolio Manager may (in its sole discretion exercised on or before the related Determination Date), subject to the limitations set forth in clauses (1) and (3) above that require amounts received in respect of Workout Loans and Restructured Loans to be classified as Principal Proceeds up to the thresholds set forth therein, (1) classify any and all amounts (including, for the avoidance of doubt, any fees) received in respect of Workout Loans and Restructured Loans as Interest Proceeds or Principal Proceeds, provided that all Sale Proceeds of Workout Loans shall be treated as Principal Proceeds, and (2) classify Interest Proceeds as Principal Proceeds or amounts to exercise a warrant in an amount that would not result in a default or deferral in the payment of interest on any Class of Debt on the related Payment Date.

"Interest Rate": With respect to any Class of Debt, (i) unless a Re-Pricing has occurred with respect to such Class of Debt, the per annum stated interest rate payable on such Class with respect to each Interest Accrual Period as specified in Section 2.3(b) and (ii) upon the occurrence of a Re-Pricing with respect to such Class of Debt, a per annum stated interest rate equal to (x) the applicable Re-Pricing Rate plus (y) in the case of a floating rate of interest, the Reference Rate.

"Interest Reserve Account": The meaning specified in Section 10.3(e).

"Interest Reserve Amount": The amount specified by the Issuer in the Closing Date Certificate to be deposited in the Interest Reserve Account.

"Interests": The membership interests issued by the Issuer on or prior to the Closing Date and any additional membership interests issued pursuant to the Issuer LLCA subject to compliance with the terms of this Indenture.

"Intex": Intex Solutions, Inc.

"Investment Company Act": The United States Investment Company Act of 1940, as amended.

"Investment Criteria": The criteria specified in Section 12.2(a).

"Issuer": As defined in the first sentence of this Indenture, until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

"Issuer LLCA": The Amended and Restated Limited Liability Company Agreement of the Issuer, dated as of the Closing Date, as may be amended from time to time.

"Issuer Order" and "Issuer Request": A written order or request (which may be a standing order or request) dated and signed in the name of the Issuer by an Authorized Officer of the Issuer, or by the Portfolio Manager by an Authorized Officer thereof, on behalf of the Issuer. An order or request provided in an email or other electronic communication by an Authorized Officer of the Issuer or by an Authorized Officer of the Portfolio Manager on behalf of the Issuer shall constitute an Issuer Order, except in each case to the extent the Collateral Trustee requests otherwise in writing.

"Junior Class": With respect to a particular Class of Debt, each Class of Debt that is subordinated to such Class, as indicated in Section 2.3(b).

"Junior Mezzanine Notes": The meaning specified in Section 2.13(a).

"Letter of Credit Reimbursement Obligation": A facility whereby (i) a fronting bank (the "LOC Agent Bank") issues or will issue a letter of credit for or on behalf of a borrower pursuant to an Underlying Instrument, (ii) in the event that the letter of credit is drawn upon, and the borrower does not reimburse the LOC Agent Bank, the lender/participant is obligated to fund its portion of the facility and (iii) the LOC Agent Bank passes on (in whole or in part) the fees and any other amounts it receives for providing the letter of credit to the lender/participant.

"Loan": Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.

"Loan Sale Agreement": The master loan sale agreement, dated as of the Closing Date, by and between the Transferor and the Issuer, as amended from time to time in accordance with its terms.

"LOC Agent Bank": The meaning specified in the definition of the term Letter of Credit Reimbursement Obligation.

"Long-Dated Obligation": Any Collateral Obligation (or portion thereof) with a maturity later than the earliest Stated Maturity of the Debt; provided that if any Collateral Obligation has scheduled distributions of principal that occur both before and after the earliest Stated Maturity of the Debt, only the scheduled distributions of principal on such Collateral Obligation occurring after the earliest Stated Maturity of the Debt will constitute a Long-Dated Obligation.

"Long-Dated Obligation Amount": As of any date of determination, for each Long-Dated Obligation with a scheduled maturity (a) no later than two calendar years after the earliest Stated Maturity of the Debt, an amount equal to the lower of (i) the Market Value of such Long-Dated Obligation and (ii) the product of the Principal Balance of such Long-Dated Obligation multiplied by 70%, (b) later than two calendar years after the earliest Stated Maturity of the Debt, but less than three calendar years after the earliest Stated Maturity of the Debt, the lower of (i) the Market Value of such Long-Dated Obligation and (ii) the product of the Principal Balance of such Long-Dated Obligation multiplied by 60% and (iii) at least three years after the earliest Stated Maturity of the Debt, zero

"Maintenance Covenant": A covenant by a borrower that requires such borrower to comply with one or more financial covenants during the periods or as of a specified day in each reporting period, as the case may be, as specified in the underlying loan agreement, regardless of any action taken by such borrower; provided that, a covenant that otherwise satisfies this definition and only applies to a related loan when specified amounts are outstanding under such loan shall be a Maintenance Covenant.

"Majority": With respect to any Class or Classes of Debt, the Holders of more than 50% of the Aggregate Outstanding Amount of the Debt of such Class or Classes. With respect to any Interests, the Majority Members (as defined in the Issuer LLCA) of the Issuer.

"Management Fees": The Base Management Fee and the Subordinated Management Fee.

"Manager Debt": As of any date of determination, all Debt held on such date by (i) the Portfolio Manager, (ii) any Affiliate of the Portfolio Manager, or (iii) any account, fund, client or portfolio managed or advised on a discretionary basis by the Portfolio Manager or any of its Affiliates; provided that, no such Debt shall constitute Manager Debt hereunder for any period of time during which the right to control the voting of such Debt has been assigned to (i) another Person not controlled by the Portfolio Manager or any Affiliate of the Portfolio Manager or (ii) an advisory board or other independent committee of the governing body of the Portfolio Manager or such Affiliate.

"Margin Stock": "Margin Stock" as defined under Regulation U issued by the Board of Governors of the Federal Reserve System, including any debt security which is by its terms convertible into Margin Stock.

"Market Value": With respect to any Loans or other Assets, the amount (determined by the Portfolio Manager) equal to the product of the principal amount thereof and the price determined in the following manner:

(i)	the bid price determined by the Loan Pricing Corporation, Markit Group Limited, LoanX Mark-It Partners, FT Interactive, Bridge Information Systems, KDP, IDC, Bank of America High Yield Index, Interactive Data Pricing and Reference Data, Inc., Pricing Direct Inc., S&P Security Evaluations Service, Thompson Reuters Pricing Service, TradeWeb Markets LLC, Houlihan Lokey, Valuation Research Corporation, Lincoln International, Duff & Phelps or any other nationally recognized loan pricing service selected by the Portfolio Manager (with notice to the Rating Agency); or

(ii)	if a price described in clause (i) is not available or the Portfolio Manager determines in accordance with the Portfolio Manager Standard that such price does not reflect the value of such asset,

(A)	the average of the bid prices determined by three broker-dealers active in the trading of such asset that are Independent from each other and the Issuer and the Portfolio Manager;

(B)	if only two such bids can be obtained, the lower of the bid prices of such two bids; or

(C)	if only one such bid can be obtained, such bid; provided that this subclause (C) shall not apply at any time at which neither the Portfolio Manager nor FS/KKR Advisor, LLC is a registered investment adviser (or relying adviser) under the Advisers Act; or

(iii)	if a price described in clause (i) or (ii) cannot be determined by the Portfolio Manager exercising reasonable efforts, then the value determined as the bid side market value of such asset as reasonably determined by the Portfolio Manager consistent with the Portfolio Manager Standard, as certified by the Portfolio Manager to the Collateral Trustee; provided, however, that if the Portfolio Manager is not a registered investment adviser (or relying adviser) under the Advisers Act, the Market Value of any such asset may not be determined in accordance with this clause (iii) for more than 30 days; or

(iv)	if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (i), (ii) or (iii) above.

"Master Participation Agreement": Each master participation and assignment agreement between the applicable participation seller and the Issuer relating to the conveyance of an Affiliate Participation Interest to the Issuer.

"Material Covenant Default": A default by an Obligor with respect to any Collateral Obligation, and subject to any grace periods contained in the related Underlying Instruments, that gives rise to the right of the lender(s) thereunder to accelerate the principal of such Collateral Obligation.

"Maturity": With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

"Maturity Amendment": With respect to any Collateral Obligation, any waiver, modification, amendment or variance that would extend the stated maturity date of such Collateral Obligation. For the avoidance of doubt, a waiver, modification, amendment or variance that would extend the stated maturity date of any tranche of the credit facility of which a Collateral Obligation is part, but would not extend the stated maturity date of the Collateral Obligation held by the Issuer, does not constitute a Maturity Amendment.

"Measurement Date": (i) Any day on which the Issuer purchases, or enters into a commitment to purchase, a Collateral Obligation, (ii) any Determination Date, (iii) the date as of which the information in any Monthly Report is calculated, (iv) with five Business Days' prior written notice to the Issuer and the Collateral Trustee (with a copy to the Portfolio Manager), any Business Day requested by any Rating Agency and (v) the Effective Date.

"Merging Entity": The meaning specified in Section 7.10.

"Minimum Denominations": With respect to the Debt, U.S.$250,000 and integral multiples of U.S.$1.00 in excess thereof, or such other authorized minimum denominations as may be permitted from time to time pursuant to a supplemental indenture entered into in accordance with Article VIII.

"Minimum Floating Spread": 2%.

"Minimum Floating Spread Test": A test that will be satisfied on any date of determination if the Weighted Average Floating Spread plus the Excess Weighted Average Coupon equals or exceeds the Minimum Floating Spread.

"Minimum Weighted Average Coupon": 6%.

"Minimum Weighted Average Coupon Test": The test that will be satisfied on any date of determination if either (a) there are no Fixed Rate Obligations in the Assets or (b) the Weighted Average Coupon plus the Excess Weighted Average Floating Spread equals or exceeds the Minimum Weighted Average Coupon.

"Minimum Weighted Average S&P Recovery Rate Test": The test that will be satisfied on any date of determination if the Weighted Average S&P Recovery Rate equals or exceeds the Weighted Average S&P Recovery Rate for the Highest Ranking S&P Class selected by the Portfolio Manager in connection with the S&P CDO Monitor Test.

"Money": The meaning specified in Article 1 of the UCC.

"Monthly Report": The meaning specified in Section 10.7(a).

"Monthly Report Determination Date": The meaning specified in Section 10.7(a).

"Moody's": Moody's Investors Service, Inc. and any successor thereto.

"Net Exposure Amount": As of the applicable Cut-Off Date, with respect to any Collateral Obligation which is a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, the lesser of (i) the aggregate amount of the then unfunded funding obligations thereunder and (ii) the amount necessary to cause, on the applicable Cut-Off Date with respect to such Collateral Obligation, the amount of funds on deposit in the Revolver Funding Account to be at least equal to the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets.

"Net Purchased Loan Balance": As of any date of determination, an amount equal to the sum of (i) the Aggregate Principal Balance of all Collateral Obligations conveyed, directly or indirectly, by the Portfolio Manager to the Issuer under the Loan Sale Agreement prior to such date, calculated as of the respective Cut-Off Dates of such Collateral Obligations, and (ii) the Aggregate Principal Balance of all Collateral Obligations acquired by the Issuer other than directly or indirectly from the Portfolio Manager prior to such date.

"Non-Call Period": The period from the Closing Date to but excluding December 18, 2027.

"Non-Consenting Holder": The meaning specified in Section 9.8(b).

"Non-Emerging Market Obligor": An Obligor that is Domiciled in (i) the United States, (ii) any country that has a foreign currency issuer credit rating of at least "AA-" by S&P or (iii) a Tax Jurisdiction.

"Non-Permitted ERISA Holder": Any Person is or becomes the beneficial owner of an interest in any Note who has made or is deemed to have made a prohibited transaction representation or a Benefit Plan Investor, Controlling Person or Similar Laws representation, as applicable, required by this Indenture that is subsequently shown to be false or misleading, or whose beneficial ownership otherwise causes a violation of the 25% limitation set out in the Plan Asset Regulation, as applicable.

"Non-Permitted Holder": The meaning specified in Section 2.11(b).

"Note Purchase Offer": The meaning specified in Section 2.14(b).

"Notes": The Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes.

"Notice of Substitution": The meaning specified in Section 12.5(a)(ii).

"NRSRO": The meaning specified in Section 7.20(f).

"Obligor": With respect to any Collateral Obligation, any Person or Persons obligated to make payments pursuant to or with respect to such Collateral Obligation, including any guarantor thereof, but excluding, in each case, any such Person that is an obligor or guarantor that is in addition to the primary obligor(s) or guarantor(s) with respect to the assets, cash flows or credit on which the related Collateral Obligation is principally underwritten.

"OFAC": The U.S. Department of the Treasury's Office of Foreign Assets Control.

"Offer": The meaning specified in Section 10.8(c).

"Offering": The offering of the Notes pursuant to the Offering Circular.

"Offering Circular": The final offering circular, dated December 17, 2025, relating to the offer and sale of the Notes, and any supplements thereto.

"Officer": (a) With respect to the Issuer and any limited liability company, any managing member or manager thereof or any Person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company; (b) with respect to any corporation, any director, the chairman of the board of directors, the president, any vice president, the secretary, an assistant secretary, the treasurer or an assistant treasurer of such entity or any Person authorized by such entity; and (c) with respect to the Collateral Trustee, the Collateral Administrator and any bank or trust company acting as trustee of an express trust or as custodian or agent, any vice president or assistant vice president of such entity or any officer customarily performing functions similar to those performed by a vice president or assistant vice president of such entity.

"offshore transaction": The meaning specified in Regulation S.

"Opinion of Counsel": A written opinion addressed to the Collateral Trustee (or upon which the Collateral Trustee is permitted to rely) and, if required by the terms hereof, a Rating Agency, in form and substance reasonably satisfactory to the Collateral Trustee of a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia, which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Portfolio Manager, as the case may be, but must be Independent of the Portfolio Manager. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel, and certificates and opinions of accountants, investment banks, and any other Person as to relevant factual matters, all of which such certificates and opinions shall either be addressed to the same addressees or state that the addressees of the Opinion of Counsel shall be entitled to rely thereon.

"Optional Redemption": The meaning specified in Section 9.2(a).

"Other Accounts": An investment vehicle managed by the Portfolio Manager or an Affiliate.

"Outstanding": With respect to the Debt or the Debt of any specified Class, as of any date of determination, all of the Debt or all of the Debt of such Class, as the case may be, theretofore authenticated and delivered under this Indenture or incurred under the Class A-1 Credit Agreement, as applicable, except:

(i)	Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation in accordance with the terms of Section 2.9 or registered in the Register on the date the Collateral Trustee provides notice to Holders that this Indenture has been discharged in accordance with Article IV and (b) Class A-1 Loans that are repurchased in accordance with the terms of Section 2.9 and the Class A-1 Credit Agreement (as applicable) and Class A-1 Loans that are prepaid or repaid in accordance with the Class A-1 Credit Agreement (as applicable);

(ii)	Debt or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Collateral Trustee, the Class A-1 Loan Agent or any Paying Agent in trust for the Holders of such Debt pursuant to Section 4.1(a)(x)(ii) and/or the Class A-1 Credit Agreement, as applicable; provided that, if such Debt or portions thereof are to be redeemed or prepaid, notice of such redemption or prepayment has been duly given pursuant to this Indenture, the Class A-1 Credit Agreement or provision therefor satisfactory to the Collateral Trustee or the Class A-1 Loan Agent, as applicable has been made;

(iii)	Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Collateral Trustee is presented that any such Notes are held by a Protected Purchaser; and

(iv)	Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued or incurred as provided in Section 2.6;

provided that, in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the following Debt shall be disregarded and deemed not to be Outstanding:

(i)	Debt owned by the Issuer or any other obligor upon the Debt; and

(ii)	only in the case of a vote to (i) terminate the Portfolio Management Agreement, (ii) remove the Portfolio Manager or (iii) waive an event constituting "cause" under the Portfolio Management Agreement as a basis for termination of the Portfolio Management Agreement or removal of the Portfolio Manager, any Manager Debt;

except that (1) in determining whether the Collateral Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt that a Bank Officer of the Collateral Trustee actually knows to be so owned or to be Manager Debt shall be so disregarded; and (2) Debt so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Collateral Trustee the pledgee's right so to act with respect to such Debt and that the pledgee is not one of the Persons specified above.

"Overcollateralization Ratio": With respect to any specified Class or Classes of Debt as of any date of determination, the percentage derived from: (i) the Adjusted Collateral Principal Amount on such date; divided by (ii) the Aggregate Outstanding Amount on such date of the Debt of such Class or Classes (including, in the case of Deferred Interest Debt, any accrued Deferred Interest that remains unpaid), each Priority Class of Debt and each Pari Passu Class or Classes of Notes; provided that, for the purposes of this definition, the Class A-1 Debt, the Class A-2 Notes and the Class B Notes shall be treated as a single Class.

"Overcollateralization Ratio Test": A test that is satisfied with respect to any Class or Classes of Notes as of any date of determination on which such test is applicable if (i) the Overcollateralization Ratio for such Class or Classes on such date is at least equal to the Required Overcollateralization Ratio for such Class or Classes or (ii) such Class or Classes of Debt is no longer Outstanding.

"Pari Passu Class": With respect to any specified Class of Debt, each Class of Debt that ranks pari passu to such Class, as indicated in Section 2.3(b).

"Partial Redemption Date": Any Redemption Date on which one or more but not every Class of Debt is being refinanced with Refinancing Proceeds.

"Partial Redemption Interest Proceeds": In connection with a redemption of the Debt in part by Class, Interest Proceeds in an amount equal to the sum of (a) the lesser of (i) the amount of accrued interest on the Classes being refinanced (after giving effect to payments pursuant to Section 11.1(a)(i) if the Partial Redemption Date would have been a Quarterly Payment Date without regard to the redemption of the Debt in part by Class) and (ii) if the Partial Redemption Date is not a Quarterly Payment Date, the amount the Portfolio Manager reasonably determines would have been available for distribution under the Priority of Payments for the payment of accrued interest on the Classes being refinanced on the next subsequent Quarterly Payment Date if such Debt had not been refinanced plus (b) if the Partial Redemption Date is not a Quarterly Payment Date, the amount (i) the Portfolio Manager reasonably determines would have been available for distribution under the Priority of Payments for the payment of Administrative Expenses on the next subsequent Payment Date and (ii) any reserve established by the Issuer with respect to such redemption of the Debt in part by Class.

"Participation Interest": (a) An Affiliate Participation Interest or (b) a participation interest in a loan originated by a bank or financial institution that, at the time of acquisition, or the Issuer's commitment to acquire the same, satisfies each of the following criteria: (i) such participation would constitute a Collateral Obligation were it acquired directly, (ii) the Selling Institution is a lender on the loan, (iii) the aggregate participation in the loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan, (iv) such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation, (v) the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates) at the time of the Issuer's acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan), (vi) the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation and (vii) such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants. For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

"Paying Agent": Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.

"Payment Account": The payment account of the Collateral Trustee established pursuant to Section 10.3(a).

"Payment Date": Each Quarterly Payment Date and any other date or dates on which payments are made in accordance with the Special Priority of Payments.

"PBGC": The United States Pension Benefit Guaranty Corporation.

"Pending Transfer Deposit Amount Collection Account": The meaning specified in Section 10.2(a).

"Percentage Interests": The meaning specified in the Issuer LLCA.

"Permitted Deferrable Obligation": Any loan that requires by the terms of its applicable Underlying Instrument a portion of the interest due thereon to be paid in cash at a rate at least equal to the lower of (x) Reference Rate with respect to which interest on such Collateral Obligation is calculated (or, in the case of a Fixed Rate Obligation, at least equal to the forward swap rate for a designated maturity equal to the scheduled maturity of such Collateral Obligation) and (y) 50% of the stated interest rate of such Collateral Obligation.

"Permitted Liens": (i) Security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) with respect to agented Collateral Obligations, security interests, liens and other encumbrances in favor of the lead agent, the collateral agent or the paying agent on behalf of all holders of indebtedness of such Obligor under the related facility, (iii) solely with respect to any Equity Security, any security interests, liens and other encumbrances granted on such Equity Security to secure indebtedness of the related Obligor and/or any security interests, liens and other rights or encumbrances granted under any governing documents or other agreement between or among or binding upon the Issuer as the holder of equity in such Obligor and (iv) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.

"Permitted Non-Loan Assets": Any Senior Secured Bond or Senior Secured Floating Rate Note.

"Permitted Offer": An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting of (x) cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu or senior to the debt obligation being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Obligations plus any accrued and unpaid interest in cash and (ii) as to which the Portfolio Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.

"Permitted Super Senior Loan": A revolving Loan that has the benefit of a security interest in the specified collateral which ranks higher than such Obligor's other senior secured indebtedness upon the occurrence of a default or event of default by the Obligor of such Loan; provided that any such Loan may only be treated as a Permitted Super Senior Loan if it (including any undrawn and committed portion thereof) represents no greater than 20% of the sum, without duplication, of (x) the outstanding principal balance and unfunded commitments of such Loan, plus (y) the outstanding principal balance of the related Collateral Obligation, plus (z) the outstanding principal balance of any other debt for borrowed money incurred by such Obligor that is pari passu with the related Collateral Obligation, in each case, as determined by the Portfolio Manager in its commercially reasonable discretion.

"Permitted Senior Partial Refinancing": A Refinancing of the Debt in part by Class in which one or more Classes of Debt are (i) refinanced and combined with Classes directly subordinate to such refinanced Class(es) or (ii) refinanced into Classes with the same priority but with different Aggregate Outstanding Amounts (but the same combined Aggregate Outstanding Amount); provided that such partial Refinancing (x) meets the requirements of Sections 9.2(f)(v), 9.2(f)(viii), 9.2(f)(ix), and 9.2(f)(x), (y) shall only be permissible where the entirety of each Class of Debt the subject of the Refinancing is refinanced and (z) the Global Rating Agency Condition shall be satisfied with respect to any Class of Debt not being redeemed or prepaid in connection with such Permitted Senior Partial Refinancing.

"Permitted Use": With respect to any Contribution received into the Contribution Account, any proceeds deposited into the Contribution Account pursuant to the Priority of Payments or any proceeds received from the issuance of Junior Mezzanine Notes in accordance with Section 2.13, any of the following uses: (i) the transfer of the applicable portion of such amount to the Collection Account for application as Interest Proceeds; (ii) the transfer of the applicable portion of such amount to the Collection Account for application as Principal Proceeds; provided that amounts designated as Principal Proceeds pursuant to this clause (ii) shall not be re-designated as Interest Proceeds; (iii) [reserved]; (iv) for application to pay fees and expenses in connection with a Refinancing, Re-Pricing or an issuance of additional notes (including, as applicable, any supplemental indenture or other modification to the indenture to be effected in connection therewith), in each case as determined by the Portfolio Manager; (v) to the purchase, acquisition or funding, or otherwise to make payments in connection with the acquisition or exercise, of an option, warrant, right of conversion, pre-emptive right, rights offering, credit bid or similar right in connection with a workout or restructuring of a Collateral Obligation or any securities or loan assets acquired or received in connection therewith (including, without limitation, Restructured Loans and Workout Securities) or in connection with an Exchange Transaction; provided that, notwithstanding anything herein to the contrary, any Permitted Use described in this clause (v) shall not be required to satisfy the Investment Criteria; (vi) to make payments in connection with the acquisition of an Equity Security or other security subject to the limitations set forth in Section 12.2(b); and (vii) any other use not otherwise prohibited by this Indenture.

"Permitted Withholding Tax Asset": A Collateral Obligation that, as of the date of acquisition by the Issuer, is subject to withholding tax imposed by a jurisdiction in which an Obligor thereof is located; provided that (x) the Issuer's entire liability for any taxes in respect of such Collateral Obligation is expected to be fully satisfied by amounts to be withheld or deducted by such Obligor (or its agents) from payments under the Collateral Obligation, (y) principal payments on such Collateral Obligation are not subject to withholding tax and interest payable on such Collateral Obligation is not subject to withholding tax at a rate greater than 20% and (z) the acquisition (including the manner of acquisition), ownership, enforcement or disposition of such Collateral Obligation will not subject the Issuer to net income taxes in any non-U.S. jurisdiction.

"Person": An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

"Plan Asset Regulation": U.S. Department of Labor regulation 29 C.F.R. Section 2510.3-101 (as modified by Section 3(42) of ERISA).

"Placement Agent": SMBC Nikko Securities America, Inc., in its capacity as Placement Agent under the Placement Agreement.

"Placement Agreement": The placement agency agreement, dated as of the Closing Date, by and among the Issuer and the Placement Agent in respect of certain Notes, as amended from time to time.

"Portfolio Management Agreement": The agreement dated as of the Closing Date entered into between the Issuer and the Portfolio Manager relating to the management of the Collateral Obligations and the other Assets by the Portfolio Manager on behalf of the Issuer, as amended from time to time in accordance with the terms hereof and thereof.

"Portfolio Manager": FS KKR Capital Corp., a Maryland corporation with its principal offices in Philadelphia, Pennsylvania, until a successor Person shall have become the Portfolio Manager pursuant to the provisions of the Portfolio Management Agreement, and thereafter Portfolio Manager shall mean such successor Person.

"Portfolio Manager Standard": The meaning specified in the Portfolio Management Agreement.

"Post-Reinvestment Period Settlement Obligation": The meaning specified in Section 12.2(a)(y).

"Posting Agent Letter Agreement": The Posting Agent Letter Agreement, dated as of December 3, 2025, among the Issuer, the Portfolio Manager and the Bank, as posting agent.

"PRASR": The Securitisation Part of the Prudential Regulation Authority Rulebook published by the UK Prudential Regulation Authority.

"Prepaid Obligation": A Collateral Obligation as to which Unscheduled Principal Payments are received after the Reinvestment Period.

"Principal Balance": Subject to Section 1.2, with respect to (a) any Asset other than a Revolving Collateral Obligation, Delayed Drawdown Collateral Obligation or Workout Loan, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation, Delayed Drawdown Collateral Obligation or Workout Loan, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation, Delayed Drawdown Collateral Obligation or Workout Loan (excluding any capitalized interest), plus (except as expressly set forth in this Indenture) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation, Delayed Drawdown Collateral Obligation or (if applicable) Workout Loan; provided that, for all purposes the Principal Balance of (1) any Equity Security or interest only strip shall be deemed to be zero, (2) any Restructured Loan (other than a Workout Loan) or Workout Security shall be deemed to be zero until such Restructured Loan or Workout Security otherwise qualifies as a Collateral Obligation hereunder and (3) any Defaulted Obligation that is not sold or terminated within three years after becoming a Defaulted Obligation shall be deemed to be zero.

"Principal Collection Account": The meaning specified in Section 10.2(a).

"Principal Financed Accrued Interest": With respect to: (i) any Collateral Obligation owned or purchased by the Issuer on the Closing Date, an amount equal to the unpaid interest on such Collateral Obligation that accrued prior to the Closing Date that is owing to the Issuer and remains unpaid as of the Closing Date and (ii) any Collateral Obligation purchased after the Closing Date, the amount of Principal Proceeds, if any, applied towards the purchase of accrued interest on such Collateral Obligation; provided, however, in the case of this clause (ii), Principal Financed Accrued Interest shall not include any accrued interest purchased with Interest Proceeds deemed to be Principal Proceeds as set forth in the definition of "Interest Proceeds".

"Principal Proceeds": With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds, (other than Refinancing Proceeds received in a redemption in part by Class which are not applied to redeem or prepay the Debt being refinanced or to pay expenses in connection with such Refinancing, which will be Principal Proceeds) and any amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture.

"Priority Class": With respect to any specified Class of Debt, each Class of Debt that ranks senior to such Class, as indicated in Section 2.3(b).

"Priority of Payments": The meaning specified in Section 11.1(a).

"Proceedings": The meaning specified in Section 14.11.

"Proposed Portfolio": The portfolio of Collateral Obligations and Eligible Investments resulting from the proposed purchase, sale, maturity or other disposition of a Collateral Obligation or a proposed reinvestment in an additional Collateral Obligation, as the case may be.

"Protected Purchaser": The meaning specified in Article 8 of the UCC.

"Purchased Defaulted Obligation": The meaning specified in Section 12.4.

"QIB/IAI/non-U.S. person": The meaning specified in Section 10.7(e).

"QIB/QP": Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes is both a Qualified Institutional Buyer and a Qualified Purchaser.

"Qualified Institutional Buyer": Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes, is a qualified institutional buyer within the meaning of Rule 144A.

"Qualified Purchaser": Any Person that, at the time of its acquisition, purported acquisition or proposed acquisition of Notes, is a qualified purchaser within the meaning of Section 2(a)(51) of the Investment Company Act and Rule 2a51-1, 2a51-2 or 2a51-3 under the Investment Company Act, or any corporation, partnership, limited liability company or other entity (other than a trust) each shareholder, partner, member or other equity owner of which is a Qualified Purchaser.

"Quarterly Payment Date" The 15th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in April 2026.

"Ramp-Up Account" The account established pursuant to Section 10.3(c).

"Rating Agency": S&P, for so long as it assigns a rating at the request of the Issuer to the Class or Classes to which it assigned a rating on the Closing Date or, with respect to Assets generally, if at any time S&P ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Portfolio Manager on behalf of the Issuer). In the event that at any time S&P ceases to be a Rating Agency, references to rating categories of S&P in this Indenture shall be deemed instead to be references to the equivalent categories of such other rating agency as of the most recent date on which such other rating agency and S&P published ratings for the type of obligation in respect of which such alternative rating agency is used. Notwithstanding anything to the contrary herein, references herein to "the Rating Agencies," "each Rating Agency," "either Rating Agency," "any Rating Agency" and words of similar effect shall be deemed to refer solely to S&P.

"Record Date": With respect to the Global Notes, the date one day prior to the applicable Payment Date and, with respect to any Certificated Notes, the date 15 days prior to the applicable Payment Date.

"Recurring Revenue Loan": A Loan issued by an Obligor that is underwritten on the basis of the Obligor's debt to recurring revenue.

"Redemption Date": Any Business Day specified for a redemption of Debt pursuant to Article IX.

"Redemption Price": For each Class of Debt to be redeemed (or in the case of the Class A-1 Loans, prepaid) (x) 100% of the Aggregate Outstanding Amount of such Class, plus (y) accrued and unpaid interest thereon (including interest on any accrued and unpaid Deferred Interest, in the case of the Deferred Interest Debt) to the Redemption Date; provided that, the Holders of 100% of the Aggregate Outstanding Amount of a Class of Debt may in their sole discretion, by written notice to the Issuer, the Collateral Trustee, the Class A-1 Loan Agent, the Paying Agent and the Portfolio Manager, elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Debt in any Optional Redemption (including a Refinancing), Tax Redemption or Clean-Up Call Redemption, which lesser amount shall be deemed to be the "Redemption Price" of such Class of Debt.

"Reference Rate": With respect to (a) Floating Rate Debt, initially, Term SOFR; provided that if Term SOFR or the then-current Reference Rate is unavailable (other than a temporary unavailability) or no longer reported, as determined by the Portfolio Manager on any date of determination, then upon written notice from the Portfolio Manager to the Issuer, the Calculation Agent, the Collateral Administrator and the Collateral Trustee of such event and the designation of a Fallback Rate, "Reference Rate" means such Fallback Rate for all purposes relating to the Floating Rate Debt in respect of such determination on such date and all determinations on all subsequent dates; provided further that, with respect to the Floating Rate Debt, if at any time the Reference Rate, determined in accordance with this Indenture, would be a rate less than zero, then such rate shall be deemed to be zero for all purposes under this Indenture and (b) any Floating Rate Obligation, the reference rate applicable to such Collateral Obligation calculated in accordance with the related Underlying Instruments.

"Reference Rate Replacement Conforming Changes": With respect to any Fallback Rate, any technical, administrative or operational changes (including changes to the definition of "Interest Accrual Period," timing and frequency of determining rates and making payments of interest, and other administrative matters) that the Portfolio Manager decides may be appropriate to reflect the adoption of such Fallback Rate in a manner substantially consistent with market practice (or, if the Portfolio Manager decides that adoption of any portion of such market practice is not administratively feasible or if the Portfolio Manager determines that no market practice for use of the Fallback Rate exists, in such other manner as the Portfolio Manager determines is reasonably necessary); provided that no such changes may adversely affect the Collateral Trustee or the Calculation Agent without its written consent.

"Refinancing": A loan or an issuance or incurrence of replacement notes, whose terms in each case will be negotiated by the Portfolio Manager on behalf of the Issuer, from one or more financial institutions or purchasers to refinance the Debt in connection with an Optional Redemption, it being understood that any rating of such loans or replacement notes by a Rating Agency will be based on a credit analysis specific to such loans or replacement notes and independent of the rating of the Debt being refinanced.

"Refinancing Proceeds": The Cash proceeds received in a Refinancing and any Contributions designated as Refinancing Proceeds by the Portfolio Manager in its sole discretion.

"Register" and "Registrar": The respective meanings specified in Section 2.5(a)(i).

"Registered": In registered form for U.S. federal income tax purposes.

"Regulation S": Regulation S under the Securities Act.

"Regulation S Global Note": Any Note sold outside the United States to non-"U.S. persons" in reliance on Regulation S and issued in the form of a permanent global note as specified in Section 2.2(c) in definitive, fully registered form without interest coupons or a Temporary Global Note, in each case, substantially in the form set forth in Exhibit A hereto.

"Reinvestment Period": The period from and including the Closing Date to and including the earliest of (i) the Quarterly Payment Date in January 2030, (ii) any date on which the Maturity of any Class of Debt is accelerated following an Event of Default pursuant to this Indenture and (iii) any date on which the Portfolio Manager reasonably determines that it can no longer reinvest in additional Collateral Obligations in accordance with this Indenture or the Portfolio Management Agreement; provided, in the case of this clause (iii), (x) the Portfolio Manager notifies the Issuer, the Collateral Trustee (who shall notify the Holders), the Rating Agency and the Collateral Administrator thereof at least five Business Days prior to the applicable Special Redemption Date and (y) the Reinvestment Period may be reinstated at the direction of the Portfolio Manager with notice to the Collateral Trustee, the Class A-1 Loan Agent, the Collateral Administrator and the Rating Agency if no other events that would otherwise terminate the Reinvestment Period have occurred and are continuing.

"Reinvestment Target Par Balance": As of any date of determination, the Target Initial Par Amount minus (i) the amount of any reduction in the Aggregate Outstanding Amount (excluding, for purposes of this calculation, any reduction of Deferred Interest) of the Debt through the payment of Principal Proceeds or Interest Proceeds plus (ii) the aggregate amount of Principal Proceeds that result from the issuance or incurrence of any additional notes pursuant to Sections 2.13 (after giving effect to such issuance or incurrence of any additional notes).

"Related Restructuring Collateral Obligation": The meaning specified in the definition of Restructured Loan.

"Relevant Governmental Body": The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

"Relevant Recipients": The meaning specified in Section 10.13.

"Re-Priced Class": The meaning specified in Section 9.8(a).

"Re-Pricing": The meaning specified in Section 9.8(a).

"Re-Pricing Amendment": The meaning specified in Section 8.6.

"Re-Pricing Date": The meaning specified in Section 9.8(b).

"Re-Pricing Eligible Debt": With respect to any Class of Debt, the Debt specified as such in Section 2.3.

"Re-Pricing Intermediary": The meaning specified in Section 9.8(a).

"Re-Pricing Rate": The meaning specified in Section 9.8(b).

"Re-Pricing Replacement Debt": Debt issued or incurred in connection with a Re-Pricing that have terms identical to the Re-Priced Class (after giving effect to the Re-Pricing) and are issued or incurred in an aggregate principal amount such that the Re-Priced Class will have the same aggregate principal amount after giving effect to the Re-Pricing as it did before the Re-Pricing.

"Repurchase and Substitution Limit": The meaning specified in Section 12.5(c).

"Required Interest Coverage Ratio": (a) For the Class A-1 Debt, the Class A-2 Notes and the Class B Notes, 115.0%, (b) for the Class C Notes, 110.0%, and (c) for the Class D Notes, 105.0%.

"Required Overcollateralization Ratio": (a) For the Class A-1 Debt, the Class A-2 Notes and the Class B Notes, 133.88%, (b) for the Class C Notes, 122.72%, and (c) for the Class D Notes, 115.95%.

"Required Redemption Amount": The meaning specified in Section 9.2(b).

"Resolution": The minutes of a meeting of the board of directors of the designated manager of the Issuer.

"Responsible Officer": Any officer, authorized person or employee of the Portfolio Manager or the Advisor set forth on the list provided by the Portfolio Manager to the Issuer and the Collateral Trustee, which list shall include any portfolio manager having day-to-day responsibility for the performance of the Portfolio Manager under the Portfolio Management Agreement, as such list may be amended from time to time.

"Restricted Trading Period": The period during which (a) the S&P Rating of any of the Class A-1 Debt is one or more subcategories below its Initial Target Rating or has been withdrawn and not reinstated or (b) the S&P rating of the Class A-2 Notes, the Class B Notes or the Class C Notes is two or more subcategories below its Initial Target Rating or has been withdrawn and not reinstated; provided that, (1) such period will not be a Restricted Trading Period if, after giving effect to any sale of the relevant Collateral Obligations, the Aggregate Principal Balance of the Collateral Obligations (excluding the Collateral Obligations being sold) and Eligible Investments constituting Principal Proceeds (including, without duplication, the anticipated net proceeds of such sale) will be at least equal to the Reinvestment Target Par Balance, (2) such period will not be a Restricted Trading Period (so long as such S&P rating of the highest rated Class of Debt then Outstanding has not been further downgraded, withdrawn or put on watch for potential downgrade) (x) upon the direction of the Issuer with the consent of a Majority of the Controlling Class or (y) the downgrade or withdrawal of ratings of any applicable Class of Debt results primarily from a regulatory change or a change in rating agency criteria or methodology, and (3) no Restricted Trading Period will restrict any sale of a Collateral Obligation entered into by the Issuer at a time when a Restricted Trading Period was not in effect, regardless of whether such sale has settled.

"Restructured Asset Proceeds": Any proceeds received by the Issuer (including all Sale Proceeds and payments of interest and principal in respect thereof) on a Restructured Loan (including a Workout Loan) or a Workout Security.

"Restructured Loan": A debt obligation acquired by the Issuer resulting from, or received or issued in connection with, an insolvency, bankruptcy, reorganization, default, workout or restructuring or similar event of or with respect to an Obligor or Collateral Obligation (such Collateral Obligation, the "Related Restructuring Collateral Obligation" with respect to such Restructured Loan). The acquisition of Restructured Loans will not be required to satisfy the Investment Criteria.

"Retention Basis Amount": The nominal value of the Collateral Obligations and Eligible Investments representing Principal Proceeds.

"Retention Deficiency": A failure by the EU/UK Retention Holder to hold the EU/UK Retained Interest as required by the Retention Undertaking Letter.

"Retention Designation Condition": As of any date of determination, a condition that is satisfied if (i) the Collateral Principal Amount is greater than or equal to 103% of the Target Initial Par Amount and (y) compliance with each Overcollateralization Ratio Test is maintained or improved.

"Retention Holder": As of the Closing Date, the Transferor, in its respective capacities as EU/UK Retention Holder and U.S. Retention Holder, as applicable, together with its successors and assigns.

"Retention Undertaking Letter": The letter from the EU/UK Retention Holder, dated as of the Closing Date, and addressed to the Issuer, the Placement Agent, the Structuring Agents, and the Collateral Trustee pursuant to which the EU/UK Retention Holder will make certain undertakings and agreements in respect of the Securitization Laws.

"Revolver Funding Account": The account established pursuant to Section 10.4.

"Revolving Collateral Obligation": Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that, any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.

"Risk Retention Issuance": An additional issuance or incurrence of Debt solely for the purpose of enabling the Portfolio Manager or the U.S. Retention Holder to comply with the U.S. Risk Retention Rules or otherwise to cure any Retention Deficiency.

"Rolled Senior Uptier Debt": The meaning specified in the definition of "Uptier Priming Transaction."

"Rule 144A": Rule 144A, as amended, under the Securities Act.

"Rule 144A Global Note": Any Note sold in reliance on Rule 144A and issued in the form of a permanent global security as specified in Section 2.2(d) in definitive, fully registered form without interest coupons substantially in the form set forth in Exhibit A hereto.

"Rule 144A Information": The meaning specified in Section 7.15.

"Rule 17g-5": Rule 17g-5 under the Exchange Act.

"S&P": S&P Global Ratings, an S&P Global business, and any successor or successors thereto.

"S&P CDO Monitor": Each dynamic, analytical computer model developed by S&P, which as of the date hereof is available at www.sp.sfproducttools.com, used to calculate the default frequency in terms of the amount of debt assumed to default as a percentage of the original principal amount of the Collateral Obligations consistent with a specified benchmark rating level based upon certain assumptions (including the applicable Weighted Average S&P Recovery Rate) and S&P's proprietary corporate default studies, as may be amended by S&P from time to time upon notice to the Issuer, the Collateral Administrator and the Collateral Trustee. Each S&P CDO Monitor will be chosen by the Portfolio Manager and associated with either (x) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread from Schedule 5 or (y) a Weighted Average S&P Recovery Rate and a Weighted Average Floating Spread confirmed by S&P, provided that as of any date of determination the Weighted Average S&P Recovery Rate for the Highest Ranking S&P Class equals or exceeds the Weighted Average S&P Recovery Rate for such Class chosen by the Portfolio Manager and the Weighted Average Floating Spread equals or exceeds the Weighted Average Floating Spread chosen by the Portfolio Manager.

"S&P CDO Monitor Formula Election Date": The date designated by the Portfolio Manager upon at least five Business Days' prior written notice to S&P, the Collateral Trustee and the Collateral Administrator as the date on which the Issuer will begin to utilize the S&P CDO Monitor Adjusted BDR (as defined in Schedule 2 hereto); provided that an S&P CDO Monitor Formula Election Date may only occur once after the occurrence of an S&P CDO Monitor Model Election Date.

"S&P CDO Monitor Formula Election Period": (a) The period from and including the Closing Date to, but excluding, the earlier of (i) the S&P CDO Monitor Model Election Date (if any) and (ii) the date on which each Class of Debt rated by S&P is repaid in full and (b) if an S&P CDO Monitor Model Election Date occurs after the Closing Date, the period from and including the S&P CDO Monitor Formula Election Date (if any) to the date on which each Class of Debt rated by S&P is repaid in full.

"S&P CDO Monitor Model Election Date": The date designated by the Portfolio Manager upon at least five Business Days' prior written notice to S&P, the Collateral Trustee and the Collateral Administrator as the date on which the Issuer will begin to utilize the S&P CDO Monitor; provided that an S&P CDO Monitor Model Election Date may only occur once.

"S&P CDO Monitor Model Election Period": The period from and including the S&P CDO Monitor Model Election Date to but excluding the earlier of (i) the S&P CDO Monitor Formula Election Date (if any) and (ii) the date on which each Class of Debt rated by S&P is repaid in full.

"S&P CDO Monitor Test": A test that will be satisfied on any date of determination if, with respect to the Highest Ranking S&P Class, on or after the Effective Date and during the Reinvestment Period, if, after giving effect to the sale of a Collateral Obligation (excluding Defaulted Obligations) or the purchase of an additional Collateral Obligation (excluding Defaulted Obligations), (a) during an S&P CDO Monitor Model Election Period, following receipt by the Issuer and the Collateral Administrator of the applicable input file to the S&P CDO Monitor, the Class Default Differential of the Proposed Portfolio is positive, or (b) during an S&P CDO Monitor Formula Election Period (if any), the S&P CDO Monitor Adjusted BDR is equal to or greater than the S&P CDO Monitor SDR. The S&P CDO Monitor Test will be considered to be maintained or improved (a) during an S&P CDO Monitor Model Election Period, following receipt by the Issuer and the Collateral Administrator of the applicable input file to the S&P CDO Monitor, if the Class Default Differential of the Proposed Portfolio is greater than or equal to the corresponding Class Default Differential of the Current Portfolio or (b) during an S&P CDO Monitor Formula Election Period (if any), if the difference between the S&P CDO Monitor SDR less the S&P CDO Monitor Adjusted BDR of the Proposed Portfolio is no greater than the difference between the S&P CDO Monitor SDR less the S&P CDO Monitor Adjusted BDR of the Current Portfolio. During an S&P CDO Monitor Formula Election Period, (x) the definitions in Schedule 2 hereto will apply and (y) in connection with the Effective Date, the S&P Effective Date Adjustments set forth in Schedule 2 hereto will apply.

"S&P Collateral Value": With respect to any Defaulted Obligation or Deferring Obligation, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation as of the relevant Measurement Date and (ii) the Market Value of such Defaulted Obligation or Deferring Obligation as of the relevant Measurement Date.

"S&P Effective Date Condition": The meaning specified in Section 7.18(d).

"S&P Industry Classification": The S&P Industry Classifications set forth in Schedule 1 hereto, and such industry classifications shall be updated at the option of the Portfolio Manager if S&P publishes revised industry classifications.

"S&P Rating": With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i)	(a) if there is an issuer credit rating of the Obligor of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty that complies with then-current S&P criteria for use in connection with this transaction, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such Obligor held by the Issuer; provided that, private ratings (that is, ratings provided at the request of the Obligor) may be used for purposes of this definition if the related Obligor has consented to the disclosure thereof and a copy of such consent has been provided to S&P) or (b) if there is no issuer credit rating of the Obligor by S&P but (1) there is a senior secured rating on any obligation or security of the Obligor, then the S&P Rating of such Collateral Obligation shall be one subcategory below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the Obligor, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the Obligor, then the S&P Rating of such Collateral Obligation shall be one subcategory above such rating;

(ii)	with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof shall be the credit rating assigned to such issue by S&P; provided that if such credit rating will expire on the earlier of (i) the 12-month anniversary of the date S&P assigned such credit rating to such DIP Collateral Obligation, unless S&P renews such credit rating, in which case, the credit rating shall expire on the 12-month anniversary of the date of renewal and (ii) the date S&P provides notice to the Portfolio Manager that the credit quality of such DIP Collateral Obligation has deteriorated since S&P assigned or renewed such credit rating; or

(iii)	if there is not a rating by S&P on the Obligor or on an obligation of the Obligor, then the S&P Rating may be determined pursuant to clauses (a) through (c) below:

(a)	if an obligation of the Obligor is not a DIP Collateral Obligation and is publicly rated by Moody's, then the S&P Rating of such obligation will be the S&P equivalent of the Moody's Rating (as determined in accordance with the methodologies for establishing the Moody's Rating set forth herein);

(b)	the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Portfolio Manager (on behalf of the Issuer) or the Obligor of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, (i) if such Information is submitted within such 30 day period, then, pending receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Portfolio Manager in its sole discretion if the Portfolio Manager certifies to the Collateral Trustee and the Collateral Administrator that it believes that such S&P Rating will be at least equal to such S&P Rating determined by the Portfolio Manager; (ii) if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Portfolio Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of "CCC-" following such 90-day period; unless, during such 90-day period, the Portfolio Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, that if such 90 day period (or other extended period) elapses pending S&P's decision with respect to such application, the S&P Rating of such Collateral Obligation shall be "CCC"; (iii) if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be "CCC-" pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months have elapsed after the withdrawal or suspension of the public rating; provided, further, that such credit estimate shall expire 12 months after the assignment of such credit estimate, following which such Collateral Obligation shall have an S&P Rating of "CCC-" unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with this Indenture, in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; (iv) such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the assignment of such credit estimate and (when renewed annually in accordance with this Indenture) on each 12-month anniversary thereafter; and (v) the Issuer will, following receipt of notification from the Portfolio Manager, promptly notify S&P of any material event with respect to any such Collateral Obligation if the Portfolio Manager determines that such event is a material event descried in S&P's published criteria for credit estimates titled "Credit FAQ: Anatomy Of A Credit Estimate: What It Means and How We Do It" dated January 2021 (as the same may be amended or updated from time to time); and

(c)	with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Portfolio Manager) be "CCC-"; provided that, (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings, (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two-year period ending on such date of determination, all such debt securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Portfolio Manager reasonably expects them to remain current and (iii) the Issuer will, following receipt of notification from the Portfolio Manager, promptly notify S&P of any material event with respect to any such Collateral Obligation if the Portfolio Manager determines that such event is a material event as described in S&P's published criteria for credit estimates titled "Credit FAQ: Anatomy Of A Credit Estimate: What It Means and How We Do It" dated January 2021 (as the same may be amended or updated from time to time);

(iv)	with respect to a DIP Collateral Obligation that has no issue rating by S&P, the S&P Rating of such DIP Collateral Obligation will be, at the election of the Issuer (at the direction of the Portfolio Manager), "CCC-" or, for a period of up to 90 days following the issuance of such DIP Collateral Obligation (or such earlier date if an S&P Rating is assigned prior to the expiration of such 90-day period), such higher rating as reasonably determined by the Portfolio Manager (not to be called into question as a result of subsequent events) so long as the Portfolio Manager reasonably expects that such DIP Collateral Obligation will be assigned an S&P Rating equal to or higher than such S&P Rating determined by the Portfolio Manager no later than 90 days after such determination; provided, that (A) if such DIP Collateral Obligation has no issue rating by S&P at the expiration of such 90-day period, the S&P Rating will be, at the election of the Issuer "CCC-" and (B) the Portfolio Manager will provide Information with respect to such DIP Collateral Obligation to S&P, if available; or

(v)	if it is a Current Pay Obligation, the Obligor of which is rated "D" or "SD" by S&P, the S&P Rating of such Current Pay Obligation shall be, at the election of the Issuer (at the direction of the Portfolio Manager) the higher of "CCC" or the issue rating by S&P of such Current Pay Obligation;

provided that, for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an Obligor or its obligations is on "credit watch positive" by S&P, such rating shall be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an Obligor or its obligations is on "credit watch negative" by S&P, such rating shall be treated as being one sub-category below such assigned rating; provided, that, if any notching specified in this paragraph would result in a Collateral Obligation having an S&P Rating of below "CCC-", the S&P Rating of such Collateral Obligation shall, at the election of the Issuer (acting on the instructions of the Portfolio Manager (acting in its sole discretion)) be "CCC-".

"S&P Rating Condition": With respect to any action taken or to be taken by or on behalf of the Issuer, a condition that is satisfied if S&P has, upon request of the Portfolio Manager or the Issuer, confirmed in writing (including by means of electronic message, press release, posting to its internet website, or any other means implemented by S&P), or has waived the review of such action by such means, to the Issuer, the Collateral Trustee, the Class A-1 Loan Agent, the Collateral Administrator and the Portfolio Manager that no immediate withdrawal or reduction with respect to S&P's then-current rating of any Class of Debt will occur as a result of such action; provided that, the S&P Rating Condition will (i) be satisfied if any Class of Debt that receives a solicited rating from S&P are not Outstanding or rated by S&P or (ii) not be required if (a) S&P makes a public statement to the effect that it will no longer review events or circumstances of the type requiring satisfaction of the S&P Rating Condition in this Indenture for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of obligations rated by it; (b) S&P communicates to the Issuer, the Portfolio Manager or the Collateral Trustee (or their respective counsel) that it will not review such event or circumstance for purposes of evaluating whether to confirm the then-current ratings (or Initial Ratings) of the Debt; or (c) with respect to amendments requiring unanimous consent of all Holders of Debt, such Holders have been advised prior to consenting that the current ratings of the Debt may be reduced or withdrawn as a result of such amendment.

"S&P Recovery Amount": With respect to any Collateral Obligation or Workout Loan, an amount equal to:

(a)	the applicable S&P Recovery Rate; multiplied by

(b)	the Principal Balance of such Collateral Obligation.

"S&P Recovery Rate": With respect to a Collateral Obligation, the recovery rate set forth in Schedule 5 using the Initial Rating of the Highest Ranking S&P Class at the time of determination.

"S&P Recovery Rating": With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the "Recovery Rating" assigned by S&P to such Collateral Obligation.

"S&P Weighted Average Recovery Rate": As of any date of determination with respect to the Highest Ranking S&P Class, the number, expressed as a percentage, obtained by summing the product of the S&P Recovery Rate on such date of determination of each Collateral Obligation (excluding any Defaulted Obligation) and the Principal Balance of such Collateral Obligation, dividing such sum by the Aggregate Principal Balance of all such Collateral Obligations and rounding to the nearest tenth of a percent.

"Sale": The meaning specified in Section 5.17(a).

"Sale Proceeds": All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales or other dispositions of such Assets in accordance with Article XII (or Section 4.4 or Article V, as applicable) less any reasonable expenses incurred by the Portfolio Manager, the Collateral Administrator or the Collateral Trustee (other than amounts payable as Administrative Expenses) in connection with such sales or other dispositions.

"Scheduled Distribution": With respect to any Asset, for each Due Date, the scheduled payment of principal and/or interest due on such Due Date with respect to such Asset, determined in accordance with the assumptions specified in Section 1.2 or, in the case of Collateral Obligations acquired after the Closing Date, the related Cut-Off Date, as adjusted pursuant to the terms of the Underlying Instruments.

"Second Lien Loan": Any assignment of or Participation Interest in a (1) First Lien Last Out Loan or (2) a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan (other than with respect to trade claims, capitalized leases or similar obligations) but which is subordinated (with respect to liquidation preferences with respect to pledged collateral but subject to exceptions for customary permitted liens) to a Senior Secured Loan of the Obligor; (b) is secured by a valid second-priority perfected security interest or lien in, to or on specified collateral securing the Obligor's obligations under the Second Lien Loan the value of which is adequate (in the commercially reasonable judgment of the Portfolio Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal or higher seniority secured by a lien or security interest in the same collateral.

"Secured Obligations": The meaning specified in the Granting Clauses.

"Secured Parties": The meaning specified in the Granting Clauses.

"Securities Act": The United States Securities Act of 1933, as amended.

"Securities Intermediary": The meaning specified in Section 8-102(a)(14) of the UCC.

"Securitization Laws": The UK Securitization Laws together with the EU Securitization Laws.

"Selling Institution": The entity obligated to make payments to the Issuer under the terms of a Participation Interest (other than an Affiliate Participation Interest).

"Selling Institution Collateral": The meaning specified in Section 10.4.

"Senior Secured Bond": Any obligation that: (a) constitutes borrowed money, (b) is in the form of, or represented by, a bond, note, certificated debt security or other debt security (other than any of the foregoing that evidences a Loan, a Senior Secured Floating Rate Note or a Participation Interest), (c) is not secured solely by common stock or other equity interests, (d) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations, (e) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor's obligations under such obligation and (f) is issued by a corporation, limited liability company, partnership or trust.

"Senior Secured Floating Rate Note": Any obligation that: (a) constitutes borrowed money, (b) is in the form of, or represented by, a bond, note (other than any note evidencing a Loan), certificated debt security or other debt security, (c) is expressly stated to bear interest based upon a secured overnight financing rate for Dollar deposits in Europe or a relevant reference bank's published base rate or prime rate for Dollar-denominated obligations in the United States or the United Kingdom, (d) does not constitute, and is not secured by, Margin Stock, (e) if it is subordinated by its terms, is subordinated only to indebtedness for borrowed money, trade claims, capitalized leases or other similar obligations, (f) is secured by a valid first priority perfected security interest or lien in, to or on specified collateral securing the Obligor's obligations under such obligation and (g) is issued by a corporation, limited liability company, partnership or trust.

"Senior Secured Loan": Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan (other than with respect to liquidation, trade claims, capitalized leases or similar obligations and any Permitted Super Senior Loan); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the Obligor's obligations under the Loan; and (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow or revenue available for debt service and other demands for that cash flow or revenue) is adequate (in the commercially reasonable judgment of the Portfolio Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral.

"Similar Laws": Local, state, federal, non-U.S. laws or other applicable laws that are substantially similar to the prohibited transaction provisions of ERISA or Section 4975 of the Code.

"SOFR": With respect to any day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York's website.

"Special Priority of Payments": The meaning specified in Section 11.1(a)(iii).

"Special Redemption": The meaning specified in Section 9.6.

"Special Redemption Date": The meaning specified in Section 9.6.

"Specified Amendment": With respect to any Collateral Obligation, any amendment, waiver or modification which would:

(i)	modify the amortization schedule with respect to such Collateral Obligation in a manner that (A) reduces the dollar amount of any Scheduled Distribution by more than the greater of (x) 25% and (y) U.S.$250,000, (B) postpones any Scheduled Distribution by more than two payment periods or (C) causes the Weighted Average Life of the applicable Collateral Obligation to increase by more than 25%;

(ii)	reduce or increase the cash interest rate payable by the Obligor thereunder by more than 100 basis points (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation or as a result of an increase in the interest rate index for any reason other than such amendment, waiver or modification);

(iii)	extend the stated maturity date of such Collateral Obligation by more than 24 months or beyond the Stated Maturity;

(iv)	contractually or structurally subordinate such Collateral Obligation by operation of a priority of payments, turnover provisions, the transfer of assets in order to limit recourse to the related Obligor or the granting of liens (other than Permitted Liens) on any of the underlying collateral securing such Collateral Obligation;

(v)	release any party from its obligations under such Collateral Obligation, if such release would have a material adverse effect on the Collateral Obligation; or

(vi)	reduce the principal amount of the applicable Collateral Obligation.

"SR 2024": The Securitisation Regulations 2024 (SI 2024/102) made by the UK Treasury.

"Stated Maturity": With respect to the Notes of any Class, the date specified as such in Section 2.3(b).

"Step-Up Obligation": Any obligation which provides for an increase, in the case of an obligation which bears interest at a fixed rate, in the per annum interest rate on such obligation or, in the case of an obligation which bears interest at a floating rate, in the spread over that applicable index or benchmark rate, solely as a function of the passage of time.

"Structured Finance Obligation": Any debt obligation which is secured directly, or represents the ownership of, a pool of consumer receivables, auto loans, auto leases, equipment leases, home or commercial mortgages, corporate debt or sovereign debt obligations or similar assets, including, without limitation, collateralized bond obligations, collateralized loan obligations or any similar asset backed security.

"Structuring Agents": SMBC Nikko Securities America, Inc., in its capacity as lead structuring agent, and KKR Capital Markets LLC, in its capacity as co-structuring agent.

"Subordinated Management Fee": The fee payable to the Portfolio Manager in arrears on each Payment Date, pursuant to Section 8 of the Portfolio Management Agreement and the Priority of Payments, equal to 0.00% per annum (calculated on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period) of the Fee Basis Amount measured as of the first day of the Collection Period relating to each Payment Date.

"Substitute Collateral Obligations": Collateral Obligations conveyed by the Transferor to the Issuer as substitute Collateral Obligations pursuant to Section 12.5(a).

"Substitute Collateral Obligations Qualification Conditions": The following conditions:

(i)	each Coverage Test, Collateral Quality Test and Concentration Limitation remains satisfied or, if not in compliance at the time of substitution, any such Coverage Test, Collateral Quality Test or Concentration Limitation is maintained or improved;

(ii)	the Principal Balance of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the Aggregate Principal Balance of such Substitute Collateral Obligations) equals or exceeds the Principal Balance of the Collateral Obligation being substituted for and the Net Exposure Amount, if any, with respect thereto shall have been deposited in the Revolver Funding Account;

(iii)	the Market Value of such Substitute Collateral Obligation (or, if more than one Substitute Collateral Obligation will be added in replacement of a Collateral Obligation or Collateral Obligations, the aggregate Market Value of such Substitute Collateral Obligations) equals or exceeds the Market Value of the Collateral Obligation being substituted;

(iv)	(a) if any of the Collateral Obligations being substituted for are Second Lien Loans, the Aggregate Principal Balance of all Substitute Collateral Obligations that are Second Lien Loans equals or is less than the Principal Balance of the Collateral Obligations being substituted that are Second Lien Loans and (b) if none of the Collateral Obligations being substituted are Second Lien Loans, no Substitute Collateral Obligation is a Second Lien Loan;

(v)	the S&P Rating of each Substitute Collateral Obligation is equal to or higher than the S&P Rating of the Collateral Obligation being substituted; and

(vi)	solely after the Reinvestment Period, the stated maturity date of each Substitute Collateral Obligation is the same or earlier than the stated maturity date of the Collateral Obligation being substituted for.

"Substitution Event": An event which shall have occurred with respect to any Collateral Obligation that:

(i)	becomes a Defaulted Obligation;

(ii)	has a Material Covenant Default;

(iii)	becomes subject to a proposed Specified Amendment; or

(iv)	becomes a Credit Risk Obligation.

"Substitution Period": The meaning specified in Section 12.5(a)(ii).

"Successor Entity": The meaning specified in Section 7.10(a).

"Supermajority": With respect to any (x) Class of Debt, the Holders of at least 66-2/3% of the Aggregate Outstanding Amount of the Debt of such Class and (y) Interests, the members of the Issuer having Percentage Interests aggregating at least 66-2/3% Percentage Interests in the Issuer.

"Superpriority New Money Debt": The meaning specified in the definition of "Uptier Priming Transaction."

"Swapped Defaulted Obligation Transaction": The meaning specified in Section 12.4(a).

"Synthetic Obligation": A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

"Target Initial Par Amount": U.S.$475,000,000.

"Target Initial Par Balance": As of any date of determination, an amount equal to the Aggregate Principal Balance of Collateral Obligations that are held by the Issuer and that the Issuer has committed to purchase on such date (provided that for purposes of this definition the Principal Balance of any Defaulted Obligation shall be its S&P Collateral Value), together with any Principal Financed Accrued Interest and the amount of any Principal Proceeds (on a trade date basis and without duplication on the settlement date) received in respect of Collateral Obligations purchased by the Issuer prior to such date (other than any such proceeds that have been reinvested in Collateral Obligations held by the Issuer on such date).

"Target Initial Par Condition": A condition satisfied as of the Effective Date if the Target Initial Par Balance exceeds the Target Initial Par Amount.

"Tax": Any tax, levy, impost, duty, charge or assessment of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.

"Tax Advice": Written advice from Dechert LLP or Paul Hastings LLP, or an opinion from tax counsel of nationally recognized standing in the United States experienced in transactions of the type being addressed that (i) is based on knowledge by the Person giving the advice of all relevant facts and circumstances of the Issuer and proposed action (which are described in the advice or in a written description referred to in the advice which may be provided by the Issuer or Portfolio Manager) and (ii) is intended by the Person rendering the advice to be relied upon by the Issuer or the Portfolio Manager in determining whether to take such action.

"Tax Event": An event that occurs if (i) any Obligor under any Collateral Obligation is required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason (other than withholding tax imposed on any Permitted Withholding Tax Asset (subject to the limitations set forth in the proviso to the definition of Permitted Withholding Tax Asset)) and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such Obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred or (ii) any jurisdiction imposes net income, profits or similar Tax on the Issuer.

"Tax Jurisdiction": A sovereign jurisdiction that is commonly used as the place of organization of special purpose vehicles (including, without limitation, the Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands, the Channel Islands, Curaçao, St. Maarten).

"Tax Redemption": The meaning specified in Section 9.3(a).

"Temporary Global Note": Any Note sold outside the United States to Qualified Purchasers that are non-"U.S. persons" in reliance on Regulation S and issued in the form of a temporary global note as specified in Section 2.2(c) in definitive, fully registered form without interest coupons.

"Term SOFR": For each Interest Accrual Period, the forward-looking term rate for the applicable Corresponding Tenor based on SOFR as obtained by the Calculation Agent, as reported by the Term SOFR Administrator (in each case rounded to the nearest 0.00001%) on the related Interest Determination Date; provided that if, on any Interest Determination Date, such rate is not available or the Calculation Agent is unable to determine Term SOFR, then, unless and until a Fallback Rate is adopted, Term SOFR will mean Term SOFR Reference Rate for the Corresponding Tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for the Corresponding Tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than five Business Days prior to such Interest Determination Date or (y) if the Term SOFR Reference Rate cannot be determined in accordance with clause (x) of this proviso, the Term SOFR Rate shall be the Term SOFR Reference Rate as determined on the previous Interest Determination Date.

"Term SOFR Administrator": CME Group Benchmark Administration Limited, or a successor administrator of the Term SOFR Reference Rate selected by the Portfolio Manager with notice to the Collateral Trustee and the Collateral Administrator.

"Term SOFR Reference Rate": The forward-looking term rate based on SOFR.

"Third Party Credit Exposure": As of any date of determination, the Principal Balance of each Collateral Obligation that consists of a Participation Interest (other than an Affiliate Participation Interest).

"Third Party Credit Exposure Limits": Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

S&P's credit rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
A- and below	0%	0%

provided that, a Selling Institution having an S&P credit rating of "A" must also have a short-term S&P rating of "A-1" otherwise its "Aggregate Percentage Limit" and "Individual Percentage Limit" shall be 0%.

"Trading Gains": With respect to any Collateral Obligation which is repaid, prepaid, redeemed or sold, an amount equal to any excess of (a) the Principal Proceeds or the Sale Proceeds, as applicable, received in respect thereof over (b) an amount equal to the greater of (1) the Principal Balance thereof and (2) the purchase price thereof (expressed as a percentage of par) multiplied by the Principal Balance, in each case net of (i) any expenses incurred in connection with any repayment, prepayment, redemption or sale thereof, and (ii) in the case of a sale of such Collateral Obligation, any interest accrued but not paid thereon which has not been capitalized as principal and included in the sale price thereof.

"Trading Plan": The meaning specified in Section 1.2(i).

"Trading Plan Period": The meaning specified in Section 1.2(i).

"Transaction Documents": This Indenture, the Portfolio Management Agreement, the Collateral Administration Agreement, the Placement Agreement, the Class A-1 Credit Agrement, the Account Agreement, the ESMA Reporting Side Letter, the Loan Sale Agreement, the Retention Undertaking Letter and any Master Participation Agreement.

"Transaction Parties": The Issuer, the Portfolio Manager, the Placement Agent, the Structuring Agents, the Retention Holder, the Transferor, the Custodian, the Collateral Trustee, the Class A-1 Loan Agent and the Collateral Administrator.

"Transfer Agent": The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.

"Transfer Certificate": A duly executed certificate substantially in the form of the applicable Exhibit B.

"Transfer Deposit Amount": On any date of determination with respect to any Collateral Obligation, an amount equal to the sum of the outstanding principal balance of such Collateral Obligation, together with accrued interest thereon through such date of determination, and in connection with any Collateral Obligation which is a Revolving Collateral Obligation or a Delayed Drawdown Collateral Obligation, an amount equal to the Net Exposure Amount thereof as of the applicable Cut-Off Date.

"Transferor": FS KKR Capital Corp., in its capacity as transferor under the Loan Sale Agreement.

"Transparency Reporting Agent": An entity, other than the Collateral Administrator, that is appointed by the Issuer to prepare (or assist in the preparation of) and/or make available certain reports pursuant to the EU/UK Transparency Requirements.

"Transparency Reports": The meaning specified in Section 10.13.

"Treasury Regulation": The regulations promulgated under the Code.

"U.S. Government Securities Business Day": Any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities as indicated on the SIFMA Website.

"U.S. person": The meaning specified in Regulation S.

"U.S. Retention Holder": On the Closing Date, the Transferor, and thereafter any successor, assignee or transferee thereof permitted under the U.S. Risk Retention Rules.

"U.S. Risk Retention Rules": (i) The federal interagency credit risk retention rules, codified at 17 C.F.R. Part 246 and (ii) any other future law, rules or regulations relating to credit risk retention that may apply to the issuance or incurrence of Debt pursuant to this Indenture and the Class A-1 Credit Agreement, as applicable.

"U.S. Tax Person": A "United States person" within the meaning of Section 7701(a)(30) of the Code.

"UCC": The Uniform Commercial Code, as in effect from time to time in the State of New York.

"UK Securitization Framework": Together (i) The Securitisation Regulations 2024 (SI 2024/102) (the “SR 2024”) made by the UK Treasury, (ii) the FCASR, (iii) the PRASR, and (iv) those provisions of the FSMA conferring power on the UK Treasury, the UK Financial Conduct Authority and the UK Prudential Regulation Authority to make, respectively, the SR 2024, the rules in the FCASR and the rules in the PRASR, and those provisions of the FSMA referred to in, as applicable, the SR 2024, the FCASR and the PRASR, all (except as otherwise stated) as amended from time to time.

"UK Risk Retention Requirements": The risk retention requirements set out in the Article 6 of Chapter 2 of the PRASR and SECN 5 of the FCASR.

"UK Transparency Requirements" means the transparency requirements set out in Article 7 of Chapter 2 of the PRASR, and SECN 6 of the FCASR.

"Uncertificated Security": The meaning specified in Article 8 of the UCC.

"Underlying Instrument": The indenture or other agreement pursuant to which an Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

"Unregistered Securities": The meaning specified in Section 5.17(c).

"Unsalable Asset": (a) (i) A Defaulted Obligation, (ii) an Equity Security, (iii) an obligation received in connection with an Offer, in a restructuring or plan of reorganization with respect to the obligor, or (iv) any other exchange or any other security or debt obligation that is part of the Assets, in the case of (i), (ii) or (iii) in respect of which the Issuer has not received a payment in Cash during the preceding 12 months or (b) any Asset identified in the certificate of the Portfolio Manager as having a Market Value of less than $1,000, in each case of (a) and (b) with respect to which the Portfolio Manager certifies to the Collateral Trustee that (x) it has made commercially reasonable efforts to dispose of such Asset for at least 90 days and (y) in its commercially reasonable judgment such Asset is not expected to be saleable for the foreseeable future.

"Unscheduled Principal Payments": All Principal Proceeds received in respect of Collateral Obligations from optional or nonscheduled mandatory redemptions or amortizations, exchange offers, tender offers or other payments made at the option of the issuer thereof or that are otherwise not scheduled to be made.

"Unsecured Loan": A senior unsecured Loan which is not (and by its terms is not permitted to become) subordinate in right of payment to any other debt for borrowed money incurred by the Obligor under such Loan.

"Uptier Priming Debt": Any Superpriority New Money Debt and/or any Rolled Senior Uptier Debt acquired by the Issuer resulting from, or received in connection with an Uptier Priming Transaction. For the avoidance of doubt, Uptier Priming Debt must satisfy the requirements of the definition of "Collateral Obligation" or "Workout Loan" and shall be treated as a such for all purposes of this Indenture.

"Uptier Priming Transaction": Any transaction effected in connection with the bankruptcy related to, or the workout or restructuring of, any existing Collateral Obligation held by the Issuer in which (x) new debt is issued by an Obligor or an affiliate of an Obligor of such Collateral Obligation which will be senior in priority (either with respect to contractual payment, lien or structure) to the existing Collateral Obligation or have collateral that secures such new debt that does not secure the existing Collateral Obligation ("Superpriority New Money Debt") and/or (y) some or all of the secured lenders of the Superpriority New Money Debt have the opportunity to exchange their existing secured debt for priming debt that is senior in priority to all other outstanding debt of such Obligor (including the Collateral Obligation held by the Issuer) other than Superpriority New Money Debt (without any requirement to pay additional amounts, other than reasonable and customary expenses, e.g., transfer costs) ("Rolled Senior Uptier Debt").

"Valuation": With respect to any Collateral Obligation, a recent (as determined by the Portfolio Manager in accordance with the Portfolio Manager Standard) valuation of the fair market value of such Collateral Obligation established by (a) reference to the “bid side” price listed on a third-party pricing service such as LoanX or LPC or other service selected by the Portfolio Manager in accordance with the Portfolio Manager Standard; provided that, if a fair market value is available from more than one pricing service, the highest such “bid side” value so obtained shall be used, or (b) if data for such Collateral Obligation is not available from such a pricing service, an analysis performed by a nationally recognized valuation firm to establish a fair market value of such Collateral Obligation which reflects the “bid side” price that would be paid by a willing buyer to a willing seller of such Collateral Obligation in an expedited sale on an arm’s-length basis.

"Volcker Rule": Section 13 of the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder.

"Waived Management Fee": The meaning specified in Section 11.1(e).

"Weighted Average Coupon": As of any date of determination, the number obtained by dividing:

(a)	the amount equal to the Aggregate Coupon; by

(b)	an amount equal to the Aggregate Principal Balance of all Fixed Rate Obligations as of such date of determination (excluding (1) any Deferrable Obligation to the extent of any non-cash interest and (2) the unfunded portion of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation that are Fixed Rate Obligations);

provided that with respect to any Fixed Rate Obligation that is a Permitted Withholding Tax Asset, an amount equal to any expected withholding tax (as reasonably determined by the Issuer) on such Permitted Withholding Tax Asset shall be excluded from the current per annum rate.

"Weighted Average Floating Spread": As of any date of determination, the number obtained by dividing: (a) the amount equal to (i) the Aggregate Funded Spread plus (ii) the Aggregate Unfunded Spread plus (iii) the Aggregate Excess Funded Spread; by (b) an amount equal to the Aggregate Principal Balance of all Floating Rate Obligations as of such date of determination (excluding (A) any Defaulted Obligation and (B) any Deferrable Obligation to the extent of any non-cash interest); provided, that, solely for purposes of the S&P CDO Monitor Test, the Weighted Average Floating Spread shall be determined using an Aggregate Excess Funded Spread deemed to equal zero.

"Weighted Average Life": As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by:

(I) summing the products obtained by multiplying:

(a)	the Average Life at such time of each such Collateral Obligation, by

(b)	the Principal Balance of such Collateral Obligation,

and

(II) dividing such sum by: the Aggregate Principal Balance at such time of all Collateral Obligations other than Defaulted Obligations.

For the purposes of the foregoing, the "Average Life" is, on any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Obligation and (b) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.

"Weighted Average Life Test": A test satisfied on any date of determination if the Weighted Average Life of the Collateral Obligations as of such date is less than or equal to the value in the column entitled "Weighted Average Life Value" in the table below corresponding to the immediately preceding Payment Date (or prior to the first Payment Date after the Closing Date, the Closing Date):

Payment Date (or Closing Date)	Weighted Average Life Value
Closing Date	8.00
April 2026	7.68
July 2026	7.43
October 2026	7.18
January 2027	6.93
April 2027	6.68
July 2027	6.43
October 2027	6.18
January 2028	5.92
April 2028	5.67
July 2028	5.42
October 2028	5.17
January 2029	4.92
April 2029	4.67
July 2029	4.42
October 2029	4.18
January 2030	3.93
April 2030	3.68
July 2030	3.43
October 2030	3.18
January 2031	2.93
April 2031	2.68
July 2031	2.43
October 2031	2.18
January 2032	1.93
April 2032	1.68
July 2032	1.43
October 2032	1.18
January 2033	0.92
April 2033	0.68
July 2033	0.43
October 2033	0.17
On and after January 2034	0.00

"Weighted Average S&P Recovery Rate": As of any Measurement Date, the number, expressed as a percentage and determined separately for each Class of Debt, obtained by summing the products obtained by multiplying the outstanding Principal Balance of each Collateral Obligation by its corresponding recovery rate as determined in accordance with Schedule 5 hereto, dividing such sum by the Aggregate Principal Balance of all Collateral Obligations, and rounding to the nearest tenth of a percent.

"Workout Loan": Any Restructured Loan that (x) does not satisfy one or more of the following criteria in the definition of "Collateral Obligation", but otherwise satisfies the remaining criteria set forth in such definition: clauses (ii), (viii), (x), (xxiv) (solely to the extent that an Equity Security is attached or stapled or issued in connection with such Restructured Loan and provided that, for the avoidance of doubt, any portion constituting an Equity Security or that is convertible or exchangeable for an Equity Security shall be treated as an Equity Security or a Workout Security and not as a Workout Loan), (xxv), (xxviii), (xxix) and (xxx) thereof as determined by the Portfolio Manager, (y) is no more junior in right of payment than the related Collateral Obligation that was subject to insolvency, bankruptcy, reorganization, default, workout or restructuring or similar event and (z) at the time of such acquisition (or commitment to acquire), the Portfolio Manager reasonably believes (not to be called into question as a result of subsequent events) that making such investment will (i) prevent bankruptcy or insolvency of the related Obligor, (ii) minimize material losses in connection with the related Collateral Obligation or (iii) otherwise improve recovery prospects with respect to the related Obligor or Collateral Obligation. Except to the extent provided above, the acquisition of Workout Loans will not be required to satisfy the Investment Criteria. Notwithstanding anything else to the contrary herein, a Workout Loan will be treated as a Defaulted Obligation for all purposes under this Indenture; provided that on any Business Day as of which such Workout Loan satisfies the definition of "Collateral Obligation" (as tested on such date and without giving effect to any carve-outs set forth in this definition), the Portfolio Manager may designate (by written notice to the Issuer and the Collateral Administrator) such Workout Loan as a "Collateral Obligation," and thereafter, such Workout Loan shall be treated as a Collateral Obligation for all purposes under this Indenture.

"Workout Security": An equity security (A) purchased by the Issuer with Interest Proceeds or a Contribution or (B) received by the Issuer, in the case of each of clauses (A) and (B), in connection with and resulting from the exercise of an option, a warrant, right of conversion, pre-emptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Collateral Obligation or an equity security or interest received in connection with the workout or restructuring of a Collateral Obligation. The acquisition of Workout Securities will not be required to satisfy the Investment Criteria.

"Workout Test": A test that will be satisfied if, with respect to an application of Principal Proceeds to purchase securities resulting from the exercise of an option, warrant, right of conversion or similar right, to make payments required in connection with a workout or restructuring of a Collateral Obligation or to acquire Workout Securities or Workout Loans if, immediately after giving effect to such application of Principal Proceeds, (i) the aggregate amount of Principal Proceeds applied to purchase Workout Loans and Workout Securities is no more than 5.0% of the Collateral Principal Amount, (ii) the aggregate amount of Principal Proceeds applied to purchase Workout Loans and Workout Securities, measured cumulatively from the Closing Date onward, may not exceed 10.0% of the Target Initial Par Amount, (iii) each Overcollateralization Ratio Test will be satisfied, and (iv) the Adjusted Collateral Principal Amount of all Collateral Obligations plus Eligible Investments constituting Principal Proceeds plus, without duplication, the amounts constituting Principal Proceeds on deposit in the Collection Account and the Contribution Account (to the extent such amounts in the Contribution Account have been designated as Principal Proceeds pursuant to the definition of "Permitted Use") will be at least equal to the Reinvestment Target Par Balance.

"Zero Coupon Obligation": Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi-annually or (c) pays interest only at its stated maturity.

Section 1.2.      Assumptions as to Assets

In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and reinvestment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.2 shall be applied. The provisions of this Section 1.2 shall be applicable to any determination or calculation that is covered by this Section 1.2, whether or not reference is specifically made to this Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)	All calculations with respect to Scheduled Distributions on the Assets shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b)	For purposes of calculating the Coverage Tests, except as otherwise specified in such tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations, unless such payments have actually been received in Cash.

(c)	For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (other than a Defaulted Obligation, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, to be received during the Collection Period and not reinvested in additional Collateral Obligations or Eligible Investments or retained in the Collection Account for subsequent reinvestment pursuant to Section 12.2) that, if received as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received in prior Collection Periods that were not disbursed on or prior to such date of determination.

(d)	Each Scheduled Distribution receivable with respect to an Asset shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments on the Debt or other amounts payable pursuant to this Indenture. For purposes of the applicable determinations required by Section 10.7(b)(iv), Article XII and the definition of Interest Coverage Ratio, the expected interest on the Debt and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.

(e)	References in Section 11.1(a) to calculations or determinations made on a "pro forma basis" or to the extent a Class is the Controlling Class, shall mean such calculations or determinations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.

(f)	For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Defaulted Obligations will be treated as having a Principal Balance equal to zero.

(g)	If a Collateral Obligation included in the Assets would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to clause (x) of the proviso to the definition of Defaulted Obligation, then the Current Pay Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Current Pay Obligations as of the date of determination) shall be deemed Defaulted Obligations. Each such Defaulted Obligation will be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount.

(h)	Except where expressly referenced herein for inclusion in such calculations, Defaulted Obligations will not be included in the calculation of the Collateral Quality Test.

(i)	For purposes of calculating compliance with the Investment Criteria, at the election of the Portfolio Manager in its sole discretion, any proposed investment (whether a single Collateral Obligation or a group of Collateral Obligations) identified by the Portfolio Manager as such at the time when compliance with the Investment Criteria is required to be calculated (a "Trading Plan") may be evaluated after giving effect to all sales and reinvestments proposed to be entered into within a specified period of no longer than 10 Business Days (which period does not extend over a Determination Date) following the date of determination of such compliance (such period, the "Trading Plan Period"); provided that, (i) the Portfolio Manager, on behalf of the Issuer, notifies the Collateral Trustee (who will post such notice on the Collateral Trustee's Website), the Collateral Administrator and the Rating Agency promptly upon the commencement of a Trading Plan, (ii) no Trading Plan may result in the acquisition of Collateral Obligations with an Average Life less than six months, (iii) no Trading Plan may result in the acquisition of a group of Collateral Obligations if the difference between the shortest Average Life of any Collateral Obligation in such group and the longest Average Life of any Collateral Obligation in such group is greater than three years, (iv) no Trading Plan may result in the purchase of Collateral Obligations having an Aggregate Principal Balance that exceeds 5.0% of the Collateral Principal Amount as of the first day of the Trading Plan Period, (v) no more than one Trading Plan may be in effect at any time during a Trading Plan Period and (vi) if the Investment Criteria are not satisfied with respect to any such identified reinvestment, notice will be provided to the Collateral Trustee, the Class A-1 Loan Agent, the Collateral Administrator and the Rating Agency; provided, further, that in connection with calculating compliance with the Investment Criteria in connection with any Trading Plan, the Portfolio Manager, at its discretion, may exclude from such calculations any Credit Risk Obligations sold during the applicable Trading Plan Period; provided, however, that, (x) subject to the restrictions set forth above, the Portfolio Manager may modify any Trading Plan during the related Trading Plan Period, and such modification will not be deemed to constitute a failure of such Trading Plan and (y) so long as the Investment Criteria are satisfied upon the expiry of the applicable Trading Plan Period (as it may be amended), the failure to satisfy any of the terms and assumptions specified in such Trading Plan will not be deemed to constitute a failure of such Trading Plan.

(j)	For purposes of any calculation hereunder, any Eligible Investment representing Principal Proceeds shall be deemed to be a Senior Secured Loan, until reinvested in additional Collateral Obligations. Such calculations shall be based upon the principal amount of such Eligible Investment or Collateral Obligation.

(k)	For purposes of calculating the Sale Proceeds of a Collateral Obligation in sale transactions, Sale Proceeds will include any Principal Financed Accrued Interest received in respect of such sale.

(l)	For purposes of calculating clause (i) of the Concentration Limitations, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds shall each be deemed to be a Floating Rate Obligation that is a Senior Secured Loan.

(m)	For purposes of calculating compliance with each of the Concentration Limitations, all calculations will be rounded to the nearest 0.1%. All other calculations, unless otherwise set forth herein or the context otherwise requires, shall be rounded to the nearest ten-thousandth if expressed as a percentage, and to the nearest one-hundredth if expressed otherwise.

(n)	Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.

(o)	To the fullest extent permitted by applicable law and subject to the standard of care under the Portfolio Management Agreement and the legal, contractual and fiduciary duties owed by the Portfolio Manager, including the duty to act in the best interest of the Issuer, whenever in this Indenture or any other Transaction Document the Portfolio Manager is permitted or required to make a decision in its "sole discretion," "reasonable discretion" or "discretion" or under a grant of similar authority or latitude, the Portfolio Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting any other Person. The intent of granting authority to act in its "discretion" to the Portfolio Manager is that no other party's express consent is required to be obtained by the Portfolio Manager when acting pursuant to such grant of authority under this Indenture; provided that any action taken pursuant to such grant of discretion is consistent with the legal, contractual and fiduciary duties owed by the Portfolio Manager. Subject to the Portfolio Management Agreement and applicable law, if any questions should arise with respect to the operation of the Issuer that are not specifically provided for in this Indenture, or with respect to the interpretation of this Indenture, the Portfolio Manager is authorized to make a final determination in its sole discretion with respect to any such question, and its determination and interpretation so made shall be final and binding on all parties.

(p)	Any reference in this Indenture to an amount of the Collateral Trustee's or the Collateral Administrator's fees calculated with respect to a period at a per annum rate shall be computed on the basis of a 360-day year and the actual number of days elapsed during the related Interest Accrual Period and shall be based on the Fee Basis Amount.

(q)	To the extent there is, in the reasonable determination of the Collateral Administrator or the Collateral Trustee, any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent the Collateral Administrator or the Collateral Trustee reasonably determines that more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator and/or the Collateral Trustee, as the case may be, shall be entitled to request direction from the Portfolio Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator and the Collateral Trustee, as applicable, shall be entitled to follow such direction and conclusively rely thereon without any responsibility or liability therefor.

(r)	For purposes of calculating compliance with any tests hereunder (including the Target Initial Par Condition, Collateral Quality Test and Concentration Limitations), the trade date with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.

(s)	For purposes of the definition of Collateral Obligation, the reference to the "purchase" of a Collateral Obligation shall include the purchase of an obligation with cash, the receipt of an obligation by the Issuer in connection with a Contribution and the receipt of a new obligation in connection with the redemption and re-issuance of an obligation in a cashless roll where the redemption proceeds with respect to the Collateral Obligation being redeemed are "rolled" into the new obligation.

(t)	For all purposes (including calculation of the Coverage Tests) except in connection with calculations for the Weighted Average Floating Spread, the Principal Balance of a Revolving Collateral Obligation, a Delayed Drawdown Collateral Obligation or a Workout Loan will include all unfunded commitments that have not been irrevocably reduced or withdrawn.

(u)	All calculations related to Maturity Amendments, sales of Collateral Obligations, the Investment Criteria (and definitions related to sales of Collateral Obligations and the Investment Criteria), and other tests that would be calculated cumulatively beginning on the Closing Date will be reset at zero on the date of any Optional Redemption or Refinancing of the Debt other than on any Partial Redemption Date unless the S&P Rating Condition has been satisfied with respect to the Debt that are not subject to the refinancing on such Partial Redemption Date.

(v)	Measurement of the degree of compliance with the Coverage Tests shall be required as of each date of determination occurring (i) in the case of each Overcollateralization Ratio Test, on or after the Effective Date and (ii) in the case of the Interest Coverage Test, on or after the Determination Date immediately preceding the second Payment Date after the Closing Date.

(w)	Any direction or Issuer Order required hereunder relating to the purchase, acquisition, sale, disposition or other transfer of a Collateral Obligation may be in the form of a trade ticket, confirmation of trade, instruction to post or to commit to the trade or similar instrument or document or other written instruction (including by e-mail or other electronic communication or file transfer protocol) from an Authorized Officer of the Portfolio Manager on which the Collateral Trustee may rely.

(x)	For purposes of determining whether any Overcollateralization Ratio Test will be satisfied, maintained or improved, as applicable, in connection with the acquisition of any Uptier Priming Debt or Workout Loans (including in accordance with the conditions set forth in Section 10.2(d)), any potential reduction in the Adjusted Collateral Principal Amount that would result (determined on a pro forma basis) from declining to participate in the workout or restructuring of the related Collateral Obligation (including, for the avoidance of doubt, with respect to the inability to participate in any Rolled Senior Uptier Debt), on the one hand, as compared to the Adjusted Collateral Principal Amount measured on a pro forma basis after giving effect to the acquisition of such Uptier Priming Debt or Workout Loans, participation in the related workout or restructuring and the related transactions in connection therewith, on the other hand (in each case, as determined in the commercially reasonable judgment of the Portfolio Manager), may be taken into account with respect thereto.

(y)	For purposes of calculating the Collateral Quality Test, DIP Collateral Obligations will be treated as having an S&P Recovery Rate (as applicable) equal to the S&P Recovery Rate for Senior Secured Loans.

(z)	For purposes of determining the total potential indebtedness of any Obligor of a Drop Down Asset, such total potential indebtedness of the Obligor thereof shall be deemed to include the total potential indebtedness of the Obligor of the related Subject Asset.

(aa)	In the event of any conflict between the provisions of this Indenture and those of the Class A-1 Credit Agreement, the provisions of this Indenture shall prevail.

ARTICLE II
THE DEBT

Section 2.1.         Forms Generally

The Notes and the Collateral Trustee's or Authenticating Agent's certificate of authentication thereon (the "Certificate of Authentication") shall be in substantially the forms required by this Article II, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by an Authorized Officer of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any such Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.

Section 2.2.         Forms of Notes

(a)	The forms of the Notes will be as set forth in Exhibit A hereto.

(b)	Notes of each Class will be duly executed by the Issuer and authenticated by the Collateral Trustee or the Authenticating Agent as hereinafter provided.

(c)	Except for Notes issued in the form of Certificated Notes, the Notes of each Class offered to Qualified Purchasers that are non-"U.S. persons" in offshore transactions in reliance on Regulation S will be issued initially in the form of Temporary Global Notes and with the applicable legend set forth in Exhibit A added thereto, which will be deposited on behalf of the subscribers for such Notes represented thereby with the Collateral Trustee as custodian for DTC and registered in the name of a nominee of DTC for the respective accounts of Euroclear and Clearstream. On or after the 40th day following the later of the Closing Date and the commencement of the offering of the Notes (the "Restricted Period"), beneficial interests in a Temporary Global Note of any Class of Notes may be exchanged for interests in a Regulation S Global Note of the same Class upon certification that the beneficial owner(s) of such Temporary Global Note are Qualified Purchasers that are not "U.S. persons" (as defined under Regulation S). Upon the exchange of a Temporary Global Note for a Regulation S Global Note after the Restricted Trading Period, the Regulation S Global Note will be deposited with the Collateral Trustee as custodian for DTC and registered in the name of a nominee of DTC for the account of Euroclear and Clearstream. During the Restricted Period, interests in a Temporary Global Note will not be transferable to a person that takes delivery in the form of any interest in a Rule 144A Global Note or a Certificated Note.

(d)	Except for Notes issued in the form of Certificated Notes, the Notes of each Class sold to Persons that are QIB/QPs will be issued initially in the form of one Rule 144A Global Note per Class and will be deposited on behalf of the subscribers for such Notes represented thereby with the Collateral Trustee as custodian for DTC and registered in the name of a nominee of DTC. Notes issued to an Other Account on the Closing Date that is both an Institutional Accredited Investor and a Qualified Purchaser will be issued in the form of Certificated Notes.

(e)	All of the Notes issued on the Closing Date, other than Certificated Notes issued to an Other Account, will be issued in the form of Global Notes and will be deposited, in the case of the Rule 144A Global Notes, with the Collateral Trustee as custodian for DTC and registered in the name of a nominee of DTC, and, in the case of Regulation S Global Notes, registered in the name of a nominee of DTC for the account of Euroclear and Clearstream. After the Closing Date, all of the Notes shall be in the form of Global Notes except (x) Certificated Notes held by an Other Account and (y) Certificated Notes issued following a Depository Event or upon the request of a Holder during the continuance of an Event of Default. Certificated Notes held by an Other Account may not be exchanged at any time except in connection with a transfer of such Certificated Notes in accordance with Section 2.5(f) of this Indenture.

(f)	Book Entry Provisions. This Section 2.2(f) shall apply only to Global Notes deposited with or on behalf of DTC.

(i)	The Aggregate Outstanding Amount of Global Notes may from time to time be increased or decreased by adjustments made on the records of the Collateral Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(ii)	The provisions of the "Operating Procedures of the Euroclear System" of Euroclear and the "Terms and Conditions Governing Use of Participants" of Clearstream, respectively, will be applicable to the Global Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.

(iii)	Agent Members and owners of beneficial interests in Global Notes shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Collateral Trustee, as custodian for DTC and DTC may be treated by the Issuer, the Collateral Trustee, and any agent of the Issuer or the Collateral Trustee as the absolute owner of such Note for purposes of this Indenture. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Collateral Trustee, or any agent of the Issuer or the Collateral Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(g)	CUSIPs. As an administrative convenience or in connection with a Re-Pricing of Notes, a Refinancing, an issuance of additional notes, enforcement of a "subordination agreement" within the meaning of Section 510(a) of the Bankruptcy Code or compliance with FATCA, the Issuer or the Issuer's agent may obtain a separate CUSIP or separate CUSIPs (or similar identifying numbers) for all or a portion of any Class of Notes.

Section 2.3.         Authorized Amount; Stated Maturity; Denominations

(a)	The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture and the Class A-1 Loans that may be incurred under the Class A-1 Credit Agreement is limited to U.S.$389,500,000 aggregate principal amount of Debt (except for (i) Deferred Interest with respect to the Deferred Interest Debt, (ii) Debt authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt pursuant to Section 2.5, Section 2.6 or Section 8.5 or (iii) additional debt issued or incurred in accordance with Sections 2.13 and 3.2).

(b)	Such Debt shall be divided into the Classes, having the designations, original principal amounts and other characteristics as follows:

Designation	Class A-1 Notes	Class A-1 Loans	Class A-2 Notes	Class B Notes	Class C Notes	Class D Notes
Type	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate	Senior Secured Floating Rate	Secured Deferrable Floating Rate	Secured Deferrable Floating Rate
Initial Principal Amount (U.S.$)	125,500,000	150,000,000	19,000,000	35,625,000	33,250,000	26,125,000
Target S&P Initial Rating	"AAA (sf)"	"AAA (sf)"	"AAA (sf)"	"AA (sf)"	"A (sf)"	"BBB- (sf)"
Index Maturity	3 month	3 month	3 month	3 month	3 month	3 month
Interest Rate[1]	Reference Rate + 1.47%	Reference Rate + 1.47%	Reference Rate + 1.65%	Reference Rate + 1.80%	Reference Rate + 2.10%	Reference Rate + 3.15%
Deferred Interest Debt	No	No	No	No	Yes	Yes
Re-Pricing Eligible[2]	No	No	No	No	Yes	Yes
Stated Maturity (Quarterly Payment Date in)	January 2038	January 2038	January 2038	January 2038	January 2038	January 2038
Minimum Denominations (U.S.$) (Integral Multiples)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)	$250,000 ($1)
Priority Class(es)	None	None	A-1 Notes, A-1 Loans	A-1 Notes, A-1 Loans, A-2	A-1 Notes, A-1 Loans, A-2, B	A-1 Notes, A-1 Loans, A-2, B, C
Pari Passu Class(es)	A-1 Loans	A-1 Notes	None	None	None	None
Junior Class(es)	A-2, B, C, D, Interests	A-2, B, C, D, Interests	B, C, D, Interests	C, D, Interests	D, Interests	Interests

[1]	The outstanding principal amount of the Class A-1 Notes will be U.S.$125,500,000 on the Closing Date and may be increased to up to U.S.$275,500,000 in aggregate upon the exercise of the Class A-1 Conversion Option which shall effect the conversion of the Class A-1 Loans into the Class A-1 Notes pursuant to Section 2.15 hereof. For the avoidance of doubt, the Class A-1 Loans are not being issued pursuant to this Indenture but rather the Class A-1 Loans are being incurred pursuant to the Class A-1 Credit Agreement. At the election of a Class A-1 Lender all or a portion of the outstanding principal amount of the Class A-1 Loans held by such Class A-1 Lender may be converted into Class A-1 Notes, in which case the Aggregate Outstanding Amount of the Class A-1 Notes will be increased by the amount of the Class A-1 Loans so converted and the outstanding principal amount of the Class A-1 Loans will be decreased accordingly.

[2]	The Reference Rate initially will be three-month Term SOFR; provided that Term SOFR (a) for the period from the Closing Date to but excluding the First Interest Determination End Date, will be determined by interpolating linearly (and rounding to five decimal places) between the rate reported by the Term SOFR Administrator for the next shorter period of time (relative to the length of such portion of the first Interest Accrual Period following the Closing Date) for which rates are available and the rate reported by the Term SOFR Administrator for the next longer period of time (relative to the length of such portion of the first Interest Accrual Period following the Closing Date) for which rates are available and (b) for the remainder of the first Interest Accrual Period following the Closing Date, will be three-month Term SOFR.

[3]	The spread over Term SOFR (or the stated interest rate, in the case of Fixed Rate Debt) applicable to any Class of Re-Pricing Eligible Debt may be reduced in connection with a Re-Pricing of such Class of Re-Pricing Eligible Debt, subject to the conditions set forth in Section 9.8.

(c)	The Notes will be issued in Minimum Denominations. Notes shall only be transferred or resold in compliance with the terms of this Indenture.

Section 2.4.         Execution, Authentication, Delivery and Dating

The Notes shall be executed on behalf of the Issuer by one of its Authorized Officers. The signature of such Authorized Officer on the Notes may be manual or electronic.

Notes bearing the manual or electronic signatures of individuals who were at the time of execution Authorized Officers of the Issuer, shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Collateral Trustee or the Authenticating Agent for authentication and the Collateral Trustee or the Authenticating Agent, upon Issuer Order (which Issuer Order shall be deemed to be provided upon delivery of such executed Notes), shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.

Each Note authenticated and delivered by the Collateral Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated and delivered after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.

Notes issued upon transfer, exchange or replacement of other Notes shall be issued in Minimum Denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced. In the event that any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Collateral Trustee or by the Authenticating Agent by the manual or electronic signature of one of its Authorized Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.5.         Registration, Registration of Transfer and Exchange

(a)	(i)	The Issuer shall cause the Notes to be registered and shall cause to be kept a register (the "Register") at the Corporate Trust Office in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Collateral Trustee is hereby initially appointed as "registrar" (the "Registrar") for the purpose of maintain the Register and registering Notes and transfers of such Notes in the Register. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment or until such appointment is effective, assume the duties of Registrar.

(ii)	If a Person other than the Collateral Trustee is appointed by the Issuer as Registrar, the Issuer will give the Collateral Trustee prompt written notice (with a copy to the Portfolio Manager) of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Collateral Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Collateral Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders and the principal amounts and numbers of such Notes. Upon written request at any time, the Registrar shall provide to the Issuer, the Portfolio Manager or any Holder a current list of Holders as reflected in the Register. At the expense of the Issuer and at the direction of the Issuer or the Portfolio Manager, the Collateral Trustee shall request a list of participants from the book-entry depositories and provide such list to the Issuer or the Portfolio Manager, as applicable.

(iii)	Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Issuer to be maintained as provided in Section 7.2, the Issuer shall execute, and the Collateral Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any Minimum Denomination and of a like aggregate principal or face amount.

(iv)	At the option of the Holder, Notes may be exchanged for Notes of like terms, in any Minimum Denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Issuer shall execute, and the Collateral Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.

(v)	All Notes authenticated and delivered upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(vi)	Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

(vii)	No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer, the Registrar or the Collateral Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar or the Collateral Trustee shall be permitted to request such evidence reasonably satisfactory to it documenting the identities and/or signatures of the transferor and transferee.

(b)	(i)	No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause either of the Issuer or the pool of collateral to become subject to the requirement that it register as an investment company under the Investment Company Act.

(ii)	No Note may be offered, sold, delivered or transferred (including, without limitation, by pledge or hypothecation) except (i) to (A) a Qualified Purchaser that is not a "U.S. person" (as defined under Regulation S) in accordance with the requirements of Regulation S, (B) a QIB/QP or (C) solely in the case of Certificated Notes, an IAI/QP and (ii) in accordance with any applicable law.

(iii)	[Reserved].

(iv)	No Note may be offered, sold or delivered (i) as part of the distribution by the Placement Agent at any time or (ii) otherwise until after the Restricted Period within the United States or to, or for the benefit of, "U.S. persons" (as defined under Regulation S) except in accordance with Rule 144A or an exemption from the registration requirements of the Securities Act, to Qualified Purchasers that are (x) purchasing for their own account or for the accounts of one or more Qualified Institutional Buyers for which the purchaser is acting as a fiduciary or agent or (y) solely in the case of Certificated Notes issued to an Other Account, an Institutional Accredited Investor. The Notes may be sold or resold, as the case may be, in offshore transactions to Qualified Purchasers that are non-"U.S. persons" (as defined under Regulation S) in reliance on Regulation S. No Rule 144A Global Note may at any time be held by or on behalf of any Person that is not a QIB/QP, and no Temporary Global Note or Regulation S Global Note may be held at any time by or on behalf of any Person that is either (A) not a Qualified Purchaser or (B) a U.S. person. None of the Issuer, the Collateral Trustee or any other Person may register the Notes under the Securities Act or any state or other securities laws or the applicable laws of any other jurisdiction.

(c)	No transfer of a beneficial interest in a Note will be effective if the transferee's acquisition, holding or disposition of such interest would constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in a violation of any Similar Law or other applicable law), unless an exemption is available and all conditions have been satisfied.

(d)	Notwithstanding anything contained herein to the contrary, the Collateral Trustee will not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code or the Investment Company Act; provided that, if a Transfer Certificate is specifically required by the terms of this Section 2.5 to be provided to the Collateral Trustee, the Collateral Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms; provided further, the Collateral Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Collateral Trustee is not notified of or in a position to know of any transfer requiring such a certificate to be presented by the proposed transferor or transferee.

(e)	Transfers of Global Notes shall only be made in accordance with this Section 2.5(e).

(i)	Rule 144A Global Note to Regulation S Global Note. If a holder of a beneficial interest in a Rule 144A Global Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Global Note, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Note, such holder (provided that, such holder or, in the case of a transfer, the transferee, is a Qualified Purchaser that is not a U.S. person and is acquiring such interest in an offshore transaction in accordance with Regulation S) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Note. Upon receipt by the Collateral Trustee or the Registrar of (A) instructions given in accordance with DTC's procedures from an Agent Member directing the Collateral Trustee or the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Note, but not less than the Minimum Denomination applicable to such holder's Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase and (C) a Transfer Certificate from the transferor and the transferee in the form of Exhibit B-2, then the Collateral Trustee or the Registrar shall confirm the instructions at DTC to reduce the principal amount of the Rule 144A Global Note and to increase the principal amount of the Regulation S Global Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Note equal to the reduction in the principal amount of the Rule 144A Global Note.

(ii)	Regulation S Global Note to Rule 144A Global Note. If a holder of a beneficial interest in a Regulation S Global Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Note for an interest in the corresponding Rule 144A Global Note or to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Note. Upon receipt by the Collateral Trustee or the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note, but not less than the Minimum Denomination applicable to such holder's Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase and (B) a Transfer Certificate from the transferor and the transferee in the form of Exhibit B-1, then the Registrar will confirm the instructions at DTC to reduce, or cause to be reduced, such Regulation S Global Note by the aggregate principal amount of the beneficial interest in such Regulation S Global Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Note equal to the reduction in the principal amount of such Regulation S Global Note.

(f)	Transfers and exchanges of or for Certificated Notes will only be made in accordance with this Section 2.5(f) and Section 2.10.

(i)	If a Depository Event has occurred or an Event of Default has occurred and is continuing and a holder of a Certificated Note wishes at such time to exchange its interest in such Certificated Note for one or more Certificated Notes or to transfer such Certificated Note to a Person who wishes to take delivery thereof in the form of a Certificated Note, such holder may exchange or transfer its interest upon delivery of the documents set forth in the following sentence. Upon receipt by the Registrar of (A) a Holder's Certificated Note properly endorsed for assignment to the transferee, and (B) a Transfer Certificate from the transferor and the transferee in the form of Exhibit B-3, the Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Collateral Trustee, deliver one or more Certificated Notes bearing the same designation as the Certificated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor), and in Minimum Denominations.

(ii)	If an Other Account holding a Certificated Note wishes at any time to transfer such Certificated Note to a Person who wishes to take delivery thereof in the form of an interest in a Rule 144A Global Note, such Other Account may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such Certificated Note to such Person in the form of a beneficial interest in a Rule 144A Global Note. Upon receipt by the Registrar of (A) such Other Account's Certificated Note properly endorsed for assignment to the transferee, (B) instructions given in accordance with DTC's procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in a Rule 144A Global Note in an amount equal to the Certificated Note to be transferred, but not less than the Minimum Denomination applicable to such Other Account's Certificated Notes, such instructions to contain information regarding the participant account with DTC to be credited with such increase and (C) a Transfer Certificate from the transferor and the transferee in the form of Exhibit B-1, then the Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and the Registrar shall confirm the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in a Rule 144A Global Note equal to the principal amount of the Certificated Note transferred.

(iii)	If an Other Account holding a Certificated Note wishes at any time to transfer such Certificated Note to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Note, such Other Account (provided that, the transferee is a Qualified Purchaser that is not a U.S. person and is acquiring such interest in an offshore transaction) may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such Certificated Note to such Person in the form of a beneficial interest in a Regulation S Global Note. Upon receipt by the Registrar of (A) such Other Account's Certificated Note properly endorsed for assignment to the transferee, (B) instructions given in accordance with Euroclear, Clearstream or DTC's procedures, as the case may be, from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in a Regulation S Global Note in an amount equal to the Certificated Note to be transferred, but not less than the Minimum Denomination applicable to such Other Account's Certificated Notes, such instructions to contain information regarding the participant account with DTC and the Euroclear or Clearstream account to be credited with such increase and (C) a Transfer Certificate from the transferor and the transferee in the form of Exhibit B-2, then the Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and the Registrar shall instruct DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in a Regulation S Global Note equal to the principal amount of the Certificated Note transferred.

(g)	If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Collateral Trustee and the Issuer such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Issuer (and which shall by its terms permit reliance by the Collateral Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Collateral Trustee or its Authenticating Agent, at the written direction of the Issuer shall, after due execution by the Issuer authenticate and deliver Notes that do not bear such applicable legend.

(h)	Each Person who becomes a beneficial owner of an interest in a Global Note will be deemed to have represented and agreed as follows:

(i)	In connection with the purchase of such Notes: (A) none of the Issuer, the Portfolio Manager, the Transferor, the Retention Holder, the Placement Agent, the Structuring Agents, the Collateral Trustee, the Class A-1 Loan Agent, the Collateral Administrator or any of their respective Affiliates is acting as a fiduciary or financial or investment adviser for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, the Portfolio Manager, the Transferor, the Retention Holder, the Collateral Trustee, the Class A-1 Loan Agent, the Collateral Administrator, the Placement Agent, the Structuring Agents or any of their respective Affiliates other than any statements in the Offering Circular, and such beneficial owner has read and understands the Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own independent investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Issuer, the Portfolio Manager, the Collateral Trustee, the Class A-1 Loan Agent, the Collateral Administrator, the Placement Agent, the Structuring Agents or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a Rule 144A Global Note) both (a) a "qualified institutional buyer" (as defined under Rule 144A under the Securities Act) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (b) a Qualified Purchaser for purposes of Section 3(c)(7) of the Investment Company Act (or a corporation, partnership, limited liability company or other entity (other than a trust), each shareholder, partner, member or other equity owner of which is a Qualified Purchaser) or (2) (in the case of a beneficial owner of an interest in a Regulation S Global Note) a Qualified Purchaser that is not a "U.S. person" and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer or the Portfolio Manager may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the Minimum Denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees; (K) it will not hold the Notes for the benefit of any other Person and will be the sole beneficial owner thereof for all purposes; (L) in accordance with the provisions therefor in this Indenture, it will not sell participation interests in such Notes or enter into any other arrangement pursuant to which any other Person will be entitled to a beneficial interest in the distributions on such Notes; (M) all Notes purchased directly or indirectly by it will constitute an investment of no more than 40% of its assets; and (N) such beneficial owner is not purchasing such Notes with a view to the resale, distribution or other disposition thereof in violation of the Securities Act; provided that, none of the representations set forth in clauses (A) through (C) above is made by the Portfolio Manager, any affiliate thereof, or any account or fund managed by the Portfolio Manager or any of its affiliates.

(ii)	Such beneficial owner's acquisition, holding and disposition of the Notes will not constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or in a violation of any Similar Laws or other applicable law) unless an exemption is available and all conditions have been satisfied. If the purchaser or transferee of any Note or beneficial interest therein is a Benefit Plan Investor, it will be required or deemed to represent, warrant and agree that (i) none of the Transaction Parties, nor any of their affiliates, has provided any investment advice within the meaning of Section 3(21)(A)(ii) of ERISA, and regulations thereunder, to the Benefit Plan Investor or to the Fiduciary (as defined below), in connection with its acquisition of Notes, and (ii) the Fiduciary is exercising its own independent judgment in evaluating the transaction. Such beneficial owner understands that the representations made in this clause will be deemed made on each day from the date of its acquisition of an interest in such Notes through and including the date on which it disposes of such interest. If any such representation becomes untrue, or if there is a change in its status as a Benefit Plan Investor, it will immediately notify the Collateral Trustee. It agrees to indemnify and hold harmless the Issuer, the Collateral Trustee, the Placement Agent, the Class A-1 Loan Agent, the Structuring Agents and the Portfolio Manager and their respective Affiliates from any cost, damage, or loss incurred by them as a result of any such representation being untrue.

(iii)	Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state or other securities laws for resale of such Notes. Such beneficial owner understands that neither the Issuer nor the pool of collateral has been registered under the Investment Company Act, and acknowledges that the Issuer is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.

(iv)	Such beneficial owner is aware that, except as otherwise provided in this Indenture, any Notes being sold to it in reliance on Regulation S will be represented by one or more Temporary Global Notes or Regulation S Global Notes, as applicable, and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.

(v)	Such beneficial owner will provide notice to each person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein.

(vi)	It acknowledges and agrees that the failure to provide the Issuer and the Collateral Trustee (and any of their agents) with the properly completed and signed tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a U.S. Tax Person or the appropriate IRS Form W-8 (or applicable successor form) in the case of a Person that is not a U.S. Tax Person) may result in withholding from payments in respect of the Note, including U.S. federal withholding or back-up withholding.

(vii)	Such beneficial owner agrees that it will not, prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Notes, cause a Bankruptcy Filing against the Issuer. Such beneficial owner further acknowledges and agrees that if it causes any such Bankruptcy Filing against the Issuer prior to the expiration of the period specified in the previous sentence, (A) any claim that it has against the Issuer (including under all Notes of any Class held by such Filing Holder(s)) or with respect to any Assets (including any proceeds thereof) will, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder of any Note (and each other secured creditor of the Issuer) that is not a Filing Holder, with such subordination being effective until each Note held by each Holder of any Note (and each claim of each other secured creditor of the Issuer) that is not a Filing Holder is paid in full in accordance with the Priority of Payments (after giving effect to such subordination), (B) it will promptly return or cause all amounts received by it following such Bankruptcy Filing to be returned to the Issuer and (C) it will take all necessary action to give effect to this agreement. This agreement will constitute a "subordination agreement" within the meaning of Section 510(a) of the Bankruptcy Code.

(viii)	Such beneficial owner understands and agrees that the Notes are limited recourse obligations of the Issuer, payable solely from proceeds of the Assets in accordance with the Priority of Payments and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer hereunder or in connection therewith after such realization shall be extinguished and shall not thereafter revive.

(ix)	If it is not a U.S. Tax Person, it represents and agrees that it is not and will not become a member of an "expanded group" (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if either (i) the Issuer is an entity disregarded as separate from such domestic corporation for U.S. federal income tax purposes or (ii) the Issuer is a "controlled partnership" (within the meaning of the regulations) with respect to such expanded group or an entity disregarded as separate from such controlled partnership for U.S. federal income tax purposes.

(x)	It will treat the Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law.

(xi)	It acknowledges and agrees that (A) the Collateral Trustee will provide to the Issuer and the Portfolio Manager upon reasonable request all information reasonably available to the Collateral Trustee in connection with regulatory matters, including any information that is necessary or advisable in order for the Issuer or the Portfolio Manager (or its parent or Affiliates) to comply with regulatory requirements, (B) with respect to each Certifying Person, unless such Certifying Person instructs the Collateral Trustee otherwise, the Collateral Trustee will upon request of the Issuer or the Portfolio Manager share with the Issuer and the Portfolio Manager the identity of such Certifying Person, as identified to the Collateral Trustee by written certification from such Certifying Person, (C) the Collateral Trustee will obtain and provide to the Issuer and the Portfolio Manager upon request a list of participants in DTC, Euroclear or Clearstream holding positions in the Notes, (D) upon written request, the registrar shall provide to the Issuer, the Portfolio Manager, the Placement Agent, the Structuring Agents or any Holder a current list of Holders as reflected in the Register, and by accepting such information, each Holder will be deemed to have agreed that such information will be used for no purpose other than the exercise of its rights under this Indenture and (E) the Collateral Trustee will have no liability for any such disclosure under (A) through (D) or, subject to the duties and responsibilities of the Collateral Trustee set forth in this Indenture, the accuracy thereof.

(xii)	It agrees to provide to the Issuer and the Portfolio Manager all information reasonably available to it that is reasonably requested by the Issuer or the Portfolio Manager in connection with regulatory matters, including any information that is necessary or advisable in order for the Issuer or the Portfolio Manager (or its Affiliates) to comply with regulatory requirements applicable to the Issuer or the Portfolio Manager from time to time.

(xiii)	It agrees to provide the Issuer and any relevant intermediary with any information or documentation that is required under FATCA or that the Issuer or relevant intermediary deems appropriate to enable the Issuer or relevant intermediary to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to FATCA in respect of such Note or the holder of such Note or beneficial interest therein. In addition, each purchaser and subsequent transferee of such Notes (or any interest therein) will be deemed to understand and acknowledge that the Issuer has the right under this Indenture to withhold on any holder or any beneficial owner of an interest in a Note that fails to comply with FATCA.

(xiv)	If it is not a U.S. Tax Person, it represents that either (a) it is not (i) a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (ii) a "10-percent shareholder" with respect to the issuer of the Debt (as determined for U.S. federal income tax purposes) within the meaning of Section 871(h)(3) or Section 881(c)(3)(D) of the Code, and (iii) a "controlled foreign corporation" that is related to the issuer of the Debt (as determined for U.S. federal income tax purposes) within the meaning of Section 881(c)(3)(C) of the Code; (b) it is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States; or (c) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Notes are effectively connected with the conduct of a trade or business within the United States.

(xv)	Such beneficial owner acknowledges and agrees that the Issuer has the right to compel (A) any Non-Permitted Holder or Non-Permitted ERISA Holder to sell its interest in the Notes or may sell such interest in the Notes on behalf of such Non-Permitted Holder or Non-Permitted ERISA Holder and (B) in the case of Re-Pricing Eligible Notes, any Non-Consenting Holder to sell its interest in such Notes, to sell such interest on behalf of such Non-Consenting Holder or to redeem such Notes.

(xvi)	Such beneficial owner covenants that it will not transfer all or any part of the Notes (or purport to do so) if such transfer will cause (A) the Issuer to be in violation of the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), as amended, or any similar U.S. federal or state or non-U.S. laws or regulations (collectively "Anti-Money Laundering Laws"); or (B) the Notes to be held by an entity that a U.S. person is prohibited from dealing with under the laws, regulations, and Executive Orders administered by OFAC.

(xvii)	Such beneficial owner represents and warrants that no officer, director, employee or agent of the beneficial owner has, in connection with its acquisition of the Notes, been offered or received any payment of money or any other thing of value, from the Issuer or any other person or entity, on behalf of the Issuer, for the purpose of influencing or inducing any act or decision related to such investment, or providing any improper advantage in connection with such investment, in violation of applicable anti-bribery laws and regulations, including but not limited to, the United States Foreign Corrupt Practices Act of 1977, as amended.

(xviii)	Such beneficial owner does not know or have any reason to suspect that (i) the monies used or to be used to acquire the Notes are, were or will be derived from or related to any illegal activities, including but not limited to, any activities that may contravene U.S. federal or state or non-U.S. laws and regulations, including Anti-Money Laundering Laws, or (ii) the proceeds from the beneficial owner's acquisition of the Notes will be used to finance any activities that may contravene U.S. federal or state or non-U.S. laws and regulations, including Anti-Money Laundering Laws.

(xix)	If such beneficial owner is a fund-of-funds or other entity investing on behalf of third parties, such beneficial owner represents and warrants that (A) such beneficial owner is in compliance in all material respects with all applicable Anti-Money Laundering Laws and, if applicable, with regulations administered by OFAC, (B) such beneficial owner has anti-money laundering policies and procedures in place reasonably designed to verify the identity of its beneficial owners and/or underlying investors and their sources of funds and to confirm that no beneficial owner and/or underlying investor is a party with whom a U.S. person is prohibited from dealing under regulations administered by OFAC and (C) to the best of its knowledge, such beneficial owner and its beneficial owners and/or underlying investors will not subject the Issuer to criminal or civil violations of Anti-Money Laundering Laws or of regulations administered by OFAC.

(xx)	It will indemnify the Issuer, the Collateral Trustee and their respective agents from any and all damages, cost and expenses (including any amount of taxes, fees, interest, additions to tax, or penalties) resulting from the failure by it to comply with its obligations under the Notes. The indemnification will continue with respect to any period during which such Holder held a Note, notwithstanding it ceasing to be a Holder of the Notes.

(xxi)	It understands that the foregoing representations and agreements will be relied upon by the Transaction Parties and their respective counsel, and by its purchase of the Notes it consents to such reliance.

(i)	Each Person who becomes a Holder of a Certificated Note shall be required to make the representations and agreements set forth in the applicable Transfer Certificate or, in the case of a purchase on the Closing Date, an investor representation letter.

(j)	Any purported transfer of a Note not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose whatsoever.

(k)	The Registrar, the Collateral Trustee and the Issuer shall be entitled to conclusively rely on any transferor and transferee certificate delivered pursuant to this Section 2.5 (or any certificate of ownership delivered pursuant to Section 2.10) and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation.

(l)	Neither the Collateral Trustee nor the Registrar shall be liable for any delay in the delivery of directions from DTC and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.

(m)	Each purchaser, beneficial owner and subsequent transferee of Notes or interest therein, by acceptance of such Notes or such an interest in such Notes, agrees or is deemed to agree that (A) the Transaction Documents contain limitations on the rights of the holders to institute legal or other proceedings against the Issuer, the Issuer, the Placement Agent, the Structuring Agents, the Collateral Administrator, the Collateral Trustee, the Class A-1 Loan Agent and the Portfolio Manager, (B) it will comply with the express terms of the applicable Transaction Documents if it seeks to institute any such proceeding and (C) the Transaction Documents do not impose any duty or obligation on the Issuer or its officers, shareholders, members or managers to institute on behalf of any holder, or join any holder or any other Person in instituting, any such proceeding.

(n)	Each purchaser or subsequent transferee of Certificated Notes after the Closing Date (including by way of a transfer of an interest in a Global Note) will be required to provide, and no such purchase or transfer will be recorded or otherwise recognized unless such purchaser has provided, the Issuer and the Collateral Trustee with a Transfer Certificate in the form required hereunder.

(o)	If the purchaser or transferee of any Notes or beneficial interest therein is a Benefit Plan Investor, it will be deemed to represent, warrant and agree that (i) none of the Transaction Parties or any of their respective affiliates, has provided any investment advice within the meaning of Section 3(21)(A)(ii) of ERISA to the Benefit Plan Investor, or to any fiduciary or other person investing the assets of the Benefit Plan Investor ("Fiduciary"), in connection with its acquisition of Notes, and (ii) the Fiduciary is exercising its own independent judgment in evaluating the investment in the Notes.

(p)	To the extent required by the Issuer, as determined by the Issuer or the Portfolio Manager on behalf of the Issuer, the Issuer may, upon written notice to the Collateral Trustee, impose additional transfer restrictions on the Notes to comply with the Anti-Money Laundering Laws, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.

Section 2.6.         Mutilated, Defaced, Destroyed, Lost or Stolen Note

If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Issuer, the Collateral Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Issuer, the Collateral Trustee and such Transfer Agent, and any agent of the Issuer, the Collateral Trustee and/or such Transfer Agent, such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Collateral Trustee or such Transfer Agent that such Note has been acquired by a Protected Purchaser, the Issuer shall execute and, upon Issuer Order (which Issuer Order shall be deemed to be provided upon delivery of such executed Notes), the Collateral Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

If, after delivery of such new Note, a Protected Purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Issuer, the Transfer Agent and the Collateral Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Collateral Trustee and the Transfer Agent in connection therewith.

In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Issuer in its discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.

Upon the issuance of any new Note under this Section 2.6, the Issuer, the Collateral Trustee or the applicable Transfer Agent may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Collateral Trustee) connected therewith.

Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.

The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.

Section 2.7.         Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved

(a)	Payments of interest on the Debt.

(i)	Debt of each Class shall accrue interest during each Interest Accrual Period at the applicable Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (after giving effect to payments of principal thereof on such date), except as otherwise set forth below. Payment of interest on each Class of Debt (and payments of available Interest Proceeds to the Issuer) will be subordinated to the payment of interest on each related Priority Class. Any payment of interest due on a Class of Deferred Interest Debt on any Payment Date to the extent sufficient funds are not available to make such payment in accordance with the Priority of Payments on such Payment Date, but only if one or more Priority Classes are Outstanding with respect to such Class of Deferred Interest Debt, shall constitute "Deferred Interest" with respect to such Class and shall not be considered "due and payable" for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the earliest of (i) the Payment Date on which funds are available to pay such Deferred Interest in accordance with the Priority of Payments, (ii) the Redemption Date with respect to such Class of Deferred Interest Debt and (iii) the Stated Maturity (or the earlier date of Maturity) of such Class of Deferred Interest Debt. Deferred Interest shall be payable on the first Payment Date on which funds are available to be used for such purpose in accordance with the Priority of Payments, but in any event no later than the earlier of the Business Day (A) which is the Redemption Date with respect to such Class of Deferred Interest Debt and (B) which is the Stated Maturity (or the earlier date of Maturity) of such Class of Deferred Interest Debt. Regardless of whether any Priority Class is Outstanding with respect to any Class of Deferred Interest Debt, to the extent that funds are not available on any Payment Date to pay previously accrued Deferred Interest, such previously accrued Deferred Interest will not be due and payable on such Payment Date and any failure to pay such previously accrued Deferred Interest on such Payment Date will not be an Event of Default. Interest will cease to accrue on each Note, the Class A-1 Loans, or in the case of a partial repayment, on such repaid part, from the date of repayment or the respective Stated Maturity. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class A-1 Debt or, if no Class A-1 Debt is Outstanding, any Class A-2 Notes or, if no Class A-1 Debt or Class A-2 Notes are Outstanding, any Class B Notes or, if no Class A-1 Debt, Class A-2 Notes or Class B Notes are Outstanding, any Class C Notes or, if no Class A-1 Debt, Class A-2 Notes, Class B Notes or Class C Notes are Outstanding, any Class D Notes shall accrue at the Interest Rate for such Class until paid as provided herein.

(b)	The principal of each Note of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Payments of principal on any Class of Debt which are not paid, in accordance with the Priority of Payments, on any Quarterly Payment Date (other than the Quarterly Payment Date which is the Stated Maturity (or the earlier date of Maturity) of such Class of Debt or any Redemption Date), because of insufficient funds therefor shall not be considered "due and payable" for purposes of Section 5.1(a) until the Quarterly Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.

(c)	Principal payments on the Debt will be made in accordance with the Priority of Payments and Section 9.5.

(d)	The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a U.S. Tax Person or the applicable IRS Form W-8 (or applicable successor form) (together, with all appropriate attachments) in the case of a Person that is not a U.S. Tax Person), or any other certification acceptable to it to enable the Issuer, the Collateral Trustee and any Paying Agent (including, in each case, as any such other party may instruct) to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder or beneficial owner of such Note under any present or future law or regulation of the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or pursuant to the Issuer's agreement with any governmental authority or to comply with any reporting or other requirements under any such law or regulation (including any cost basis reporting obligations) and the delivery of any information required under FATCA. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Notes. Nothing herein shall be construed to impose upon the Paying Agent a duty to determine the duties, liabilities or responsibilities of any other party described herein under any applicable law or regulation.

(e)	Payments in respect of interest on and principal of any Note and any payment with respect to any Interest will be made by the Collateral Trustee or by a Paying Agent, in Dollars to DTC or its nominee with respect to a Global Note, and to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Note, and to the Holder or its nominee with respect to a Certificated Note; provided that, (1) in the case of a Certificated Note, the Holder thereof shall have provided written wiring instructions to the Collateral Trustee or the applicable Paying Agent on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register. Upon final payment due on the Stated Maturity of a Certificated Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Collateral Trustee upon final payment; provided that, in the absence of notice to the Issuer or the Collateral Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender, if the Collateral Trustee and the Issuer shall have been furnished such security or indemnity as may be required by them to save them harmless and an undertaking thereafter to surrender such certificate. None of the Issuer, the Collateral Trustee, the Class A-1 Loan Agent, the Portfolio Manager or any Paying Agent will have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal and interest is to be made on any Note (other than on the Stated Maturity thereof), the Collateral Trustee, in the name and at the expense of the Issuer shall, not more than 30 nor less than three days prior to the date on which such payment is to be made, provide to the applicable Holders a notice which shall specify the date on which such payment will be made and the place where Certificated Notes may be presented and surrendered for such payment. All payments on the Class A-1 Loans shall be made by the Collateral Trustee or the applicable Paying Agent to the Class A-1 Loan Agent for disbursement in accordance with the Class A-1 Credit Agreement.

(f)	Payments of principal to Holders of each Class on each Payment Date shall be made ratably among the Holders of such Class in the proportion that the Aggregate Outstanding Amount of the Debt of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Debt of such Class on such Record Date.

(g)	Interest accrued with respect to the Floating Rate Debt shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360. Interest accrued with respect to the Fixed Rate Debt shall be computed on the basis of a 360-day year consisting of twelve 30-day months; provided that, if a redemption occurs on a Business Day that would not otherwise be a Payment Date, interest on such Fixed Rate Debt shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.

(h)	All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.

(i)	Notwithstanding any other provision of this Indenture and the Class A-1 Credit Agreement, the obligations of the Issuer under the Notes and this Indenture are limited recourse obligations of the Issuer, payable solely from proceeds of the Assets at such time and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture and the Class A-1 Credit Agreement, all obligations of and any remaining claims against the Issuer hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, director, employee, shareholder, manager, member or incorporator of the Issuer, the Portfolio Manager, the Collateral Trustee or their respective Affiliates, successors or assigns for any amounts payable under the Debt or this Indenture. It is understood that, except as expressly provided in this Indenture, the foregoing provisions of this paragraph (i) shall not (A) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (B) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Debt or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Debt or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(j)	Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.

Section 2.8.         Persons Deemed Owners

The Issuer, the Collateral Trustee and any agent of the Issuer or the Collateral Trustee shall treat as the owner of each Note the Person in whose name such Note is registered on the Register on the applicable Record Date for the purpose of receiving payments on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Collateral Trustee or any agent of the Issuer or the Collateral Trustee shall be affected by notice to the contrary.

Section 2.9.         Cancellation

All Notes acquired by the Issuer, surrendered for payment, registration of transfer, exchange or redemption, or mutilated, defaced or deemed lost or stolen shall be promptly cancelled by the Collateral Trustee and may not be reissued or resold. No Note may be surrendered (including in connection with any abandonment, donation, gift, contribution or other event or circumstance) except (a) for payment as provided herein, (b) for registration of transfer, exchange or redemption, (c) purchase in accordance with Section 2.14 or (d) for replacement in connection with any Note that is mutilated, defaced or deemed lost or stolen. The Issuer may not acquire any of the Notes except as described under Section 2.14. The preceding sentence shall not limit an Optional Redemption, Special Redemption, Clean-Up Call Redemption or any other redemption effected pursuant to the terms of this Indenture.

Section 2.10.       DTC Ceases to be Depository

(a)	A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof (as instructed by DTC) only if (A) such transfer complies with Section 2.5 and (B) either (x) a Depository Event has occurred or (y) an Event of Default or Enforcement Event has occurred and is continuing and such transfer is requested by the Holder of such Global Note.

(b)	Any Global Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Collateral Trustee's office located in the Borough of Manhattan, the City of New York to be so transferred, in whole or from time to time in part, without charge, and the Issuer shall execute and the Collateral Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes (pursuant to the instructions of DTC) in Minimum Denominations. Any Certificated Note delivered in exchange for an interest in a Global Note shall be in registered form and, except as otherwise provided by Section 2.5, bear the legends set forth in Exhibit A and shall be subject to the transfer restrictions referred to in such legends.

(c)	Subject to the provisions of paragraph (b) of this Section 2.10, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.

(d)	In the event of the occurrence of either of the events specified in subsection (a) of this Section 2.10, the Issuer will promptly make available to the Collateral Trustee a reasonable supply of Certificated Notes.

In the event that Certificated Notes are not so issued by the Issuer to such beneficial owners of interests in Global Notes as required by subsection (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article V (but only to the extent of such beneficial owner's interest in the Global Note) as if corresponding Certificated Notes had been issued; provided that, the Collateral Trustee shall be entitled to receive and rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit D) and/or other forms of reasonable evidence of such ownership as it may require.

Section 2.11.       Notes Beneficially Owned by Persons Not QIB/QPs or IAI/QPs or in Violation of ERISA Representations or Holder Reporting Obligations

(a)	Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any (i) Rule 144A Global Note to a U.S. person that is not a QIB/QP, (ii) Certificated Note to a U.S. person that is not an IAI/QP, a QIB/QP or a non-U.S. person that is not a Qualified Purchaser, (iii) Regulation S Global Note to a (x) U.S. person or (y) non-U.S. person that is not a Qualified Purchaser or (iv) Note to a Non-Permitted ERISA Holder and, in each case, that is not made pursuant to an applicable exemption under the Securities Act and the Investment Company Act shall be null and void and any such purported transfer of which the Issuer or the Collateral Trustee shall have notice may be disregarded by the Issuer and the Collateral Trustee for all purposes.

(b)	If any Person shall become the Holder or beneficial owner of a Note (i) in the case of a Rule 144A Global Note, that is not a QIB/QP, (ii) in the case of Certificated Notes only, that is not a QIB/QP or an IAI/QP, or that is not both a non-U.S. person and a Qualified Purchaser, (iii) in the case of a Regulation S Global Note, that is (A) a U.S. person or (B) a non-U.S. person that is a not a Qualified Purchaser, (iv) whose ownership of such Note would prevent the Issuer from having an exemption available under the Securities Act or would cause the Issuer to lose the benefit of an exemption from registration as an "investment company" under the Investment Company Act or (v) any Non-Permitted ERISA Holder (any such Person, a "Non-Permitted Holder"), the Issuer shall, promptly after discovery that such Person is a Non-Permitted Holder by the Issuer or the Collateral Trustee (or upon notice to the Issuer from the Collateral Trustee if a Bank Officer of the Collateral Trustee obtains actual knowledge or if it makes the discovery (who agrees to notify the Issuer, with a copy to the Portfolio Manager, of such discovery, if any)), send notice to such Non-Permitted Holder, with a copy to the Portfolio Manager, demanding that such Non-Permitted Holder transfer its Notes or interest therein to a Person that is not a Non-Permitted Holder within 30 days (or, in the case of a Non-Permitted ERISA Holder, seven days) after the date of such notice. If such Non-Permitted Holder fails to so transfer its Notes or interest therein, the Issuer or the Portfolio Manager acting on behalf of the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest therein to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Portfolio Manager (on its own or acting through an investment bank or other financial intermediary selected by the Portfolio Manager at the Issuer's expense), acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes, and selling such Notes to the highest such bidder; provided that the Portfolio Manager, its Affiliates and Other Accounts shall be entitled to bid in any such sale. However, the Issuer (or the Portfolio Manager on behalf of the Issuer) may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes agrees to cooperate with the Issuer, the Portfolio Manager and the Collateral Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Collateral Trustee or the Portfolio Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.12.       Deduction or Withholding from Payments on Notes; No Gross Up.

If the Issuer is required to deduct or withhold tax from, or with respect to, payments to any Holder of the Notes for any Tax, then the Collateral Trustee or other Paying Agent, as applicable, shall deduct, or withhold, the amount required to be deducted or withheld and remit to the relevant taxing authority such amount. Without limiting the generality of the foregoing, the Collateral Trustee, the Class A-1 Loan Agent, the Paying Agent or the Issuer may withhold any amount that it determines is required to be withheld from any amounts otherwise distributable to any Holder of a Note. The Issuer shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of any withholding or deduction for, or on account of, any Tax imposed on payments in respect of the Notes. The amount of any withholding tax or deduction with respect to any Holder shall be treated as cash distributed to such Holder at the time it is withheld or deducted by the Collateral Trustee or Paying Agent and remitted to the appropriate taxing authority.

Section 2.13.      Additional Issuance

(a)	At any time during the Reinvestment Period or, solely in the case of a Risk Retention Issuance, during and after the Reinvestment Period, the Issuer may issue and sell additional notes of any one or more new classes of notes that are fully subordinated to the existing Notes (or to the most junior class of notes of the Issuer issued pursuant to this Indenture, if any class of Notes issued pursuant to this Indenture other than the Notes is then Outstanding (such additional notes, "Junior Mezzanine Notes")) and/or additional notes of any one or more existing Classes and use the net proceeds to purchase additional Collateral Obligations or as otherwise permitted under this Indenture, subject to satisfaction by the Issuer of the conditions set forth in Section 3.2 and provided that, the following conditions are met:

(i)	the Portfolio Manager, the Retention Holder and a Supermajority of the Interests each consent in writing prior to such issuance; provided that, only the consent of the Portfolio Manager and the Retention Holder shall be required if additional notes are being issued in order to comply with the U.S. Risk Retention Rules;

(ii)	solely in the case of an additional issuance of any Class A-1 Notes (other than any such additional issuance that is a Risk Retention Issuance or that is being made contemporaneously with a Refinancing or an Optional Redemption of the Class A-1 Notes), a Majority of the Class A-1 Notes consents to such issuance;

(iii)	in the case of additional notes of any one or more existing Classes (other than a Risk Retention Issuance), the aggregate principal amount of Notes of such Class issued in all additional issuances may not exceed 100% of the respective original aggregate principal amount of the Notes of such Class, except that a larger proportion of Junior Mezzanine Notes may be issued;

(iv)	in the case of additional notes of any one or more existing Classes, the terms of the notes issued must be identical to the respective terms of previously issued Notes of the applicable Class (except that the interest due on additional notes will accrue from the issue date of such additional notes) and, the interest rate and price of such notes do not have to be identical to those of the initial Notes of that Class but, in the case of the Notes, the interest rate spread over the Reference Rate may not exceed the interest rate spread over the Reference Rate applicable to the initial Notes of that Class;

(v)	in the case of additional notes of an existing Class of Notes, such additional notes must be issued at a Cash sales price equal to or greater than the principal amount thereof;

(vi)	in the case of additional notes of any one or more existing Classes, unless only Junior Mezzanine Notes are being issued or in the case of a Risk Retention Issuance, additional notes of all Classes must be issued and such issuance of additional notes must be proportional across all Classes;

(vii)	the Issuer notifies the Rating Agency of such issuance prior to the issuance date;

(viii)	the proceeds of any additional notes (net of fees and expenses incurred in connection with such issuance) shall be treated as Principal Proceeds and used to purchase additional Collateral Obligations, to invest in Eligible Investments or be applied pursuant to the Priority of Payments or, solely with the proceeds of an issuance of Junior Mezzanine Notes, applied as otherwise permitted under this Indenture (including any Permitted Use);

(ix)	unless only Junior Mezzanine Notes are being issued or in the case of a Risk Retention Issuance, the degree of compliance with respect to each Coverage Test is maintained or improved immediately after giving effect to such issuance and the application of the proceeds thereof;

(x)	Tax Advice shall be delivered to the Issuer to the effect that (A) such additional issuance shall not result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code and (B) any additional Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C Notes or Class D Notes will be treated as debt for U.S. federal income tax purposes; provided, however, that the Tax Advice described in clause (x)(B) will not be required with respect to any additional Notes that bear a different CUSIP number (or equivalent identifier) from the Notes of the same Class that are Outstanding at the time of the additional issuance;

(xi)	the Issuer shall comply with the requirements of Section 2.5, 7.9 and 8.1, as applicable;

(xii)	in the case of any issuance of Junior Mezzanine Notes, either (A) Tax Advice is delivered to the Collateral Trustee to the effect that such Junior Mezzanine Notes will be treated as debt for U.S. federal income tax purposes, or (B) (1) unless otherwise specified in a signed investor representation letter in connection with the date such Junior Mezzanine Notes are issued, each purchaser or transferee of any such note or any beneficial interest therein shall be deemed to represent that it is not a Benefit Plan Investor or a Controlling Person, that for so long as it holds such notes, it will not be a Benefit Plan Investor or a Controlling Person and, if it is subject to Similar Law, its acquisition and holding of such notes will not cause the Issuer to be subject to any Similar Law, (2) any such Junior Mezzanine Notes sold to Persons that have represented (or are deemed to have represented) that they are Benefit Plan Investors or Controlling Persons shall be issued in the form of Certificated Notes and (3) no transfer of an interest in any such Junior Mezzanine Note to a proposed transferee that has represented that it is a Benefit Plan Investor or Controlling Person will be effective, and the Collateral Trustee, the Registrar and the Issuer will not recognize any such transfer, if to their knowledge, based on representations made or deemed to have been made by holders of such Junior Mezzanine Notes, such transfer would result in Benefit Plan Investors owning 25% or more of the Aggregate Outstanding Amount of such class of Junior Mezzanine Notes as determined in accordance with the Plan Asset Regulation and the Indenture; provided that, for purposes of the foregoing calculation, (x) the investment by a Benefit Plan Investor shall be treated as plan assets for purposes of calculating the 25% threshold under the significant participation test in accordance with the Plan Asset Regulation only the extent of the percentage of the equity interests in such entity held by Benefit Plan Investors and (y) any such Junior Mezzanine Note held by any Controlling Person shall be excluded and treated as not Outstanding; provided, further, that, for the avoidance of doubt, if clause (xii)(A) above is not satisfied with respect to any Junior Mezzanine Notes issued after the Closing Date, the Registrar shall not recognize any acquisition or transfer of Junior Mezzanine Notes if it knows, based on representations made or deemed to have been made by the owners of such notes or any interest therein that such transfer would result in 25% or more (or such lesser percentage determined by the Portfolio Manager and notified to the Collateral Trustee) of the Aggregate Outstanding Amount of the class of Junior Mezzanine Notes to be transferred being held by Benefit Plan Investors, as calculated pursuant to the Plan Asset Regulation and this Indenture, and (x) an Officer's certificate of the Issuer shall be delivered to the Collateral Trustee stating that the applicable conditions of this Section 2.13(a) have been satisfied;

(xiii)	immediately after giving effect to such additional issuance, no Event of Default shall have occurred and be continuing; and

(xiv)	the Collateral Trustee has received an Officer's certificate from the Issuer (or the Portfolio Manager on behalf of the Issuer) certifying that the conditions to such additional issuance are satisfied.

(b)	Any such additional issuance will be effected in a manner that will allow the Issuer to accurately provide the information described in Treasury Regulations section 1.1275-3(b)(1)(i).

(c)	Such additional notes of an existing Class may be offered at prices that differ from the applicable initial offering price.

(d)	Any additional notes of an existing Class issued as described above will, to the extent reasonably practicable (and other than in the case of a Risk Retention Issuance), be offered first to Holders of such Class in such amounts as are necessary to preserve their pro rata holdings of Notes of such Class. Notwithstanding the foregoing, the Portfolio Manager and its Affiliates shall be afforded priority to purchase additional notes to the extent required, as determined by the Portfolio Manager in its sole discretion, to comply with the U.S. Risk Retention Rules.

(e)	Notwithstanding the foregoing, the Issuer may, with the written consent of the Portfolio Manager and the Issuer, at any time issue Junior Mezzanine Notes to any Person for any reason and the proceeds of such issuance shall be treated as Principal Proceeds or Interest Proceeds, as designated by the Portfolio Manager in its sole discretion.

Section 2.14.       Issuer Purchases of Notes

(a)	The Portfolio Manager, on behalf of the Issuer, may, during the Reinvestment Period only:

(i)  use Principal Proceeds (other than any such Principal Proceeds described in clause (a)(ii) below) to purchase the Notes (or beneficial interests therein), in whole or in part, pursuant to a Note Purchase Offer (as defined below) and in accordance with, and subject to, the terms described in this Section 2.14; and

(ii)  use proceeds from Contributions accepted and received into the Contribution Account (at the direction of the related Contributor or, if no such direction, in the reasonable discretion of the Portfolio Manager) to purchase the Notes (or beneficial interests therein), in whole or in part, through a tender offer, in the open market or in privately negotiated transactions (in each case, subject to applicable law), and in accordance with, and subject to, clauses (c), (d) and (e) below.

The Collateral Trustee shall cancel as described under Section 2.9 any such purchased Notes surrendered to it for cancellation, or, in the case of any Global Notes, the Collateral Trustee shall decrease the Aggregate Outstanding Amount of such Global Notes in its records by the full par amount of the purchased Notes, and instruct DTC or its nominee, as the case may be, to conform its records.

(b)	To effect a purchase of Notes with Principal Proceeds pursuant to clause (a)(i) above, the Portfolio Manager on behalf of the Issuer shall, by notice to the Holders of the Notes of such Class, offer to purchase all or a portion of the Notes (the "Note Purchase Offer"). The Note Purchase Offer shall specify (i) the purchase price (as a percentage of par), which must be at a discount from par, (ii) the maximum amount of Principal Proceeds that will be used to effect such purchase and (iii) the length of the period during which such offer will be open for acceptance. In connection with any such purchase by the Issuer, the Issuer shall also pay accrued interest through the date of such purchase from Interest Proceeds. Pursuant to the terms of the offer each such Holder shall have the right, but not the obligation, to accept such offer in accordance with its terms. If the Aggregate Outstanding Amount of Notes of the relevant Class held by Holders who accept such offer exceeds the amount of Principal Proceeds specified in such offer, a portion of the Notes of each accepting Holder shall be purchased pro rata based on the respective principal amount held by each such Holder, subject to the Minimum Denomination applicable to such Holder's Notes.

(c)	An Issuer purchase of the Notes may not occur unless each of the following conditions is satisfied:

(i)	(A)	such purchases of Notes shall occur in the following sequential order of priority: first, the Class A-1 Notes, until the Class A-1 Notes are retired in full; second, the Class A-2 Notes, until the Class A-2 Notes are retired in full; third, the Class B Notes, until the Class B Notes are retired in full; fourth, the Class C Notes until the Class C Notes are retired in full; and fifth, the Class D Notes until the Class D Notes are retired in full;

(B)	each such purchase shall be effected only at prices discounted from par;

(C)	each Coverage Test is satisfied immediately prior to each such purchase and will be satisfied, maintained or improved after giving effect to such purchase;

(D)	to the extent that Sale Proceeds are used to consummate any such purchase, either (I) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test (other than the S&P CDO Monitor Test) will be satisfied after giving effect to such purchase or (II) if any such requirement or test was not satisfied immediately prior to such purchase, such requirement or test will be maintained or improved after giving effect to such purchase;

(E)	no Event of Default shall have occurred and be continuing; and

(F)	each such purchase shall otherwise be conducted in accordance with applicable law;

(ii)	the Collateral Trustee has received an Officer's certificate of the Portfolio Manager to the effect that the Note Purchase Offer has been provided to the holders of the Class of Notes subject to the purchase offer, and the conditions in Section 2.14(c)(i) have been satisfied as determined in good faith by the Portfolio Manager; and

(iii)	prior notice of such purchase shall have been provided to the Rating Agency.

(d)	Any Notes purchased by the Issuer shall be surrendered to the Collateral Trustee for cancellation in accordance with Section 2.9; provided that, any Notes purchased by the Issuer on a date that is later than a Record Date but prior to the related Payment Date will not be cancelled until the day following the Payment Date; provided, further, that for purposes of calculation of the Overcollateralization Ratio, any Notes purchased by the Issuer pursuant to this Section 2.14 shall be deemed to remain Outstanding until all Notes of the applicable Class and each Priority Class in the Debt Payment Sequence have been retired or redeemed in full, having an Aggregate Outstanding Amount equal to the Aggregate Outstanding Amount as of the date of surrender, reduced proportionately with, and to the extent of, any payments of principal on Notes of the same Class thereafter.

(e)	In connection with any purchase of Notes pursuant to this Section 2.14, the Issuer, or the Portfolio Manager on its behalf, may by Issuer Order provide direction to the Collateral Trustee to take actions the Issuer, or the Portfolio Manager on its behalf, deems necessary to give effect to the other provisions of this Indenture that may be affected by such purchase of the Notes; provided that, no such direction may conflict with any express provision of this Indenture, including a requirement to obtain the consent of the Holders prior to taking any such action.

Section 2.15.       Conversion of Class A-1 Loans to Class A-1 Notes.

(a)	Subject to the applicable provisions in the Class A-1 Credit Agreement, upon written notice from one or more Converting Class A-1 Lenders to the Collateral Trustee, the Class A-1 Loan Agent, the Portfolio Manager, the Issuer and the Rating Agency in the form set forth in the Class A-1 Credit Agreement, the Converting Class A-1 Lender may elect any Business Day (each such Business Day, a "Class A-1 Conversion Date") upon which all or a portion of the Aggregate Outstanding Amount of the Class A-1 Loans shall be converted into Class A-1 Notes in the manner provided for in such written notice; provided that the Class A-1 Conversion Date shall be no earlier than the fifth Business Day following the date such notice is delivered (or such earlier date as may be reasonably agreed among the Converting Class A-1 Lender, the Class A-1 Loan Agent, the Portfolio Manager and the Collateral Trustee) and may not be between a Record Date or a Determination Date (whichever is earlier) and a Payment Date; provided further, that each such conversion shall be in an amount equal to or greater than U.S.$250,000. If such Converting Class A-1 Lender is converting its Class A-1 Loans into Class A-1 Notes in the form of interests in a Global Note, the Collateral Trustee must receive (A) instructions given in accordance with DTC's procedures from an agent member directing the Registrar to credit or cause to be credited a beneficial interest in the applicable Global Note in an amount equal to the Class A-1 Loans being converted and (B) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase. On a Class A-1 Conversion Date, the Aggregate Outstanding Amount of the Class A-1 Notes will be increased by the current Aggregate Outstanding Amount of the Class A-1 Loans so converted and if the entire amount of the Class A-1 Loans is converted, the Class A-1 Loans will cease to be Outstanding and will be deemed to have been repaid in full for all purposes under this Indenture, other than in respect of any interest payable on the next succeeding Payment Date to the Class A-1 Lender of such Class A-1 Loans for the portion of the related Interest Accrual Period occurring prior to the Class A-1 Conversion Date, which interest shall be payable on the Class A-1 Notes as set forth in the Class A-1 Credit Agreement. The Collateral Trustee shall either (A) if such Holder is converting its Class A-1 Loans into Class A-1 Notes in the form of interests in Global Notes, approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the applicable Global Note equal to the principal amount of the Class A-1 Loans converted or (B) if such Holder is converting its Class A-1 Loans into Class A-1 Notes in the form of Certificated Notes, upon execution by the Issuer, authenticate and deliver one or more Certificated Notes representing Class A-1 Notes registered in the name of the applicable Holder, in an Aggregate Outstanding Amount equal to the principal amount of the Class A-1 Loans being converted by such Holder. Interest accrued on the Class A-1 Loans since the prior Payment Date (or, if no Payment Date has occurred since the incurrence of such Class A-1 Loans, the Closing Date or other date of incurrence, as applicable) will, as of the Class A-1 Conversion Date, be deemed to have been outstanding on the Class A-1 Notes since such prior Payment Date (or, if no Payment Date has occurred since the incurrence of such Class A-1 Loans, the Closing Date or other date of incurrence, as applicable) and will thereafter accrue at the Interest Rate for the Class A-1 Notes; provided that, if the Class A-1 Loans to be converted have been assigned since the prior Payment Date (or, if no Payment Date has occurred since the incurrence of such Class A-1 Loans, the Closing Date or other date of incurrence, as applicable), then the Class A-1 Conversion Date shall only occur on a Payment Date (after the payment, in accordance with Section 3.4 of the Class A-1 Credit Agreement, of any interest accrued on the portion of the Class A-1 Loan that have been so converted). No Class A-1 Notes or any other Class of Notes may be converted into Class A-1 Loans.

(b)	The Issuer, the Portfolio Manager and the Converting Class A-1 Lender shall provide reasonable assistance to the Collateral Trustee and the Class A-1 Loan Agent in connection with such conversion, including, but not limited to, providing applicable instructions to DTC, the Collateral Trustee, the Class A-1 Loan Agent, the Loan Registrar and the Note Registrar, as applicable.

(c)	If a Class A-1 Conversion Option is exercised during an Interest Accrual Period during which the Class A-1 Loans have been assigned pursuant to the terms of the Class A-1 Credit Agreement, the Collateral Trustee shall pay all accrued and unpaid interest on the Class A-1 Notes on the related Payment Date to the holder of such Debt on the applicable Record Date.

(d)	Each Class A-1 Lender may elect, in its sole discretion, to exercise a Class A-1 Conversion Option concurrently with an assignment of all or a portion of its Class A-1 Loans (a "Class A-1 Assignment/Conversion") such that the effective date of the assignment occurs on the related Class A-1 Conversion Date and the assignee receives Class A-1 Notes (or interest therein) in lieu of the portion of the Class A-1 Loans being assigned. Any assignment made in connection with a Class A-1 Assignment/Conversion shall meet the requirements for an assignment set forth in the Class A-1 Credit Agreement. Any Class A-1 Lender electing to make a Class A-1 Assignment/Conversion shall deliver to the Collateral Trustee, the Class A-1 Loan Agent, the Portfolio Manager and the Issuer at least five Business Days prior to the Class A-1 Conversion Date, (w) an executed assignment agreement, (x) a completed notice substantially in the form set forth in the Class A-1 Credit Agreement, (y) the required assignment fee and (z) any other information reasonably required by the Collateral Trustee or the Class A-1 Loan Agent, including information required under applicable "know your customer" regulations. The assignee of such Class A-1 Loans shall deliver to the Collateral Trustee, the Class A-1 Loan Agent, the Portfolio Manager and the Issuer at least five Business Days prior to the Class A-1 Conversion Date a transferee representation letter substantially in the form of Exhibit B-1 or B-3, as applicable.

ARTICLE III
CONDITIONS PRECEDENT

Section 3.1.         Conditions to Issuance of Notes on Closing Date

(a)	The Notes to be issued on the Closing Date shall be registered in the names of the respective Holders thereof and executed by the Issuer and delivered to the Collateral Trustee for authentication and thereupon the same shall be authenticated and delivered by the Collateral Trustee upon Issuer Order and upon receipt by the Collateral Trustee of the following:

(i)	Officer's Certificate of the Issuer Regarding Corporate Matters. An Officer's certificate of the Issuer (A) evidencing the authorization by Resolution of the execution and delivery of this Indenture, the Class A-1 Credit Agreement, the Portfolio Management Agreement, the Collateral Administration Agreement, the Loan Sale Agreement, the Account Agreement and the Placement Agreement, the execution, authentication and delivery of the Notes and the incurrence of the Class A-1 Loans and specifying the Stated Maturity, principal amount and Interest Rate of each Class of Debt to be authenticated and delivered and (B) certifying that (1) the copy of the Resolution attached thereto is a true and complete copy thereof, (2) such Resolution has not been rescinded and is in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)	Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the performance by the Issuer of its obligations under this Indenture, the Class A-1 Credit Agreement, the Portfolio Management Agreement and the Collateral Administration Agreement or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the performance by the Issuer of its obligations under this Indenture, the Portfolio Management Agreement, the Placement Agreement and the Collateral Administration Agreement except as has been given (provided that, the opinions delivered pursuant to Section 3.1(a)(iii) below may satisfy this requirement).

(iii)	U.S. Counsel Opinions. Opinions of Dechert LLP, special U.S. counsel to the Issuer and the Portfolio Manager, Richards, Layton & Finger, P.A., special Delaware counsel to the Issuer, and Alston & Bird LLP, counsel to the Collateral Trustee, the Class A-1 Loan Agent and the Collateral Administrator, each dated the Closing Date.

(iv)	[Reserved].

(v)	Officer's Certificate of Issuer Regarding Indenture. An Officer's certificate of the Issuer stating that, to the best of the signing Officer's knowledge, the Issuer is not in default under this Indenture and that the issuance of the Notes and the incurrence of the Class A-1 Loans will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes and the incurrence of the Class A-1 Loans have been complied with; that all expenses due or accrued with respect to the Offering of such Notes and the incurrence of the Class A-1 Loans or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made; and that all of its representations and warranties contained in this Indenture are true and correct as of the Closing Date.

(vi)	Portfolio Management Agreement, Collateral Administration Agreement and Account Agreement. An executed counterpart of the Portfolio Management Agreement, the Collateral Administration Agreement and the Account Agreement.

(vii)	Certificate of the Portfolio Manager. An Officer's certificate of the Portfolio Manager, dated as of the Closing Date, to the effect that with respect to each Collateral Obligation to be Delivered by the Issuer on the Closing Date, and immediately before the Delivery of such Collateral Obligation on the Closing Date, to the best of the Portfolio Manager's knowledge:

(A)	each Collateral Obligation in the Schedule of Collateral Obligations satisfies the requirements of the definition of "Collateral Obligation";

(B)	the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations is true and correct and such schedule is complete with respect to each such Collateral Obligation;

(C)	the Issuer purchased or entered into each Collateral Obligation in the Schedule of Collateral Obligations in compliance with Section 12.2; and

(D)	the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired, identified for acquisition or entered into binding commitments to purchase on or prior to the Closing Date for settlement on or after the Closing Date is approximately U.S.$465,000,000.

(viii)	Grant of Collateral Obligations. Contemporaneous with the issuance or incurrence and sale of the Debt on the Closing Date, the Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer's right, title and interest in and to the Collateral Obligations pledged to the Collateral Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including each promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.3 shall have been effected which requirement shall be deemed satisfied by delivery of the Issuer's certificate described in clause (ix) below.

(ix)	Certificate of the Issuer Regarding Assets. An Officer's certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that, with respect to each Collateral Obligation pledged to the Collateral Trustee for inclusion in the Assets, on the Closing Date and immediately prior to Delivery thereof:

(A)	the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date, (ii) those Granted pursuant to or permitted by this Indenture, (iii) encumbrances arising from due bills, if any, with respect to interest, or a portion thereof, accrued on such Collateral Obligation prior to the first Payment Date and owed by the Issuer to the seller of such Collateral Obligation and (iv) any other Permitted Liens;

(B)	the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (A) above;

(C)	the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture and the Account Agreement;

(D)	the Issuer has full right to Grant a security interest in and assign and pledge all of its right, title and interest in such Collateral Obligation to the Collateral Trustee;

(E)	based on the certificate of the Portfolio Manager delivered pursuant to Section 3.1(a)(vii), the information set forth with respect to such Collateral Obligation in the Schedule of Collateral Obligations is true and correct;

(F)	upon Grant by the Issuer, the Collateral Trustee has a first priority perfected security interest in such Collateral Obligation (assuming that any Clearing Corporation, intermediary or other entity not within the control of the Issuer involved in the Delivery of such Collateral Obligation takes the actions required of it for perfection of that interest), except as permitted by this Indenture; and

(G)	based on the certificate of the Portfolio Manager delivered pursuant to Section 3.1(a)(vii), the Aggregate Principal Balance of the Collateral Obligations which the Issuer has purchased, acquired, identified for acquisition or has entered into binding commitments to purchase prior to the Closing Date for settlement on or after the Closing Date is approximately U.S.$465,000,000.

(x)	Rating Letter. An Officer's certificate of the Issuer to the effect that it has received a true and correct copy of a letter from S&P and confirming that each Class of Debt has been assigned the applicable Initial Rating and that such ratings are in effect on the Closing Date.

(xi)	Accounts. Evidence of the establishment of each of the Accounts.

(xii)	Certificate for Deposit of Funds into Accounts. The Closing Date Certificate, dated as of the Closing Date, authorizing deposits of funds into the Accounts identified therein.

(xiii)	Other Documents. Such other documents as the Collateral Trustee may reasonably require; provided that, nothing in this clause (xiv) shall imply or impose a duty on the part of the Collateral Trustee to require any other documents.

Section 3.2.         Conditions to Additional Issuance

(a)	Any additional notes to be issued in accordance with Section 2.13 may be executed by the Issuer and delivered to the Collateral Trustee, in the case of additional notes, for authentication and thereupon the same shall be authenticated and delivered by the Collateral Trustee upon Issuer Order and upon receipt by the Collateral Trustee of the following:

(i)	Officer's Certificate of the Issuer Regarding Corporate Matters. An Officer's certificate of the Issuer (A) evidencing the authorization by Resolution of the execution, authentication and delivery of the notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate (if applicable) of the notes applied for by it and the incurrence of the Class A-1 Loans (B) certifying that (1) the attached copy of the Resolution is a true and complete copy thereof, (2) such Resolution has not been rescinded and is in full force and effect on and as of the date of issuance and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.

(ii)	Governmental Approvals. From the Issuer either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the additional notes or (B) an Opinion of Counsel of the Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such additional notes except as has been given.

(iii)	Officer's Certificate of Issuer Regarding Indenture. An Officer's certificate of the Issuer stating that, to the best of the signing Officer's knowledge, the Issuer is not in default under this Indenture and that the issuance of the additional notes nor the incurrence of the Class A-1 Loans applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that the provisions of Section 2.13 and all conditions precedent provided in this Indenture relating to the authentication and delivery of the additional notes applied for by it and the incurrence of the Class A-1 Loans have been complied with; that all expenses due or accrued with respect to the offering of such debt or relating to actions taken on or in connection with the additional issuance have been paid or reserves therefor have been made; and that all of its representations and warranties contained herein are true and correct as of the date of additional issuance or incurrence.

(iv)	Supplemental Indenture. A fully executed counterpart of any supplemental indenture making such changes to this Indenture if necessary to permit such additional issuance or incurrence.

(v)	[Reserved].

(vi)	Issuer Order for Deposit of Funds into Accounts. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of the net proceeds of the issuance into the Collection Account for use pursuant to Section 10.2.

(vii)	Evidence of Required Consents. A certificate of the Portfolio Manager consenting to such additional issuance and satisfactory evidence of the consent of the holder of the Interests to such issuance (which may be in the form of an Officer's certificate of the Issuer).

(viii)	Issuer Order for Deposit of Funds into Expense Reserve Account. An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the date of the additional issuance, authorizing the deposit of the requisite portion of the proceeds (if any), as directed by the Issuer (or the Portfolio Manager on behalf of the Issuer) to the Collateral Trustee, of such additional issuance into the Expense Reserve Account for use pursuant to Section 10.3(d).

(ix)	Evidence of Required Consents. Satisfactory evidence of the consent to such issuance by the Portfolio Manager.

(x)	Other Documents. Such other documents as the Collateral Trustee may reasonably require; provided that, nothing in this clause (x) shall imply or impose a duty on the part of the Collateral Trustee to require any other documents.

Section 3.3.         Delivery of Collateral Obligations and Eligible Investments

(a)	The Portfolio Manager, on behalf of the Issuer, shall Deliver or cause to be Delivered, on or prior to the Closing Date (with respect to the initial Collateral Obligations) and within two (2) Business Days after the related Cut-Off Date (with respect to any additional Collateral Obligations) to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the "Custodian") or the Bank, as applicable, all Assets in accordance with the definition of "Deliver."

(b)	The Custodian appointed hereby shall act as custodian for the Issuer and as custodian, agent and bailee for the Collateral Trustee on behalf of the Secured Parties for purposes of perfecting the Collateral Trustee's security interest in those Assets in which a security interest is perfected by Delivery of the related Assets to the Custodian. Initially, the Custodian shall be U.S. Bank Trust Company, National Association. Any successor custodian shall be an Eligible Custodian. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Collateral Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Collateral Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X; as to which in each case the Collateral Trustee shall have entered into the Account Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Collateral Trustee.

(c)	Each time that the Portfolio Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Portfolio Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Collateral Trustee in accordance with this Indenture. The security interest of the Collateral Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Collateral Trustee, be released. The security interest of the Collateral Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.

ARTICLE IV
SATISFACTION AND DISCHARGE; ILLIQUID ASSETS; LIMITATION ON
ADMINISTRATIVE EXPENSES

Section 4.1.         Satisfaction and Discharge of Indenture

This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest that accrued prior to Maturity (and to the extent lawful and enforceable, interest on due and unpaid accrued interest) thereon, (iv) the rights, obligations and immunities of the Portfolio Manager hereunder and under the Portfolio Management Agreement and of the Collateral Administrator under the Collateral Administration Agreement, (v) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Collateral Trustee and payable to all or any of them (subject to Section 2.7(i)) and (vi) the rights, protections, indemnities and immunities of the Collateral Trustee hereunder and the Bank in its other capacities hereunder and the other Transaction Documents, and the obligations of the Collateral Trustee hereunder in connection with the foregoing clauses (i) through (v) and otherwise under this Article IV (and the Collateral Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:

(a)	(x) either:

(i)	all Notes theretofore authenticated and delivered to Holders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 or (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Collateral Trustee for cancellation and the Class A-1 Loans have been repaid in full pursuant to the Class A-1 Credit Agreement; or

(ii)	all Notes not theretofore delivered to the Collateral Trustee for cancellation and the Class A-1 Loans not theretofore repaid in full by the Class A-1 Loan Agent (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Collateral Trustee for the giving of notice of redemption by the Issuer pursuant to Sections 9.4 or 9.7 and the Issuer has irrevocably deposited or caused to be deposited with the Collateral Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America (provided that, the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated "AAA" by S&P, in an amount sufficient, as recalculated in writing by a firm of Independent certified public accountants which are nationally recognized) sufficient to pay and discharge the entire indebtedness on such Class A-1 Loans and the Notes, for principal and interest payable thereon under this Indenture to the date of such deposit (in the case of Debt which has become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Collateral Trustee a valid perfected security interest in such cash or obligations that is of first priority or free of any adverse claim, as applicable, and shall have furnished an Opinion of Counsel with respect to the creation and perfection of such security interest; provided that, this subsection (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded; and

(y)            the Issuer has paid or caused to be paid all other sums payable by the Issuer hereunder and under the Collateral Administration Agreement and the Portfolio Management Agreement; or

(b)	all Assets of the Issuer that are subject to the lien of this Indenture have been realized and the proceeds thereof have been distributed, in each case in accordance with this Indenture, and the Accounts have been closed;

provided that, in each case, the Issuer has delivered to the Collateral Trustee an Officer's certificate (which may rely on information provided by the Collateral Trustee or the Collateral Administrator as to the Cash, Collateral Obligations, Equity Securities and Eligible Investments included in the Assets), stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Collateral Trustee, the Portfolio Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1. 6.3, 6.6, 6.7, 7.1, 7.3, 13.1 and 14.15 shall survive.

Section 4.2.         Application of Trust Money

All Cash and obligations deposited with the Collateral Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Debt and this Indenture and the Class A-1 Credit Agreement, including, without limitation, the Priority of Payments, to the payment of principal and interest (or other amounts with respect to the Interests), either directly or through any Paying Agent, as the Collateral Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3.         Repayment of Monies Held by Paying Agent

In connection with the satisfaction and discharge of this Indenture with respect to the Debt, all Monies then held by any Paying Agent other than the Collateral Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Collateral Trustee to be held and applied pursuant to Section 7.3 and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

Section 4.4.         Disposition of Illiquid Assets

(a)	If the Assets consist exclusively of Illiquid Assets, Eligible Investments and/or Cash, the Portfolio Manager may request bids with respect to each such Illiquid Asset as described below after providing notice to the Holders and requesting that any Holder that wishes to bid on any such Illiquid Asset notify the Collateral Trustee (with a copy to the Portfolio Manager) of such intention within 15 Business Days after the date of such notice. The Collateral Trustee shall, after the end of such 15 Business Day period, offer the Illiquid Assets for sale as determined and directed by the Portfolio Manager (in a manner and according to terms determined by the Portfolio Manager (including from Persons identified to the Collateral Trustee by the Portfolio Manager) and pursuant to sale documentation provided by the Portfolio Manager) and, if any Holder so notifies the Collateral Trustee that it wishes to bid, such Holder shall be included in the distribution of sale offering or bid solicitation material in connection therewith and thereby given an opportunity to participate with other bidders, if any. The Collateral Trustee shall request bids for the sale of each such Illiquid Asset, in accordance with the procedures established by the Portfolio Manager, from (i) at least three Persons identified to the Collateral Trustee by the Portfolio Manager that make a market in or specialize in obligations of the nature of such Illiquid Asset, (ii) the Portfolio Manager, (iii) each Holder that so notified the Collateral Trustee that it wishes to bid and (iv) in the case of a public sale, any other participating bidders, and the Collateral Trustee shall have no responsibility for the sufficiency or acceptability of such procedures for any purpose or for any results obtained. The Collateral Trustee shall notify the Portfolio Manager promptly of the results of such bids. Subject to the requirements of applicable law, (x) if the aggregate amount of the highest bids received (if any) is greater than or equal to U.S.$100,000, the Issuer shall sell each Illiquid Asset to the highest bidder (which may include the Portfolio Manager and its Affiliates) and (y) if the aggregate amount of the highest bids received is less than U.S.$100,000 or no bids are received, the Collateral Trustee shall dispose of the Illiquid Assets as directed by the Portfolio Manager in its reasonable business judgment, which may include (with respect to each Illiquid Asset) (I) selling it, at no cost to the Collateral Trustee, to the highest bidder (which may include the Portfolio Manager and its Affiliates) if a bid was received; (II) donating it, at no cost to the Collateral Trustee, to a charitable organization designated by the Portfolio Manager; (III) returning it to its issuer or Obligor for cancellation or (IV) abandonment.

(b)	Notwithstanding the foregoing, the Collateral Trustee shall not be under any obligation to dispose of or offer for sale any Illiquid Assets pursuant to clause (a) above if the Collateral Trustee is not reasonably satisfied that payment of all expenses, costs and liabilities to be incurred by the Collateral Trustee in connection with such disposition or offer, as the case may be, are indemnified or provided for in a manner acceptable to the Collateral Trustee. In addition, the Collateral Trustee shall not dispose of Illiquid Assets in accordance with Section 4.4(a) if directed not to do so, at any time following notice of such disposal and prior to release, or acceptance of an offer for sale, of such Illiquid Asset, by a Majority of the Interests; provided that, arrangements satisfactory to the Collateral Trustee have been made to pay for any accrued and unpaid Administrative Expenses and any additional Administrative Expenses (including any dissolution and discharge expenses) reasonably expected to be incurred (after giving effect to Section 4.5). If the Collateral Trustee is so directed and no satisfactory arrangements for payment have been made, then the Collateral Trustee shall be entitled to disregard such direction and shall have no liability for taking or omitting to take any action in respect of such direction. In any event, the Collateral Trustee shall have no liability for the results of any such sale or disposition of Illiquid Assets, including, without limitation, if the proceeds received, if any, are insufficient to pay all outstanding Administrative Expenses in full.

Section 4.5.         Limitation on Obligation to Incur Administrative Expenses

If at any time the sum of (i) the amount of the Eligible Investments, (ii) Cash and (iii) amounts reasonably expected to be received by the Issuer in Cash during the current Collection Period (as determined by the Portfolio Manager) is less than the Dissolution Expenses, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Administrative Expenses as otherwise required by this Indenture to any Person or entity other than the Collateral Trustee, the Class A-1 Loan Agent, the Collateral Administrator (or any other capacity in which the Bank is acting pursuant to the Transaction Documents) and their respective Affiliates, including for Opinions of Counsel in connection with supplemental indentures pursuant to Article VIII, annual opinions under Section 7.6, services of legal advisors and accountants under Sections 7.17 and 10.9 and fees of the Rating Agency under Section 7.14, and failure to pay such amounts or provide or obtain such opinions, reports or services shall not constitute a Default hereunder, and the Collateral Trustee (or the Bank in any other capacity) shall have no liability for any failure to obtain or receive any of the foregoing opinions, reports or services. The foregoing shall not, however, limit, supersede or alter any right afforded to the Collateral Trustee under this Indenture (or the Bank in any other capacity) to refrain from taking action in the absence of its receipt of any such opinion, report or service which it reasonably determines is necessary for its own protection.

ARTICLE V
REMEDIES

Section 5.1.         Events of Default

"Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)	a default in the payment, when due and payable, of (i) any interest on any Class A-1 Debt, Class A-2 Note or Class B Note or, if there are no Class A-1 Debt, Class A-2 Notes or Class B Notes Outstanding, any Class C Note or, if there are no Class A-1 Debt, Class A-2 Notes, Class B Notes or Class C Notes Outstanding, any Class D Note and, in each case, the continuation of any such default for seven Business Days, or (ii) any principal of, or interest or Deferred Interest on, or any Redemption Price in respect of, any Note at its Stated Maturity or on any Redemption Date (other than a Special Redemption Date or any Redemption Date with respect to which the notice of redemption has been withdrawn in accordance with this Indenture); provided, that (x) in the case of a default under clause (i) or (ii) (other than such a default with respect to the payment of interest on or principal of the Class A-1 Debt only) where (A) such default is due solely to a delayed or failed settlement of any Asset sale by the Issuer (or the Portfolio Manager on the Issuer's behalf), (B) the Issuer (or the Portfolio Manager on the Issuer's behalf) had entered into a binding agreement for the sale of such Asset prior to the applicable date on which such payment is due and payable, (C) such delayed or failed settlement is due solely to circumstances beyond the control of the Issuer and the Portfolio Manager and (D) the Issuer (or the Portfolio Manager on the Issuer's behalf) has used commercially reasonable efforts to cause such settlement to occur prior to such date and without such delay or failure, then such default will not be an Event of Default unless such failure continues for 60 calendar days, (y) in the case of a default resulting from a failure to disburse due to an administrative error or omission by the Portfolio Manager, the Collateral Trustee, the Class A-1 Loan Agent, the Collateral Administrator, the Registrar or any Paying Agent, such default will not be an Event of Default unless such failure continues for 10 Business Days after a Bank Officer of the Collateral Trustee receives written notice or has actual knowledge of such administrative error or omission (irrespective of whether the cause of such administrative error or omission has been determined) and (z) in the case of any default on any Redemption Date (other than a Special Redemption Date) with respect to which the notice of redemption has not been withdrawn in accordance with this Indenture, such default will not be an Event of Default unless such default continues for a period of seven or more Business Days;

(b)	the failure on any Payment Date to disburse amounts in excess of $100,000 that are available in the Payment Account with respect to any amount payable in connection with the Debt, in each case, in accordance with the Priority of Payments and continuation of such failure for a period of 10 Business Days; provided, that in the case of a default resulting from a failure to disburse due to an administrative error or omission by the Portfolio Manager, the Collateral Trustee, the Class A-1 Loan Agent, the Collateral Administrator, the Registrar or any Paying Agent or is due to another non-credit related reason, such default will not be an Event of Default unless such failure continues for 10 Business Days after a Bank Officer of the Collateral Trustee receives written notice or has actual knowledge of such administrative error or omission, irrespective of whether the cause of such administrative error or omission has been determined;

(c)	either of the Issuer or the Assets becomes an investment company required to be registered under the Investment Company Act (and such requirement has not been eliminated after a period of 45 days);

(d)	except as otherwise provided in this Section 5.1, a default in any material respect in the performance, or breach in any material respect, of any other covenant or other agreement of the Issuer in this Indenture or the Class A-1 Credit Agreement (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, Collateral Quality Test or Coverage Test is not an Event of Default, except to the extent provided in clause (g) below), or the failure of any material representation or warranty of the Issuer made in this Indenture, the Class A-1 Credit Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in all material respects when the same shall have been made, which default, breach or failure has a material adverse effect on the Holders, and the continuation of such default, breach or failure for a period of 45 Business Days after notice by the Collateral Trustee or the Class A-1 Loan Agent at the direction of the Holders of a Majority of the Controlling Class to the Issuer and the Portfolio Manager specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; provided that, if the Issuer (as notified to the Collateral Trustee by the Portfolio Manager in writing), has commenced curing such default, breach or failure during such 45 Business Day period specified above, such default, breach or failure shall not constitute an Event of Default under this clause (d) unless it continues for a period of 60 Business Days (in lieu of, but not in addition to, such 45 Business Day period specified above); provided, further, that the failure to effect a Refinancing, Optional Redemption or Re-Pricing Amendment will not be an Event of Default;

(e)	the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Bankruptcy Code or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or ordering the winding-up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(f)	the institution by the Issuer of Proceedings to have the Issuer adjudicated as bankrupt or insolvent, or the consent of the Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by the Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer in furtherance of any such action or the members of the Issuer passing a resolution (in accordance with the Issuer LLCA) to have the Issuer wound up on a voluntary basis; or

(g)	on any Measurement Date on which any Class A-1 Debt is Outstanding, failure of the percentage equivalent of a fraction, (i) the numerator of which is equal to (1) the sum of (x) the Aggregate Principal Balance of the Collateral Obligations, excluding Defaulted Obligations and (y) without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds plus (2) the aggregate Market Value of all Defaulted Obligations on such date and (ii) the denominator of which is equal to the Aggregate Outstanding Amount of the Class A-1 Debt, to equal or exceed 102.5%.

Promptly upon obtaining knowledge of the occurrence of an Event of Default, (i) the Issuer, (ii) the Collateral Trustee and (iii) the Portfolio Manager shall notify each other. Upon the occurrence of an Event of Default known to a Bank Officer of the Collateral Trustee, the Collateral Trustee shall, not later than three Business Days thereafter, notify the Holders, each Paying Agent, DTC and the Rating Agency of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).

Section 5.2.         Acceleration of Maturity; Rescission and Annulment

(a)	If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)), the Collateral Trustee may (with the written consent of a Supermajority of the Controlling Class), and shall (upon the written direction of a Supermajority of the Controlling Class), by notice to the Issuer, the Collateral Trustee, the Portfolio Manager and the Rating Agency, declare the principal of the Debt to be immediately due and payable, and upon any such declaration the principal of the Debt, together with all accrued and unpaid interest thereon (including, in the case of Deferred Interest Debt, any Deferred Interest) through the date of acceleration and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) or (f) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Debt, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Collateral Trustee or any Holder.

(b)	At any time after such a declaration of acceleration of Maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Collateral Trustee as hereinafter provided in this Article V, a Supermajority of the Controlling Class by written notice to the Issuer, the Collateral Trustee, the Rating Agency and the Portfolio Manager, may rescind and annul such declaration and its consequences if:

(i)	The Issuer has paid or deposited with the Collateral Trustee a sum sufficient to pay:

(A)	all unpaid installments of interest and principal then due and payable on the Debt (other than the non-payment of amounts that have become due solely due to acceleration);

(B)	to the extent that the payment of such interest is lawful, interest upon any Deferred Interest at the applicable Interest Rate; and

(C)	all unpaid taxes and Administrative Expenses (subject to the Administrative Expense Cap) of the Issuer and other sums paid or advanced by the Collateral Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Base Management Fee and any other amounts then payable by the Issuer hereunder prior to such Administrative Expenses and such Base Management Fees; and

(ii)	it has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Debt that has become due solely by such acceleration, have (A) been cured, and a Supermajority of the Controlling Class by written notice to the Collateral Trustee, with a copy to the Portfolio Manager, has agreed with such determination (which agreement shall not be unreasonably withheld), or (B) been waived as provided in Section 5.14.

No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon. Any Hedge Agreement in effect upon such declaration of an acceleration must remain in effect until liquidation of the Assets has begun and such declaration is no longer capable of being rescinded or annulled; provided that, the Issuer shall nevertheless be entitled to designate an early termination date under and in accordance with the terms of such Hedge Agreement.

Section 5.3.            Collection of Indebtedness and Suits for Enforcement by Collateral Trustee

The Issuer covenants that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Note, it will, upon demand of the Collateral Trustee, pay to the Collateral Trustee, for the benefit of the Holder of such Note, the whole amount, if any, then due and payable on such Note for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Collateral Trustee and its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Collateral Trustee, in its own name and as trustee of an express trust, may, and shall upon the written direction of a Supermajority of the Controlling Class (subject to the Collateral Trustee's rights hereunder, including pursuant to Section 6.1(c)(iv) and Section 6.3(d)), institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other Obligor upon the Debt and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

If an Event of Default or Enforcement Event occurs and is continuing, the Collateral Trustee may in its discretion, and shall (subject to its rights hereunder, including pursuant to Section 6.1(c)(iv) and Section 6.3(d)) upon written direction of the Supermajority of the Controlling Class, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Collateral Trustee shall deem most effectual (if no such direction is received by the Collateral Trustee) or as the Collateral Trustee may be directed by the Supermajority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Collateral Trustee by this Indenture or by law.

In case there shall be pending Proceedings relative to the Issuer or any other Obligor upon the Debt under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other Obligor or its property, or in the case of any other comparable Proceedings relative to the Issuer or other Obligor upon the Debt, or the creditors or property of the Issuer or such other Obligor, the Collateral Trustee, regardless of whether the principal of any Note shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Collateral Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(a)	to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debt upon direction by a Majority of the Controlling Class and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Trustee (including any claim for reasonable compensation to the Collateral Trustee and each predecessor Collateral Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Collateral Trustee and each predecessor Collateral Trustee, except as a result of negligence or bad faith) and of the Holders of the Debt allowed in any Proceedings relative to the Issuer or other Obligor upon the Debt or to the creditors or property of the Issuer or such other Obligor;

(b)	unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Debt upon the written direction of a Majority of the Controlling Class, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(c)	to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Collateral Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Holders of the Debt to make payments to the Collateral Trustee, and, in the event that the Collateral Trustee shall consent to the making of payments directly to the Holders of the Debt to pay to the Collateral Trustee such amounts as shall be sufficient to cover reasonable compensation to the Collateral Trustee, each predecessor Collateral Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Collateral Trustee and each predecessor Collateral Trustee except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Collateral Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holders of the Debt, any plan of reorganization, arrangement, adjustment or composition affecting the Debt or any Holder thereof, or to authorize the Collateral Trustee to vote in respect of the claim of any Holders of the Debt, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

In any Proceedings brought by the Collateral Trustee on behalf of the Holders of the Debt (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Collateral Trustee shall be a party), the Collateral Trustee shall be held to represent all the Holders of the Debt.

Notwithstanding anything in this Section 5.3 to the contrary, the Collateral Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).

Section 5.4.            Remedies

(a)	If the Maturity of the Debt has been accelerated as provided in Section 5.2(a) and such acceleration and its consequences have not been rescinded and annulled as provided in Section 5.2(b) (an "Enforcement Event"), the Issuer agrees that the Collateral Trustee may, and shall, upon written direction (with a copy to the Portfolio Manager) of a Supermajority of the Controlling Class (subject to the Collateral Trustee's rights hereunder, including pursuant to Section 6.1(c)(iv) and Section 6.3(d)), to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)	institute Proceedings for the collection of all amounts then payable on the Debt or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

(ii)	sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with this Section 5.4 and Section 5.17;

(iii)	institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

(iv)	exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Collateral Trustee and the Holders of the Debt hereunder (including exercising all rights of the Collateral Trustee under the Account Agreement); and

(v)	exercise any other rights and remedies that may be available at law or in equity;

provided that, the Collateral Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).

The Collateral Trustee may, but need not, obtain and rely upon an opinion or advice of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) experienced in structuring and distributing securities similar to the Debt, which may be the Placement Agent, the Structuring Agents or other appropriate advisors, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Debt, which opinion or advice shall be conclusive evidence as to such feasibility or sufficiency and the cost of which shall be commercially reasonable.

(b)	If an Event of Default as described in Section 5.1(d) has occurred and is continuing the Collateral Trustee may, and at the written direction of the Holders of a Majority of the Controlling Class in accordance with Section 5.8(b) shall (subject to the Collateral Trustee's rights hereunder, including pursuant to Section 6.1(c)(iv) and Section 6.3(d)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section 5.1(d), and enforce any equitable decree or order arising from such Proceeding.

(c)	Subject to clause (e) below, upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party, and any Affiliate of the Issuer may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability.

Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Collateral Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.

Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Issuer, the Collateral Trustee and the Holders of the Debt, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

(d)	Notwithstanding any other provision of this Indenture, none of the Collateral Trustee, the Secured Parties or the beneficial owners or Holders of any Debt may (and the beneficial owners and Holders of each Class of Debt agree, for the benefit of all beneficial owners and Holders of each Class of Debt, that they shall not), prior to the date which is one year (or if longer, any applicable preference period then in effect) plus one day after the payment in full of all Debt, institute against, or join any other Person in instituting against, the Issuer, any bankruptcy, winding-up, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation Proceedings, or other Proceedings under U.S. federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to estop, the Collateral Trustee, any Secured Party or any Holder (i) from taking any action prior to the expiration of the aforementioned period in (A) any case or Proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency Proceeding filed or commenced by a Person other than the Collateral Trustee, such Secured Party or such Holder, respectively, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, winding-up, moratorium or liquidation Proceeding.

(e)	Notwithstanding anything to the contrary set forth herein, prior to the public sale of any Collateral Obligation made under the power of sale hereby given in connection with an acceleration or other exercise of remedies, the Collateral Trustee shall offer each of the Transferor and the Portfolio Manager or an Affiliate thereof a right of first refusal to purchase such Collateral Obligation (exercisable within two Business Days after the related bid is provided by the Portfolio Manager to the Collateral Trustee) at a price equal to the highest bid price determined by two of the nationally recognized loan pricing services identified in clause (i) of the definition of Market Value received by the Portfolio Manager (and provided to the Collateral Trustee) in accordance with this Indenture (or if only one bid price is available, such bid price). The Collateral Trustee shall have no responsibility or liability for (i) selling a Collateral Obligation to the Transferor or the Portfolio Manager or an Affiliate thereof as described above, or the inability of any such party to provide a firm bid or (ii) any delay, failure or loss of value in liquidating a Collateral Obligation as a result of the requirements above.

Section 5.5.            Optional Preservation of Assets

(a)	If an Event of Default has occurred and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)) or an Enforcement Event has occurred (unless the Collateral Trustee has commenced remedies pursuant to Section 5.4), then the Portfolio Manager may continue to direct sales and other dispositions, and purchases, of Collateral Obligations in accordance with and to the extent permitted pursuant to Article XII and Section 4.4. If an Event of Default has occurred and is continuing or an Enforcement Event has occurred, the Collateral Trustee shall retain the Assets securing the Debt intact (subject to the rights of the Portfolio Manager pursuant to the preceding sentence), collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Debt in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII, unless:

(i)	the Collateral Trustee, pursuant to Section 5.5(c) and in consultation with the Portfolio Manager, determines that the anticipated proceeds of a sale or liquidation of all or any portion of the Assets (after deducting the anticipated reasonable expenses of any such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Debt for principal and interest (including accrued and unpaid Deferred Interest) and all other amounts that, pursuant to the Priority of Payments, are required to be paid prior to such payments on such Debt (including any amounts due and owing, and any amounts anticipated to be due and owing), as Administrative Expenses (without regard to the Administrative Expense Cap), and the Portfolio Manager and a Majority of the Controlling Class agrees with such determination; or

(ii)	in the case of an Event of Default pursuant to Sections 5.1(a), (e), (f) or (g) (without regard to the occurrence of any other Event of Default prior or subsequent to the occurrence of such Event of Default), (x) for so long as any Class A-1 Debt remains Outstanding, a Supermajority of the Class A-1 Debt directs the sale and liquidation of the Assets and (y) at any time when no Class A-1 Debt is Outstanding, a Supermajority of each Class of Debt (voting separately by Class) directs the sale and liquidation of the Assets; or

(iii)	in the case of an Event of Default pursuant to Sections 5.1(b), (c) or (d), a Supermajority of each Class of the Debt (voting separately by Class) directs the sale and liquidation of the Assets.

Directions by Holders under clauses (ii) and (iii) above will be effective when delivered to the Issuer, the Collateral Trustee and the Portfolio Manager. For the avoidance of doubt, for the purposes of this Section 5.5, the Class A-1 Debt will constitute and vote together as a single Class and the Class A-2 Notes will constitute and vote together as a single Class.

(b)	Nothing contained in Section 5.5(a) shall be construed to require the Collateral Trustee to sell the Assets securing the Debt if the conditions set forth in clause (i), (ii) or (iii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Collateral Trustee to preserve the Assets securing the Debt if prohibited by applicable law.

(c)	In determining whether the condition specified in Section 5.5(a)(i) exists, the Collateral Trustee shall obtain, with the cooperation and assistance of the Portfolio Manager, bid prices with respect to each security contained in the Assets from two nationally recognized dealers (as specified (if possible) by the Portfolio Manager in writing) at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security. In the event that the Collateral Trustee, with the reasonable cooperation of the Portfolio Manager, is only able to obtain bid prices with respect to each Asset from one nationally recognized dealer (as specified by the Portfolio Manager in writing) at the time making a market in such Assets, the Collateral Trustee shall compute the anticipated proceeds of the sale or liquidation on the basis of such one bid price for each such Asset. If the Collateral Trustee is unable to obtain any bids, the condition specified in Section 5.5(a)(i) shall be deemed to not be satisfied. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Collateral Trustee may retain and rely on an opinion or advice of an Independent investment banking firm of national reputation or other appropriate advisors (the cost of which shall be commercially reasonable and payable as an Administrative Expense).

The Collateral Trustee shall deliver to the Holders and the Portfolio Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Collateral Trustee shall make the determinations required by Section 5.5(a)(i) at the written request of a Supermajority of the Controlling Class at any time during which the second sentence of Section 5.5(a) applies; provided that, any such request made more frequently than once in any 90-day period shall be at the expense of such requesting party or parties.

(d)	The Collateral Trustee shall promptly give written notice to each Rating Agency then rating any Debt that remains Outstanding of any such liquidation of the Assets (or subsequent rescission thereof) pursuant to this Section 5.5.

Section 5.6.            Collateral Trustee May Enforce Claims Without Possession of Debt

All rights of action and claims under this Indenture or under any of the Debt may be prosecuted and enforced by the Collateral Trustee without the possession of any of the Debt or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Collateral Trustee shall be brought in its own name as trustee and any recovery of judgment shall be applied as set forth in Section 5.7.

Section 5.7.            Application of Money Collected

Following the commencement of exercise of remedies by the Collateral Trustee pursuant to Section 5.4, any Money collected by the Collateral Trustee with respect to the Debt pursuant to this Article V and any Money that may then be held or thereafter received by the Collateral Trustee with respect to the Debt hereunder shall be applied, subject to Section 13.1 and in accordance with the Special Priority of Payments, at the date or dates fixed by the Collateral Trustee. Upon the final distribution of all proceeds of any liquidation effected hereunder, the provisions of Section 4.1(b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8.            Limitation on Suits

No Holder of any Debt shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture or the Class A-1 Credit Agreement, any other Transaction Document, any of the Debt or any other matter related thereto, or for the appointment of a receiver or trustee, or for any other remedy hereunder or under the Class A-1 Credit Agreement, unless:

(a)	such Holder previously has given to the Collateral Trustee (with a copy to the Portfolio Manager) written notice of an Event of Default;

(b)	the Holders of a Majority of the Controlling Class shall have made a written request upon the Collateral Trustee to institute Proceedings in respect of such Event of Default in its own name as Collateral Trustee hereunder and such Holder or Holders have provided the Collateral Trustee indemnity or security reasonably satisfactory to the Collateral Trustee against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities to be incurred in compliance with such request;

(c)	the Collateral Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity to the Collateral Trustee, has failed to institute any such Proceeding; and

(d)	no direction inconsistent with such written request has been given to the Collateral Trustee during such 30-day period by a Supermajority of the Controlling Class; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Debt of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Debt of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Debt of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

In the event the Collateral Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than a Majority of the Controlling Class, the Collateral Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Collateral Trustee, in its sole discretion, may determine what action, if any, shall be taken.

Section 5.9.            Unconditional Rights of Holders to Receive Principal and Interest

Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note (including, in the case of Deferred Interest Debt, any Deferred Interest), as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Section 5.4 and Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Debt ranking junior to Debt still Outstanding shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Note ranking senior to such Note remains Outstanding, which right shall be subject to the provisions of Section 5.4(d) and Section 5.8, and shall not be impaired without the consent of any such Holder.

Section 5.10.          Restoration of Rights and Remedies

If the Collateral Trustee or any Holder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Trustee or to such Holder, then and in every such case the Issuer, the Collateral Trustee and the Holder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Collateral Trustee and the Holder shall continue as though no such Proceeding had been instituted.

Section 5.11.          Rights and Remedies Cumulative

No right or remedy herein conferred upon or reserved to the Collateral Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.12.          Delay or Omission Not Waiver

No delay or omission of the Collateral Trustee or any Holder of Debt to exercise any right or remedy accruing upon any Event of Default or Enforcement Event shall impair any such right or remedy or constitute a waiver of any such Event of Default or Enforcement Event or an acquiescence therein or of a subsequent Event of Default or Enforcement Event. Every right and remedy given by this Article V or by law to the Collateral Trustee or to the Holders of the Debt may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Trustee or by the Holders of the Debt.

Section 5.13.          Control by Supermajority of Controlling Class

Notwithstanding any other provision of this Indenture, a Supermajority of the Controlling Class shall have the right following the occurrence, and during the continuance of, an Event of Default or Enforcement Event to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Collateral Trustee or exercising any trust or power conferred upon the Collateral Trustee under this Indenture; provided, that:

(a)	such direction shall not conflict with any rule of law or with any express provision of this Indenture;

(b)	the Collateral Trustee may take any other action deemed proper by the Collateral Trustee that is not inconsistent with such direction; provided, that subject to Section 6.1, the Collateral Trustee need not take any action that it determines might involve it in liability (unless the Collateral Trustee has received the indemnity as set forth in clause (c) below);

(c)	the Collateral Trustee shall have been provided with security or indemnity reasonably satisfactory to it; and

(d)	notwithstanding the foregoing, any direction to the Collateral Trustee to undertake a Sale and liquidation of the Assets must satisfy the requirements of Section 5.5.

Section 5.14.          Waiver of Past Defaults

Prior to the time a judgment or decree for payment of the Money due has been obtained by the Collateral Trustee, as provided in this Article V, a Majority of the Controlling Class may on behalf of the Holders of all the Debt waive (i) any past Event of Default, (ii) any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default and (iii) any future occurrence that would give rise to an Event of Default of a type previously waived and its consequences, except any such Event of Default or occurrence:

(a)	in the payment of the principal of or interest on any Note (which may be waived only with the consent of the Holder of such Note);

(b)	in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or

(c)	in respect of a representation contained in Section 7.19 (which may be waived by a Majority of the Controlling Class if the S&P Rating Condition is satisfied).

In the case of any such waiver, the Issuer, the Collateral Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto. The Collateral Trustee shall promptly give written notice of any such waiver to the Rating Agency, the Portfolio Manager and each Holder.

Upon any such waiver (other than a waiver of a future event), such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture. Any waiver of any future occurrence must be revocable by a Majority of the Controlling Class, and may also be specifically limited to a designated period of time.

Section 5.15.          Undertaking for Costs

All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Collateral Trustee for any action taken, or omitted by it as the Collateral Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Collateral Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16.          Waiver of Stay or Extension Laws

The Issuer covenants (to the extent that they may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent permitted by law) hereby expressly waives all benefit or advantage of any such law or rights, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.

Section 5.17.          Sale of Assets

(a)	The power to effect any sale (a "Sale") of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Collateral Trustee may upon notice to the Holders (with a copy to the Portfolio Manager), and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale; provided, that this Section 5.17 shall be qualified in its entirety by reference to Section 5.4(e). The Collateral Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that, the Collateral Trustee and the Portfolio Manager shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

(b)	Subject to Section 5.4(e), the Collateral Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Debt or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses (including costs and expenses of counsel and agents) incurred by the Collateral Trustee in connection with such Sale notwithstanding the provisions of Section 6.7. The Debt need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Debt. The Collateral Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

(c)	If any portion of the Assets consists of securities issued without registration under the Securities Act ("Unregistered Securities"), the Collateral Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of a Majority of the Controlling Class, seek a no action position from the Securities and Exchange Commission or any other relevant federal or state regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.

(d)	The Collateral Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Collateral Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Collateral Trustee's authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.

(e)	Without limiting any rights of any party under Section 5.4(e), and notwithstanding any prior notice delivered thereunder, the Collateral Trustee shall provide notice as soon as reasonably practicable of any public Sale to the Holders of the Interests, and the Holders of the Interests and the Portfolio Manager shall be permitted to participate in any such public Sale to the extent permitted by applicable law and to the extent such Holders or the Portfolio Manager, as applicable, meet any applicable eligibility requirements with respect to such Sale.

Section 5.18.          Action on the Debt

The Collateral Trustee's right to seek and recover judgment on the Debt or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Collateral Trustee or the Holders shall be impaired by the recovery of any judgment by the Collateral Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

ARTICLE VI
THE COLLATERAL TRUSTEE

Section 6.1.            Certain Duties and Responsibilities

(a)	Except during the occurrence and continuation of an Event of Default:

(i)	the Collateral Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture or the Class A-1 Credit Agreement against the Collateral Trustee; and

(ii)	in the absence of bad faith on its part, the Collateral Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, advice or opinions furnished to the Collateral Trustee and conforming to the requirements of this Indenture; provided that, in the case of any such certificates, advice or opinions which by any provision hereof are specifically required to be furnished to the Collateral Trustee, the Collateral Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer's certificate furnished by the Portfolio Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Collateral Trustee within 15 days after such notice from the Collateral Trustee, the Collateral Trustee shall so notify the Holders (with a copy to the Portfolio Manager).

(b)	If an Event of Default actually known to the Collateral Trustee has occurred and is continuing, the Collateral Trustee shall, prior to the receipt of directions, if any, from a Majority (or Supermajority, as applicable) of the Controlling Class, or such other percentage or Class as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, including providing direction to the Collateral Trustee on behalf of the Holders and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

(c)	No provision of this Indenture shall be construed to relieve the Collateral Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)	this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

(ii)	the Collateral Trustee shall not be liable for any error of judgment made in good faith by a Bank Officer, unless it shall be proven that the Collateral Trustee was negligent in ascertaining the pertinent facts;

(iii)	the Collateral Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Portfolio Manager in accordance with this Indenture and/or a Majority (or such other percentage as may be required by the terms hereof) of the Controlling Class (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Collateral Trustee, or exercising any trust or power conferred upon the Collateral Trustee, under this Indenture;

(iv)	no provision of this Indenture shall require the Collateral Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it unless such risk or liability relates to the performance of its ordinary services, including providing notices under Article V, under this Indenture; and

(v)	in no event shall the Collateral Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Collateral Trustee has been advised of the likelihood of such losses or damages and regardless of such action.

(d)	For all purposes under this Indenture, the Collateral Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Sections 5.1(c), (d), (e), (f) or (g) unless a Bank Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by a Bank Officer of the Collateral Trustee at the Corporate Trust Office, and such notice references the Debt generally, the Issuer, the Assets or this Indenture. For purposes of determining the Collateral Trustee's responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Collateral Trustee is deemed to have notice as described in this Section 6.1.

(e)	The Collateral Trustee will deliver all notices to the Holders forwarded to the Collateral Trustee by the Issuer or the Portfolio Manager for such purpose. Upon the Collateral Trustee receiving written notice from the Portfolio Manager that an event constituting "cause" as defined in the Portfolio Management Agreement has occurred, the Collateral Trustee shall, not later than three Business Days thereafter, notify the Holders.

(f)	Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Collateral Trustee shall be subject to the provisions of this Section 6.1.

(g)	The Collateral Trustee shall, upon reasonable (but no less than three Business Days') prior written notice to the Collateral Trustee, permit any representative of a Holder of a Note, during the Collateral Trustee's normal business hours, to examine all books of account, records, reports and other papers of the Collateral Trustee (other than items protected by attorney-client privilege) relating to the Debt, to make copies and extracts therefrom (the reasonable out of pocket expenses incurred in making any such copies or extracts to be reimbursed to the Collateral Trustee by such Holder) and to discuss the Collateral Trustee's actions, as such actions relate to the Collateral Trustee's duties with respect to the Debt, with the Collateral Trustee's Officers and employees responsible for carrying out the Collateral Trustee's duties with respect to the Debt; provided that, no reports prepared by the Issuer's Independent certified public accountants will be available for examination in violation of any confidentiality provisions contained therein.

(h)	If within 80 calendar days of delivery of financial information or disbursements (which delivery may be via posting to the Collateral Trustee's Website) the Bank receives written notice of an error or omission related thereto and, within five calendar days following the Bank's providing a copy of such notice to the Portfolio Manager and the Issuer, the Portfolio Manager or the Issuer confirms such error or omission, the Bank shall use reasonable efforts to correct such error or omission and such use of reasonable efforts shall be the only obligation of the Bank in connection therewith. Beyond such period the Bank shall not be required to take any action and shall have no responsibility for the same. In no event shall the Bank be obligated to take any action at any time at the request or direction of any Person unless such Person shall have offered to the Bank indemnity or security reasonably satisfactory to it.

(i)	The Collateral Trustee shall not have any obligation to (i) confirm the compliance by the Issuer, the Retention Holder or any other Person with Securitization Laws, U.S. Risk Retention Rules or the retention requirements of any other jurisdiction or (ii) determine or monitor whether a Retention Deficiency occurs.

(j)	The Collateral Trustee is authorized, at the request of the Portfolio Manager, to accept directions or otherwise enter into agreements regarding the remittance of fees owing to the Portfolio Manager.

(k)	The Collateral Trustee shall have no obligation to determine or verify the owners of the Interests in the Issuer. In connection with the provision of notices to such owners or the acceptance of an approval, consent or instruction therefrom, the Collateral Trustee shall be entitled to (i) provide any such notice to the Issuer as described in Section 14.4 hereof and (ii) conclusively rely upon any notice from the Issuer (or the Portfolio Manager on its behalf) as to any notice, consent, approval or instruction from the owners of the Interests, and shall have no liability for any failure or delay in acting hereunder as a result of a failure or delay on the part of the Issuer or the owners of such Interests to provide such notice, consent, approval or instruction.

(l)	The Collateral Trustee shall have no obligation to determine or verify (i) if a Substitution Event has occurred, (ii) whether a Substitution Period has expired or if the Substitute Collateral Obligations Qualification Conditions in connection with any substitution have been satisfied, (iii) whether the Workout Test is satisfied or whether the conditions to a Distressed Exchange or Swapped Defaulted Obligation Transaction have been satisfied, or (iv) the satisfaction of the Repurchase and Substitution Limit in connection with any repurchase or substitution or the satisfaction of the Effective Date Interest Deposit Requirements or the calculation of the Transfer Deposit Amount in connection therewith.

(m)	The Collateral Trustee shall have no liability or responsibility for (i) the determination or selection of an Fallback Rate (including, without limitation, whether the conditions for the designation of such rate have been satisfied or whether any such rate constitutes a Fallback Rate), (ii) the requirements for an Exchange Transaction, (iii) the determination of Exchanged Equity Security Excess Proceeds, and makes no representation or warranty in respect of the sufficiency or validity of the Loan Sale Agreement or the terms thereof, (iv) the determination of Restructured Asset Proceeds or (v) the determination of whether a Retention Deficiency has occurred.

(n)	The Collateral Trustee is hereby authorized and directed to enter into the Retention Undertaking Letter and the Class A-1 Credit Agreement. In connection with its execution and delivery of such agreements, and the performance of its duties thereunder, the Collateral Trustee shall be entitled to all rights, benefits, protections, immunities and indemnities provided to it under this Indenture, mutatis mutandis.

Section 6.2.            Notice of Default

Promptly (and in no event later than three Business Days) after the occurrence of any Default actually known to, or after receipt of written notice thereof by, a Bank Officer of the Collateral Trustee or after any declaration of acceleration has been made or delivered to the Collateral Trustee pursuant to Section 5.2, the Collateral Trustee shall notify the Portfolio Manager, the Rating Agency and all Holders of any such Default hereunder and any such declaration of acceleration, unless such Default shall have been cured or waived or such declaration of acceleration has been rescinded, as applicable.

Section 6.3.            Certain Rights of Collateral Trustee

Except as otherwise provided in Section 6.1:

(a)	the Collateral Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, electronic communication, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(b)	any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

(c)	as a condition to the taking or omitting of any action by it hereunder, the Collateral Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

(d)	the Collateral Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Collateral Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities which might reasonably be incurred by it in compliance with such request or direction;

(e)	the Collateral Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, electronic communication, notice, request, direction, consent, order, note or other paper or document, but the Collateral Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class shall (subject to the right of the Collateral Trustee hereunder to be satisfactorily indemnified), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Collateral Trustee shall be entitled, on reasonable prior notice (but in any case, not less than five Business Days) to the Issuer and the Portfolio Manager, to examine the books and records relating to the Debt and the Assets, personally or by agent or attorney, during the Issuer's or the Portfolio Manager's normal business hours; provided that, the Collateral Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or any Governmental Authority and (ii) to the extent that the Collateral Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Collateral Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder so long as the Collateral Trustee causes such agents, attorneys and auditors to hold in confidence all such information;

(f)	the Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that, the Collateral Trustee shall not be responsible for any misconduct or negligence on the part of any non-Affiliated agent appointed, or non-Affiliated attorney appointed, with due care by it hereunder;

(g)	the Collateral Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including acting or refraining from acting at the direction of the Portfolio Manager;

(h)	nothing herein shall be construed to impose an obligation on the part of the Collateral Trustee to recalculate, monitor, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or Portfolio Manager (unless and except to the extent otherwise expressly set forth herein);

(i)	to the extent any defined term hereunder, or any calculation required to be made or determined by the Collateral Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) ("GAAP"), the Collateral Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer, from a firm of nationally recognized accountants (which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.9(a)) or the accountants identified in the Accountants' Report (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;

(j)	the Collateral Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Portfolio Manager, the Issuer, the Transferor, the EU/UK Retention Holder, DTC, Euroclear, Clearstream or any other clearing agency or depository or any Paying Agent (other than the Collateral Trustee), and without limiting the foregoing, the Collateral Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Portfolio Manager with the terms hereof or of the Portfolio Management Agreement, or by the Transferor with the terms of the Loan Sale Agreement or by the EU/UK Retention Holder under the Retention Undertaking Letter, or to verify or independently determine (i) whether the Portfolio Manager has the authority to provide an instruction hereunder or under another Transaction Document or (ii) the accuracy of information received by the Collateral Trustee from the Portfolio Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;

(k)	notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a Securities Intermediary) to the contrary, neither the Collateral Trustee nor the Custodian shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Collateral Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;

(l)	in the event the Bank (or an Affiliate thereof) is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Calculation Agent or Custodian, the rights, protections, benefits, immunities and indemnities afforded to the Collateral Trustee pursuant to this Article VI shall also be afforded to the Bank (or such Affiliate) acting in such capacities; provided that, such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Account Agreement or any other documents to which the Bank (or such Affiliate) in such capacity is a party; provided further that the foregoing shall not be construed to impose upon such Person the duties or standard of care (including any prudent person standard) of the Collateral Trustee;

(m)	any permissive right of the Collateral Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty;

(n)	to the extent permitted by applicable law, the Collateral Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;

(o)	the Collateral Trustee shall not be deemed to have notice or knowledge of any matter unless a Bank Officer has actual knowledge thereof or unless written notice thereof is received by the Collateral Trustee at the Corporate Trust Office and such notice references the Debt generally, the Issuer or this Indenture;

(p)	the Collateral Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, disease, epidemic, pandemic, quarantine, national emergency, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communications services); provided that, the Collateral Trustee shall use commercially reasonable efforts consistent with accepted practices in the banking industry to resume performance hereunder as soon as reasonably practicable under the circumstances;

(q)	to the extent not inconsistent herewith, the rights, protections, indemnities and immunities afforded to the Collateral Trustee pursuant to this Indenture also shall be afforded to the Collateral Administrator; provided that, such rights, protections, immunities and indemnities shall be in addition to any rights, protections, immunities and indemnities provided in the Collateral Administration Agreement; provided further that the foregoing shall not be construed to impose upon the Collateral Administrator the duties or standard of care (including any prudent person standard) of the Collateral Trustee;

(r)	in making or disposing of any investment permitted by this Indenture, the Collateral Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm's-length basis, whether it or such Affiliate is acting as a subagent of the Collateral Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;

(s)	the Collateral Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Collateral Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7;

(t)	the Collateral Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or to see to monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Assets or (ii) to maintain any insurance;

(u)	whenever in the administration of this Indenture the Collateral Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's certificate or Issuer Order, or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Collateral Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent accountants appointed by the Issuer), investment bankers or other Persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

(v)	the Collateral Trustee will be under no obligation to (i) confirm or verify whether the conditions to the Delivery of the Assets have been satisfied or (ii) determine whether or not a Collateral Obligation is eligible for purchase or exchange hereunder or meets the criteria in the definition thereof; and

(w)	to comply with applicable laws, regulations and internal policies relating to combatting money-laundering and terrorism financing, the Collateral Trustee will obtain, verify and record information that identifies individuals or entities that establish a relationship or open an account with the Collateral Trustee. The Collateral Trustee will ask for the name, address, tax identification number and other information that will allow the Collateral Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Collateral Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum or other identifying documents to be provided.

Section 6.4.            Not Responsible for Recitals or Issuance of Debt

The recitals contained herein and in the Debt, other than the Certificate of Authentication with respect to the Debt thereon, shall be taken as the statements of the Issuer; and the Collateral Trustee assumes no responsibility for their correctness. The Collateral Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Collateral Trustee's obligations hereunder), the Transaction Documents, the Assets or the Debt. The Collateral Trustee shall not be accountable for the use or application by the Issuer of the Debt or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

Section 6.5.            May Hold Debt

The Collateral Trustee, the Class A-1 Loan Agent, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Debt and may otherwise deal with the Issuer or any of its Affiliates with the same rights it would have if it were not the Collateral Trustee, the Class A-1 Loan Agent, Paying Agent, Registrar or such other agent.

Section 6.6.            Money Held in Trust

Money held by the Collateral Trustee hereunder shall be held in trust to the extent required herein. The Collateral Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Collateral Trustee on Eligible Investments.

Section 6.7.            Compensation and Reimbursement

(a)	The Issuer agrees:

(i)	to pay the Collateral Trustee (and the Bank in all its capacities) on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)	except as expressly provided herein, to reimburse the Collateral Trustee in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Trustee in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel (including costs incurred to enforce this Section 6.7) and of any accounting firm or investment banking firm employed by the Collateral Trustee pursuant to Section 5.4, 5.5, 6.3(i) or 10.7, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Collateral Trustee's receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Portfolio Manager;

(iii)	to indemnify the Collateral Trustee (and the Bank in all its capacities) and its Officers, directors, employees and agents for, and to hold them harmless against, any damage, fee, cost claim, loss, liability or expense (including reasonable attorney's fees and costs) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust or the performance of duties hereunder or under any of the other Transaction Documents, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers, rights or duties hereunder and under any other agreement or instrument related hereto; and

(iv)	to pay the Collateral Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees and costs) for any collection or enforcement action taken pursuant to Section 6.13 or Article V.

(b)	The Collateral Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture only as provided in Sections 11.1(a)(i), (ii) and (iii) (or in such other manner in which Administrative Expenses are permitted to be paid under this Indenture) and only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Collateral Trustee shall continue to serve as Collateral Trustee under this Indenture notwithstanding the fact that the Collateral Trustee shall not have received amounts due it hereunder; provided that, nothing herein shall impair or affect the Collateral Trustee's rights under Section 6.9. No direction by the Holders shall affect the right of the Collateral Trustee to collect amounts owed to it under this Indenture. If on any date when a fee or expense shall be payable to the Collateral Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee or expense not so paid shall be deferred and payable on such later date on which a fee or expense shall be payable and sufficient funds are available therefor.

(c)	The Collateral Trustee hereby agrees not to cause any Bankruptcy Filing with respect to the Issuer until at least one year (or if longer the applicable preference period then in effect) plus one day, after the payment in full of all Notes issued under this Indenture and the Class A-1 Loans incurred under the Class A-1 Credit Agreement.

(d)	The Issuer's payment obligations to the Collateral Trustee (and the Bank in all of its capacities) under this Section 6.7 shall be secured by the lien of this Indenture, and shall survive the discharge of this Indenture and the resignation or removal of the Collateral Trustee. When the Collateral Trustee incurs expenses after the occurrence of a Default or an Event of Default under Section 5.1(e) or (f), the expenses are intended to constitute expenses of administration under Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8.            Corporate Collateral Trustee Required; Eligibility

(a)	There shall at all times be a Collateral Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having an issuer rating of at least "BBB+" by S&P (or such other rating for which the S&P Rating Condition is satisfied) and having an office within the United States; provided, that if the Collateral Trustee is downgraded by the applicable Rating Agency below such Rating Agency's minimum rating or counterparty risk assessment as set forth in this sentence, the Collateral Trustee (x) shall promptly notify the Issuer and the Portfolio Manager of such downgrade in writing and (y) may, with the consent of the Portfolio Manager and the Issuer to the following procedure, retain its eligibility if it obtains or has obtained (at its own expense) or, to the extent the Issuer or the Portfolio Manager requests that the Collateral Trustee retain its eligibility (at the Issuer's expense), prior to appointment of a successor collateral trustee, (i) a confirmation from the applicable Rating Agency that downgraded the Collateral Trustee or counterparty risk assessment that such Rating Agency's then-current rating of the Notes will not be downgraded or withdrawn by reason of such downgrade of the Collateral Trustee's rating or (ii) a written waiver or other written acknowledgement (which may be evidenced by an exchange of electronic messages) from such Rating Agency that it will not review such Rating Agency's then-current rating of the Notes in such circumstances. The Collateral Trustee shall inform the Issuer and the Portfolio Manager upon satisfaction of the foregoing requirements.

(b)	The Collateral Trustee shall be a "bank" (as defined under the Investment Company Act) and shall not be "affiliated" (as defined in Rule 405 under the Securities Act) with the Issuer or any person involved in the organization or operation of the Issuer and shall not offer or provide credit or credit enhancement to the Issuer.

(c)	If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition.

(d)	If at any time the Collateral Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.9.            Resignation and Removal; Appointment of Successor

(a)	No resignation or removal of the Collateral Trustee and no appointment of a successor collateral trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor collateral trustee under Section 6.10. If at any time the Bank shall resign or be removed as the Loan Agent under the Class A-1 Credit Agreement, such resignation or removal shall not be deemed to be a resignation or removal of the Bank as Collateral Trustee hereunder,

(b)	The Collateral Trustee may resign at any time by giving not less than 60 days' written notice thereof to the Issuer, the Portfolio Manager, the Holders and the Rating Agency. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor collateral trustee or collateral trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Collateral Trustee so resigning and one copy to the successor collateral trustee or Trustees, together with a copy to each Holder and the Portfolio Manager; provided that, such successor collateral trustee shall be appointed only upon the written consent of a Majority of each Class of the Debt or, at any time when an Event of Default has occurred and is continuing or an Enforcement Event has occurred or when a successor collateral trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class. If no successor collateral trustee shall have been appointed and an instrument of acceptance by a successor collateral trustee shall not have been delivered to the Collateral Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor collateral trustee satisfying the requirements of Section 6.8.

(c)	The Collateral Trustee may be removed at any time with 30 days' notice by Act of a Majority of each Class of Debt (for which purpose, the Class A-1 Debt will constitute and vote together as a single Class, the Class A-2 Notes will constitute and vote together as a single Class, the Class B Notes will constitute and vote together as a single Class, the Class C Notes will constitute and vote together as a single Class, and the Class D Notes will constitute and vote together as a single Class) or, at any time when an Event of Default has occurred and is continuing or an Enforcement Event has occurred by an Act of a Majority of the Controlling Class, delivered to the Collateral Trustee and to the Issuer.

(d)	If at any time:

(i)	the Collateral Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

(ii)	the Collateral Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Collateral Trustee or of its property shall be appointed or any public officer shall take charge or control of the Collateral Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case (subject to Section 6.9(a)), (A) the Issuer, by Issuer Order, may remove the Collateral Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Collateral Trustee and the appointment of a successor collateral trustee.

(e)	If the Collateral Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Collateral Trustee for any reason (other than resignation), the Issuer, by Issuer Order, shall promptly appoint a successor collateral trustee. If the Issuer shall fail to appoint a successor collateral trustee within 30 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor collateral trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Collateral Trustee. The successor collateral trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor collateral trustee and supersede any successor collateral trustee proposed by the Issuer. If no successor collateral trustee shall have been so appointed by the Issuer or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder or the Collateral Trustee may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor collateral trustee.

(f)	The Issuer shall give prompt notice of each resignation and each removal of the Collateral Trustee and each appointment of a successor collateral trustee by providing notice of such event to the Portfolio Manager, to the Rating Agency and to the Holders. Each notice shall include the name of the successor collateral trustee and the address of its Corporate Trust Office. If the Issuer fails to provide such notice within 10 days after acceptance of appointment by the successor collateral trustee, the successor collateral trustee shall cause such notice to be given at the expense of the Issuer.

(g)	If the Bank shall resign or be removed as Collateral Trustee, the Bank shall also resign or be removed as Paying Agent, Calculation Agent, Registrar and any other capacity in which the Bank is then acting pursuant to this Indenture or any other Transaction Document.

Section 6.10.          Acceptance of Appointment by Successor

Every successor collateral trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Issuer and the retiring Collateral Trustee an instrument accepting such appointment and making the representations and warranties set forth in this Indenture. Upon delivery of the required instruments, the resignation or removal of the retiring Collateral Trustee shall become effective and such successor collateral trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Collateral Trustee; but, on request of the Issuer or a Majority of any Class of Debt or the successor collateral trustee, such retiring Collateral Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor collateral trustee all the rights, powers and trusts of the retiring Collateral Trustee, and shall duly assign, transfer and deliver to such successor collateral trustee all property and Money held by such retiring Collateral Trustee hereunder. Upon request of any such successor collateral trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor collateral trustee all such rights, powers and trusts.

Section 6.11.          Merger, Conversion, Consolidation or Succession to Business of Collateral Trustee

Any organization or entity into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Trustee, shall be the successor of the Collateral Trustee hereunder, provided that, such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Debt has been authenticated, but not delivered, by the Collateral Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Collateral Trustee may adopt such authentication and deliver the Debt so authenticated with the same effect as if such successor collateral trustee had itself authenticated such Debt.

Section 6.12.          Co-Collateral Trustees

At any time or times, including for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Issuer and the Collateral Trustee shall have power to appoint one or more Persons to act as co-trustee that satisfies the eligibility requirements set forth in Section 6.8 (subject to notice to the Rating Agency), jointly with the Collateral Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12 and to perform such other acts as may be determined by the Issuer and the Collateral Trustee.

The Issuer shall join with the Collateral Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 Business Days after the receipt by the Issuer of a request to do so, the Collateral Trustee shall have the power to make such appointment.

Should any written instrument from the Issuer be required by any co-trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay as Administrative Expenses, to the extent funds are available therefor under the Priority of Payments, for any reasonable fees and expenses in connection with such appointment.

Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)	the Debt shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Collateral Trustee hereunder, shall be exercised, solely by the Collateral Trustee;

(b)	the rights, powers, duties and obligations hereby conferred or imposed upon the Collateral Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Collateral Trustee or by the Collateral Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;

(c)	the Collateral Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing or an Enforcement Event has occurred, the Collateral Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

(d)	no co-trustee hereunder shall be personally liable by reason of any act or omission of the Collateral Trustee hereunder;

(e)	the Collateral Trustee shall not be liable by reason of any act or omission of a co-trustee; and

(f)	any Act of Holders delivered to the Collateral Trustee shall be deemed to have been delivered to each co-trustee.

The Issuer shall notify the Rating Agency and the Portfolio Manager of the appointment of a co-trustee hereunder.

Section 6.13.          Certain Duties of Collateral Trustee Related to Delayed Payment of Proceeds

In the event that the Collateral Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Collateral Trustee shall promptly notify the Issuer and the Portfolio Manager in writing (including by email) and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Collateral Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Collateral Trustee in accordance with Section 10.2(a), the Collateral Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Portfolio Manager, request the issuer of such Asset, the Collateral Trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request. In the event that such payment is not made within such time period, the Collateral Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Portfolio Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. In the event that the Issuer or the Portfolio Manager requests a release of an Asset and/or delivers an additional Collateral Obligation in connection with any such action under the Portfolio Management Agreement or this Indenture, such release and/or substitution shall be subject to Section 10.8 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Collateral Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset or any additional Collateral Obligation received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Collateral Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

Section 6.14.          Authenticating Agents

Upon the request of the Issuer, the Collateral Trustee shall, and if the Collateral Trustee so chooses the Collateral Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Collateral Trustee.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Collateral Trustee and the Issuer (with a copy to the Portfolio Manager). The Collateral Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer (with a copy to the Portfolio Manager). Upon receiving such notice of resignation or upon such a termination, the Collateral Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Issuer (with a copy to the Portfolio Manager).

Unless the Authenticating Agent is also the same entity as the Collateral Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

Section 6.15.          Withholding

If any withholding tax is imposed on the Issuer's payment (or allocations of income) under the Notes by law or pursuant to the Issuer's agreement with a Governmental Authority, such tax shall reduce the amount otherwise distributable to the relevant Holder. The Collateral Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any tax that is legally owed or required to be withheld by the Issuer by law or pursuant to the Issuer's agreement with a Governmental Authority (but such authorization shall not prevent the Collateral Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings) and to timely remit such amounts to the appropriate taxing authority. The amount of any withholding tax imposed by law or pursuant to the Issuer's agreement with a Governmental Authority with respect to any Note shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Collateral Trustee. If there is a possibility that withholding is required by applicable law with respect to a distribution, the Paying Agent or the Collateral Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Collateral Trustee shall reasonably cooperate with such Person in providing readily available information so long as such Person agrees to reimburse the Collateral Trustee for any out-of-pocket expenses incurred. Nothing herein shall impose an obligation on the part of the Collateral Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Debt.

Section 6.16.          Representative for Holders Only; Agent for each other Secured Party

With respect to the security interest created hereunder, the delivery of any Asset to the Collateral Trustee is to the Collateral Trustee as representative of the Holders and agent for each other Secured Party. In furtherance of the foregoing, the possession by the Collateral Trustee of any Asset, the endorsement to or registration in the name of the Collateral Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Collateral Trustee in its capacity as representative of the Holders and agent for each other Secured Party.

Section 6.17.          Representations and Warranties of the Bank

The Bank hereby represents and warrants as follows:

(a)	Organization. The Bank has been duly organized and is validly existing as a national banking association with trust powers under the laws of the United States and has the power to conduct its business and affairs as a trustee, paying agent, registrar and transfer agent.

(b)	Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Collateral Trustee, Paying Agent, Registrar, Transfer Agent and Calculation Agent. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a proceeding at law or in equity).

(c)	Eligibility. The Bank is eligible under Sections 6.8(a) and 6.8(b) to serve as Collateral Trustee.

(d)	No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it or any of its property is bound in a manner that will materially adversely affect the legality, enforceability against it of this Indenture or any Transaction Document to which it is a party or its ability (as a matter of law) to perform its obligations under this Indenture or any such other Transaction Document to which the Bank is a party.

ARTICLE VII
COVENANTS

Section 7.1.            Payment of Principal and Interest

The Issuer will duly and punctually pay the principal of and interest on the Debt in accordance with the terms of such Debt and this Indenture and the Class A-1 Credit Agreement pursuant to the Priority of Payments.

Amounts properly withheld under the Code or other applicable law (including FATCA) or pursuant to the Issuer's agreement with a Governmental Authority by any Person from a payment under a Note shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.

Section 7.2.            Maintenance of Office or Agency

The Issuer hereby appoints the Collateral Trustee as a Paying Agent for payments on the Notes and the Collateral Trustee at its applicable Corporate Trust Office, as the Issuer's agent where Notes may be surrendered for registration of transfer or exchange. The Issuer may at any time and from time to time appoint additional paying agents; provided that, no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax solely as a result of such Paying Agent's activities or its location. If at any time the Issuer shall fail to maintain the appointment of a paying agent, or shall fail to furnish the Collateral Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding sentence), and Notes may be presented and surrendered for payment, to the Collateral Trustee at its main office.

Section 7.3.            Money for Debt Payments to be Held in Trust

All payments of amounts due and payable with respect to the Debt that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Collateral Trustee or a Paying Agent with respect to payments on the Debt.

When the Issuer shall have a Paying Agent that is not also the Registrar and/or the Collateral Trustee, they shall furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Debt held by each such Holder.

Whenever the Issuer shall have a Paying Agent other than the Collateral Trustee, they shall, on or before the Business Day preceding each Payment Date and any Redemption Date, as the case may be, direct the Collateral Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Collateral Trustee) the Issuer shall promptly notify the Collateral Trustee, with a copy to the Portfolio Manager, of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Collateral Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Debt with respect to which such deposit was made shall be paid over by such Paying Agent to the Collateral Trustee for application in accordance with Article X.

The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Collateral Trustee, with a copy to the Portfolio Manager; provided that, so long as the Notes of any Class are rated by a Rating Agency, with respect to any additional or successor Paying Agent, either (i) such Paying Agent has a long-term debt rating of "A+" or higher by S&P or a short-term debt rating of "A-1" by S&P or (ii) the S&P Rating Condition is satisfied. If such successor Paying Agent ceases to have a long-term debt rating of "A+" or higher by S&P or a short-term debt rating "A-1" by S&P, the Issuer shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Issuer shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Collateral Trustee to execute and deliver to the Collateral Trustee an instrument in which such Paying Agent shall agree with the Collateral Trustee (and if the Collateral Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

(a)	allocate all sums received for payment to the Holders of the Notes and the Issuer for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;

(b)	hold all sums held by it for the payment of amounts due with respect to the Notes and otherwise to the Issuer in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(c)	if such Paying Agent is not the Collateral Trustee, immediately resign as a Paying Agent and forthwith pay to the Collateral Trustee all sums held by it in trust for the payment of Notes and otherwise to the Issuer if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)	if such Paying Agent is not the Collateral Trustee, immediately give the Collateral Trustee, with a copy to the Portfolio Manager, notice of any default by the Issuer (or any other Obligor upon the Notes) in the making of any payment required to be made; and

(e)	if such Paying Agent is not the Collateral Trustee, during the continuance of any such default, upon the written request of the Collateral Trustee, forthwith pay to the Collateral Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Collateral Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Collateral Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Collateral Trustee, such Paying Agent shall be released from all further liability with respect to such Money.

Except as otherwise required by applicable law, any Money deposited with the Collateral Trustee, the Class A-1 Loan Agent or any Paying Agent in trust for any payment on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment of such amounts (but only to the extent of the amounts so paid to the Issuer) and all liability of the Collateral Trustee, the Class A-1 Loan Agent or such Paying Agent with respect to such trust Money shall thereupon cease. The Collateral Trustee, the Class A-1 Loan Agent or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer any reasonable means of notification of such release of payment.

Section 7.4.            Existence of Issuer

(a)	The Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect its existence and rights as a limited liability company organized under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business as a limited liability company in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes or any of the Assets; provided that, the Issuer shall be entitled to change its jurisdiction of organization from the State of Delaware to any other jurisdiction reasonably selected by the Issuer so long as (i) the Issuer has received a legal opinion (upon which the Collateral Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Collateral Trustee by the Issuer, which notice shall be forwarded by the Collateral Trustee to the Holders, the Portfolio Manager and the Rating Agency and (iii) on or prior to the 15th Business Day following receipt of such notice the Collateral Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.

(b)	The Issuer (i) shall ensure that all limited liability company or other formalities regarding its existence (including, if required, holding regular meetings of its manager(s) and member(s), or other similar, meetings) are followed, except where the failure to do so could not reasonably be expected to have a material adverse effect on the validity and enforceability of this Indenture, the Notes or any of the Assets, and (ii) shall not have any employees (other than its officers to the extent such officers might be considered employees). The Issuer shall not take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries, and (ii) (x) the Issuer shall not (A) except as contemplated by the Offering Circular, any Transaction Document or the Issuer LLCA, engage in any transaction with any member or affiliate that would constitute a conflict of interest or (B) make distributions other than in accordance with the Issuer LLCA, and (y) the Issuer shall, except when otherwise required for consolidated accounting purposes or tax purposes, (A) maintain books and records separate from any other Person, (B) maintain its accounts separate from those of any other Person, (C) not commingle its assets with those of any other Person, (D) conduct its own business in its own name, (E) maintain separate financial statements (except to the extent required to be consolidated under GAAP), (F) pay its own liabilities out of its own funds, (G) maintain an arm's length relationship with its Affiliates, (H) use separate stationery, invoices and checks, (I) hold itself out as a separate Person, (J) correct any known misunderstanding regarding its separate identity and (K) have at least one Independent Manager.

Section 7.5.            Protection of Assets

(a)	The Issuer (or the Portfolio Manager on its behalf) will cause the taking of such action within the Portfolio Manager's control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Collateral Trustee in the Assets; provided that, the Issuer (or the Portfolio Manager on its behalf) shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(a)(iii) and (iv) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Issuer (or the Portfolio Manager on its behalf) has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Collateral Trustee for the benefit of the Secured Parties hereunder and to:

(i)	Grant more effectively all or any portion of the Assets;

(ii)	maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)	perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)	enforce any of the Assets or other instruments or property included in the Assets;

(v)	preserve and defend title to the Assets and the rights therein of the Collateral Trustee and the Holders of the Debt in the Assets against the claims of all Persons and parties; or

(vi)	pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

The Issuer hereby designates the Collateral Trustee as its agent and attorney in fact to prepare and file any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Collateral Trustee, or release or diminish, the Issuer's obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer's United States counsel to file, without the Issuer's signature, of a Financing Statement on the Closing Date that names the Issuer as debtor and the Collateral Trustee, on behalf of the Secured Parties, as secured party and that describes "all assets" of the Issuer as the Assets in which the Collateral Trustee has a Grant.

(b)	The Collateral Trustee shall not, except in accordance with this Indenture, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.3 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Collateral Trustee's security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(a)(iii)) unless the Collateral Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions.

Section 7.6.            Opinions as to Assets

So long as the Debt is Outstanding, within the six-month period preceding the fifth anniversary of the Closing Date (and every five years thereafter), the Issuer shall furnish to the Collateral Trustee and the Rating Agency an Opinion of Counsel relating to the security interest Granted by the Issuer to the Collateral Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.

Section 7.7.            Performance of Obligations

(a)	The Issuer shall not take any action, and will use its best efforts not to permit any action to be taken by others, that would release any Person from any of such Person's covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Portfolio Manager under the Portfolio Management Agreement and in conformity with this Indenture or as otherwise required hereby.

(b)	The Issuer may, with the prior written consent of a Majority of each Class of Debt (except in the case of the Portfolio Management Agreement and the Collateral Administration Agreement, in which case no consent shall be required), contract with other Persons, including the Portfolio Manager, the Collateral Trustee and the Collateral Administrator for the performance of actions and obligations to be performed by the Issuer hereunder and under the Portfolio Management Agreement by such Persons. Notwithstanding any such arrangement, the Issuer shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer will punctually perform, and use their best efforts to cause the Portfolio Manager, the Collateral Trustee, the Collateral Administrator and such other Person to perform, all of their obligations and agreements contained in the Portfolio Management Agreement, this Indenture, the Collateral Administration Agreement or any such other agreement.

(c)	The Issuer shall notify the Rating Agency (with a copy to the Portfolio Manager) within 10 Business Days after any material breach of any Transaction Document, following any applicable cure period for such breach.

Section 7.8.            Negative Covenants

(a)	The Issuer will not, from and after the Closing Date:

(i)	sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Portfolio Management Agreement;

(ii)	claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Debt (other than amounts withheld or deducted in accordance with the Code or any applicable tax or similar laws of any other applicable jurisdiction or pursuant to the Issuer's agreement with any Governmental Authority);

(iii)	(A) incur or assume or guarantee any indebtedness, other than pursuant to the Debt, this Indenture, the Class A-1 Credit Agreement and the transactions contemplated hereby, or (B) (1) issue any additional class of notes except in accordance with Section 2.13 and 3.2 or (2) issue any additional limited liability company interests, except in accordance with the Issuer LLCA;

(iv)	(A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture, the Class A-1 Credit Agreement or the Debt except as may be permitted hereby or by the Portfolio Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

(v)	amend the Portfolio Management Agreement except pursuant to the terms thereof and Article XV of this Indenture;

(vi)	dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;

(vii)	other than as expressly provided herein, pay any distributions other than in accordance with the Priority of Payments; provided that, the Issuer shall be permitted to make distributions to its members of any amounts received by it in accordance with the Priority of Payments;

(viii)	permit the formation of any subsidiaries;

(ix)	conduct business under any name other than its own;

(x)	have any employees (other than officers to the extent such officers might be considered are employees);

(xi)	fail to maintain an Independent Manager in accordance with the Issuer LLCA;

(xii)	sell, transfer, exchange or otherwise dispose of Assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by both this Indenture and the Portfolio Management Agreement;

(xiii)	permit the transfer of any of its membership interests so long as any Debt is Outstanding;

(xiv)	subject to Section 8.2(e), enter into any Hedge Agreement;

(xv)	engage in securities lending; and

(xvi)	take title to any real property.

(b)	[Reserved].

(c)	The Issuer shall not be party to any agreements under which it has a future payment obligation without including customary "non-petition" and "limited recourse" provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for any agreements related to the purchase and sale of any Collateral Obligations or Eligible Investments which contain customary (as determined by the Portfolio Manager in its sole discretion) purchase or sale terms or which are documented using customary (as determined by the Portfolio Manager in its sole discretion) loan trading documentation.

(d)	The Issuer shall not enter into any agreement amending, modifying or terminating any Transaction Document without notifying the Rating Agency (with a copy to the Portfolio Manager).

(e)	The Issuer may not acquire any of the Notes (including any Notes surrendered or abandoned) other than pursuant to and in accordance with Section 2.14. This Section 7.8(e) shall not be deemed to limit an optional special or mandatory redemption pursuant to the terms of this Indenture.

Section 7.9.            Statement as to Compliance

On or before June 30 in each calendar year commencing in 2026, or immediately if there has been a Default under this Indenture and the Class A-1 Credit Agreement and prior to the issuance or incurrence of any additional debt pursuant to Section 2.13, the Issuer shall deliver to the Collateral Trustee (to be forwarded by the Collateral Trustee or the Class A-1 Loan Agent to the Portfolio Manager, each Holder making a written request therefor and the Rating Agency) an Officer's certificate of the Issuer that, having made reasonable inquiries of the Portfolio Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.

Section 7.10.          Issuer May Consolidate, Etc., Only on Certain Terms

The Issuer (the "Merging Entity") shall not consolidate or merge with or into any other Person or, except as permitted under this Indenture, transfer or convey all or substantially all of its assets to any Person, unless permitted by United States and Delaware law and unless:

(a)	the Merging Entity shall be the surviving entity, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the "Successor Entity") (i) if the Merging Entity is the Issuer, shall be a company organized and existing under the laws of the State of Delaware or such other jurisdiction approved by a Majority of the Controlling Class (provided that, no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4), and (ii) in any case shall expressly assume, by an indenture supplemental hereto and an omnibus assumption agreement, executed and delivered to the Collateral Trustee, the Portfolio Manager, the Collateral Administrator and each Holder, the due and punctual payment of the principal of and interest on all Debt, the payments to the Issuer and the performance and observance of every covenant of this Indenture and of each other Transaction Document on its part to be performed or observed, all as provided herein or therein, as applicable;

(b)	the Collateral Trustee shall have received, as soon as reasonably practicable and in any case no less than five (5) days prior to such merger or consolidation, notice of such consolidation or merger and shall have distributed copies of such notice to the Rating Agency of such merger or consolidation, and the Collateral Trustee shall have received written confirmation from the Rating Agency that its ratings issued with respect to the Debt then rated by such Rating Agency shall not be reduced or withdrawn as a result of the consummation of such transaction;

(c)	if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Collateral Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

(d)	if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Collateral Trustee and the Rating Agency an Officer's certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Liens, to the Assets securing all of the Debt, and (ii) the Collateral Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Debt; and in each case as to such other matters as the Collateral Trustee or any Holder may reasonably require; provided that, nothing in this clause (d) shall imply or impose a duty on the Collateral Trustee to require such other documents;

(e)	immediately after giving effect to such transaction, no Default, Event of Default or Enforcement Event has occurred and is continuing;

(f)	the Merging Entity shall have notified the Portfolio Manager of such consolidation, merger, transfer or conveyance and shall have delivered to the Collateral Trustee and each Holder an Officer's certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with and that such transaction will not (1) result in the Successor Entity becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code or (2) have a material adverse effect on the tax treatment of the Issuer or the tax consequences to the Holders of any Class of Debt Outstanding at the time of such consolidation, merger, transfer or conveyance, as described in the Offering Circular under the heading "Certain U.S. Federal Income Tax Considerations";

(g)	the Merging Entity shall have delivered to the Collateral Trustee an Opinion of Counsel stating that after giving effect to such transaction, the Issuer (or, if applicable, the Successor Entity) will not be required to register as an investment company under the Investment Company Act; and

(h)	after giving effect to such transaction, the outstanding stock of the Merging Entity (or, if applicable, the Successor Entity) will not be beneficially owned within the meaning of the Investment Company Act by any U.S. person.

Section 7.11.          Successor Substituted

Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving corporation, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the "Issuer" in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as Obligor and maker on all the Debt and from its obligations under this Indenture.

Section 7.12.          No Other Business

From and after the Closing Date, the Issuer will not engage in any business or activity other than issuing and selling the Debt and any additional debt pursuant to this Indenture or incurred pursuant to the Class A-1 Credit Agreement and acquiring, owning, holding, selling, paying, refinancing, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Collateral Obligations and the other Assets in connection therewith, and entering into Hedge Agreements, the Collateral Administration Agreement, the Account Agreement, the Portfolio Management Agreement and the other applicable Transaction Documents and agreements specifically contemplated by this Indenture, and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith or ancillary thereto. The Issuer may amend, or permit the amendment of, the provisions of the Issuer LLCA which relate to its bankruptcy remote nature or separateness covenants in accordance with its terms; provided that, the Issuer shall provide written notice of any such amendment to the Rating Agency.

Section 7.13.          Acknowledgment of Portfolio Manager Standard of Care

The Issuer acknowledges that it shall be responsible for its own compliance with the covenants set forth in this Article VII and that, to the extent the Issuer has engaged the Portfolio Manager to take certain actions on its behalf in order to comply with such covenants, the Portfolio Manager shall only be required to perform such actions in accordance with the Portfolio Manager Standard set forth in Section 2(a) of the Portfolio Management Agreement (or the corresponding provision of any portfolio management agreement entered into as a result of FS KKR Capital Corp. no longer serving as Portfolio Manager thereunder). The Issuer further acknowledges and agrees that the Portfolio Manager shall have no obligation to take any action to cure any breach of a covenant set forth in this Article VII until such time as a Responsible Officer of the Portfolio Manager has actual knowledge of such breach.

Section 7.14.          Ratings; Review of Credit Estimates

(a)	So long as any of the Debt of any Class remain Outstanding, on or before September 30 in each year commencing in 2026, the Issuer shall obtain and pay for an annual review of the rating of each such Class of Debt from the Rating Agency. The Issuer shall promptly notify the Collateral Trustee and the Portfolio Manager in writing (and the Collateral Trustee shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of any such Class of Debt has been, or is known will be, changed or withdrawn.

(b)	The Issuer shall obtain and pay for an annual review of any Collateral Obligation which has an S&P Rating derived as set forth in clause (iii)(b) of the definition of the term "S&P Rating".

Section 7.15.          Reporting

At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of a Holder or, upon the written request to the Collateral Trustee in the form of Exhibit D, a Certifying Person, the Issuer shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or Certifying Person, to a prospective purchaser of such Note designated by such Holder or Certifying Person, or to the Collateral Trustee for delivery upon an Issuer Order to such Holder or Certifying Person or a prospective purchaser designated by such Holder or Certifying Person, as the case may be, in order to permit compliance by such Holder or Certifying Person with Rule 144A under the Securities Act in connection with the resale of such Note. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

Section 7.16.          Calculation Agent

(a)	The Issuer hereby agrees that for so long as any Debt remains Outstanding there shall at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer or its Affiliates or the Portfolio Manager or its Affiliates) to calculate the Reference Rate in respect of each Interest Accrual Period (or, for the first Interest Accrual Period, the related portion thereof) in accordance with the terms of this Indenture (the "Calculation Agent"); provided that, "Term SOFR" shall never be less than 0%. The Issuer hereby appoints the Collateral Administrator as the Calculation Agent. The Calculation Agent may be removed by the Issuer or the Portfolio Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Portfolio Manager, on behalf of the Issuer, the Issuer or the Portfolio Manager, on behalf of the Issuer, shall promptly appoint a replacement Calculation Agent which does not control or is not controlled by or under common control with the Issuer or its Affiliates or the Portfolio Manager or its Affiliates. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.

(b)	The Calculation Agent shall be required to agree (and the Collateral Administrator as Calculation Agent does hereby agree) that, as soon as practicable after 5:00 a.m. Chicago time on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the U.S. Government Securities Business Day immediately following each Interest Determination Date, the Calculation Agent shall calculate the Interest Rate applicable to each Class of Floating Rate Debt during the related Interest Accrual Period and the Debt Interest Amount applicable to each Class of Floating Rate Debt (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Floating Rate Debt and the related Interest Accrual Period. At such time, the Calculation Agent shall communicate such rates and amounts to the Issuer, the Collateral Trustee, each Paying Agent, the Portfolio Manager, the Collateral Administrator, the Class A-1 Loan Agent, Euroclear, and Clearstream. The Calculation Agent shall notify the Portfolio Manager (on behalf of the Issuer) and the Collateral Administrator before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining any such Interest Rate or Debt Interest Amount, together with its reasons therefor. The Calculation Agent's determination of the foregoing rates and amounts for any Interest Accrual Period shall (in the absence of manifest error) be final and binding upon all parties. The Collateral Administrator, in its capacity as Calculation Agent, will have no (i) responsibility or liability for the selection or determination of an Fallback Rate as a successor or replacement base rate to the Reference Rate and will be entitled to rely upon any designation of such Fallback Rate in accordance with the definition thereof and (ii) liability for any failure or delay in performing its duties under the Collateral Administration Agreement as a result of the unavailability of any Reference Rate as described in the definition thereof; provided that, it performs its duties thereunder in good faith without willful misconduct or gross negligence.

(c)	None of the Collateral Trustee, the Class A-1 Loan Agent, the Paying Agent nor the Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Reference Rate (or the Fallback Rate or other applicable benchmark index), (ii) to select, determine or designate any Fallback Rate, or other successor or replacement benchmark index, or determine whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any modifier to any replacement or successor index, or (iv) to determine whether or what Reference Rate Replacement Conforming Changes or other amendments are necessary or advisable, if any, in connection with any of the foregoing. None of the Collateral Trustee, the Class A-1 Loan Agent, the Paying Agent, nor the Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture or other Transaction Document as a result of the unavailability of the Reference Rate (or other applicable benchmark index) and absence of a designated replacement Fallback Rate or other applicable benchmark index, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Portfolio Manager, in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture or other Transaction Document and reasonably required for the performance of such duties. The Calculation Agent shall, in respect of any Interest Determination Date, have no liability for the application of Term SOFR as determined on the previous Interest Determination Date or a previous U.S. Government Securities Business Day if so required under the definition of Term SOFR. If the Calculation Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, the Calculation Agent may (but is not obligated to) reasonably request guidance in the form of written instructions (or, in its sole discretion, oral instruction followed by written confirmation) from the Portfolio Manager,

(d)	including without limitation in respect of facilitating or specifying administrative procedures with respect to the calculation of any Fallback Rate, on which the Calculation Agent shall be entitled to rely without liability. The Calculation Agent shall be entitled to refrain from action pending receipt of such instruction.

Section 7.17.          Certain Tax Matters

(a)	The Issuer shall treat the Notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by law.

(b)	The Issuer has not elected, and will not elect to treat itself, or take any other action that would cause it to be treated as an association taxable as a corporation for U.S. federal, state or local income or franchise tax purposes, and shall make any election necessary to avoid classification as an association taxable as a corporation for U.S. federal, state or local income or franchise tax purpose.

(c)	The Issuer will treat each purchase of Collateral Obligations as a "purchase" for tax accounting and reporting purposes; provided that a purchase by the Issuer of a Collateral Obligation from a person whom the Issuer is disregarded as a separate entity will not be recognized.

(d)	The Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any Governmental Authority.

(e)	Upon the Issuer's receipt of a request of a Holder of Notes that has been issued with more than a de minimis "original issue discount" (as defined in Section 1273 of the Code) or written request of a Person certifying that it is an owner of a beneficial interest in a Note that has been issued with more than a de minimis "original issue discount" for the information described in Treasury Regulation section 1.1275-3(b)(1)(i) that is applicable to such Note, the Issuer will cause its Independent certified public accountants to provide promptly to the Collateral Trustee and such requesting Holder or owner of a beneficial interest in such a Note all of such information.

(f)	Upon a change of the Reference Rate to a Fallback Rate, if the Issuer (in consultation with nationally recognized U.S. tax counsel) reasonably determines that such change constitutes a "significant modification" within the meaning of Treasury Regulation section 1.1001-3, the Issuer will cause its Independent certified public accountants to comply with any requirements under Treasury Regulation section 1.1273-2(f)(9) (or any successor provision) including (as applicable) (i) by determining whether the Debt subject to the Fallback Rate is traded on an established market, and (ii) if so traded, by determining the fair market value of such Debt and making available such fair market value determination to holders in a commercially reasonable fashion, including by electronic publication, within 90 days of the date that the change to the Fallback Rate occurs.

(g)	No more than 50% of the debt obligations (as determined for U.S. federal income tax purposes) held by the Issuer may at any time consist of real estate mortgages as determined for purposes of Section 7701(i) of the Code unless the Issuer has received Tax Advice to the effect that the ownership of such debt obligations will not cause the Issuer to be treated as a taxable mortgage pool for U.S. federal income tax purposes.

Section 7.18.          Effective Date; Purchase of Additional Collateral Obligations

(a)	The Issuer will use commercially reasonable efforts to purchase (or enter into commitments to purchase), on or before the Effective Date, Collateral Obligations, such that the Target Initial Par Condition is satisfied.

(b)	During the period from the Closing Date to and including the Effective Date (and to the extent necessary to secure the confirmations described in Section 7.18(c), after the Effective Date), the Issuer will use the following funds to purchase additional Collateral Obligations in the following order: (i) to pay for the principal portion of any Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account and second, any Principal Proceeds on deposit in the Collection Account and (ii) to the extent any funds remain in the Ramp-Up Account and the Collection Account after paying the amounts described in subclause (i), to pay for accrued interest on any such Collateral Obligation, first, any amounts on deposit in the Ramp-Up Account and second, any Principal Proceeds on deposit in the Collection Account. In addition, the Issuer will use commercially reasonable efforts to acquire such Collateral Obligations that will satisfy or comply with, on the Effective Date, the Concentration Limitations, the Collateral Quality Test (other than the S&P CDO Monitor Test) and each Overcollateralization Ratio Test.

(c)	Within 30 Business Days after the Effective Date, the Issuer (or the Portfolio Manager on its behalf) shall provide, or cause the Collateral Administrator to provide, to S&P, a Microsoft Excel file ("Excel Default Model Input File") that provides all of the inputs required to determine whether the S&P CDO Monitor Test has been satisfied and the Collateral Administrator shall provide a Microsoft Excel file including, at a minimum, the following data with respect to each Collateral Obligation: CUSIP number (if any), LoanX ID (if any), name of Obligor, coupon, spread (if applicable), Reference Rate floor (if any), legal final maturity date, average life, Principal Balance, identification as a Cov-Lite Loan or otherwise, trade date and settlement date, S&P Industry Classification, S&P Rating, S&P Recovery Rate and the purchase price of assets purchased by the Issuer that have not settled as of such date

(d)	Within 30 Business Days after the Effective Date (but in any event, prior to the Determination Date relating to the first Quarterly Payment Date), the Issuer shall (x) provide, or (at the Issuer's expense) cause the Portfolio Manager to provide, to the Collateral Trustee (based on the information set forth in the Effective Date Report provided by the Collateral Administrator as described below) (i) an Accountants' Report (the "Effective Date Accountants' Comparison AUP Report") that compares, in each case as of the Effective Date, by reference to such sources as shall be specified therein, the following information: the issuer, Principal Balance, coupon/spread, stated maturity, S&P Rating, S&P Industry Classification and country of Domicile with respect to each Collateral Obligation as of the Effective Date and the information provided by the Issuer with respect to every other asset included in the Assets (or, if unavailable, by reference to such sources as shall be specified therein); (ii) an Accountants' Report (the "Effective Date Accountants' Recalculation AUP Report" and, together with the Effective Date Accountants' Comparison AUP Report, the "Effective Date Accountants' AUP Reports") recalculating, as of the Effective Date, the level of compliance with, or satisfaction or non-satisfaction of (1) the Target Initial Par Condition, (2) each Overcollateralization Ratio Test, (3) the Concentration Limitations and (4) the Collateral Quality Test (other than the S&P CDO Monitor Test) (such items (1) through (4), the "Specified Test Items"); and with respect to the items in clauses (i) and (ii) above, specifying the procedures undertaken by them to review data and computations relating to each such Effective Date Accountants' AUP Report and (y) provide to the Collateral Trustee and each Rating Agency a report (which the Issuer shall cause the Collateral Administrator to draft and compile on its behalf in accordance with, and subject to the terms of, the Collateral Administration Agreement) containing the following information, in each case determined as of the Effective Date (the "Effective Date Report"): (A) the information required in a Monthly Report and (B) the Specified Test Items and (C) a list of all Affiliate Participation Interests held by the Issuer on the Effective Date. If (i) the Issuer provides the Effective Date Accountants' AUP Reports to the Collateral Administrator with the results of the Specified Test Items, (ii) the Issuer causes the Collateral Administrator to provide to S&P the Effective Date Report and such report does not indicate the failure to satisfy any component of the Specified Test Items, (iii) the results of the Specified Test Items set forth in the Effective Date Report conform to the results set forth in the Effective Date Accountants' AUP Reports, (iv) the S&P CDO Monitor Test is satisfied, (v) the S&P Effective Date Adjustments have been made and (vi) the Issuer or the Collateral Administrator on behalf of the Issuer has provided to S&P the Effective Date Report and the Excel Default Model Input File used to determine that the S&P CDO Monitor Test is satisfied, then a written confirmation from S&P of its Initial Rating of each Class of Notes shall be deemed to have been provided (the "S&P Effective Date Condition"). If the S&P Effective Date Condition has not been satisfied, the Issuer shall request such written confirmation from S&P.

For the avoidance of doubt, the Effective Date Report shall not include or refer to the Effective Date Accountants' AUP Reports and, the Issuer and the Portfolio Manager shall not disclose to any Person (including a Holder) any information, documents or reports provided to it by such firm of Independent accountants, other than as required by a court of competent jurisdiction or as otherwise required by applicable legal or regulatory process. In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Effective Date Accountants' Comparison AUP Report as an attachment, will be provided by the Independent accountants to the Issuer who will post such Form 15-E, except for the redaction of any sensitive information, on the 17g-5 Website. Copies of the Effective Date Accountants' Recalculation AUP Report or any other agreed-upon procedures report provided by the Independent accountants to the Issuer or Portfolio Manager will not be provided to any other party including the Rating Agency or posted on the 17g-5 Website, except as set forth in this paragraph or in an access letter between such Person and the Independent accountants.

Upon receipt of the Effective Date Report, the Collateral Trustee (if not the same Person as the Collateral Administrator) shall compare the information contained in such Effective Date Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Effective Date Report, notify the Issuer, the Collateral Administrator, the Rating Agency and the Portfolio Manager if the information contained in the Effective Date Report does not conform to the information maintained by the Collateral Trustee with respect to the Assets. If any discrepancy exists, the Collateral Trustee and the Issuer, or the Portfolio Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Collateral Trustee shall within five Business Days of its initial notice to the Issuer, Collateral Administrator, Rating Agency and the Portfolio Manager of the discrepancy notify the Portfolio Manager who shall, on behalf of the Issuer, request that the Independent accountants selected by the Issuer pursuant to Section 10.9 perform agreed-upon procedures on the Effective Date Report and the Collateral Trustee's records to determine the cause of such discrepancy. If such procedures reveals an error in the Effective Date Report or the Collateral Trustee's records, the Effective Date Report or the Collateral Trustee's records shall be revised accordingly and notice of any error in the Effective Date Report shall be sent as soon as practicable by the Issuer to all recipients of such report.

(e)	If, by the Determination Date relating to the first Quarterly Payment Date, the Effective Date Ratings Confirmation has not been obtained (an "Effective Date Rating Failure"), then the Portfolio Manager, on behalf of the Issuer, shall instruct the Collateral Trustee in writing prior to the related Determination Date transfer amounts from the Ramp-Up Account to the Collection Account as Principal Proceeds or apply Interest Proceeds to purchase additional Collateral Obligations or make payments on the Notes in an amount sufficient to obtain the Effective Date Ratings Confirmation (provided that, the amount of such transfer would not result in an inability to pay interest with respect to the Class A-1 Debt or the Class A-2 Notes); provided that, in the alternative, the Portfolio Manager on behalf of the Issuer may take such other action, including but not limited to, a Special Redemption, transferring amounts from the Ramp-Up Account to the Collection Account as Principal Proceeds or applying Interest Proceeds (for use in a Special Redemption), sufficient to obtain the Effective Date Ratings Confirmation.

Notwithstanding the foregoing, if an Effective Date Rating Failure occurs and the Portfolio Manager reasonably believes that it shall obtain the Effective Date Ratings Confirmation without the use of Interest Proceeds to acquire additional Collateral Obligations or to effect a Special Redemption, the Portfolio Manager may elect to retain some or all of the Interest Proceeds otherwise available for such purposes in the Collection Account for distribution as Interest Proceeds on the second Quarterly Payment Date.

(f)	The failure of the Issuer to satisfy the requirements of this Section 7.18 shall not constitute an Event of Default unless such failure would otherwise constitute an Event of Default under Section 5.1(d) hereof and the Issuer, or the Portfolio Manager acting on behalf of the Issuer, has acted in bad faith.

(g)	On or prior to the Effective Date, the Portfolio Manager shall elect the Weighted Average S&P Recovery Rate that will apply during the pendency of an S&P CDO Monitor Model Election Period for purposes of determining compliance with the Minimum Weighted Average S&P Recovery Rate Test, by written notice to the Collateral Trustee, the Class A-1 Loan Agent, the Collateral Administrator and S&P. Thereafter, at any time during the pendency of any S&P CDO Monitor Election Period, by written notice to the Collateral Trustee, the Collateral Administrator and S&P, the Portfolio Manager may elect a different Weighted Average S&P Recovery Rate to apply to the Collateral Obligations during the pendency of any S&P CDO Monitor Election Period; provided, that, if: (i) the Collateral Obligations are currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations, but the Collateral Obligations would not be in compliance with the Weighted Average S&P Recovery Rate case to which the Portfolio Manager desires to change, then such changed case will not apply or (ii) the Collateral Obligations are not currently in compliance with the Weighted Average S&P Recovery Rate case then applicable to the Collateral Obligations and would not be in compliance with any other Weighted Average S&P Recovery Rate case, the Weighted Average S&P Recovery Rate to apply to the Collateral Obligations shall be the lowest Weighted Average S&P Recovery Rate in Schedule 5. If the Portfolio Manager does not so notify the Collateral Trustee and the Collateral Administrator that it will alter the Weighted Average S&P Recovery Rate in the manner set forth above, the Weighted Average S&P Recovery Rate chosen on or prior to the Effective Date will continue to apply.

(h)	Compliance with the S&P CDO Monitor Test will be measured only during the Reinvestment Period and shall be measured by the Portfolio Manager on each Measurement Date; provided that on each Measurement Date after the Effective Date and after receipt by the Issuer of the S&P CDO Monitor, the Portfolio Manager shall provide to the Collateral Administrator a report on the portfolio of Collateral Obligations containing such information as is reasonably necessary to permit the Collateral Administrator to calculate the Class Default Differential with respect to the Highest Ranking S&P Class on such Measurement Date. In the event that the Portfolio Manager's measurement of compliance and the Collateral Administrator's measurement of compliance show different results, the Portfolio Manager and the Collateral Administrator shall cooperate promptly in order to reconcile such discrepancy.

Section 7.19.          Representations Relating to Security Interests in the Assets

(a)	The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Collateral Trustee hereunder):

(i)	The Issuer owns such Asset free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or permitted by, this Indenture, other than such as are released on the related Cut-Off Date contemporaneously with the purchase of such Asset on the Cut-Off Date.

(ii)	Other than the security interest Granted to the Collateral Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest Granted to the Collateral Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.

(iii)	All Assets constitute Cash, accounts (as defined in Article 9 of the UCC), Instruments, general intangibles (as defined in Article 9 of the UCC), Uncertificated Securities, Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a "securities account" (as defined in Article 8 of the UCC).

(iv)	All Accounts constitute "securities accounts" (as defined in Article 8 of the UCC) or related "deposit accounts" (as defined in Article 9 of the UCC).

(v)	This Indenture creates a valid and continuing security interest (as defined in Article 1 of the UCC) in such Assets in favor of the Collateral Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer.

(vi)	The Issuer has caused or will have caused, within 10 days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets Granted to the Collateral Trustee, for the benefit and security of the Secured Parties.

(vii)	None of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Collateral Trustee, for the benefit of the Secured Parties.

(viii)	The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Collateral Trustee of its interest and rights in the Assets.

(ix)	All Assets other than the Accounts and the Selling Institution Collateral have been credited to one or more Accounts (other than any "general intangibles" within the meaning of the applicable Uniform Commercial Code and any instruments evidencing debt underlying a participation held by a collateral agent).

(x)	(A) The Issuer has delivered to the Collateral Trustee a fully executed Account Agreement pursuant to which the Custodian has agreed to comply with all instructions and Entitlement Orders originated by the Collateral Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Collateral Trustee as the person having a security entitlement against the Custodian in each of the Accounts or as the person who is the "customer" (within the meaning of Section 4-104(1)(e) of the UCC) with respect to each of the Accounts.

(xi)	The Accounts are not in the name of any Person other than the Issuer or the Collateral Trustee. The Issuer has not consented to the Custodian to comply with the Entitlement Order or instruction of any Person other than the Collateral Trustee (and the Issuer prior to a notice of exclusive control being provided by the Collateral Trustee, which notice the Collateral Trustee agrees it shall not deliver except after the occurrence and during the continuance of an Event of Default or an Enforcement Event).

(b)	The Issuer agrees to notify the Rating Agency, with a copy to the Portfolio Manager, promptly if it becomes aware of the breach of any of the representations and warranties contained in this Section 7.19 and shall not waive any of the representations and warranties in this Section 7.19 or any breach thereof.

Section 7.20.          Rule 17g-5 Compliance

(a)	To enable the Rating Agency to comply with its obligations under Rule 17g-5, the Issuer shall cause to be posted on the 17g-5 Website, at the same time such information is provided to the Rating Agency, all information the Issuer provides to the Rating Agency for the purposes of determining the initial credit ratings of the Notes or undertaking credit rating surveillance of the Notes.

(b)	Pursuant to the Collateral Administration Agreement, the Issuer has appointed the Collateral Administrator as its agent (in such capacity, the "Information Agent") to forward to the 17g-5 Website any information that the Information Agent receives from the Issuer, the Collateral Trustee or the Portfolio Manager (or their respective representatives or advisors) that is designated as information to be so posted.

(c)	The Issuer and the Collateral Trustee agree that any notice, report, request for the S&P Rating Condition to be satisfied or other information provided by any of the Issuer or the Collateral Trustee (or any of their respective representatives or advisors) to any Rating Agency hereunder or under any other Transaction Document for the purposes of undertaking credit rating surveillance of the Notes shall be provided, substantially concurrently, by the Issuer or the Collateral Trustee, as the case may be, to the Information Agent to forward for posting on the 17g-5 Website in accordance with the Collateral Administration Agreement.

(d)	Neither the Collateral Trustee nor the Information Agent shall have no obligation to engage in or respond to any oral communications with respect to the transactions contemplated hereby, any Transaction Documents relating hereto or in any way relating to the Debt or for the purposes of determining the initial credit rating of the Debt or undertaking credit rating surveillance of the Debt with any Rating Agency or any of its respective officers, directors, agents, attorneys or employees.

(e)	The Collateral Trustee will not be responsible for creating or maintaining the 17g-5 Website, posting any information to the 17g-5 Website or assuring that the 17g-5 Website complies with the requirements of this Indenture, Rule 17g-5 or any other law or regulation. In no event shall the Collateral Trustee be deemed to make any representation in respect of the content of the 17g-5 Website or compliance by the 17g-5 Website with this Indenture, Rule 17g-5 or any other law or regulation.

(f)	The Information Agent and the Collateral Trustee shall not be responsible or liable for the dissemination of any identification numbers or passwords for the 17g-5 Website, including by Issuer, the Rating Agency, a nationally recognized statistical rating organization ("NRSRO"), any of their respective agents or any other party. Additionally, neither the Information Agent nor the Collateral Trustee shall be liable for the use of the information posted on the 17g-5 Website, whether by the Issuer, the Rating Agency, an NRSRO or any other third party that may gain access to the 17g-5 Website or the information posted thereon.

(g)	Notwithstanding anything therein to the contrary, the maintenance by the Collateral Trustee of the Collateral Trustee's Website described in Article X shall not be deemed as compliance by or on behalf of the Issuer with Rule 17g-5 or any other law or regulation related thereto.

(h)	The Information Agent's forwarding of information to the 17g-5 Website is ministerial only and the Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered to the 17g-5 Website is accurate, complete, conforms to the transaction, or otherwise is or is not anything other than what it purports to be. The Collateral Administrator and the Information Agent shall not be deemed to have obtained actual knowledge of any information merely by the posting of such information to the 17g-5 Website to the extent such information was not produced by the Collateral Trustee, the Collateral Administrator or the Information Agent, as applicable.

(i)	In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Effective Date Accountants' Comparison AUP Report as an attachment shall be provided by the Independent accountants to the Issuer who shall post such Form 15-E on the 17g-5 Website. Copies of the Effective Date Accountants' Recalculation AUP Report or any other agreed-upon procedures report provided by the Independent accountants to the Issuer shall not be provided to any other party including the Rating Agency or posted on the 17g-5 Website except as expressly provided for herein.

Section 7.21.          Contesting Insolvency Filings

The Issuer, upon receipt of notice of any Bankruptcy Filing, shall, provided funds are available for such purpose, timely file an answer and any other appropriate pleading objecting to such Bankruptcy Filing. The reasonable fees, costs, charges and expenses incurred by the Issuer (including reasonable attorneys' fees and expenses) in connection with taking any such action shall be "Administrative Expenses" unless paid on behalf of the Issuer.

Section 7.22.          Use of Name

The Issuer acknowledges that it does not own the "KKR", "FS KKR", "Future Standard", "FS", "FS Investments", or related name or trademark and is permitted to use such names solely (i) on non-exclusive, non-sublicensable basis on their own print materials and (ii) for so long as FS KKR Capital Corp. (or an Affiliate thereof) remains the Portfolio Manager and, if FS KKR Capital Corp. resigns or is removed as Portfolio Manager under the Portfolio Management Agreement, the Issuer shall as soon as reasonably practical (but in no event later than 30 days after such resignation or removal) and at its own expense, change its name to remove any reference to any such name, trademark or any similar or related reference thereto.

ARTICLE VIII
SUPPLEMENTAL INDENTURES

Section 8.1.            Supplemental Indentures Without Consent of Holders

(a)	Without the consent of any Holder (except as expressly stated below), but with the written consent of the Portfolio Manager, the Issuer, when authorized by Resolutions, at any time and from time to time, may, subject to Section 8.3 and without an Opinion of Counsel being provided to the Issuer or the Collateral Trustee as to whether any Class of Debt would be materially and adversely affected thereby, enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Collateral Trustee for any of the following purposes:

(i)	to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Debt;

(ii)	to add to the covenants of the Issuer or the Collateral Trustee for the benefit of the Secured Parties or to surrender any right or power herein conferred upon the Issuer;

(iii)	to convey, transfer, assign, mortgage or pledge any property to or with the Collateral Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Debt;

(iv)	to evidence and provide for the acceptance of appointment hereunder by a successor collateral trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Collateral Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12;

(v)	to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Collateral Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;

(vi)	to modify the restrictions on and procedures for resales and other transfers of Debt to assure compliance with ERISA or to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Issuer to rely upon any exemption from registration under the Securities Act or upon any exemption from registration as, or exclusion or exception from the definition of, an "investment company" under the Investment Company Act or to remove restrictions on resale and transfer to the extent not required hereunder;

(vii)	to make such changes (including the removal and appointment of any listing agent, transfer agent, paying agent or additional registrar in the country of any other listing) as shall be necessary or advisable in order for the Debt to be or remain listed on an exchange, including such changes required or requested by any Governmental Authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for any Class of Debt, or to be de-listed from an exchange;

(viii)	otherwise to correct or supplement any inconsistency or defective provisions, or cure any ambiguity, omission or manifest errors in this Indenture or to conform the provisions of this Indenture to the Offering Circular; provided that, notwithstanding anything herein to the contrary and without regard to any other consent requirement specified herein, any supplemental indenture to be entered into pursuant to this clause (viii) may also provide for any corrective measures or ancillary amendments to this Indenture to give effect to such supplemental indenture as if it had been effective as of the Closing Date;

(ix)	to take any action necessary, advisable or helpful to reduce the risk of (A) the Issuer, the Holders of any Class of Debt or the Collateral Trustee from becoming subject to (or otherwise to minimize) any withholding or other taxes or assessments (including any tax imposed under Section 1446 of the Code) or (B) the Issuer being treated as other than a partnership or a disregarded entity for U.S. federal income tax purposes;

(x)	at any time during the Reinvestment Period (or after the Reinvestment Period, in the case of clauses (C) and (D) below), to facilitate the issuance by the Issuer in accordance with Sections 2.13, 3.2, 9.1 and 9.2 (for which any required consent has been obtained) of (A) additional debt of any one or more new classes that are fully subordinated to the existing Debt (or to the most junior class of securities of the Issuer issued pursuant to this Indenture, if any class of securities issued pursuant to this Indenture other than the Debt is then Outstanding); (B) additional debt of any one or more existing Classes; (C) replacement notes, loans or other replacement obligations in connection with a Refinancing; or (D) to make such changes as are necessary to effect a Risk Retention Issuance; provided that, any modifications in connection with the issuance of any additional debt or replacement notes, loans or other replacement obligations in connection with a Refinancing (other than modifications determined by the Portfolio Manager to be necessary for such issuance of additional debt or replacement notes not to be subject to (or to comply with) any U.S. Risk Retention Rules, or in connection with a Risk Retention Issuance, which shall not require the consent of any Holder), which modifications may include the establishment of a non-call period, prohibition of future refinancings and establishment of a Reference Rate floor as part of the interest rate, shall not require the consent of any Holder;

(xi)	to accommodate the settlement of any Debt in book-entry form through the facilities of DTC or otherwise;

(xii)	to change the name of the Issuer in connection with any change in name or identity of the Portfolio Manager or as otherwise required pursuant to a contractual obligation or to avoid the use of a trade name or trademark in respect of which the Issuer does not have a license;

(xiii)	to amend, modify or otherwise accommodate changes to this Indenture to comply with any rule or regulation, enacted or modified by any regulatory agency of the United States federal government after the Closing Date that is applicable to the Debt;

(xiv)	with the consent of a Majority of the Controlling Class, to enter into any additional agreements not expressly prohibited by this Indenture or any amendment, modification or waiver (including, without limitation, amendments, modifications and waivers to this Indenture to the extent not described in this Section 8.1), so long as such agreement, amendment, modification or waiver is not reasonably expected to materially and adversely affect the rights or interests of any Holders of any Class of Debt; provided that, any such additional agreements include customary limited recourse and non-petition provisions;

(xv)	to change the date (but not the frequency) on which reports are required to be delivered under this Indenture;

(xvi)	to modify provisions of this Indenture relating to the creation, perfection and preservation of the security interest of the Collateral Trustee in Assets to conform with applicable law;

(xvii)	to amend, modify or otherwise accommodate changes to this Indenture so that (A) the Issuer is not a "covered fund" under the Volcker Rule, (B) the Debt are not considered to constitute "ownership interests" under the Volcker Rule or (C) ownership of the Debt will otherwise be exempt from the Volcker Rule;

(xviii)	to modify the procedures in this Indenture relative to compliance with Rule 17g-5 or to permit compliance with the Dodd-Frank Act (including the U.S. Risk Retention Rules) and/or the Commodity Exchange Act and the Securitization Laws and/or the EU/UK Transparency Requirements, as each may be amended or superseded from time to time, as applicable to the Issuer, the Portfolio Manager or the Debt or any rules or regulations thereunder or to reduce costs to the Issuer as a result thereof;

(xix)	to accommodate an assignment by the Portfolio Manager, pursuant to the provisions of the Portfolio Management Agreement, of all of its rights and obligations under the Portfolio Management Agreement; provided that, a Majority of the Controlling Class, to the extent materially and adversely affected thereby, has consented to such supplemental indenture;

(xx)	to make any changes necessary or advisable in connection with the adoption of a Fallback Rate, including Reference Rate Replacement Conforming Changes;

(xxi)	subject to the approval of a Majority of the Interests (but without the consent of any other Holder, notwithstanding anything to the contrary otherwise contained herein), in connection with a Refinancing of all Classes of Debt in full, to (a) effect an extension of the end of the Reinvestment Period, (b) establish a non-call period for the replacement notes or loans or other financial arrangements issued or entered into in connection with such Refinancing, (c) modify the Weighted Average Life Test, (d) provide for a stated maturity of the replacement notes or loans or other financial arrangements issued or entered into in connection with such Refinancing that is later than the Stated Maturity of the Debt or (e) make any other amendments that would otherwise be subject to the consent rights of any other Holders pursuant to this Article VIII;

(xxii)	with the consent of a Majority of the Controlling Class, to modify any defined term in Section 1.1 or any Schedule to this Indenture that begins with or includes the word "S&P" (other than the defined term "S&P Rating Condition"); provided that the S&P Rating Condition shall have been satisfied with respect to such supplemental indenture;

(xxiii)	with the consent of a Majority of the Controlling Class, to modify or amend (A) the Investment Criteria, (B) the restrictions on the sales of Collateral Obligations, (C) the Collateral Quality Test (so long as, in the case of any modification to the S&P CDO Monitor Test to which modifications under Section 8.1(b) would not apply, the S&P Rating Condition is satisfied with respect thereto) and the definitions related thereto or the calculation thereof or (D) any component of the Concentration Limitations and the definitions related thereto or the calculation thereof, so long as the Portfolio Manager certifies in an Officer's certificate that no Class of Debt then-Outstanding (other than the Controlling Class) would be materially and adversely affected thereby;

(xxiv)	with the consent of a Majority of the Controlling Class, to modify the definition of "Credit Improved Obligation", "Equity Security", "Defaulted Obligation" or "Credit Risk Obligation";

(xxv)	(A) to make any modification or amendment determined by the Issuer or the Portfolio Manager as necessary or advisable to enable the Issuer to rely upon the exemption from registration as an investment company provided by Rule 3a-7 under the Investment Company Act or another exemption or exclusion from registration as an investment company under the Investment Company Act (other than Section 3(c)(1) or Section 3(c)(7) thereof) or (B) to take any action necessary or advisable to prevent the Issuer or the pool of Assets to be required to register under the Investment Company Act, or to avoid any requirement that the Portfolio Manager or any Affiliate consolidate with the Issuer on its financial statements for financial reporting purposes;

(xxvi)	to modify any provision to facilitate an exchange of one obligation for another obligation of the same Obligor that has substantially identical terms except transfer restrictions, including to effect any serial designation relating to the exchange; provided that, no such supplemental indenture shall be required to facilitate any exchange of one obligation for another obligation in accordance with Article XII hereof;

(xxvii)	to make any modification determined by the Portfolio Manager to be necessary or advisable to comply with the U.S. Risk Retention Rules, the Securitization Laws or the EU/UK Transparency Requirements, including (without limitation), in connection with an Optional Redemption, Refinancing, Re-Pricing, additional issuance or incurrence of debt pursuant to Section 2.13 or material amendment to any of the Transaction Documents;

(xxviii)	to amend, modify or otherwise accommodate changes to this Indenture to comply with any state, rule, regulation or technical or interpretive guidance enacted, effective or issued by any applicable Governmental Authority after the Closing Date that are applicable to the Issuer, the Debt or the transactions contemplated hereunder or by the Offering Circular, including any applicable Securitization Laws, U.S. Risk Retention Rules, securities laws or the Dodd-Frank Act and all rules, regulations and technical or interpretive guidance thereunder;

(xxix)	to reduce the Minimum Denominations of the Debt;

(xxx)	to amend, modify or otherwise accommodate changes to this Indenture or to take any action not otherwise permissible hereunder to avoid any requirement that the Portfolio Manager or any Affiliate consolidate with the Issuer on its financial statements for financial reporting purposes, in each case, with the prior written consent of the Holders of a Majority of any Class of Debt to the extent such Holders are materially and adversely affected thereby; and

(xxxi)	in connection with a Refinancing, subject to Sections 9.2(f)(v), 9.2(f)(viii) and 9.2(f)(ix), to effect a Permitted Senior Partial Refinancing.

(b)	In addition, the Issuer and the Collateral Trustee may enter into supplemental indentures to (A) to evidence any waiver or elimination by any Rating Agency of any requirement or condition of such Rating Agency set forth herein or (B) conform to ratings criteria and other guidelines relating generally to collateral debt obligations published by any Rating Agency, including any alternative methodology published by any Rating Agency.

Section 8.2.            Supplemental Indentures With Consent of Holders

(a)	With the consent of the Portfolio Manager, a Majority of the Debt of each Class materially and adversely affected thereby (which consent may be deemed as set forth in Section 8.3(d) below), if any, the Collateral Trustee and the Issuer may execute one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Debt of any Class under this Indenture; provided that, notwithstanding anything in this Indenture to the contrary, no such supplemental indenture shall, without the consent of each Holder of each Outstanding Note of each Class materially and adversely affected thereby:

(i)	change the Stated Maturity of the principal of or the due date of any installment of interest on any Debt, reduce the principal amount thereof, reduce the rate of interest thereon (other than in connection with a Refinancing, Re-Pricing, or in connection with the adoption of a Fallback Rate, the implementation of any Reference Rate Replacement Conforming Changes pursuant to Section 8.1(a)(xx)), or, except as otherwise expressly permitted by this Indenture, reduce the Redemption Price with respect to any Note, or change the earliest date on which Debt of any Class may be redeemed or prepaid to an earlier date, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Debt or distributions to the Issuer (other than, following a redemption in full of the Debt, an amendment to permit distributions to the Issuer or the holders of Interests on dates other than Payment Dates) or change any place where, or the coin or currency in which, Debt or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date); provided that, with respect to lowering the rate of interest payable on a Class of Debt, the consent of Holders of the other Classes of Debt shall not be required;

(ii)	reduce or increase the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for in this Indenture;

(iii)	materially impair or materially adversely affect the Assets except as otherwise permitted in this Indenture;

(iv)	except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Note of the security afforded by the lien of this Indenture;

(v)	reduce or increase the percentage of the Aggregate Outstanding Amount of Holders of any Class of Debt whose consent is required to request the Collateral Trustee to preserve the Assets or rescind the Collateral Trustee's election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

(vi)	modify any of the provisions of this Indenture with respect to entering into supplemental indentures, except to increase the percentage of Outstanding Debt or Interests the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note or Interest Outstanding and materially and adversely affected thereby;

(vii)	other than with regard to administrative changes in relation to an Optional Redemption or Refinancing, Re-Pricing or issuance or incurrence of additional debt and other than in connection with modifications solely related to splitting one Class of Debt into two sub-Classes in the case of a Refinancing or solely related to a Permitted Senior Partial Refinancing, modify the definition of the term "Controlling Class," the definition of the term "Class," the definition of the term "Debt," the definition of the term "Majority," the definition of the term "Supermajority," the definition of the term "Outstanding" or the Priority of Payments set forth in Section 11.1(a); or

(viii)	modify any of the provisions of this Indenture in such a manner as to affect the rights of the Holders of any Debt to the benefit of any provisions for the redemption of such Debt contained herein.

(b)	With the consent of the Portfolio Manager and a Majority of the Controlling Class, the Collateral Trustee and the Issuer may execute one or more indentures supplemental hereto to modify or amend any component of the Concentration Limitations and the definitions related thereto which affect the calculation thereof.

(c)	[Reserved].

(d)	With the consent of the Portfolio Manager and a Majority of each Class materially and adversely affected thereby, the Collateral Trustee and the Issuer may execute one or more supplemental indentures to modify the Subordinated Management Fee.

(e)	If any supplemental indenture permits the Issuer to enter into a hedge agreement, swap or derivative transaction (each, a "Hedge Agreement"), the Issuer and the Collateral Trustee shall not enter into such supplemental indenture without the consent of a Majority of the Controlling Class and a Majority of the Interests; provided that, the supplemental indenture shall require that, before entering into any such Hedge Agreement, the following additional conditions are satisfied: (i) either (1) the Portfolio Manager is registered as a commodity pool operator with the CFTC or (2) the Portfolio Manager is exempt from registration with the CFTC as a commodity pool operator and (ii) the S&P Rating Condition has been satisfied with respect thereto.

Section 8.3.            Execution of Supplemental Indentures

(a)	The Collateral Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Collateral Trustee shall not be obligated to enter into any such supplemental indenture which affects the Collateral Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

(b)	In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Collateral Trustee will be entitled to receive, and (subject to Sections 6.1 and 6.3) will be fully protected in relying in good faith upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with.

(c)	At the cost of the Issuer, for so long as any Debt shall remain Outstanding, not later than 10 Business Days (or, in the case of a supplemental indenture effecting a Refinancing, five Business Days) prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 or Section 8.2, the Collateral Trustee will provide to the Portfolio Manager, the Collateral Administrator, the Rating Agency and the Holders a notice attaching a copy of such supplemental indenture. Any consent given to a proposed supplemental indenture by the Holder of any Note shall be irrevocable and binding on all future holders or beneficial owners of that Note, irrespective of the execution date of the supplemental indenture. If the required consent to a proposed supplemental indenture is received from the applicable Holders prior to the end of the applicable notice period, the supplemental indenture may be executed prior to the end of such period. If the Holders of the required percentage of the Aggregate Outstanding Amount of the relevant Debt have not consented to a proposed supplemental indenture within three Business Days prior to the proposed execution date thereof, on the first Business Day following such period, the Collateral Trustee shall provide all such consents (and any other applicable responses from the Holders) received to the Issuer and the Portfolio Manager so that they may determine which Holders have consented to the proposed supplemental indenture and which Holders (and, to the extent such information is available to the Collateral Trustee, which beneficial owners) have not consented to the proposed supplemental indenture. In the case of a supplemental indenture being entered into pursuant to Section 8.1(a)(x)(C), the foregoing notice periods shall not apply and a copy of the proposed supplemental indenture shall be included in the notice of Optional Redemption provided to each holder of Debt pursuant to Section 9.2.

(d)	Unless, within ten Business Days after the Collateral Trustee sends notice to the Holders of any proposed supplemental indenture, a Majority of any Class from whom consent is not being requested notifies the Collateral Trustee and the Issuer that the Holders of such Class believe that they will be materially and adversely affected by such proposed supplemental indenture, the Holders of such Class will be deemed for all purposes not to be materially and adversely affected by such proposed supplemental indenture. Notwithstanding anything herein to the contrary, and solely for purposes of any supplemental indenture proposed pursuant to Sections 8.1 or 8.2, a Holder shall be deemed to have provided consent to any amendment or modification undertaken pursuant thereto if (i) such Holder affirmatively provides written consent or (ii) such Holder fails to deliver written objection (including via e-mail to the address provided in the notice of supplemental indenture) to such amendment or modification on or prior to the tenth Business Day following the date on which notice of such amendment or modification is sent by the Collateral Trustee.

(e)	At the cost of the Issuer, the Collateral Trustee will provide to the Portfolio Manager, the Collateral Administrator, the Holders and the Rating Agency a copy of the executed supplemental indenture after its execution. Any failure of the Collateral Trustee to provide such notice, or any defect therein, will not in any way impair or affect the validity of any such supplemental indenture.

(f)	It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.

(g)	The Portfolio Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has received written notice of such amendment or supplement and a copy of such amendment or supplement from the Issuer or the Collateral Trustee. The Collateral Trustee will not be obligated to enter into any amendment or supplement that, as determined by the Collateral Trustee, adversely affects its duties, obligations, liabilities or protections under this Indenture. No amendment to this Indenture will be effective against the Collateral Administrator or the Class A-1 Loan Agent if such amendment would adversely affect the Collateral Administrator or the Class A-1 Loan Agent, including, without limitation, any amendment or supplement that would increase the duties or liabilities of, or adversely change the economic consequences to, the Collateral Administrator or the Class A-1 Loan Agent, unless the Collateral Administrator or the Class A-1 Loan Agent otherwise consents in writing. No amendment or supplement to this Indenture shall amend or modify this Section 8.3 without the Portfolio Manager's prior written consent in its sole and absolute discretion.

(h)	Notwithstanding any other provision relating to supplemental indentures herein, at any time after the expiration of the Non-Call Period, if any Class of Debt has been or, contemporaneously with the effectiveness of any supplemental indenture will be, paid in full in accordance with this Indenture as so supplemented or amended, the written consent of any Holder of any Note of such Class, as applicable, will not be required with respect to such supplemental indenture.

(i)	With respect to any supplemental indenture that explicitly requires the consent of any Holders materially and adversely affected hereby, the Collateral Trustee may conclusively rely on an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or an Officer's certificate of the Issuer or the Portfolio Manager, as applicable, as to whether the interests of any Holder (to the extent any such Holder has not objected in writing within ten (10) days of notice being given of any such supplemental indenture) would be, or reasonably be expected to be, materially and adversely affected by the modifications set forth in supplemental indenture, it being expressly understood and agreed that the Collateral Trustee shall have no obligation to make any determination as to the satisfaction of the requirements related to any supplemental indenture which may form the basis of such Opinion of Counsel. Such determination shall be conclusive and binding on all present and future Holders. The Collateral Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of Counsel delivered to the Collateral Trustee as described in this Section 8.3(i).

(j)	Any Class of Debt being refinanced shall be deemed not to be materially and adversely affected by terms of the supplemental indenture related to such Refinancing or that become effective on the refinancing date. Any Non-Consenting Holders of a Re-Priced Class shall be deemed not to be materially and adversely affected by any terms of the supplemental indenture related to, in connection with and to become effective on or immediately after the Re-Pricing Date with respect to such Class.

Section 8.4.            Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.5.            Reference in Debt to Supplemental Indentures

Debt authenticated and delivered, including as part of a transfer, exchange or replacement pursuant to Article II of Debt originally issued or incurred hereunder, after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Debt, so modified as to conform in the opinion of the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Collateral Trustee in exchange for Outstanding Debt.

Section 8.6.            Re-Pricing Amendment

For the avoidance of doubt, the Issuer and the Collateral Trustee may, without regard for the provisions of this Article VIII (other than Section 8.3(b)), enter into a supplemental indenture pursuant to Section 9.8(d) solely to modify the spread over the Reference Rate (or stated interest rate, in the case of Fixed Rate Debt) applicable to a Re-Priced Class, and, to the extent applicable, to extend the Non-Call Period applicable to such Re-Priced Class or make changes to the definition of "Redemption Price" (any such amendment, a "Re-Pricing Amendment").

ARTICLE IX
REDEMPTION OF DEBT

Section 9.1.            Mandatory Redemption

If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account pursuant to the Priority of Payments on the related Quarterly Payment Date to make payments in accordance with the Debt Payment Sequence to the extent necessary to achieve compliance with such Coverage Test, as applicable.

Section 9.2.            Optional Redemption

(a)	On any Business Day after the Non-Call Period, at the written direction of a Majority of the Interests, (i) the Debt shall be redeemed or prepaid or prepaid by the Issuer in whole (with respect to all Classes of Debt) but not in part from Sale Proceeds and/or Refinancing Proceeds, all other available proceeds from a Contribution (if applicable) and all other funds available for such purpose in the Collection Account and the Payment Account; or (ii) the Debt shall be redeemed or prepaid by the Issuer in part by Class from Refinancing Proceeds, Partial Redemption Interest Proceeds (so long as any Class of Debt to be redeemed or prepaid represents not less than the entire Class of such Debt) and all other available proceeds from a Contribution (if applicable). In connection with any such redemption (each such redemption, an "Optional Redemption"), the Debt shall be redeemed or prepaid at the applicable Redemption Prices. To effect an Optional Redemption, the above described written direction must be provided to the Issuer and the Collateral Trustee (with a copy to the Portfolio Manager) not later than ten (10) Business Days prior to the Business Day on which such redemption is to be made, or such shorter period (not to be less than one Business Day) as the Collateral Trustee and the Portfolio Manager may agree; provided that, all Notes to be redeemed or prepaid must be redeemed or prepaid simultaneously.

(b)	Upon receipt of a notice of an Optional Redemption of the Debt in whole but not in part pursuant to Section 9.2(a)(i) (subject to Sections 9.2(d) and 9.2(e) with respect to a redemption from proceeds that include Refinancing Proceeds), the Portfolio Manager shall direct the sale (and the manner thereof), acting in accordance with the Portfolio Manager Standard to maximize the proceeds of such sale, of all or part of the Collateral Obligations and other Assets in an amount sufficient that the proceeds from such sale, any Refinancing Proceeds (if applicable), all other available proceeds from a Contribution (if applicable), and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Debt to be redeemed or prepaid (or such lesser amount that the Holders of such Class have elected to receive, where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class), all amounts senior in right of payment to the Debt (including any accrued and unpaid Base Management Fee) and all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap) payable under the Priority of Payments (collectively, the "Required Redemption Amount"). If such proceeds of such sale, any Refinancing Proceeds (if applicable), all other available proceeds from a Contribution (if applicable) and all other funds available for such purpose in the Collection Account and the Payment Account would not be at least equal to the Required Redemption Amount, the Debt may not be redeemed or prepaid. The Portfolio Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.

(c)	[Reserved].

(d)	In addition to (or in lieu of) a sale of Assets in the manner provided in Section 9.2(b) in connection with any Optional Redemption of all of the Debt on or after the end of the Non-Call Period, (i) the Issuer may enter into a commitment with a collateralized loan obligation transaction or similar transaction to purchase Collateral Obligations in an amount at least equal to (together with all other available funds) the aggregate Redemption Prices for the Debt subject to such Optional Redemption and/or effect a Refinancing; provided that, the terms of such Refinancing must be acceptable to the Portfolio Manager and a Majority of the Interests and such Refinancing otherwise satisfies the conditions described below and (ii) the Debt may be redeemed or prepaid in whole from Refinancing Proceeds and Sale Proceeds or in part by Class from Refinancing Proceeds, Partial Redemption Interest Proceeds, any other proceeds received pursuant to clause (i) above, and all other available proceeds from a Contribution as provided in Section 9.2(a)(ii). For the avoidance of doubt, any Class of Debt may be redeemed for prepaid rom Refinancing Proceeds resulting from a loan obtained by the Issuer.

(e)	In the case of a Refinancing upon a redemption of the Debt in whole but not in part pursuant to Section 9.2(a)(i), such Refinancing will be effective only if: (i) the Refinancing Proceeds, all Sale Proceeds from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, and all other available funds will be at least sufficient to redeem or prepay simultaneously the Debt, in whole but not in part, and to pay the other amounts included in the Required Redemption Amount, including the reasonable fees, costs, charges and expenses incurred by the Issuer, the Collateral Trustee, the Portfolio Manager and the Collateral Administrator (including reasonable attorneys' fees and expenses) in connection with such Refinancing; provided that to the extent there are insufficient funds available to pay any portion of such expenses and fees on the date of any such Refinancing, such portion shall be paid on the next succeeding Payment Date or any Payment Date thereafter, as determined by the Portfolio Manager in its sole discretion (as long as sufficient Interest Proceeds will remain to pay any interest due and payable on the Debt on such Payment Date); (ii) the Sale Proceeds, Refinancing Proceeds and other available funds are used (to the extent necessary) to make such redemption; (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 2.7(i), Section 5.4(d) and Section 13.1(d); and (iv) a Majority of the Interests and the Portfolio Manager have consented to such Refinancing. The Portfolio Manager, in connection with a Refinancing pursuant to which all Debt is being refinanced, may designate Principal Proceeds up to the Excess Par Amount as of the related Determination Date as Interest Proceeds for payment on the Redemption Date. Notice of any such designation will be provided to the Collateral Trustee (with a copy to the Rating Agency) on or before the related Determination Date.

(f)	In the case of a Refinancing upon a redemption of the Debt in part by Class pursuant to Section 9.2(d), such Refinancing will be effective only if (i) the Rating Agency has been notified of such Refinancing, (ii) the Refinancing Proceeds together with any Available Interest Proceeds and any Partial Redemption Interest Proceeds will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Debt subject to Refinancing, (iii) the Refinancing Proceeds are used (to the extent necessary) to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 2.7(i), Section 5.4(d) and Section 13.1(d), (v) for each Class of Debt being refinanced, the aggregate principal amount of any obligations providing the Refinancing is equal to the Aggregate Outstanding Amount of the Class of Debt being redeemed or prepaid with the proceeds of such obligations; provided that a single Class may be split into a junior and senior sub-Class or a senior and junior sub-Class may be combined into a single Class if the aggregate principal amounts of the junior and senior sub-Class are equal to the split Class or the aggregate principal amount of the combined Class is equal to the senior and junior sub-Class, as applicable; provided further that the requirements of this clause (v) need not be satisfied in connection with a Permitted Senior Partial Refinancing so long as the requirements of clause (viii)(z) below are satisfied with respect to such Permitted Senior Partial Refinancing, (vi) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Debt being refinanced, (vii) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds, Partial Redemption Interest Proceeds and all other available proceeds from a Contribution (except for expenses owed to persons that the Portfolio Manager informs the Collateral Trustee will be paid solely as Administrative Expenses payable on one or more succeeding Payment Dates in accordance with the Priority of Payments); provided that to the extent there are insufficient funds available to pay any portion of such expenses and fees on the date of any such Refinancing, such portion will be paid in accordance with the Priority of Payments on the next succeeding Payment Date or any Payment Date thereafter, as determined by the Portfolio Manager in its sole discretion (as long as sufficient Interest Proceeds will remain to pay any interest due and payable on the Debt on such Payment Date), (viii) the spread over the Reference Rate or the fixed interest rate, as applicable, of each class of obligations providing the Refinancing will not be greater than the spread over the Reference Rate or the fixed interest rate, as applicable, of the Debt of the corresponding Class being refinanced by such new class of obligations and the weighted average of the spread over the Reference Rate and the fixed rates payable in respect of all of the obligations providing the Refinancing is less than or equal to the weighted average of the spread over the Reference Rate and the fixed rate payable on all of the Classes of Debt being refinanced (determined based on the respective spreads over the Reference Rate or the fixed interest rate, as applicable, of such Classes of Debt); provided that (x) any Fixed Rate Debt may be refinanced with obligations that bear interest at a floating rate (i.e., at a stated spread over the Reference Rate) so long as the Adjusted Swap Rate of such class of Floating Rate Debt will not exceed the coupon of the relevant Class of Fixed Rate Debt being refinanced, (y) any Class of Floating Rate Debt may be refinanced with obligations that bear interest at a fixed rate so long as the coupon of such Fixed Rate Debt will not exceed the Adjusted Swap Rate of such class of Floating Rate Debt being refinanced and (z) two or more Classes of Debt may be combined and refinanced into one or more Classes in a Permitted Senior Partial Refinancing if the spread over the Reference Rate of such resulting Class (or weighted average spread of resulting Classes) is less than the weighted average spread over the Reference Rate of the Classes being combined or refinanced, (ix) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Debt being refinanced; provided that a single Class may be split into a junior and senior sub-Class or a senior and junior sub-Class may be combined into a single Class; provided further that two or more Classes of Debt may be combined and refinanced into one or more Classes in a Permitted Senior Partial Refinancing if the aggregate principal amount of such Class or Classes of Debt is equal to the Aggregate Outstanding Amount of the Classes being redeemed or prepaid, (x) the voting rights, consent rights, redemption rights and all other rights of the obligations providing the Refinancing are the same as the rights of the corresponding Class of Debt being refinanced except that, the earliest date on which the obligations providing the Refinancing may be redeemed or prepaid at the option of the Issuer may be different from the earliest date on which the Debt redeemed or prepaid in connection with such Refinancing were subject to redemption at the option of the Issuer; provided that the requirements of this clause (x) need not be satisfied in connection with a Permitted Senior Partial Refinancing; and (xi) a Majority of the Interests and the Portfolio Manager have consented to such Refinancing. Subject to the requirements in this Section 9.2(f), both Fixed Rate Debt and Floating Rate Debt may be refinanced with obligations that bear a fixed or floating (i.e., the applicable Reference Rate plus a stated spread) rate of interest and any Pari Passu Classes may be refinanced with a single class of refinancing obligations that bears a fixed or floating (i.e., the applicable Reference Rate plus a stated spread) rate of interest; provided, that if any Floating Rate Debt are being refinanced in a Refinancing in part with Fixed Rate Debt, the Global Rating Agency Condition is satisfied with respect to any Class of Debt not being redeemed or prepaid in such partial redemption.

(g)	Notwithstanding anything herein to the contrary, any Refinancing Proceeds from a Refinancing upon a redemption of the Debt in part by Class pursuant to Section 9.2(d) will not constitute Interest Proceeds or Principal Proceeds, but shall be applied directly on the related Partial Redemption Date together with Partial Redemption Interest Proceeds and all other available proceeds from a Contribution to redeem or prepay the corresponding Class of Debt being refinanced without regard to the Priority of Payments; provided, that to the extent such proceeds are not applied to redeem or prepay the corresponding Class of Debt being refinanced or to pay related Administrative Expenses, such Refinancing Proceeds will be treated as Principal Proceeds.

(h)	Notwithstanding anything herein to the contrary, if a Refinancing is obtained meeting the requirements specified above as certified by the Portfolio Manager, the Issuer and, at the direction of the Portfolio Manager, the Collateral Trustee shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing and no further consent for such amendments shall be required from the Holders of any Class of Debt. In connection with a Refinancing upon a redemption of Debt in whole or in part, any Refinancing Proceeds that remain after paying the applicable Redemption Prices and related Administrative Expenses will be transferred to the Collection Account as Principal Proceeds; provided that, in connection with a redemption upon a Refinancing in whole of the Debt the Portfolio Manager may designate any such remaining Refinancing Proceeds as Interest Proceeds for use on or after the Redemption Date.

Section 9.3.            Tax Redemption

(a)	The Debt shall be redeemed or prepaid on any Business Day in whole but not in part (any such redemption, a "Tax Redemption") at the applicable Redemption Prices from Sale Proceeds and all other funds available for such purpose in the Collection Account and the Payment Account at the written direction (delivered to the Collateral Trustee, with a copy to the Portfolio Manager) of (x) a Majority of any Affected Class or (y) a Majority of the Interests, in either case following (I) the occurrence and continuation of a Tax Event with respect to payments under one or more Collateral Obligations forming part of the Assets which results in a payment by, or charge or tax burden to, the Issuer that results or will result in the withholding of 5.0% or more of Scheduled Distributions for any Collection Period or (II) the occurrence and continuation of a Tax Event resulting in a tax burden on the Issuer in an aggregate amount in any Collection Period in excess of U.S.$1,000,000.

(b)	Upon its receipt of such written direction directing a Tax Redemption, the Collateral Trustee shall promptly notify the Holders and the Rating Agency thereof.

(c)	If an Officer of the Portfolio Manager obtains actual knowledge of the occurrence of a Tax Event, the Portfolio Manager shall promptly notify the Issuer, the Collateral Administrator and the Collateral Trustee thereof, and upon receipt of such notice the Collateral Trustee shall promptly notify the Holders and the Rating Agency thereof.

Section 9.4.            Redemption Procedures

(a)	In the event of any Optional Redemption pursuant to Section 9.2, the written direction of the Issuer and/or the Majority of the Interests shall be provided to the Collateral Trustee (with a copy to the Portfolio Manager in the case of direction of the Issuer) not later than ten (10) Business Days (or such shorter period as the Collateral Trustee and the Portfolio Manager may agree) prior to the Business Day on which such redemption is to be made (which date shall be designated in such notice) and the Issuer shall, at least ten (10) Business Days prior to the Redemption Date (or such shorter period as the Collateral Trustee and the Portfolio Manager may agree), notify the Collateral Trustee in writing (and the Collateral Trustee in turn shall, in the name and at the expense of the Issuer, notify the Holders and the Rating Agency, with a copy to the Portfolio Manager, at least five (5) Business Days prior to the Redemption Date) of such Redemption Date, the applicable Record Date, the principal amount of Debt to be redeemed or prepaid on such Redemption Date and the applicable Redemption Prices. Notice of a Tax Redemption pursuant to Section 9.3 shall be provided not later than three (3) Business Days prior to the applicable Redemption Date to each Holder at such Holder's address in the Register and the Rating Agency.

(b)	All notices of redemption delivered pursuant to Section 9.4(a) shall state:

(i)	the applicable Redemption Date or, with respect to an Optional Redemption by Sale Proceeds, the applicable Redemption Date or any Deferred Redemption Date designated in accordance with Section 9.4(d) below;

(ii)	the Redemption Prices of the Debt to be redeemed or prepaid;

(iii)	that all of the Debt to be redeemed or prepaid are to be redeemed or prepaid in full and that interest on such Debt shall cease to accrue on the Redemption Date specified in the notice or, with respect to an Optional Redemption by Sale Proceeds, any Deferred Redemption Date designated for any Class in accordance with Section 9.4(d); and

(iv)	the place or places where Debt is to be surrendered for payment of the Redemption Prices, which shall be the Corporate Trust Office.

The Issuer may, and, if directed by a Majority of the Interests or the Portfolio Manager, as applicable, shall, withdraw any notice of an Optional Redemption delivered pursuant to Section 9.2 (or any notice of a Tax Redemption delivered pursuant to Section 9.3, if the Portfolio Manager believes that the proceeds of the Assets will be insufficient to pay, together with other required amounts, the Redemption Price of any Class of Debt, and Holders of such Class have not elected to receive the lesser amount that will be available), following good faith efforts by the Issuer and the Portfolio Manager to facilitate such redemption on any day up to and including the Business Day before the proposed Redemption Date. Any withdrawal of such notice of an Optional Redemption will be made by written notice to the Collateral Trustee (with a copy to the Portfolio Manager, if applicable). If the Issuer so withdraws any notice of an Optional Redemption or Tax Redemption or is otherwise unable to complete a redemption of the Debt pursuant to Section 9.2 or 9.3, the proceeds received from the sale of any Collateral Obligations and other Assets sold in contemplation of such redemption may be reinvested in accordance with the Investment Criteria during the Reinvestment Period at the Portfolio Manager's sole discretion (on behalf of the Issuer). The Collateral Trustee will provide notice, in the name and at the expense of the Issuer, to the Holders, the Portfolio Manager and the Rating Agency of the withdrawal of any notice of redemption. Notwithstanding the foregoing, in the event that a scheduled Refinancing upon a redemption of the Debt in whole fails to settle, such redemption will be deemed to be revoked and no payments will be due to any Holder on account of such redemption.

Notice of redemption pursuant to Section 9.2 or 9.3 (including, without limitation, in respect of a Deferred Redemption Date as described in Section 9.4(d) below) shall be given by the Issuer or, upon an Issuer Order, by the Collateral Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Debt.

(c)	Unless Refinancing Proceeds are being used to redeem or prepay the Debt in whole or in part, in the event of any Optional Redemption or Tax Redemption pursuant to Section 9.2 or 9.3, no Debt may be optionally redeemed or prepaid unless (i) at least two Business Days before the scheduled Redemption Date the Portfolio Manager shall have furnished to the Collateral Trustee evidence, in a form reasonably satisfactory to the Collateral Trustee, that the Portfolio Manager on behalf of the Issuer has entered into a binding agreement or agreements with (a) a financial or other institution or institutions whose short-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a Person other than such institution) are rated, or guaranteed by a Person whose short-term unsecured debt obligations are rated, at least "A-1" by S&P or (b) a special purpose entity that satisfies all then-current bankruptcy remoteness criteria of the Rating Agency to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, Scheduled Distributions from the Assets expected to be received on or prior to the scheduled Redemption Date and all other funds available for such purpose in the Collection Account and the Payment Account, to pay all Administrative Expenses (regardless of the Administrative Expense Cap) payable in accordance with the Priority of Payments and redeem or prepay all of the Debt on the scheduled Redemption Date at the applicable Redemption Prices (or in the case of any Class of Debt, such lesser amount that the Holders of such Class have elected to receive, where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class), (ii) at least two Business Days before the scheduled Redemption Date, the Issuer shall have received proceeds of disposition of all or part of the Assets that, together with Scheduled Distributions from the Assets expected to be received on or prior to the scheduled Redemption Date and all other funds available for such purpose in the Collection Account and the Payment Account, are at least sufficient to pay all Administrative Expenses (regardless of the Administrative Expense Cap) and any accrued and unpaid Base Management Fee and Subordinated Management Fee (other than any Waived Management Fees) payable in accordance with the Priority of Payments and redeem or prepay all of the Debt on the scheduled Redemption Date at the applicable Redemption Prices (or in the case of any Class of Debt, such lesser amount that the Holders of such Class have elected to receive, where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class), or (iii) prior to selling any Collateral Obligations and/or Eligible Investments, the Portfolio Manager shall certify to the Collateral Trustee that, in its judgment, the aggregate sum of (A) expected proceeds from the sale of Eligible Investments, (B) for each Collateral Obligation, its Market Value and (C) Scheduled Distributions from the Assets expected to be received on or prior to the scheduled Redemption Date and all other funds available for such purpose in the Collection Account and the Payment Account shall exceed the sum of (x) the aggregate Redemption Prices (or in the case of any Class of Debt, such lesser amount that the Holders of such Class have elected to receive, where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class) of the outstanding Debt and (y) all Administrative Expenses (regardless of the Administrative Expense Cap) payable under the Priority of Payments. Any certification delivered by the Portfolio Manager pursuant to this Section 9.4(c) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations and/or Eligible Investments and (2) all calculations required by this Section 9.4(c). Any Holder, the Portfolio Manager or any of the Portfolio Manager's Affiliates or accounts or funds managed thereby shall have the right, subject to the same terms and conditions afforded to other bidders, to bid on Assets to be sold as part of an Optional Redemption or a Tax Redemption.

Notwithstanding the foregoing, in connection with an Optional Redemption by Sale Proceeds, in the event that the Portfolio Manager has directed a Deferred Redemption Date with respect to one or more Classes of Debt in accordance with Section 9.4(d), any such certification described in the preceding paragraph in respect of the expected proceeds or sufficient proceeds to be available on the related Redemption Date may address only the Classes of Debt then being redeemed or prepaid (and any other amounts payable prior thereto in accordance with the Priority of Payments); provided that the Portfolio Manager certifies that sufficient proceeds are expected to be received or otherwise available to redeem or prepay the applicable Redemption Price and all Administrative Expenses (regardless of the Administrative Expense Cap) and Management Fees payable in accordance with the Priority of Payments, in each case no later than the latest Redemption Date scheduled for a Class of Debt.

(d)	Without limiting the foregoing, if, as the result of the failure of the settlement of one or more Collateral Obligations, either (x) a notice of a withdrawal of an Optional Redemption has been delivered to the Collateral Trustee and the Portfolio Manager in accordance with Section 9.4(b) or (y) the Sale Proceeds are not sufficient to pay the required redemption amounts set forth above on any scheduled Redemption Date, then, in either case, the Issuer (at the direction of the Portfolio Manager) may delay such Redemption Date to any Business Day (within sixty (60) calendar days of such withdrawal) thereafter (such date, the "Deferred Redemption Date"), so long as there are (or will be, as of such Deferred Redemption Date) sufficient available funds in the Accounts to pay all Administrative Expenses (regardless of the Administrative Expense Cap), any amounts due to any Hedge Counterparties and Collateral Management Fees payable in accordance with the Priority of Payments and redeem or prepay all of the Debt on the scheduled Redemption Date at the applicable Redemption Prices (as though such Deferred Redemption Date were a Redemption Date), and the Collateral Trustee will at the direction of the Issuer, or the Portfolio Manager on its behalf, distribute all available funds in the Accounts in accordance with the Priority of Payments on such Deferred Redemption Date identified by the Issuer (or the Portfolio Manager on its behalf) with no less than two (2) Business Days' notice; provided, that in connection with any such distribution, the Issuer may establish a reasonable reserve for any outstanding or reasonably anticipated fees and expenses of the Issuer and any other amounts payable under the Priority of Payments prior to any payments to the Issuer, to the extent that such fees, expenses and other amounts are not being paid on such Deferred Redemption Date. The Issuer (or the Portfolio Manager on its behalf) will promptly notify the Collateral Trustee upon the occurrence of a Deferred Redemption Date and, upon receipt of such notice, the Collateral Trustee shall promptly provide notice thereof to each Holder of Debt and each Rating Agency then rating a Class of Debt; provided that, in any case, in the event that a scheduled redemption of the Debt fails to occur and (A) such failure is due solely to a delayed or failed settlement of any asset sale by the Issuer (or the Portfolio Manager on the Issuer's behalf), (B) the Issuer (or the Portfolio Manager on the Issuer's behalf) had entered into a binding agreement for the sale of such asset prior to the scheduled redemption date, (C) such delayed or failed settlement is due solely to circumstances beyond the control of the Issuer and the Portfolio Manager and (D) the Issuer (or the Portfolio Manager on the Issuer's behalf) has used commercially reasonable efforts to cause such settlement to occur prior to such scheduled redemption date (a "Redemption Settlement Delay"), then, upon notice from the Issuer to the Collateral Trustee that sufficient funds are now available to complete such redemption, such Debt may be redeemed or prepaid using such funds on any Business Day prior to the first Payment Date after the original scheduled redemption date and not less than two Business Days after the original scheduled redemption date (in each case, such Business Day to be selected by the Issuer (or the Portfolio Manager on its behalf) upon at least two Business Days' notice to the Collateral Trustee). Interest on the Debt will accrue to but excluding such new Redemption Date. If such redemption does not occur prior to the first Payment Date after the original scheduled redemption date, such redemption will be cancelled without further action. A Redemption Settlement Delay or the failure to effect a redemption (including a Refinancing) on a scheduled redemption date will not be an Event of Default. The Issuer (or the Portfolio Manager on its behalf) shall promptly notify the Collateral Trustee upon the occurrence of a Redemption Settlement Delay and, in turn, the Collateral Trustee shall promptly provide notice thereof to each Holder of Debt and each Rating Agency then rating a Class of Debt.

Section 9.5.           Debt Payable on Redemption Date

(a)	Notice of redemption pursuant to Section 9.4 or Section 9.7 having been given as set forth therein, the Debt to be redeemed or prepaid shall, on the Redemption Date, subject to Section 9.4(c) and Section 9.7(b), as applicable, and the Issuer's right to withdraw any notice of redemption pursuant to Section 9.4(b) and 9.7(c), as applicable, become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Debt shall cease to bear interest on the Redemption Date. Holders of Certificated Notes, upon final payment on a Note to be so redeemed or prepaid, shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date; provided that, in the absence of notice to the Issuer or the Collateral Trustee that the applicable Note has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender, if the Collateral Trustee and the Issuer shall have been furnished such security or indemnity as may be required by it to save it harmless and an undertaking thereafter to surrender such certificate. Payments of interest on Debt so to be redeemed or prepaid which are payable on or prior to the Redemption Date shall be payable to the Holders, or holders of one or more predecessor Debt, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).

(b)	If any Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Note remains Outstanding; provided that, the reason for such non-payment is not the fault of such Holder.

Section 9.6.           Special Redemption

The Debt shall be redeemed or prepaid in part by the Issuer on any Business Day (i) after the Effective Date, if the Portfolio Manager notifies the Collateral Trustee that a redemption is required pursuant to Section 7.18 in order to obtain the Effective Date Ratings Confirmation, (ii) during the Reinvestment Period, if the Portfolio Manager notifies the Collateral Trustee at least five Business Days prior to the applicable Special Redemption Date that it has been unable, for a period of at least 20 consecutive Business Days, to identify additional Collateral Obligations that are deemed appropriate by the Portfolio Manager, in its sole discretion, and which would satisfy the Investment Criteria in sufficient amounts to permit the investment or reinvestment of all or a portion of the funds then in the Collection Account that are to be invested in additional Collateral Obligations or (iii) if a Retention Deficiency exists, to the extent necessary to reduce such Retention Deficiency to zero (in each case a "Special Redemption"). Any such notice in the case of clause (ii) above shall be based upon the Portfolio Manager having attempted, in accordance with the Portfolio Manager Standard, to identify additional Collateral Obligations as described above. On the first Quarterly Payment Date (and all subsequent Quarterly Payment Dates) following the Collection Period in which such notice is given (a "Special Redemption Date"), the amount in the Collection Account representing (1) in the case of a Special Redemption necessary for the Issuer to obtain the Effective Date Ratings Confirmation, all Interest Proceeds and all other Principal Proceeds available in accordance with the Priority of Payments (other than Interest Proceeds and/or Principal Proceeds that the Portfolio Manager has chosen to apply to the purchase of additional Collateral Obligations), (2) in the case of a Special Redemption during the Reinvestment Period pursuant to clause (ii) above, Principal Proceeds which the Portfolio Manager has determined cannot be reinvested in additional Collateral Obligations or (3) in the case of a Special Redemption in connection with a Retention Deficiency, Principal Proceeds necessary to reduce such Retention Deficiency to zero, will in each case be applied in accordance with the Priority of Payments. Notice of redemption pursuant to this Section 9.6 shall be given by the Collateral Trustee not less than (x) in the case of a Special Redemption described in clause (i) above, one Business Day prior to the applicable Special Redemption Date and (y) in the case of a Special Redemption described in clause (ii) above, three Business Days prior to the applicable Special Redemption Date in each case to each holder of Debt and to the Rating Agency (with a copy to the Portfolio Manager).

Section 9.7.           Clean-Up Call Redemption

(a)	At the written direction of the Portfolio Manager to the Issuer and the Collateral Trustee, with a copy to the Rating Agency, at least 20 Business Days prior to the proposed Redemption Date, the Debt shall be subject to redemption by the Issuer, in whole but not in part (a "Clean-Up Call Redemption"), at the Redemption Prices therefor, on any Business Day after the Non-Call Period on which the Collateral Principal Amount is less than 30% of the Target Initial Par Amount. Upon receipt from the Portfolio Manager of a direction in writing to effect a Clean-Up Call Redemption, the Issuer shall set the related Redemption Date and the Record Date and give written notice thereof to the Collateral Trustee, the Collateral Administrator, the Portfolio Manager and the Rating Agency not later than 10 Business Days prior to the Redemption Date (and the Collateral Trustee in turn shall, in the name and at the expense of the Issuer, notify the Holders of the Redemption Date, the applicable Record Date, that the Debt shall be redeemed or prepaid in full, and the Redemption Prices to be paid, at least 7 Business Days prior to the Redemption Date).

(b)	A Clean-Up Call Redemption may not occur unless (i) on or before the second Business Day immediately preceding the related Redemption Date, the Portfolio Manager or any other Person purchases the Assets of the Issuer (other than the Eligible Investments referred to in clause (A)(4) below) for a price in Cash (the "Clean-Up Call Redemption Price") at least equal to the greater of (A) the sum of (1) the Aggregate Outstanding Amount of the Debt, plus (2) all unpaid interest on the Debt accrued to the date of such redemption (including any shortfall amounts, if any), plus (3) the aggregate of all other amounts owing by the Issuer on the date of such redemption that are payable in accordance with the Priority of Payments (including, for the avoidance of doubt, all outstanding Administrative Expenses), minus (4) the balance of the Eligible Investments in the Collection Account; and (B) the Market Value of such Assets being purchased and (ii) the Portfolio Manager certifies in writing to the Collateral Trustee prior to the sale of the Assets that subclause (i) shall be satisfied upon such purchase. Upon receipt by the Collateral Trustee of the certification from the Portfolio Manager described in subclause (ii), the Collateral Trustee (pursuant to written direction from the Issuer) and the Issuer shall take all actions necessary to sell, assign and transfer the Assets to the Portfolio Manager or such other Person upon payment in immediately available funds of the Clean-Up Call Redemption Price. The Collateral Trustee shall deposit such payment into the Collection Account in accordance with the instructions of the Portfolio Manager.

(c)	Any notice of a Clean-Up Call Redemption delivered pursuant to Section 9.7(a) may be withdrawn by the Issuer on any day up to and including the Business Day prior to the related scheduled Redemption Date by written notice to the Collateral Trustee, the Rating Agency and the Portfolio Manager only if amounts at least equal to the Clean-Up Call Redemption Price are not received in full in immediately available funds by the second Business Day immediately preceding such Redemption Date.

(d)	The Collateral Trustee will give notice of any such withdrawal of a Clean-Up Call Redemption, at the expense of the Issuer, to each Holder of Debt that were to be redeemed or prepaid at such Holder's address in the Register not later than the Business Day prior to the related scheduled Redemption Date.

(e)	On the Redemption Date related to any Clean-Up Call Redemption, the Clean-Up Call Redemption Price shall be distributed pursuant to the Priority of Payments.

Section 9.8.           Re-Pricing of the Debt

(a)	The Issuer, with the consent of the Portfolio Manager and a Majority of the Interests, may reduce the spread over the Reference Rate (or the stated interest rate, in the case of Fixed Rate Debt) applicable with respect to any Class of Re-Pricing Eligible Debt (any such reduction with respect to any such Class of Debt, a "Re-Pricing" and any Class of Re-Pricing Eligible Debt to be subject to a Re-Pricing, a "Re-Priced Class") on any Business Day after the Non-Call Period; provided that, the Issuer shall not effect any Re-Pricing unless each condition specified in this Section 9.8 is satisfied with respect thereto. For the avoidance of doubt, no terms of any Re-Pricing Eligible Debt other than the Interest Rate applicable thereto may be modified or supplemented in connection with a Re-Pricing; provided that, in connection with any Re-Pricing, (x) the Non-Call Period with respect to such Re-Priced Class may, with the consent of the Issuer, be extended and/or (y) the definition of "Redemption Price" may be revised, with the written consent of the Issuer, to reflect any agreed upon make-whole payments for the applicable Re-Priced Class. In connection with any Re-Pricing, the Issuer may engage a broker-dealer (the "Re-Pricing Intermediary") upon the recommendation and subject to the approval of the Issuer and such Re-Pricing Intermediary shall assist the Issuer in effecting the Re-Pricing.

(b)	At least fourteen (14) days prior to the Business Day fixed for any proposed Re-Pricing (the "Re-Pricing Date"), the Issuer or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver a notice in writing (with a copy to the Portfolio Manager, the Collateral Trustee and the Rating Agency) to each Holder of the proposed Re-Priced Class, which notice shall (i) specify the proposed Re-Pricing Date and the revised spread (or range of spreads from which a single spread will be chosen prior to the Re-Pricing Date) over the Reference Rate to be applied with respect to such Class (such spread, the "Re-Pricing Rate"), (ii) request that each Holder of the Re-Priced Class approve the proposed Re-Pricing or provide a proposed Re-Pricing Rate at which it would consent to such Re-Pricing that is within the range provided, if any, in clause (i) above (such proposal, a "Holder Proposed Re-Pricing Rate"), (iii) request that each consenting Holder of the Re-Priced Class deliver a response in writing to the Issuer, or to the Re-Pricing Intermediary on behalf of the Issuer, which response (the "Holder Purchase Request") shall indicate the aggregate principal amount of the Re-Priced Class that such Holder is willing to purchase (or retain) at such Re-Pricing Rate (including within any range provided) specified in such notice, and (iv) state that the Issuer (or in the case of the following clause (a), the Re-Pricing Intermediary on behalf of the Issuer) will have the right to (a) cause all such Holders that did not deliver an Accepted Purchase Request (each, a "Non-Consenting Holder") to sell their Debt of the Re-Priced Class on the Re-Pricing Date to one or more transferees at a sale price equal to the applicable Redemption Price or (b) redeem or prepay such Debt at the applicable Redemption Price with the proceeds of an issuance or incurrence of Re-Pricing Replacement Debt; provided that, at the direction of the Portfolio Manager, the Issuer may delay the Re-Pricing Date or determine the Re-Pricing Rate taking into consideration any Holder Proposed Re-Pricing Rates at any time up to two (2) Business Days prior to the Re-Pricing Date (upon notice to each Holder of the proposed Re-Priced Class, with a copy to the Portfolio Manager, the Collateral Trustee and the Rating Agency). Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class shall not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect.

Any notice of Re-Pricing may be withdrawn (thereby canceling the Re-Pricing) by (x) the Portfolio Manager or (y) the Issuer, with the consent of the Portfolio Manager (to the extent applicable), in each case, for any reason by delivery of a written notice to the Collateral Trustee and the Issuer no later than the Business Day prior to the proposed Re-Pricing Date. Once withdrawn, a subsequent notice of Re-Pricing may be given in accordance with this Section 9.8. At the cost of the Issuer, the Collateral Trustee shall provide a copy of such written notice to the Rating Agency.

(c)	In the event that any Holder of the Re-Priced Class does not deliver a written consent to the proposed Re-Pricing on or before the date that is at least five (5) Business Days (such date as determined by the Issuer in its sole discretion) after the date of such notice, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall deliver written notice thereof to any Consenting Holder of the Re-Priced Class who delivered a Holder Purchase Request with a Holder Proposed Re-Pricing Rate that is equal to or less than the Re-Pricing Rate as determined by the Portfolio Manager (such request, an "Accepted Purchase Request" and any Holder providing such Accepted Purchase Request, a "Consenting Holder") specifying the Aggregate Outstanding Amount of the Debt of the Re-Priced Class that such Consenting Holder has offered to purchase at the Re-Pricing Rate and the Aggregate Outstanding Amount of the Debt that will be sold to such Consenting Holder. Notwithstanding the above, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, will cause the sale and transfer of Debt of any Non-Consenting Holders, without further notice to such Non-Consenting Holders, on the Re-Pricing Date to a transferee designated by the Re-Pricing Intermediary on behalf of the Issuer. All sales of Debt to be effected pursuant to this clause (c) will be made at the Redemption Price with respect to such Debt, and will be effected only if the related Re-Pricing is effected in accordance with this Section 9.8. The Holder of each Re-Pricing Eligible Debt, by its acceptance of an interest in the Re-Pricing Eligible Debt, agrees to sell and transfer its Debt in accordance with this Section 9.8 and agrees to cooperate with the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) and the Collateral Trustee to effect such sales and transfers. In the event that the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) receives Accepted Purchase Requests with respect to more than the Aggregate Outstanding Amount of the Debt of the Re-Priced Class held by Non-Consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Debt or will sell Re-Pricing Replacement Debt to such Consenting Holders at the applicable Redemption Prices and, if applicable, conduct a redemption of Non-Consenting Holders' Debt of the Re-Priced Class with the sale of Re-Pricing Replacement Debt, without further notice to the Non-Consenting Holders thereof, on the Re-Pricing Date to the Consenting Holders delivering Accepted Purchase Requests, with respect thereto, pro rata (subject to the applicable minimum denominations) based on the Aggregate Outstanding Amount of the Debt such Consenting Holders indicated an interest in purchasing pursuant to their Holder Purchase Requests. In the event that the Issuer receives Accepted Purchase Requests with respect to less than the Aggregate Outstanding Amount of the Debt of the Re-Priced Class held by Non-Consenting Holders, the Issuer, or the Re-Pricing Intermediary on behalf of the Issuer, shall cause the sale and transfer of such Debt of the Re-Priced Class or will sell Re-Pricing Replacement Debt to such Consenting Holders at the applicable Redemption Prices and, if applicable, conduct a redemption of Non-Consenting Holders' Debt of the Re-Priced Class with the sale of Re-Pricing Replacement Debt, without further notice to the Non-Consenting Holders thereof, on the Re-Pricing Date to the Consenting Holders delivering Accepted Purchase Requests with respect thereto, and any excess Debt of the Re-Priced Class held by Non-Consenting Holders shall be sold to one or more purchasers designated by the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) or redeemed or prepaid with proceeds from the sale of Re-Pricing Replacement Debt. All sales of Non-Consenting Holders' Debt or Re-Pricing Replacement Debt to be effectuated pursuant to this clause (c) shall be made at the applicable Redemption Price, and shall be effectuated only if the related Re-Pricing is effectuated in accordance with the provisions hereof.

(d)	The Issuer shall not effect any proposed Re-Pricing unless:

(i)	the Issuer and the Collateral Trustee (at the direction of the Issuer) shall have entered into a supplemental indenture dated as of the Re-Pricing Date, which can be executed and delivered without regard to the provisions of Article VIII hereof, solely to modify the spread over the Reference Rate (or the stated interest rate, in the case of Fixed Rate Debt) applicable to the Re-Priced Class and, to the extent applicable, (with the consent of the Issuer) to extend the Non-Call Period applicable to such Re-Priced Class or make changes to the definition of "Redemption Price";

(ii)	confirmation has been received that all Debt of the Re-Priced Class held by Non-Consenting Holders have been sold and transferred pursuant to clause (c) above;

(iii)	the Rating Agency shall have been notified of such Re-Pricing;

(iv)	all expenses of the Issuer and the Collateral Trustee (including the fees of the Re-Pricing Intermediary and fees of counsel) incurred in connection with the Re-Pricing do not exceed the amount of Interest Proceeds available after taking into account all amounts required to be paid pursuant to Section 11.1(a)(i) on the subsequent Payment Date prior to the distribution of any remaining Interest Proceeds to the Issuer, unless such expenses have been paid or shall be adequately provided for (including without limitation, with Contributions) by an entity other than the Issuer; and

(v)	the Issuer shall have obtained Tax Advice to the effect that such Re-Pricing will not result in the Issuer becoming subject to U.S. federal income taxation with respect to its net income or to any withholding tax liability under Section 1446 of the Code.

(e)	The Issuer shall direct the Collateral Trustee to segregate payments and take other reasonable steps to effect the Re-Pricing and the Collateral Trustee shall have the authority to take such actions as may be directed by the Issuer or the Portfolio Manager on behalf of the Issuer (or the Re-Pricing Intermediary on behalf of the Issuer) or Portfolio Manager shall deem necessary or desirable to effect a Re-Pricing. In order to give effect to the Re-Pricing, the Issuer may, to the extent necessary, obtain and assign a separate CUSIP or CUSIPs to the Notes of each Class held by consenting Holders or Non-Consenting Holders.

(f)	A second notice of a Re-Pricing shall be given by the Collateral Trustee not less than seven (7) Business Days prior to the proposed Re-Pricing Date, to each Holder of Debt of the Re-Priced Class at the address in the Register (with a copy to the Portfolio Manager), specifying the applicable Re-Pricing Date and the specific Re-Pricing Rate. Notice of Re-Pricing shall be given by the Collateral Trustee at the expense of the Issuer. Failure to give a notice of Re-Pricing, or any defect therein, to any Holder of any Re-Priced Class will not impair or affect the validity of the Re-Pricing or give rise to any claim based upon such failure or defect.

(g)	The Holder of each Note, by its acceptance of an interest in the Debt, agrees (i) to sell and transfer its Debt in accordance with the provisions hereof and to cooperate with the Issuer, the Re-Pricing Intermediary (if any) and the Collateral Trustee to effectuate such sales and transfers and (ii) in the event that such Holder (x) does not consent to a proposed Re-Pricing or to a sale of its interest and (y) does not otherwise cooperate with the Issuer, the Re-Pricing Intermediary (if any) and the Collateral Trustee, in each case to effectuate such sales and transfers within the time period described herein, then such Holder shall be deemed to consent to such Re-Pricing.

The Collateral Trustee shall be entitled to receive, and shall be fully protected in relying upon an Opinion of Counsel stating that a Re-Pricing is permitted by this Indenture and that all conditions precedent thereto have been complied with. The Collateral Trustee shall receive and shall rely on an Issuer Order providing direction and any additional information requested by the Collateral Trustee in order to effect a Re-Pricing in accordance with this Section 9.8.

ARTICLE X
ACCOUNTS, ACCOUNTING AND RELEASES

Section 10.1.         Collection of Money

Except as otherwise expressly provided herein, the Collateral Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Collateral Trustee shall segregate and hold all such Money and property received by it in trust for the Holders and shall apply it as provided in this Indenture. Each Account established under this Indenture has been established and shall be maintained (a) with a federal or state chartered depository institution or trust company that has a long-term issuer rating of at least "A" and a short-term issuer rating of at least "A-1" by S&P (or at least "A+" by S&P if such institution has no short-term rating) or (b) in segregated securities accounts with the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), that has a long-term issuer rating of at least "BBB+" by S&P and, if any such institution fails at any time to satisfy the requirements set forth in clauses (a) or (b) above, as applicable, the assets held in such account shall be moved no later than 30 calendar days after such event to another institution that satisfies such requirements. Such institution shall have a combined capital and surplus of at least U.S.$200,000,000. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture. To avoid the consolidation of the Assets of the Issuer with the general assets of the Bank under any circumstances, the Collateral Trustee shall comply, and shall cause the Custodian to comply, with all law applicable to it as a national bank with trust powers holding segregated trust assets in a fiduciary or custodial capacity; provided that, the foregoing shall not be construed to prevent the Collateral Trustee or Custodian from investing the Assets of the Issuer in Eligible Investments described in clause (b) of the definition thereof that are obligations of the Bank. The accounts established by the Collateral Trustee pursuant to this Article X may include any number of sub-accounts deemed necessary for convenience in administering the Assets.

Section 10.2.         Collection Account

(a)	In accordance with this Indenture and the Account Agreement, the Collateral Trustee shall, prior to the Closing Date, establish at the Custodian three non-interest bearing segregated securities accounts, held in the name of the Issuer subject to the lien of the Collateral Trustee, for the benefit of the Secured Parties, which shall be designated as the "Collection Account" and which shall be maintained with the Custodian in accordance with the Account Agreement. The Collateral Trustee shall immediately upon receipt, or upon transfer from the Expense Reserve Account or Revolver Funding Account deposit into the Collection Account, all funds and property received by the Collateral Trustee and (x) designated for deposit in the Collection Account or (y) not designated under this Indenture for deposit in any other Account, including all proceeds received from the disposition of any Assets (unless simultaneously reinvested in additional Collateral Obligations in accordance with Article XII or in Eligible Investments). The Issuer may, but under no circumstances shall be required to, deposit from time to time into the Collection Account, in addition to any amount required hereunder to be deposited therein, such Monies received from external sources for the benefit of the Secured Parties (other than payments on or in respect of the Collateral Obligations, Eligible Investments or other existing Assets) as the Issuer deems, in its sole discretion, to be advisable and to designate them as Interest Proceeds or Principal Proceeds. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Collateral Trustee as part of the Assets and shall be applied to the purposes herein provided. Subject to Sections 10.2(d) and 10.2(f), amounts in the Collection Account shall be reinvested pursuant to Section 10.6(a). Notwithstanding the foregoing, for administrative purposes, the Collection Account described above consists of three single non-interest bearing segregated accounts, each held in the name of the Collateral Trustee, for the benefit of the Secured Parties, one of which shall be designated as the "Interest Collection Account" into which Interest Proceeds which would otherwise be deposited in the Collection Account shall be held, another of which shall be designated as the "Principal Collection Account" into which Principal Proceeds which would otherwise be deposited in the Collection Account shall be held and another of which shall be designated as the "Pending Transfer Deposit Amount Collection Account" into which Transfer Deposit Amounts which would otherwise be deposited in the Collection Account shall be held in accordance with Section 12.5(a).

(b)	The Collateral Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer (with a copy to the Portfolio Manager) and the Issuer shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Collateral Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm's length transaction and deposit the proceeds thereof in the Collection Account; provided that, subject to the requirements of Section 12.1, the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer's certificate to the Collateral Trustee certifying that such distributions or other proceeds constitute Collateral Obligations or Eligible Investments or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer's certificate to the Collateral Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.

(c)	At any time when reinvestment is permitted pursuant to Article XII, the Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Collateral Trustee to, and upon receipt of such Issuer Order the Collateral Trustee shall, withdraw funds on deposit in the Collection Account representing Principal Proceeds (together with Interest Proceeds so long as, in the judgment of the Portfolio Manager (not to be called into question as a result of subsequent events), there will be sufficient Interest Proceeds remaining to make payments on the Debt on the following Payment Date in accordance with Section 11.1(a)(i)) and reinvest such funds in additional Collateral Obligations or exercise a warrant held in the Assets, in each case in accordance with the requirements of Article XII and such Issuer Order. At any time during the Reinvestment Period, and subject to Section 2.14, the Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Collateral Trustee to, and upon receipt of such Issuer Order the Collateral Trustee shall, (i) withdraw funds on deposit in the Collection Account representing Principal Proceeds for purchases of Debt in accordance with the provisions of Section 2.14 and (ii) withdraw funds on deposit in the Collection Account representing Interest Proceeds to pay accrued interest through the date of such purchase in accordance with the provisions of Section 2.14. At any time, the Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Collateral Trustee to, and upon receipt of such Issuer Order the Collateral Trustee shall, withdraw funds on deposit in the Collection Account representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements with respect to Delayed Drawdown Collateral Obligations, Revolving Collateral Obligations or Workout Loans.

(d)	The Portfolio Manager on behalf of the Issuer may by Issuer Order direct the Collateral Trustee to, and upon receipt of such Issuer Order the Collateral Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) to acquire loan assets or debt securities in connection with the insolvency, bankruptcy, reorganization, default, restructuring, workout or similar event of or with respect to a Collateral Obligation or the Obligor thereof (including, for the avoidance of doubt any Workout Loan or Restructured Loan) subject in each case to the applicable limitations set forth in Section 12.2 and in accordance with such Issuer Order, (ii) any amount required to make customary protective advances or provide customary indemnities to the agent of the Collateral Obligation (for which the Issuer may receive a participation interest or other right of repayment) as may be required by the Issuer as a lender under the Underlying Instruments and (iii) from Interest Proceeds only, (x) any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided, that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date or (y) in connection with a Refinancing or a Re-Pricing, any Partial Redemption Interest Proceeds. The Collateral Trustee shall not be obligated to make such payment if, in the reasonable determination of the Collateral Trustee (in consultation with the Portfolio Manager), such payment would leave insufficient funds, taking into account the Administrative Expense Cap, for payments anticipated to be or become due or payable on the next Payment Date that are given a higher priority in the definition of Administrative Expenses. The Portfolio Manager on behalf of the Issuer may direct the Collateral Trustee to transfer amounts on deposit in the Collection Account representing Principal Proceeds to the Revolver Funding Account to meet funding requirements with respect to Delayed Drawdown Collateral Obligations, Revolving Collateral Obligations, Restructured Loans, Workout Loans and Workout Securities.

(e)	The Collateral Trustee shall transfer to the Payment Account (other than, with respect to Exchanged Equity Security Excess Proceeds, any additional amounts received after the initial distribution thereof that will be distributed on a later Payment Date), from the Collection Account for application pursuant to Section 11.1(a), not later than the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Distribution Report for such Payment Date.

(f)	Subject to the requirements in Section 10.6(a), amounts received in the Collection Account during a Collection Period shall be invested in Eligible Investments with stated maturities not later than the earlier of (A) the date that is 60 days after the date of delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of delivery thereof. All proceeds from the Eligible Investments shall be retained in the Collection Account unless used to purchase additional Collateral Obligations in accordance with the Investment Criteria, or used as otherwise permitted under this Indenture.

(g)	An aggregate amount of Principal Proceeds received by the Issuer up to an amount equal to (x) 1.0% of the Target Initial Par Amount minus (y) the aggregate amount of any previously identified Designated Unused Proceeds from time to time ("Designated Principal Proceeds") may be designated by the Portfolio Manager as Interest Proceeds on any Business Day after the Effective Date and on or prior to the second Payment Date so long as the Effective Date Interest Deposit Requirements are satisfied. For the avoidance of doubt, the aggregate amount of Designated Principal Proceeds and Designated Unused Proceeds is not permitted to exceed 1.0% of the Target Initial Par Amount. Upon receipt of notice of such designation, the Collateral Trustee will designate such Designated Principal Proceeds as Interest Proceeds in the Collection Account.

Section 10.3.         Transaction Accounts

(a)	Payment Account. In accordance with this Indenture and the Account Agreement, the Collateral Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer subject to the lien of the Collateral Trustee, for the benefit of the Secured Parties, which shall be designated as the "Payment Account" which shall be maintained with the Custodian in accordance with the Account Agreement. Except as provided in Section 11.1(a), the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Debt and distributions to the Issuer in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, Management Fees and other amounts specified herein, each in accordance with the Priority of Payments. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture and the Priority of Payments. Amounts in the Payment Account shall remain uninvested.

(b)	Custodial Account. In accordance with this Indenture and the Account Agreement, the Collateral Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer subject to the lien of the Collateral Trustee, for the benefit of the Secured Parties, which shall be designated as the "Custodial Account" which shall be maintained with the Custodian in accordance with the Account Agreement. All Collateral Obligations and Equity Securities shall be credited to the Custodial Account as provided herein. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Collateral Trustee agrees to give the Issuer, with a copy to the Portfolio Manager, immediate notice if an Authorized Officer of the Collateral Trustee receives written notice or has actual knowledge that the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Priority of Payments. Amounts in the Custodial Account shall remain uninvested.

(c)	Ramp-Up Account. The Collateral Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer subject to the lien of the Collateral Trustee, for the benefit of the Secured Parties, which shall be designated as the "Ramp-Up Account" which shall be maintained with the Custodian in accordance with the Account Agreement. The Issuer hereby directs the Collateral Trustee to deposit the amount specified in the Closing Date Certificate to the Ramp-Up Account as Principal Proceeds. In connection with any purchase of an additional Collateral Obligation, the Collateral Trustee will apply amounts held in the Ramp-Up Account as provided by Section 7.18(b). On the first Business Day after the Effective Date, or upon the occurrence of an Event of Default, the Collateral Trustee will deposit any remaining amounts in the Ramp-Up Account (excluding any proceeds that will be used to settle binding commitments entered into prior to such date) ("Unused Proceeds") into the Collection Account as Principal Proceeds; provided, however, that, on any Business Day on or prior to the second Determination Date following the Closing Date, the Portfolio Manager may designate an amount of Unused Proceeds up to (x) 1.0% of the Target Initial Par Amount minus (y) the aggregate amount of any previously identified Designated Principal Proceeds ("Designated Unused Proceeds") as Interest Proceeds, so long as (i) no Event of Default has occurred and is continuing, (ii) no Effective Date Rating Failure has occurred, (iii) the Target Initial Par Balance will exceed the Target Initial Par Amount after giving effect to such withdrawal and transfer, (iv) each of the Coverage Tests and the Concentration Limitations will be satisfied after giving effect to such withdrawal and transfer (such requirements in clauses (i) through (iv), the "Effective Date Interest Deposit Requirements"), and, upon the Portfolio Manager's direction, such designated amount will be withdrawn from the Ramp-Up Account and deposited into the Collection Account as Interest Proceeds. For the avoidance of doubt, the aggregate amount of Designated Principal Proceeds and Designated Unused Proceeds is not permitted to exceed 1.0% of the Target Initial Par Amount. The Issuer shall provide the Target Initial Par Balance as of such date immediately following such deposit into the Collection Account on the next Monthly Report. Any income earned on amounts deposited in the Ramp-Up Account will be deposited in the Collection Account as Interest Proceeds.

(d)	Expense Reserve Account. In accordance with this Indenture and the Account Agreement, the Collateral Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer subject to the lien of the Collateral Trustee, for the benefit of the Secured Parties, which shall be designated as the "Expense Reserve Account" which shall be maintained with the Custodian in accordance with the Account Agreement. The Issuer hereby directs the Collateral Trustee to deposit to the Expense Reserve Account (i) the amount specified in the Closing Date Certificate and (ii) in connection with any additional issuance or incurrence of debt, the amount specified in Section 3.2(a)(viii). On any Business Day from the Closing Date to and including the second Determination Date following the Closing Date, the Collateral Trustee shall apply funds from the Expense Reserve Account, as directed by the Portfolio Manager, to pay expenses of the Issuer incurred in connection with the establishment of the Issuer, the structuring and consummation of the Offering and the issuance or incurrence of the Debt and any additional issuance or incurrence. By the second Determination Date following the Closing Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Determination Date) will be deposited in the Collection Account as Interest Proceeds and/or Principal Proceeds (in the respective amounts directed by the Portfolio Manager in its sole discretion). On any Business Day after the second Determination Date following the Closing Date, the Collateral Trustee shall apply funds from the Expense Reserve Account (except as provided in the next sentence), as directed by the Portfolio Manager, to pay expenses of the Issuer incurred in connection with any additional issuance or incurrence of debt or as a deposit to the Collection Account as Principal Proceeds. Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Collection Account as Interest Proceeds as it is paid.

(e)	Interest Reserve Account. The Collateral Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated non-interest bearing account held in the name of the Issuer subject to the lien of the Collateral Trustee for the benefit of the Secured Parties which shall be designated as the "Interest Reserve Account" and which shall be maintained with the Custodian in accordance with the Account Agreement. On the Closing Date, the Issuer hereby directs the Collateral Trustee to deposit the Interest Reserve Amount into the Interest Reserve Account. On or before the second Determination Date following the Closing Date, at the direction of the Portfolio Manager, the Issuer may direct that any portion of the then remaining Interest Reserve Amount be transferred to the Collection Account and included as Interest Proceeds or Principal Proceeds for such Collection Period. On the second Payment Date following the Closing Date, all amounts on deposit in the Interest Reserve Account shall be transferred to the Payment Account and applied as Interest Proceeds or Principal Proceeds (as directed by the Portfolio Manager) in accordance with the Priority of Payments, and the Collateral Trustee shall close the Interest Reserve Account. Amounts credited to the Interest Reserve Account shall be reinvested pursuant to Section 10.6(a). Any income earned on amounts deposited in the Interest Reserve Account will be deposited in the Interest Reserve Account.

(f)	Contribution Account. The Collateral Trustee shall, prior to the Closing Date, establish a segregated, non-interest bearing account held in the name of the Issuer subject to the lien of the Collateral Trustee for the benefit of the Secured Parties, which shall be designated as the "Contribution Account." At any time during or after the Reinvestment Period, any Holder of Interests may, by delivery of a written notice to the Collateral Trustee substantially in the form of Exhibit F hereto (a "Contribution Notice") at least three Business Days prior to the date such Holder proposes to make such Contribution, and with the prior written consent of the Portfolio Manager, make a contribution of Cash, Eligible Investments and/or Collateral Obligations (each, a "Contribution" and each such Holder, a "Contributor") to the Issuer for any purpose (including, without limitation, any Permitted Use); provided that, each Contribution shall be in an aggregate amount of at least $500,000 (counting all Contributions made on the same day as a single Contribution for this purpose); provided, further, that no more than four (4) Contributions shall be made after the Closing Date unless (x) a Majority of the Controlling Class has consented to such Contribution or (y) such Contribution will be applied pursuant to clause (v) of the definition of “Permitted Use”. Each accepted Contribution shall be received into the Contribution Account and applied by the Portfolio Manager, on behalf of the Issuer, to a Permitted Use as directed by the Contributor in the related Contribution Notice or, if no direction is given by the Contributor, at the Portfolio Manager's sole discretion. No Contribution or any portion thereof shall be returned to the Contributor at any time. Any income earned on amounts deposited in the Contribution Account shall be deposited in the Collection Account as Interest Proceeds. For the avoidance of doubt, Contributions shall not increase any rights held by any Holder.

Section 10.4.         The Revolver Funding Account

The Collateral Trustee shall, prior to the Closing Date, establish at the Custodian, a single, segregated non-interest bearing account held in the name of the Collateral Trustee for the benefit of the Secured Parties which shall be designated as the "Revolver Funding Account" which shall be maintained with the Custodian in accordance with the Account Agreement. The Issuer hereby directs the Collateral Trustee to deposit the amount specified in the Closing Date Certificate into the Revolver Funding Account to be reserved for unfunded funding obligations under any Delayed Drawdown Collateral Obligations, Revolving Collateral Obligations or Workout Loans purchased on or before the Closing Date. Upon the purchase of any Delayed Drawdown Collateral Obligation, Revolving Collateral Obligation or Workout Loan, Principal Proceeds in an amount equal to the undrawn portion of such obligation shall be withdrawn first from the Ramp-Up Account and, if necessary, from the Collection Account, as directed by the Portfolio Manager, and deposited by the Collateral Trustee pursuant to such direction in the Revolver Funding Account; provided, that if such Delayed Drawdown Collateral Obligation, Revolving Collateral Obligation or Workout Loan is a Participation Interest with respect to which the Selling Institution requires funds to be deposited with the Selling Institution or its custodian in an amount equal to any portion of the undrawn amount of such obligation as collateral for the funding obligations under such obligation (such funds, the "Selling Institution Collateral"), the Portfolio Manager on behalf of the Issuer shall direct the Collateral Trustee to (and pursuant to such direction the Collateral Trustee shall) deposit such funds in the amount of the Selling Institution Collateral with such Selling Institution or custodian rather than in the Revolver Funding Account; provided that such Selling Institution or custodian is an Eligible Custodian.

Upon initial purchase of any Delayed Drawdown Collateral Obligation, Revolving Collateral Obligation or Workout Loan, funds deposited in the Revolver Funding Account in respect of such Collateral Obligation and Selling Institution Collateral deposited with the Selling Institution in respect of such Collateral Obligation shall be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account shall be invested in overnight funds that are Eligible Investments selected by the Portfolio Manager pursuant to Section 10.6 and earnings from all such investments shall be deposited in the Collection Account as Interest Proceeds.

Funds shall be deposited in the Revolver Funding Account upon the purchase of any Delayed Drawdown Collateral Obligation, Revolving Collateral Obligation or Workout Loan and upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation or Workout Loan, as directed by the Portfolio Manager, such that the amount of funds on deposit in the Revolver Funding Account shall be equal to or greater than the aggregate amount of unfunded funding obligations (disregarding the portion, if any, of any such unfunded funding obligations that is collateralized by Selling Institution Collateral) under all such Delayed Drawdown Collateral Obligations, Revolving Collateral Obligations and Workout Loans then included in the Assets, as determined by the Portfolio Manager.

Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) shall be available, at the direction of the Portfolio Manager, solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations, Revolving Collateral Obligations and Workout Loans; provided, that any excess of (i) the amounts on deposit in the Revolver Funding Account over (ii) the sum of the unfunded funding obligations (disregarding the portion, if any, of any such unfunded funding obligations that is collateralized by Selling Institution Collateral) under all Delayed Drawdown Collateral Obligations, Revolving Collateral Obligations and Workout Loans that are included in the Assets (which excess may occur for any reason, including upon (A) the sale or maturity of a Delayed Drawdown Collateral Obligation, Revolving Collateral Obligation or Workout Loan, (B) the occurrence of an event of default with respect to any such Delayed Drawdown Collateral Obligation, Revolving Collateral Obligation or Workout Loan or (C) any other event or circumstance which results in the irrevocable reduction of the undrawn commitments under such Delayed Drawdown Collateral Obligation, Revolving Collateral Obligation or Workout Loan) may be transferred by the Collateral Trustee (at the written direction of the Portfolio Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Collection Account.

Section 10.5.         [Reserved].

Section 10.6.         Reinvestment of Funds in Accounts; Reports by Trustee

(a)	By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Portfolio Manager on behalf of the Issuer) shall at all times direct the Collateral Trustee to, and, upon receipt of such Issuer Order, the Collateral Trustee shall, invest all funds on deposit in the Collection Account, Interest Reserve Account, the Ramp-Up Account, the Contribution Account, the Revolver Funding Account and the Expense Reserve Account as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such other maturities expressly provided herein). If at a time when no Event of Default has occurred and is continuing (regardless of any acceleration of the Maturity of the Debt), the Issuer shall not have given any such investment directions, the Collateral Trustee shall seek instructions from the Portfolio Manager within three Business Days after transfer of any funds to such accounts. If the Collateral Trustee does not thereafter receive written instructions from the Portfolio Manager within five Business Days after transfer of such funds to such accounts, such funds shall be uninvested. If at a time when an Event of Default has occurred and is continuing, the Issuer shall not have given such investment directions to the Collateral Trustee for three consecutive days, such funds shall be uninvested. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be credited to the Collection Account upon receipt as Interest Proceeds, any gain realized from such investments shall be credited to the Collection Account upon receipt as Principal Proceeds, and any loss resulting from such investments shall be charged to the Collection Account as a reduction in Principal Proceeds. The Collateral Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment; provided that, nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof. Except as expressly provided herein, the Collateral Trustee shall not otherwise be under any duty to invest (or pay interest on) amounts held hereunder from time to time. Notwithstanding anything to the contrary in this clause (a), if an Eligible Investment is issued by the Bank, such Eligible Investment may mature on the relevant Payment Date. For the avoidance of doubt, the stated maturity of each Eligible Investment must also be in compliance with the definition thereof (including any requirement in the definition of "Eligible Investment" that the stated maturity of an Eligible Investment be shorter than required pursuant to this Section 10.6(a)).

(b)	The Collateral Trustee agrees to give the Issuer, with a copy to the Portfolio Manager, immediate notice if any Bank Officer has actual knowledge that any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

(c)	The Collateral Trustee shall supply, in a timely fashion, to the Issuer, the Rating Agency and the Portfolio Manager any information regularly maintained by the Collateral Trustee that the Issuer, the Rating Agency or the Portfolio Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Collateral Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.7 or to permit the Portfolio Manager to perform its obligations under the Portfolio Management Agreement or the Issuer's obligations hereunder that have been delegated to the Portfolio Manager. The Collateral Trustee shall promptly forward to the Portfolio Manager copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the holders of such Collateral Obligation of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of redemptions and prepayments) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer.

(d)	In addition to any credit, withdrawal, transfer or other application of funds with respect to any Account set forth in this Article X, any credit, withdrawal, transfer or other application of funds with respect to any Account authorized elsewhere in this Indenture is hereby authorized.

(e)	Any account established under this Indenture may include (and shall be deemed to include) any number of subaccounts deemed necessary or advisable by the Collateral Trustee in the administration of the accounts.

(f)	For the avoidance of doubt, the Accounts (including income, if any, earned on the investments of funds in any such Account) will be owned by the Issuer for U.S. federal income tax purposes. The Issuer is required to provide to the Collateral Trustee (i) an IRS Form W-9 of its sole beneficial owner for U.S. federal income tax purposes or, for periods during which the Issuer is treated as a partnership for U.S. federal income tax purposes, its own IRS Form W-9 no later than the Closing Date, and (ii) any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation upon the reasonable request of the Collateral Trustee as may be necessary (A) to reduce or eliminate the imposition of U.S. withholding taxes and (B) to permit the Collateral Trustee to fulfill its tax reporting obligations under applicable law with respect to the Accounts or any amounts paid to the Issuer. If any IRS form or other documentation previously delivered by the Issuer to the Collateral Trustee pursuant to this clause (f) becomes inaccurate in any respect, the Issuer shall timely provide to the Collateral Trustee accurately updated and complete versions of such IRS forms or other documentation. The Bank, both in its individual capacity and in its capacity as Trustee, shall have no liability to the Issuer or any other Person in connection with any tax withholding amounts paid or withheld from the Accounts pursuant to applicable law arising from the Issuer's failure to timely provide an accurate, correct and complete IRS Form W-9 of its sole beneficial owner for U.S. federal income tax purposes or, for periods during which the Issuer is treated as a partnership for U.S. federal income tax purposes, its own IRS Form W-9 or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Accounts absent the Collateral Trustee having first received (1) the requisite written investment direction with respect to the investment of such funds, and (2) the IRS forms and other documentation required by this paragraph.

Section 10.7.         Accountings

(a)	Monthly. Not later than the 15th calendar day (or, if such day is not a Business Day, the next succeeding Business Day) of each calendar month (other than a month in which a Payment Date occurs) and commencing February 2026, the Issuer shall compile and make available (or cause to be compiled and made available) to the Rating Agency, the Collateral Trustee, the Class A-1 Loan Agent, the Portfolio Manager, the Placement Agent, the Structuring Agents and, upon written instructions (which may be in the form of standing instructions) from the Portfolio Manager with all appropriate contact information, the CLO Information Service and, upon written request therefor, to any Holder and, upon written notice to the Collateral Trustee in the form of Exhibit D, any Certifying Person, a monthly report on a trade date basis (each such report a "Monthly Report"). As used herein, the "Monthly Report Determination Date" with respect to any calendar month will be the last Business Day of the month prior to such calendar month (other than a month in which a Quarterly Payment Date occurs). The Monthly Report for a calendar month shall contain the following information with respect to the Collateral Obligations and Eligible Investments included in the Assets, and shall be determined as of the Monthly Report Determination Date for such calendar month:

(i)	Aggregate Principal Balance of Collateral Obligations and Eligible Investments representing Principal Proceeds.

(ii)	Adjusted Collateral Principal Amount of Collateral Obligations.

(iii)	Collateral Principal Amount of Collateral Obligations.

(iv)	A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:

(A)	The Obligor thereon (including the issuer ticker, if any);

(B)	The CUSIP or security identifier thereof;

(C)	The LoanX ID thereof;

(D)	The Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest));

(E)	The percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;

(F)	The related interest rate or spread;

(G)	The Reference Rate floor, if any (as provided by or confirmed with the Portfolio Manager);

(H)	The stated maturity thereof;

(I)	The related S&P Industry Classification;

(J)	The S&P Rating, unless such rating is based on a credit estimate unpublished by S&P or such rating is a confidential rating or a private rating by S&P;

(K)	The country of Domicile;

(L)	An indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Second Lien Loan, (3) an Unsecured Loan, (4) a Participation Interest (indicating the related Selling Institution and its ratings by the Rating Agency), (5) a Delayed Drawdown Collateral Obligation, (6) a Revolving Collateral Obligation, (7) a Fixed Rate Obligation, (8) a Current Pay Obligation, (9) a DIP Collateral Obligation, (10) a Discount Obligation, (11) a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition "Discount Obligation", (12) a Bridge Loan, (13) a Cov-Lite Loan, (14) a Long-Dated Obligation, (15) a Deferrable Obligation, (16) a First Lien Last Out Loan, (17) a Purchased Defaulted Obligation, (18) a Permitted Non-Loan Asset and (19) a Recurring Revenue Loan;

(M)	With respect to each Collateral Obligation that is a Discount Obligation purchased in the manner described in clause (y) of the proviso to the definition "Discount Obligation" based on the information provided by the Portfolio Manager;

(I)	the identity of the Collateral Obligation (including whether such Collateral Obligation was classified as a Discount Obligation at the time of its original purchase) the proceeds of whose sale are used to purchase the purchased Collateral Obligation;

(II)	the purchase price (as a percentage of par) of the purchased Collateral Obligation and the sale price (as a percentage of par) of the Collateral Obligation the proceeds of whose sale are used to purchase the purchased Collateral Obligation; and

(III)	the Aggregate Principal Balance of Collateral Obligations that have been excluded from the definition of Discount Obligation and relevant calculations indicating whether such amount is in compliance with the limitations described in clause (y) of the proviso to the definition of Discount Obligation;

(N)	[Reserved];

(O)	The S&P Recovery Rate;

(P)	The Market Value of such Collateral Obligation;

(Q)	The purchase price (as a percentage of par) of such Collateral Obligation;

(R)	The payment frequency of such Collateral Obligation; and

(S)	any capitalized interest relating to such Collateral Obligation.

(v)	If the Monthly Report Determination Date occurs on or after the Effective Date and on or prior to Maturity (including after the last day of the Reinvestment Period), for each of the limitations and tests specified in the definitions of Concentration Limitations and Collateral Quality Test, (1) the result, (2) the related minimum or maximum test level and (3) a determination as to whether such result satisfies the related test.

(vi)	The calculation of each of the following:

(A)	Each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test); and

(B)	Each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test).

(vii)	The calculation specified in Section 5.1(g).

(viii)	For each Account, (A) the name of the financial institution that holds such account, (B) the applicable ratings from S&P required under Section 10.1 for such institution and (C) a schedule showing the beginning Balance, each credit or debit specifying the nature, source and amount, and the ending Balance.

(ix)	A schedule showing for each of the following the beginning Balance, the amount of Interest Proceeds received from the date of determination of the immediately preceding Monthly Report, and the ending Balance for the current Measurement Date:

(A)	Interest Proceeds from Collateral Obligations; and

(B)	Interest Proceeds from Eligible Investments.

(x)	Purchases, principal payments, and sales:

(A)	The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), Principal Proceeds and Interest Proceeds received, and date for (X) each Collateral Obligation that was released for sale or other disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and (Y) each redemption or prepayment of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation or a Credit Improved Obligation, and whether the sale of such Collateral Obligation was a discretionary sale and whether such sale of a Collateral Obligation was to an Affiliate of the Portfolio Manager (as provided by the Portfolio Manager);

(B)	The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), and Principal Proceeds and Interest Proceeds expended to acquire each Collateral Obligation acquired pursuant to Section 12.2 since the last Monthly Report Determination Date and whether such Collateral Obligation was obtained through a purchase from an Affiliate of the Portfolio Manager (as provided by the Portfolio Manager); and

(C)	Following the Reinvestment Period, with respect to each Prepaid Obligation and each Credit Risk Obligation sold since the prior Monthly Report, its stated maturity.

(xi)	The identity of each Defaulted Obligation, the S&P Collateral Value and Market Value of each such Defaulted Obligation and date of default thereof.

(xii)	The identity of each Collateral Obligation with an S&P Rating of "CCC+" or below and the Market Value of each such Collateral Obligation.

(xiii)	The identity of each Deferring Obligation, the S&P Collateral Value and Market Value of each Deferring Obligation, and the date on which interest was last paid in full in Cash thereon.

(xiv)	The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, and the percentage of the Collateral Principal Amount comprised of Current Pay Obligations.

(xv)	The identity of each Restructured Loan, Workout Loan and Workout Security and the stated maturity of each Restructured Loan, Workout Loan and Workout Security.

(xvi)	The Aggregate Principal Balance, measured cumulatively from the Closing Date onward, of all Collateral Obligations that would have been acquired through a Distressed Exchange but for the operation of the second proviso in the definition of Distressed Exchange.

(xvii)	The Weighted Average Floating Spread.

(xviii)	Whether any Trading Plans were entered into since the last Monthly Report Determination Date and the identity of any Assets acquired and/or disposed of in connection with each such Trading Plan.

(xix)	For each Eligible Investment, the Obligor, credit rating, and maturity date.

(xx)	Such other information as any Rating Agency or the Portfolio Manager may reasonably request.

(xxi)	A list of any Credit Amendments effected since the last Monthly Report Determination Date and the Aggregate Principal Balance of all Assets that have been the subject of Credit Amendments since the Closing Date (as provided by the Portfolio Manager).

(xxii)	If a deposit is made into the Collection Account pursuant to Section 10.3(c), the Target Initial Par Balance as of the date specified in Section 10.3(c).

(xxiii)	With respect to any debt obligation received pursuant to an Exchange Transaction, (a) the identity and aggregate principal amount of the obligations received and exchanged in such Exchange Transaction, (b) the percentage of the Collateral Principal Amount consisting of Collateral Obligations that are subject to an Exchange Transaction and (c) the percentage of the Target Initial Par Amount consisting of Collateral Obligations that are and have been subject to an Exchange Transaction since the Closing Date.

(xxiv)	[Reserved].

(xxv)	The results of the S&P CDO Monitor Test (with a statement as to whether it is passing or failing), including, in addition to the information set forth in clause (xxvi) below, the Class Default Differential for the Highest Ranking S&P Class and the characteristics of the Current Portfolio. In addition, prior to the Effective Date and together with each Monthly Report, the Issuer shall provide to S&P the Excel Default Model Input File, which shall include the LoanX identifications of any Collateral Obligations, at cdo_surveillance@spglobal.com.

(xxvi)	The following information (with the terms used in clauses (A) through (I) below having the meanings assigned thereto in Schedule 2 hereto).

(A)	S&P CDO Monitor Adjusted BDR;

(B)	S&P CDO Monitor BDR;

(C)	S&P CDO Monitor SDR;

(D)	S&P Default Rate Dispersion;

(E)	S&P Weighted Average Rating Factor;

(F)	S&P Industry Diversity Measure;

(G)	S&P Obligor Diversity Measure;

(H)	S&P Regional Diversity Measure; and

(I)	S&P Weighted Average Life.

(xxvii)	The Aggregate Principal Balance of all Senior Secured Loans owned by the Issuer.

(xxviii)	The Aggregate Principal Balance of all Cov-Lite Loans.

Upon receipt of each Monthly Report, the Collateral Trustee (if not the same Person as the Collateral Administrator) shall compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer, the Collateral Administrator, the Rating Agency and the Portfolio Manager if the information contained in the Monthly Report does not conform to the information maintained by the Collateral Trustee with respect to the Assets. In the event that any discrepancy exists, the Collateral Trustee and the Issuer, or the Portfolio Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Collateral Trustee shall within five Business Days notify the Portfolio Manager who shall, on behalf of the Issuer, request that the Independent accountants appointed by the Issuer pursuant to Section 10.9 perform the agreed-upon procedures on such Monthly Report and the Collateral Trustee's and/or the Collateral Administrator's records to determine the cause of such discrepancy. If such review reveals an error in the Monthly Report or the Collateral Trustee's records, the Monthly Report or the Portfolio Manager's, the Collateral Trustee's and/or the Collateral Administrator's records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.

(b)	Quarterly Payment Date Accounting. The Issuer shall render an accounting (each a "Distribution Report"), determined as of the close of business on each Determination Date preceding a Quarterly Payment Date, and shall make available such Distribution Report to the Collateral Trustee, the Portfolio Manager, the Placement Agent, the Structuring Agents, the CLO Information Service, each Rating Agency then rating a Class of Debt and, upon written request therefor, any Holder and, upon written notice to the Collateral Trustee in the form of Exhibit D, any beneficial owner of a Note not later than the Business Day preceding the related Quarterly Payment Date. The Distribution Report shall contain the following information:

(i)	the information required to be in the Monthly Report pursuant to Section 10.7(a);

(ii)	(a) the Aggregate Outstanding Amount of the Debt of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Debt of such Class, (b) the amount of principal payments to be made on the Debt of each Class on the next Payment Date, the amount of any Deferred Interest on any Class of Deferred Interest Debt and the Aggregate Outstanding Amount of the Debt of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Debt of such Class, and (c) the amount of distributions to be paid to the Issuer on the next Payment Date;

(iii)	the Interest Rate and accrued interest for each Class of Debt for such Quarterly Payment Date;

(iv)	the amounts payable pursuant to each clause of Section 11.1(a)(i), each clause of Section 11.1(a)(ii) and each clause of Section 11.1(a)(iii), as applicable, on the related Quarterly Payment Date;

(v)	for the Collection Account:

(A)	the Balance of Principal Proceeds on deposit in the Collection Account at the end of the related Collection Period and the Balance of Interest Proceeds on deposit in the Collection Account on the next Business Day following the end of the related Collection Period;

(B)	the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to Section 11.1(a)(i) and Section 11.1(a)(ii) on the next Payment Date (net of amounts which the Portfolio Manager intends to reinvest in additional Collateral Obligations pursuant to Article XII); and

(C)	the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Quarterly Payment Date; and

(vi)	such other information as the Portfolio Manager may reasonably request.

Each Distribution Report shall constitute instructions to the Collateral Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in Section 11.1 and Article XIII.

(c)	Interest Rate Notice. The Issuer (or the Collateral Administrator on its behalf) shall include in the Monthly Report a notice setting forth the Interest Rate for each Class of Debt for the Interest Accrual Period preceding the next Payment Date.

(d)	Failure to Provide Accounting. If the Collateral Trustee shall not have received any accounting provided for in this Section 10.7 on the first Business Day after the date on which such accounting is due to the Collateral Trustee, the Collateral Trustee shall notify the Portfolio Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Portfolio Manager is required to provide any information or reports pursuant to this Section 10.7 as a result of the failure of the Issuer to provide such information or reports, the Portfolio Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Portfolio Manager for such Independent certified public accountant shall be paid by the Issuer.

(e)	Required Content of Certain Reports. Each Monthly Report and each Distribution Report sent to any Holder or beneficial owner of an interest in a Note shall contain, or be accompanied by, the following notices:

"The Investment Company Act of 1940, as amended (the "Investment Company Act") requires that all holders of the outstanding securities of the Issuer be "qualified purchasers" as defined in Section 2(a)(51)(A) of the Investment Company Act and related rules ("Qualified Purchasers"). Under the rules, the Issuer must have a "reasonable belief" that all holders of its outstanding securities, including transferees, are Qualified Purchasers. Consequently, all sales and resales of the Debt must be made solely to purchasers that are Qualified Purchasers. Each purchaser of a Note will be deemed (or required, as the case may be) to represent at the time of purchase that: (i) the purchaser is a Qualified Purchaser who is either (x) an institutional "accredited investor" ("IAI") within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), (y) a qualified institutional buyer as defined in Rule 144A under the Securities Act ("QIB") or (z) a non-U.S. person acquiring such notes in an offshore transaction (as defined in Regulation S under the Securities Act) in reliance on the exemption from registration provided by Regulation S under the Securities Act (a person satisfying one of clauses (x), (y) or (z), a "QIB/IAI/non-U.S. person"); (ii) the purchaser is acting for its own account or the on behalf of the account of another Qualified Purchaser that is a QIB/IAI/non-U.S. person (as applicable); (iii) the purchaser is not formed for the purpose of investing in the Issuer; (iv) the purchaser, and each account for which it is purchasing, will hold and transfer at least the Minimum Denomination of the Debt specified in the Indenture; (v) the purchaser can make the representations set forth in Section 2.5 of the Indenture or the appropriate Exhibit to the Indenture; (vi) the purchaser understands that the Issuer may receive a list of participants holding positions in securities from one or more book-entry depositories; (vii) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any subsequent transferees. The Debt may only be transferred to another Qualified Purchaser and QIB/IAI/non-U.S. person (as applicable) and all subsequent transferees are deemed to have made representations (i) through (vii) above."

"The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any Person having an interest in this Note as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent."

"The Indenture provides that if, notwithstanding the restrictions on transfer contained therein, the Issuer determines that any holder of, or beneficial owner of an interest in a Note is determined not to have been a Qualified Purchaser at the time of acquisition of such Note or beneficial interest therein, the Issuer may require, by notice to such Holder or beneficial owner, that such Holder or beneficial owner sell all of its right, title and interest to such Note (or any interest therein) to a Person that is either (x) Qualified Purchaser that is not a U.S. person (as defined in Regulation S) acquiring the Debt in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S, or (y) a Qualified Purchaser who is either an AI or a QIB (as applicable), with such sale to be effected within 30 days after notice of such sale requirement is given. If such holder or beneficial owner fails to effect the transfer required within such 30-day period, (i) the Issuer or the Portfolio Manager acting for the Issuer, without further notice to such holder, shall and is hereby irrevocably authorized by such holder or beneficial owner, to cause its Note or beneficial interest therein to be transferred in accordance with Section 2.11 of the Indenture to a Person that certifies to the Collateral Trustee, the Issuer and the Portfolio Manager, in connection with such transfer, that such Person meets the qualifications set forth in clauses (x) and (y) above and (ii) pending such transfer, no further payments will be made in respect of such Note or beneficial interest therein held by such holder or beneficial owner."

Each holder receiving this report agrees to keep all non-public information herein confidential and not to use such information for any purpose other than its evaluation of its investment in the Debt; provided that, any holder may provide such information on a confidential basis to any prospective purchaser of such holder's Debt that is permitted by the terms of this Indenture to acquire such holder's Debt and that agrees to keep such information confidential in accordance with the terms of this Indenture.

(f)	Distribution of Reports and Documents. The Collateral Trustee will make the Monthly Report, the Distribution Report, this Indenture and the Portfolio Management Agreement available through the Collateral Trustee's Website. The Collateral Trustee shall have the right to change the way such statements and documents are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Collateral Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access to the Collateral Trustee's Website, the Collateral Trustee may require registration and the acceptance of a disclaimer. The Collateral Trustee shall be entitled to rely on, but shall not be responsible for, the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Collateral Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion. Furthermore, the Collateral Trustee is hereby directed to make available to Intex and Moody's Analytics each Monthly Report and Distribution Report.

Section 10.8.          Release of Assets

(a)	The Portfolio Manager may, by Issuer Order delivered to the Collateral Trustee no later than the settlement date of any sale of an obligation (or, in the case of physical settlement, no later than the Business Day preceding such date), certifying with respect to settlements after the Effective Date that the applicable conditions set forth in Article XII have been met (which certification shall be deemed to have been provided by the Portfolio Manager upon delivery of an Issuer Order in respect of such sale), direct the Collateral Trustee to deliver such obligation against receipt of payment therefor.

(b)	The Portfolio Manager may, by Issuer Order delivered to the Collateral Trustee no later than the settlement date of any redemption or payment in full of a Collateral Obligation or Eligible Investment (or, in the case of physical settlement, no later than the Business Day preceding such date) certifying that such obligation is being redeemed or paid in full, direct the Collateral Trustee or, at the Collateral Trustee's instruction, the Custodian, to deliver such obligation, if in physical form, duly endorsed, or, if such obligation is a Clearing Corporation Note, to cause it to be presented (or in the case of a general intangible or a participation, cause such actions as are necessary to transfer such obligation to the designated transferee free of liens, claims or encumbrances created by this Indenture), to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof.

(c)	Subject to Article XII, the Portfolio Manager may, by Issuer Order delivered to the Collateral Trustee no later than the settlement date of an exchange, tender or sale (or, in the case of physical settlement, no later than the Business Day preceding such date), certifying that a Collateral Obligation is subject to a tender offer, voluntary redemption, exchange offer, conversion or other action having a similar effect when required under this Indenture (an "Offer") and setting forth in reasonable detail the procedure for response to such Offer, direct the Collateral Trustee or, at the Collateral Trustee's instructions, the Custodian, to deliver such obligation, if in physical form, duly endorsed, or, if such obligation is a Clearing Corporation Note, to cause it to be delivered, in accordance with such Issuer Order, in each case against receipt of payment therefor.

(d)	Subject to Article XII, the Portfolio Manager may, by Issuer Order delivered to the Collateral Trustee no later than the settlement date of an exchange (or in the case of physical settlement, no later than the Business Day preceding such date), certifying that the exchange satisfies the conditions set forth in the definition of Exchange Transaction, direct the Collateral Trustee to deliver such obligation, if in physical form, duly endorsed, or, if such obligation is a Clearing Corporation Note, to cause it to be delivered, in accordance with the Issuer Order, in each case against receipt of another debt obligation therefor.

(e)	The Collateral Trustee shall deposit any proceeds received by it from the disposition of a Collateral Obligation or Eligible Investment in the Collection Account, unless such proceeds are simultaneously applied to the purchase of Collateral Obligations or Eligible Investments.

(f)	The Collateral Trustee shall, (i) upon receipt of an Issuer Order, release from the lien of this Indenture any Illiquid Assets sold, distributed or disposed of pursuant to Article IV, and (ii) upon receipt of an Issuer Order at such time as there is no Debt Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Assets from the lien of this Indenture.

(g)	[Reserved].

(h)	The Collateral Trustee shall, upon receipt of an Issuer Order, release from the lien of this Indenture any Selling Institution Collateral in accordance with Section 10.4.

(i)	Following delivery of any obligation pursuant to clauses (a) through (c) and (e) through (g) above, such obligation shall be released from the lien of this Indenture without further action by the Collateral Trustee or the Issuer.

(j)	The Collateral Trustee shall, upon receipt of an Issuer Order, release from the lien of this Indenture any Assets sold, transferred, exchanged or otherwise disposed of or distributed in accordance with the terms of this Indenture.

Section 10.9.           Reports by Independent Accountants

(a)	Prior to the delivery of any reports of accountants required to be prepared pursuant to the terms hereof, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of preparing and delivering any Accountants’ Reports required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Portfolio Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Debt. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer as an Administrative Expense. In the event such firm requires the Collateral Trustee to agree to the procedures performed by such firm, the Issuer hereby directs the Collateral Trustee to so agree; it being understood and agreed that the Collateral Trustee shall deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, and the Collateral Trustee shall make no inquiry or investigation as to, and shall have no obligation in respect of, the validity or correctness of such procedures.

(b)	Upon the written request of the Collateral Trustee or any Holder of Debt, the Issuer shall cause the firm of Independent certified public accountants appointed pursuant to Section 10.9(a) to provide any Holder of Debt with all of the information required to be provided by the Issuer or pursuant to Section 7.16 or assist the Issuer in the preparation thereof. With respect to any accountants appointed under this Indenture, the Collateral Trustee and the Collateral Administrator shall not be liable for any claims, liabilities or expenses relating to such accountants’ engagement or any report issued in connection with such engagement and dissemination of any such report is subject to the consent of the accountants. Neither the Collateral Trustee nor the Collateral Administrator shall have any responsibility to make any inquiry or investigation as to, and shall have no obligation in respect of, the terms of any engagement of Independent accountants by the Issuer (or the Portfolio Manager on behalf of the Issuer) or the terms of any agreed upon procedures in respect of such engagement; provided, however, that the Collateral Trustee and the Collateral Administrator shall be authorized, upon receipt of an Issuer Order directing the same, to execute any acknowledgement or other agreement with the Independent accountants required for the Collateral Trustee and the Collateral Administrator to receive any of the reports or instructions provided for herein, which acknowledgement or agreement may include, among other things, (i) acknowledgement of the responsibility for the sufficiency of the procedures to be performed by the Independent accountants for its purposes, (ii) releases by the Collateral Trustee (on behalf of itself and the Holders) of claims against the Independent accountants and acknowledgment of other limitations of liability in favor of the Independent accountants and (iii) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders, it being understood that the Collateral Trustee and the Collateral Administrator shall deliver such acknowledgement or agreement in conclusive reliance on the Issuer Order); provided, further, that notwithstanding the foregoing, in no event shall the Collateral Trustee or the Collateral Administrator be required to execute any agreement in respect of the Independent accountants that the Collateral Trustee or the Collateral Administrator determines adversely affects it.

(c)	The Collateral Trustee shall not be liable for any claims, liabilities or expenses relating to the engagement of Independent certified public accountants pursuant to Section 10.9(a) or any report of such Independent certified public accountants issued in connection with such engagement, and the dissemination of any such report is subject to the consent of the Independent certified public accountants.

Section 10.10.        Reports to Rating Agency and Additional Recipients

In addition to the information and reports specifically required to be provided to the Rating Agency pursuant to the terms of this Indenture, the Issuer shall provide the Rating Agency with all information or reports delivered to the Collateral Trustee hereunder (with the exception of any Effective Date Accountants' AUP Reports or any other Accountants' Report other than as provided in the last sentence of this Section 10.10), and such additional information as any Rating Agency may from time to time reasonably request (including, with respect to credit estimates or any Collateral Obligation, Workout Loan, Workout Security or Equity Security subject to a private rating or a credit opinion, notification to S&P in accordance with Section 14.3(a) of any material modification that would result in substantial changes to the terms of any loan document relating to such Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation). In accordance with SEC Release No. 34-72936, Form 15-E, only in its complete and unedited form which includes the Effective Date Accountants' Comparison AUP Report as an attachment, shall be provided by the Independent accountants to the Issuer who shall post such Form 15-E on the 17g-5 Website.

Section 10.11.        Procedures Relating to the Establishment of Accounts Controlled by the Collateral Trustee

Notwithstanding anything else contained herein, the Issuer agrees that with respect to each of the Accounts, it will cause the Custodian establishing such accounts to enter into an Account Agreement and, if the Custodian is the Bank, shall cause the Bank to comply with the provisions of such Account Agreement. Notwithstanding anything else contained herein, the Collateral Trustee may open such subaccounts of any such Account as it deems necessary or appropriate for convenience of administration.

Section 10.12.        Section 3(c)(7) Procedures

(a)	DTC Actions. The Issuer will direct DTC to take the following steps in connection with the Global Notes (or such other appropriate steps regarding legends of restrictions on the Global Notes under Section 3(c)(7) of the Investment Company Act and Rule 144A as may be customary under DTC procedures at any given time):

(i)	The Issuer will direct DTC to include the marker "3c7" in the DTC 20-character security descriptor and the 48-character additional descriptor for the Global Notes.

(ii)	The Issuer will direct DTC to cause each physical deliver order ticket that is delivered by DTC to purchasers to contain the 20-character security descriptor. The Issuer will direct DTC to cause each deliver order ticket that is delivered by DTC to purchasers in electronic form to contain a "3c7" indicator and a related user manual for participants. Such user manual will contain a description of the relevant restrictions imposed by Section 3(c)(7).

(iii)	On or prior to the Closing Date, the Issuer will instruct DTC to send a Section 3(c)(7) notice to all DTC participants in connection with the offering of the Global Notes.

(iv)	In addition to the obligations of the Registrar set forth in Section 2.5, the Issuer will from time to time (upon the request of the Collateral Trustee) make a request to DTC to deliver to the Issuer a list of all DTC participants holding an interest in the Global Notes.

(v)	The Issuer will cause each CUSIP number obtained for a Global Note to have "3c7" and "144A" indicators, as applicable, attached to such CUSIP number.

(b)	Bloomberg Screens, Etc. The Issuer will from time to time request all third-party vendors to include on screens maintained by such vendors appropriate legends regarding restrictions on the Global Notes under Section 3(c)(7) of the Investment Company Act and Rule 144A.

Section 10.13.        EU Transparency Requirements.

The Issuer hereby agrees that it shall be designated pursuant to Article 7(2) of the EU Securitization Regulation as the designated entity required to fulfill the EU Transparency Requirements. The Issuer agrees and further covenants that it will make available to the Holders, any potential investors in the Debt (upon request thereby) and the competent authorities (as determined under the EU Securitization Regulation) (together, the "Relevant Recipients") the documents, reports and information necessary to fulfill any applicable reporting obligations under the EU Transparency Requirements. The Issuer shall also determine (which determination may be made in consultation with the Portfolio Manager) whether any reports, data and other information is necessary or essential in connection with the preparation of any loan level reports, investor reports and any reports in respect of inside information and significant events (such reports, collectively, the "Transparency Reports"). As more fully described in, and subject to, the Collateral Administration Agreement, the Collateral Administrator shall compile the Transparency Reports and provide such reports to the Issuer (or its designee) so that it may be made available by the Issuer (or by the Collateral Administrator on behalf of the Isser) in accordance with the EU Transparency Requirements; provided, that the Issuer (or the Collateral Administrator or other applicable agent acting on behalf of the Issuer) may make the Transparency Reports available via a secured website of the Collateral Administrator which shall be accessible to any person who certifies to the Issuer and the Collateral Administrator (such certification to be in the form set out in the Collateral Administration Agreement, as may be amended from time to time as required by the Issuer and/or the Collateral Administrator) that it is a Relevant Recipient. The Issuer shall also be entitled (with the consent of the Portfolio Manager at the cost and expense of the Issuer, subject to and in accordance with the Priority of Payments) to appoint one or more Transparency Reporting Agents to prepare, or assist in the preparation of, the Transparency Reports and/or to make such information available to any Relevant Recipients.

ARTICLE XI
APPLICATION OF MONIES

Section 11.1.          Disbursements of Monies from Payment Account

(a)	Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and to Section 13.1, on each Payment Date, the Collateral Trustee shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 10.2 (and in respect of the second Payment Date, amounts transferred from the Interest Reserve Account to the Payment Account pursuant to Section 10.3(e)) in accordance with the following priorities (subject to the subsections described above in this sentence and the following proviso, the "Priority of Payments"); provided, that unless an Enforcement Event has occurred and is continuing or the Special Priority of Payments otherwise applies, (x) Interest Proceeds transferred from the Collection Account shall be applied solely in accordance with Section 11.1(a)(i); and (y) Principal Proceeds transferred from the Collection Account shall be applied solely in accordance with Section 11.1(a)(ii):

(i)	On each Quarterly Payment Date, unless an Enforcement Event has occurred and is continuing or the Special Priority of Payments otherwise applies, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and in the case of the second Payment Date, Interest Proceeds on deposit in the Interest Reserve Account, in each case that are transferred into the Payment Account, shall be applied in the following order of priority:

(A)	(1) first, to the payment of taxes and governmental fees (including annual return fees and registered office fees) owing by the Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap;

(B)	to the extent not deferred by the Portfolio Manager pursuant to Section 11.1(d) or otherwise waived by the Portfolio Manager in accordance with Section 11.1(e), to the payment of the Base Management Fee due and payable to the Portfolio Manager (including any accrued and unpaid interest thereon) and any unpaid Deferred Base Management Fee that has been deferred with respect to prior Payment Dates which the Portfolio Manager elects to have paid on such Payment Date pursuant to Section 11.1(d); provided that, amounts paid as any Deferred Base Management Fee pursuant to this clause (B) may not exceed the Deferred Base Management Fee Cap; provided further that any accrued and unpaid interest pursuant to this clause (B) shall be paid solely to the extent that, after giving effect on a pro forma basis to such payment, sufficient Interest Proceeds remain to pay in full all interest (including Deferred Interest) due and payable on each Class of Debt on such Payment Date;

(C)	to the payment, pari passu and pro rata of accrued and unpaid interest on the Class A-1 Notes and the Class A-1 Loans;

(D)	to the payment of accrued and unpaid interest on the Class A-2 Notes;

(E)	to the payment of accrued and unpaid interest on the Class B Notes;

(F)	if either of the Class A/B Coverage Tests (except, in the case of the Class A/B Interest Coverage Test, if such Payment Date is the first Payment Date after the Closing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class A/B Coverage Tests on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (F);

(G)	to the payment of accrued and unpaid interest (excluding Deferred Interest, but including interest on Deferred Interest) on the Class C Notes;

(H)	if either of the Class C Coverage Tests (except, in the case of the Class C Interest Coverage Test, if such Payment Date is the first Payment Date after the Closing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class C Coverage Tests on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (H);

(I)	to the payment of any Deferred Interest on the Class C Notes;

(J)	to the payment of accrued and unpaid interest (excluding Deferred Interest, but including interest on Deferred Interest) on the Class D Notes;

(K)	if either of the Class D Coverage Tests (except, in the case of the Class D Interest Coverage Test, if such Payment Date is the first Payment Date after the Closing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Debt Payment Sequence to the extent necessary to cause all Class D Coverage Tests on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (K);

(L)	to the payment of any Deferred Interest on the Class D Notes;

(M)	with respect to any Payment Date following the Effective Date upon which an Effective Date Rating Failure has occurred and is continuing, amounts available for distribution pursuant to this clause (M) shall be used, in the discretion of the Portfolio Manager, either (i) for application in accordance with the Debt Payment Sequence on such Payment Date or (ii) for the purchase of additional Collateral Obligations, or in any combination of clauses (i) and (ii) above, in each case in amounts sufficient to obtain the Effective Date Ratings Confirmation;

(N)	to the extent not deferred by the Portfolio Manager pursuant to Section 11.1(d) or otherwise waived by the Portfolio Manager in accordance with Section 11.1(e), to the payment of the Subordinated Management Fee due and payable to the Portfolio Manager (including any accrued and unpaid interest thereon) and any unpaid Deferred Subordinated Management Fee that has been deferred with respect to prior Payment Dates which the Portfolio Manager elects to have paid on such Payment Date pursuant to Section 11.1(d);

(O)	to the payment of (1) first (in the same manner and order of priority stated in the definition thereof) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein and (2) second, any Deferred Base Management Fee not paid pursuant to clause (B) above due to the limitations contained therein; and

(P)	any remaining Interest Proceeds shall be paid to the holders of the Interests as directed by the Issuer in accordance with the Issuer LLCA or, at the direction of the Issuer, deposited directly into the Contribution Account for application to a Permitted Use as directed by the Portfolio Manager in its sole discretion.

(ii)	On each Quarterly Payment Date, unless an Enforcement Event has occurred and is continuing or the Special Priority of Payments otherwise applies, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date (or if such Determination Date is not a Business Day, the next succeeding Business Day) and that are transferred to the Payment Account (which will not include (i) amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations, Revolving Collateral Obligations and Workout Loans that are deposited in the Revolver Funding Account, (ii) during the Reinvestment Period, Principal Proceeds that will be used to reinvest in Collateral Obligations that the Issuer has already committed to purchase, and (iii) after the Reinvestment Period, subject to Section 12.2(a)(y), Principal Proceeds permitted to be used to settle Post-Reinvestment Period Settlement Obligations) and in the case of the second Payment Date, Principal Proceeds on deposit in the Interest Reserve Account that are transferred to the Payment Account, shall be applied in the following order of priority:

(A)	to pay the amounts referred to in clauses (A) through (E) of Section 11.1(a)(i) (in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;

(B)	to pay the amounts referred to in clause (F) of Section 11.1(a)(i) but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests that are applicable on such Payment Date with respect to the Class A-1 Debt, the Class A-2 Notes and the Class B Notes to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (B);

(C)	to pay the amounts referred to in clause (G) of Section 11.1(a)(i) to the extent not paid in full thereunder, only to the extent that the Class C Notes are the Controlling Class;

(D)	to pay the amounts referred to in clause (H) of Section 11.1(a)(i) but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests that are applicable on such Payment Date with respect to the Class C Notes to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (D);

(E)	to pay the amounts referred to in clause (I) of Section 11.1(a)(i) to the extent not paid in full thereunder, only to the extent that the Class C Notes are the Controlling Class;

(F)	to pay the amounts referred to in clause (J) of Section 11.1(a)(i) to the extent not paid in full thereunder, only to the extent that the Class D Notes are the Controlling Class;

(G)	to pay the amounts referred to in clause (K) of Section 11.1(a)(i) but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests that are applicable on such Payment Date with respect to the Class D Notes to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (G);

(H)	to pay the amounts referred to in clause (L) of Section 11.1(a)(i) to the extent not paid in full thereunder, only to the extent that the Class D Notes are the Controlling Class;

(I)	with respect to any Payment Date following the Effective Date, if after the application of Interest Proceeds as provided in clause (M) of Section 11.1(a)(i), the Effective Date Ratings Confirmation has not been obtained, amounts available for distribution pursuant to this clause (I) shall be used for application in accordance with the Debt Payment Sequence on such Payment Date in an amount sufficient to obtain Effective Date Ratings Confirmation;

(J)	if such Quarterly Payment Date is a Special Redemption Date, to make payments in the amount, if any, of the Principal Proceeds that the Portfolio Manager has determined cannot be practicably reinvested in additional Collateral Obligations, in accordance with the Debt Payment Sequence;

(K)	(1) during the Reinvestment Period, to the Collection Account as Principal Proceeds to invest in Eligible Investments (pending the purchase of additional Collateral Obligations) and/or to apply toward the purchase of additional Collateral Obligations, and (2) subject to Section 12.2(a)(y), after the Reinvestment Period, as designated by the Portfolio Manager, to the Collection Account as Principal Proceeds to invest in any Eligible Investments (pending the purchase of Post-Reinvestment Period Settlement Obligations) and/or to settle Post-Reinvestment Period Settlement Obligations;

(L)	to make payments in accordance with the Debt Payment Sequence;

(M)	to pay the amounts referred to in clause (N) of Section 11.1(a)(i) only to the extent not already paid;

(N)	to pay the amounts referred to in clause (O) of Section 11.1(a)(i) only to the extent not already paid; and

(O)	any remaining Principal Proceeds shall be paid to the holders of the Interests as directed by the Issuer in accordance with the Issuer LLCA.

(iii)	Notwithstanding the provisions of the foregoing Sections 11.1(a)(i) and 11.1(a)(ii), (x) upon the occurrence of an Enforcement Event on each date or dates fixed by the Collateral Trustee pursuant to Section 5.7, (y) on any Redemption Date (other than a Partial Redemption Date, any other Redemption Date relating to a Refinancing, a Special Redemption Date or a Redemption Date occurring in connection with a mandatory redemption pursuant to Section 9.1) and (z) at Stated Maturity, proceeds in respect of the Assets on deposit in the Collection Account that are received on or before the related Determination Date and that are transferred to the Payment Account in accordance with Section 10.2(e) will be applied in the following order of priority (the "Special Priority of Payments"):

(A)	(1) first, to the payment of taxes and governmental fees owing by the Issuer, if any, and (2) second, to the payment of the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap (provided that, following the commencement of any sales of Assets pursuant to Section 5.5(a), the Administrative Expense Cap shall be disregarded);

(B)	to the extent not deferred by the Portfolio Manager pursuant to Section 11.1(d) or otherwise waived by the Portfolio Manager in accordance with Section 11.1(e), to the payment of the Base Management Fee due and payable to the Portfolio Manager (including any accrued and unpaid interest thereon) and any unpaid Deferred Base Management Fee that has been deferred with respect to prior Payment Dates which the Portfolio Manager elects to have paid on such Payment Date pursuant to Section 11.1(d); provided that, amounts paid as any Deferred Base Management Fee pursuant to this clause (B) may not exceed the Deferred Base Management Fee Cap; provided further that any accrued and unpaid interest pursuant to this clause (B) shall be paid solely to the extent that, after giving effect on a pro forma basis to such payment, sufficient Interest Proceeds remain to pay in full (after taking into account any Deferred Base Management Fee that the Portfolio Manager elects to have paid on such Payment Date) all amounts due under clauses (C) through (N) below;

(C)	to the payment, pari passu and pro rata of accrued and unpaid interest (including any defaulted interest) on the Class A-1 Notes and the Class A-1 Loans;

(D)	to the payment, pari passu and pro rata of principal of the Class A-1 Notes and the Class A-1 Loans;

(E)	to the payment of accrued and unpaid interest (including any defaulted interest) on the Class A-2 Notes;

(F)	to the payment of principal of the Class A-2 Notes;

(G)	to the payment of accrued and unpaid interest (including any defaulted interest) on the Class B Notes;

(H)	to the payment of principal of the Class B Notes;

(I)	to the payment of accrued and unpaid interest (excluding Deferred Interest, but including interest on Deferred Interest) on the Class C Notes;

(J)	to the payment of Deferred Interest on the Class C Notes;

(K)	to the payment of principal of the Class C Notes;

(L)	to the payment of accrued and unpaid interest (excluding Deferred Interest, but including interest on Deferred Interest) on the Class D Notes;

(M)	to the payment of Deferred Interest on the Class D Notes;

(N)	to the payment of principal of the Class D Notes;

(O)	to the extent not deferred by the Portfolio Manager pursuant to Section 11.1(d) or otherwise waived by the Portfolio Manager in accordance with Section 11.1(e), to the payment of the Subordinated Management Fee due and payable (including any accrued and unpaid interest thereon) to the Portfolio Manager and any unpaid Deferred Subordinated Management Fee that has been deferred with respect to prior Payment Dates which the Portfolio Manager elects to have paid on such Payment Date pursuant to Section 11.1(d);

(P)	to the payment of (1) first, (in the same manner and order of priority stated in the definition thereof) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein and (2) second, any Deferred Base Management Fee not paid pursuant to clause (B) above due to the limitations contained therein; and

(Q)	any remaining Interest Proceeds and Principal Proceeds shall be paid to the holders of the Interests as directed by the Issuer in accordance with the Issuer LLCA.

(b)	If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Collateral Trustee shall make the disbursements called for in the order and according to the priority set forth under Section 11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

(c)	In connection with the application of funds to pay Administrative Expenses of the Issuer in accordance with Section 11.1(a)(i), Section 11.1(a)(ii) and Section 11.1(a)(iii), the Collateral Trustee shall remit such funds, to the extent available, as directed and designated in an Issuer Order (which may be in the form of standing instructions, and standing instructions are hereby provided to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Collateral Trustee no later than the Business Day prior to each Payment Date; provided that, such direction and designation by Issuer Order shall not be necessary for, and shall be subject to, the payment of amounts pursuant to, and in the priority stated in, the definition of Administrative Expenses.

(d)	The Portfolio Manager may, in its sole discretion, elect to defer payment of all or a portion of the Base Management Fee or the Subordinated Management Fee (other than any Waived Management Fees) on any Payment Date by providing notice to the Collateral Trustee, the Collateral Administrator and the Issuer of such election on or before the Determination Date preceding such Payment Date which notice shall specify the amount to be deferred. On any Payment Date following a Payment Date on which the Portfolio Manager has elected to defer all or a portion of the Base Management Fee or the Subordinated Management Fee, the Portfolio Manager may elect to receive all or a portion of the applicable Deferred Management Fee that has otherwise not been paid to the Portfolio Manager by providing notice to the Collateral Trustee and the Collateral Administrator of such election on or before the related Determination Date, which notice shall specify the amount of such Deferred Management Fee that the Portfolio Manager elects to receive on such Payment Date. Accrued and unpaid Base Management Fees or Subordinated Management Fees deferred at the election of the Portfolio Manager shall be deferred without interest. For the avoidance of doubt, accrued and unpaid Base Management Fees or Subordinated Management Fees that are deferred as a result of insufficient funds (other than any Waived Management Fees) in accordance with the Priority of Payments shall bear interest at the Reference Rate (calculated in the same manner as the Reference Rate in respect of the Debt) plus 0.30% per annum.

(e)	The Portfolio Manager may, in its sole discretion, by written notice to the Collateral Trustee and the Collateral Administrator delivered not later than the related Determination Date, elect to irrevocably waive payment of or distribution in respect of all or any portion of the Base Management Fee and/or the Subordinated Management Fee (including any Deferred Management Fees and any accrued and unpaid interest thereon, if applicable) otherwise payable or distributable and available to be paid or distributed to it on any Payment Date in accordance with the Priority of Payments (the "Waived Management Fee"). Any such Waived Management Fee shall not thereafter become due and payable and any claim of the Portfolio Manager therein shall be extinguished.

(f)	Not less than eight Business Days preceding each Payment Date, the Portfolio Manager shall certify to the Collateral Trustee (which may be a standing certification) the amount described in clause (i)(b) of the definition of Dissolution Expenses. If the distributions to be made pursuant to this Section 11.1 on any Payment Date would cause the Aggregate Principal Balance of the remaining Collateral Obligations immediately following such Payment Date (excluding Defaulted Obligations, Equity Securities and Illiquid Assets) to be less than the amount of Dissolution Expenses (as determined by the Collateral Trustee based on such certification by the Portfolio Manager), the Collateral Trustee will provide written notice thereof to the Issuer at least five Business Days before such Payment Date.

(g)	Any amounts to be paid to the Issuer pursuant to the terms hereof shall be paid by the Collateral Trustee or Paying Agent directly to an account of the Issuer designated in writing by the Issuer (which account shall initially be as set forth on Exhibit E hereto, as the same may be amended from time to time).

(h)	Any amounts to be paid to the holders of Interests pursuant to the terms hereof, shall be paid by the Collateral Trustee or Paying Agent directly to an account or accounts designated in writing by the Issuer or the Portfolio Manager on behalf of the Issuer, which designation shall be provided to the Collateral Trustee and shall include the wiring instructions and the percentage of each distribution to be distributed to each applicable account, which designation may be updated from time to time by the Issuer or the Portfolio Manager on behalf of the Issuer. Such designation shall be deemed a direction and the Collateral Trustee and Paying Agent shall be entitled to conclusively rely on such direction until receipt of a subsequent direction.

ARTICLE XII
SALE OF COLLATERAL OBLIGATIONS; PURCHASE OF ADDITIONAL COLLATERAL OBLIGATIONS

Section 12.1.          Sales of Collateral Obligations

Subject to the satisfaction of the conditions specified in Section 12.3 and, notwithstanding any acceleration of the Maturity of the Debt, unless the Collateral Trustee has commenced exercising remedies pursuant to Section 5.4, the Portfolio Manager on behalf of the Issuer may, but will not be required to (except as otherwise specified in this Section 12.1), direct the Collateral Trustee to sell or otherwise dispose of, and the Collateral Trustee shall sell or otherwise dispose of, on behalf of the Issuer in the manner directed by the Portfolio Manager pursuant to this Section 12.1, any Collateral Obligation, Restructured Loan, Workout Security or Equity Security, if, as certified by the Portfolio Manager (which certification shall be deemed to be provided upon delivery of an Issuer Order or trade confirmation in respect of such sale or disposition), to the best of its knowledge, such sale or other disposition meets the requirements of any one of Sections 12.1(a) through (i) (subject in each case to any applicable requirement of disposition under Section 12.1(h)). For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale or other disposition.

(a)	Credit Risk Obligations. The Portfolio Manager may direct the Collateral Trustee to sell or otherwise dispose of any Credit Risk Obligation at any time without restriction.

(b)	Credit Improved Obligations. The Portfolio Manager may direct the Collateral Trustee to sell or otherwise dispose of any Credit Improved Obligation at any time without restriction.

(c)	Defaulted Obligations; Restructured Loans. The Portfolio Manager may direct the Collateral Trustee to sell or otherwise dispose of any Defaulted Obligation, Restructured Loan or any other asset received by the Issuer in a workout, restructuring or similar transaction at any time without restriction. The Portfolio Manager may direct the Collateral Trustee to consummate an Exchange Transaction at any time without restriction.

(d)	Equity Securities. The Portfolio Manager may direct the Collateral Trustee to sell or otherwise dispose of any Equity Security or Workout Security at any time without restriction.

(e)	Optional Redemption. After the Issuer has notified the Collateral Trustee of an Optional Redemption of the Debt in accordance with Section 9.2, the Portfolio Manager shall, if necessary to effect the Optional Redemption, direct the Collateral Trustee to sell or otherwise dispose of (which disposition may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX are satisfied. If any such disposition is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the disposition.

(f)	Tax Redemption. After a Majority of an Affected Class has directed (by a written direction delivered to the Collateral Trustee) a Tax Redemption and all of the requirements of Article IX are satisfied, the Issuer (or the Portfolio Manager on its behalf) shall, if necessary to effect the Tax Redemption, direct the Collateral Trustee to sell or otherwise dispose of (which disposition may be through participation or other arrangement) all or a portion of the Collateral Obligations. If any such disposition is made through participations, the Issuer shall use reasonable efforts to cause such participations to be converted to assignments within six months after the disposition.

(g)	Discretionary Sales. The Portfolio Manager may direct the Collateral Trustee to sell or otherwise dispose of any Collateral Obligation at any time other than during a Restricted Trading Period if: (i) after giving effect to such disposition, the Aggregate Principal Balance of all Collateral Obligations disposed of as described in this Section 12.1(g) during the preceding period of 12 calendar months is not greater than 30% of the Collateral Principal Amount (measured as of the first day of such 12-calendar month period or, for the first 12 calendar months after the Effective Date, during the period commencing on the Effective Date, as the case may be, it being understood that no such limitation shall apply at any time prior to the Effective Date); provided that, for purposes of determining the percentage of Collateral Obligations disposed of during any such period, the amount of any Collateral Obligations disposed of shall be reduced to the extent of any purchases (or irrevocable commitments to purchase) of Collateral Obligations with the intention of purchasing another obligation of the same Obligor and either (x) such obligation would be pari passu or senior to such sold Collateral Obligation or (y) such subsequent purchase occurs within 45 Business Days of such sale and (ii) either:

(A)	at any time (I) the proceeds from such sale are at least sufficient to maintain or improve the Adjusted Collateral Principal Amount (as measured before such sale), or (II) after giving effect to such sale, the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligations being disposed of but including, without duplication, the anticipated net proceeds of such disposition) plus, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds will be (x) maintained or increased or (y) equal to or greater than the Reinvestment Target Par Balance; or

(B)	during the Reinvestment Period, the Portfolio Manager reasonably believes prior to such sale that it will be able to enter into binding commitments to reinvest all or a portion of the proceeds of such disposition in one or more additional Collateral Obligations in compliance with the Investment Criteria.

(h)	Mandatory Sales. The Portfolio Manager on behalf of the Issuer shall use its commercially reasonable efforts to effect the sale or other disposition of any Collateral Obligation that constitutes Margin Stock (unless such disposition is prohibited by applicable law or an applicable contractual restriction) within 45 days after the failure of such Collateral Obligation to meet such criteria.

(i)	Unrestricted Sales. If the Aggregate Principal Balance of the Collateral Obligations is less than U.S.$10,000,000, the Portfolio Manager may direct the Collateral Trustee to sell the Collateral Obligations without regard to the foregoing limitations.

(j)	Clean-Up Call Redemption. Notwithstanding the restrictions of Section 12.1(a), after the Portfolio Manager has notified the Issuer and the Collateral Trustee of a Clean-Up Call Redemption, the Portfolio Manager may at any time direct the Collateral Trustee to sell (and upon receipt of the certification from the Portfolio Manager required by Section 9.7(b) the Collateral Trustee shall sell in the manner specified) for settlement in immediately available funds any Collateral Obligation; provided that, the Sale Proceeds therefrom are used for the purposes specified in Section 9.7 (and applied pursuant to the Priority of Payments).

(k)	Stated Maturity. Notwithstanding the restrictions of Section 12.1, the Portfolio Manager shall, no later than the Determination Date for the earliest Stated Maturity, on behalf of the Issuer, direct the Collateral Trustee to sell (and the Collateral Trustee shall sell in the manner specified) for settlement in immediately available funds any Collateral Obligations scheduled to mature after such Stated Maturity of the Debt and cause the distribution of any proceeds thereof to the Issuer.

(l)	Unsalable Assets. After the Reinvestment Period

(i)	(A) At the direction and discretion of the Portfolio Manager, the Collateral Trustee, at the expense of the Issuer, may conduct an auction of Unsalable Assets in accordance with the procedures described in clause (ii) below or (B) receive or deliver such Unsalable Assets to the Portfolio Manager or one or more related entities thereof, at the respective Market Value of such Unsalable Asset, if the Portfolio Manager determines in its sole discretion (not to be called into question as a result of subsequent events) that an auction of such Unsalable Assets pursuant to clause (A) above would increase costs to the Issuer on a net basis after taking into account expected proceeds from such auction.

(ii)	Promptly after receipt of such direction, the Collateral Trustee shall provide notice (in such form as is prepared by the Portfolio Manager) to the Holders (and the Rating Agency) of an auction, setting forth in reasonable detail a description of each Unsalable Asset and the following auction procedures:

(A)	any Holder of Debt may submit a written bid to purchase one or more Unsalable Assets no later than the date specified in the auction notice (which shall be at least fifteen (15) Business Days after the date of such notice);

(B)	each bid must include an offer to purchase for a specified amount of Cash on a proposed settlement date no later than twenty (20) Business Days after the date of the auction notice;

(C)	if no Holder submits such a bid, unless delivery in kind is not legally or commercially practicable, the Collateral Trustee shall provide notice thereof to each Holder and offer to deliver (at no cost to the Holders or the Collateral Trustee) a pro rata portion of each unsold Unsalable Asset to the Holders of the most senior Class that provide delivery instructions to the Collateral Trustee on or before the date specified in such notice, subject to any transfer restrictions (including minimum denominations). To the extent that minimum denominations do not permit a pro rata distribution, the Portfolio Manager shall identify and the Collateral Trustee shall distribute the Unsalable Assets on a pro rata basis to the extent possible and the Portfolio Manager shall select by lottery the Holder to whom the remaining amount shall be delivered. The Collateral Trustee shall use commercially reasonable efforts to effect delivery of such interests. For the avoidance of doubt, any such delivery to the Holders of Debt shall not operate to reduce the principal amount of the related Class of Debt held by such Holders; and

(D)	if no such Holder provides delivery instructions to the Collateral Trustee, the Collateral Trustee shall promptly notify the Portfolio Manager and offer to deliver (at no cost to the Collateral Trustee) the Unsalable Asset to the Portfolio Manager. If the Portfolio Manager declines such offer, the Collateral Trustee shall take such action as directed by the Portfolio Manager (on behalf of the Issuer) to dispose of the Unsalable Asset, which may be by donation to a charity, abandonment or other means.

Section 12.2.           Purchase of Additional Collateral Obligations

On any date during the Reinvestment Period, the Portfolio Manager on behalf of the Issuer may, subject to the other requirements in this Indenture and certain limitations specified in Section 12.2(a), but will not be required to, direct the Collateral Trustee to invest Principal Proceeds, proceeds of additional notes issued pursuant to Sections 2.13 and 3.2, amounts on deposit in the Ramp-Up Account and Principal Financed Accrued Interest, and the Collateral Trustee shall invest such Principal Proceeds and other amounts in accordance with such direction.

(a)	Investment Criteria. No obligation may be purchased by the Issuer unless the Portfolio Manager reasonably believes that the following conditions (the "Investment Criteria") are satisfied on a pro forma basis as of the date the Portfolio Manager commits on behalf of the Issuer to make such purchase, in each case as determined by the Portfolio Manager after giving effect to the settlement of such purchase and all other sales (or other dispositions) or purchases previously or simultaneously committed to; provided that, the conditions set forth in clauses (x)(B), (C) and (D) below need only be satisfied with respect to purchases of Collateral Obligations occurring on or after the Effective Date:

(x)            During the Reinvestment Period:

(A)	such obligation is a Collateral Obligation;

(B)	if the commitment to make such purchase occurs on or after the Effective Date (or, in the case of the Interest Coverage Tests, on or after the Determination Date occurring immediately prior to the second Payment Date), each Coverage Test will be satisfied, or if not satisfied, such Coverage Test will be maintained or improved; provided that, if the Overcollateralization Ratio Test in connection with the Class C Notes is not satisfied, Principal Proceeds received in respect of any Defaulted Obligation or the proceeds of any sale of a Defaulted Obligation will not be reinvested in additional Collateral Obligations until such time as the Overcollateralization Ratio Test in connection with the Class C Notes is satisfied;

(C)	(1) in the case of an additional Collateral Obligation purchased with the proceeds from the sale or other disposition of a Credit Risk Obligation or a Defaulted Obligation, either (a) the Aggregate Principal Balance of all additional Collateral Obligations purchased with the proceeds from such disposition will at least equal the Sale Proceeds from such disposition, (b) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such disposition), (c) the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated Cash proceeds, if any, of such disposition that are not applied to the purchase of such additional Collateral Obligation) plus, without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, will be equal to or greater than the Reinvestment Target Par Balance or (d) the Adjusted Collateral Principal Amount, as measured both before such sale or receipt of such proceeds, as applicable, and after giving effect to the reinvestment, will be maintained or increased and (2) in the case of any other purchase of additional Collateral Obligations purchased with the proceeds from the sale or other disposition of a Collateral Obligation, either (a) the Aggregate Principal Balance of the Collateral Obligations will be maintained or increased (when compared to the Aggregate Principal Balance of the Collateral Obligations immediately prior to such disposition) or (b) the Aggregate Principal Balance of all Collateral Obligations (excluding the Collateral Obligation being sold but including, without duplication, the Collateral Obligation being purchased and the anticipated Cash proceeds, if any, of such disposition that are not applied to the purchase of such additional Collateral Obligation) plus, without duplication, the amounts on deposit in the Collection Account and the Ramp-Up Account (including Eligible Investments therein) representing Principal Proceeds, will be (x) maintained or increased or (y) equal to or greater than the Reinvestment Target Par Balance; and

(D)	other than in the case of an Exchange Transaction or a Swapped Defaulted Obligation Transaction, either (1) each requirement or test, as the case may be, of the Concentration Limitations and the Collateral Quality Test (except, in the case of an additional Collateral Obligation purchased with the proceeds from the sale or other disposition of a Credit Risk Obligation, a Defaulted Obligation or an Equity Security, the S&P CDO Monitor Test) will be satisfied or (2) if any such requirement or test was not satisfied immediately prior to such investment, such requirement or test will be maintained or improved after giving effect to the investment;

provided that, clauses (B), (C) and (D) above need not be satisfied with respect to one single reinvestment if they are satisfied on an aggregate basis in connection with a Trading Plan; provided, further, that notwithstanding anything herein to the contrary, the Investment Criteria need not be satisfied with respect to the acquisition of any Purchased Defaulted Obligation, Workout Loan, Restructured Loan, Workout Security, Uptier Priming Debt or any Defaulted Obligation or Equity Security received or acquired in connection with an insolvency, bankruptcy, reorganization, default, workout, restructuring or similar event of or with respect to a Collateral Obligation or an Obligor thereof (including in connection with an Exchange Transaction).

During the Reinvestment Period, following the sale or other disposition of any Credit Improved Obligation or any discretionary sale or other discretionary disposition of a Collateral Obligation, the Portfolio Manager shall use its reasonable efforts to purchase additional Collateral Obligations within 45 Business Days after such disposition; provided that, any such purchase must comply with the requirements of this Section 12.2.

(y)           If the Issuer has entered into a written trade ticket or other binding commitment to purchase a Collateral Obligation during the Reinvestment Period, the settlement date for which is not scheduled to occur prior to the end of the Reinvestment Period (each such Collateral Obligation, a "Post-Reinvestment Period Settlement Obligation"), such Post-Reinvestment Period Settlement Obligation shall be treated as having been purchased by the Issuer prior to the end of the Reinvestment Period for purposes of the Investment Criteria, and Principal Proceeds received during or after the end of the Reinvestment Period may be applied to the payment of the purchase price of such Collateral Obligation. Not later than the Business Day immediately preceding the end of the Reinvestment Period, the Portfolio Manager shall deliver to the Collateral Trustee a schedule of Post-Reinvestment Period Settlement Obligations, each of which shall be treated as a purchase made during the Reinvestment Period for purposes of this Section 12.2, and the Portfolio Manager shall certify to the Collateral Trustee (which certification shall be deemed to be made upon the delivery of such schedule) that sufficient Principal Proceeds are available (including for this purpose, Cash on deposit in the Collection Account as well as any Principal Proceeds that will be received by the Issuer from the sale of Collateral Obligations for which the trade date has already occurred but the settlement date has not yet occurred) to effect the settlement of such Collateral Obligations. The Portfolio Manager agrees to use commercially reasonable efforts to settle the purchase of any Collateral Obligation no later than 45 Business Days after the trade date of such Collateral Obligation.

(b)	Investment in Eligible Investments. Cash on deposit in any Account (other than the Payment Account and the Custodial Account) may be invested at any time in Eligible Investments in accordance with Article X.

(c)	Other Assets. (i) At any time during or after the Reinvestment Period, at the direction of the Portfolio Manager, the Issuer may direct the payment from amounts on deposit in the Collection Account to acquire any debt obligation or security, or to exercise a warrant held in the Assets or right to acquire securities, in each case, in accordance with the requirements of Section 10.2(d) and subject to the limitations set forth in clauses (e), (f), and (g) of this Section 12.2 below, as applicable. Any such transaction or exchange described above in this Section 12.2(c) shall not constitute a sale under this Indenture or be subject to the Investment Criteria.

(ii)	Notwithstanding anything in this Indenture to the contrary, but, for the avoidance of doubt, without limitation on any right of the Portfolio Manager or the Issuer to participate in an Offer in accordance with this Indenture, the Portfolio Manager may instruct the Collateral Trustee to exchange (A) a Credit Risk Obligation for any (I) other Credit Risk Obligations and (II) any related Workout Loans, Restructured Loans, Workout Securities and/or Equity Securities; provided that (x) any Credit Risk Obligation to be received by the Issuer in such exchange (1) shall not have a lower S&P Rating than the S&P Rating of the Credit Risk Obligation to be exchanged, and (2) shall have a scheduled maturity that is not later than the scheduled maturity of the exchanged Credit Risk Obligation, (y) such exchange may only occur if, in the Portfolio Manager's reasonable business judgment (not to be called into question as a result of subsequent events), at the time of such exchange, any Credit Risk Obligation to be received by the Issuer has a better likelihood of recovery than the Credit Risk Obligation to be exchanged, and (z) a Credit Risk Obligation may only be exchanged for other Credit Risk Obligations and related assets in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout; (B) a Defaulted Obligation at any time for any other Defaulted Obligations, any Credit Risk Obligations and/or any Equity Securities; provided that, such exchange may only occur if (x) in the Portfolio Manager's reasonable business judgment, at the time of such exchange (not to be called into question as a result of subsequent events), any Defaulted Obligation, Credit Risk Obligation and related Equity Securities to be received by the Issuer has a better likelihood of recovery than the Defaulted Obligation to be exchanged, (y) solely in the case of an exchange of a Defaulted Obligation for any Equity Securities, after giving effect to such exchange, the Adjusted Collateral Principal Amount is greater than or equal to the Reinvestment Target Par Balance and (z) solely in the case of an exchange of a Defaulted Obligation for a Defaulted Obligation, the period for which the Issuer held the Defaulted Obligation to be exchanged shall be included for all purposes herein when determining the period for which the Issuer holds the Defaulted Obligation received on exchange, or (C) an Equity Security for any other Equity Securities of the related obligor or any parent, subsidiary or affiliate within the same organizational structure, any Credit Risk Obligations and/or any Defaulted Obligations, in each case, regardless of whether such debt obligation satisfies the definition of "Collateral Obligation"; provided that, after giving effect to any such exchange pursuant to clause (A), (B) or (C) above, in each case, (i) each Overcollateralization Ratio Test must be satisfied and (ii) as determined by the Portfolio Manager, both prior to and after giving effect to such exchange, (1) not more than 5.0% of the Collateral Principal Amount consists of obligations received in an Exchange Transaction (in the aggregate) and (2) the aggregate principal balance of the obligations acquired in connection with an Exchange Transaction (in the aggregate) since the Closing Date measured cumulatively is not more than 10.0% of the Target Initial Par Amount (any such transaction described in this Section 12.2(c)(ii), an "Exchange Transaction"). For the avoidance of doubt, Defaulted Obligations and Credit Risk Obligations exchanged by the Issuer in connection with an Exchange Transaction shall not be exchanged solely for Equity Securities and, in connection with an Exchange Transaction pursuant to Section 12.2(c)(ii)(A) or (B) above, any Equity Securities received in connection with such Exchange Transaction must be in addition to any Defaulted Obligations or Credit Risk Obligations received in connection therewith, as the case may be.

(d)	Maturity Amendment. At any time, the Issuer (or the Portfolio Manager on the Issuer's behalf) may not affirmatively vote in favor of a Maturity Amendment unless, as determined by the Portfolio Manager, (i) either (A) the Weighted Average Life Test will be satisfied after giving effect to such Maturity Amendment or (B) if the Weighted Average Life Test was not satisfied immediately prior to giving effect to such Maturity Amendment, the level of compliance with the Weighted Average Life Test will be improved or maintained after giving effect to such Maturity Amendment, in either case after giving effect to any Trading Plan in effect during the applicable Trading Plan Period and (ii) after giving effect to such Maturity Amendment, the stated maturity of the Collateral Obligation that is the subject of such Maturity Amendment is not later than two years beyond the earliest Stated Maturity of the Debt; provided that, notwithstanding the foregoing requirements, clause (i) and (ii) above (1) are not required to be satisfied if the Issuer (or the Portfolio Manager on behalf of the Issuer) did not affirmatively vote in favor of such Maturity Amendment and (2) shall not apply to any Credit Amendment if, immediately after giving effect to such Credit Amendment, the Aggregate Principal Balance of all Collateral Obligations subject to a Credit Amendment with the affirmative vote of the Issuer (or the Portfolio Manager on the Issuer's behalf) (I) at any time will not exceed 5.0% of the Target Initial Par Amount and (II) measured cumulatively since the Closing Date does not exceed 10.0% of the Target Initial Par Amount. Notwithstanding the foregoing, the Issuer (or the Portfolio Manager on behalf of the Issuer) may vote in favor of any Maturity Amendment without regard to clauses (i) and (ii) above, if either (x) the Portfolio Manager intends to use reasonable efforts to sell the applicable Collateral Obligation within thirty (30) Business Days after the effective date of such Maturity Amendment and reasonably believes that the trade date with respect to any such sale will occur prior to the end of such thirty (30) Business Day period (provided that, any Collateral Obligation in respect of which the Issuer (or the Portfolio Manager on behalf of the Issuer) voted in favor of the Maturity Amendment in reliance on this clause (x) that is not sold within such thirty (30) Business Day period will be treated hereunder as a Long-Dated Obligation) or (y) the Portfolio Manager or the Issuer receives notice from the trustee or agent for such Collateral Obligation that the requisite lenders or debtholders have consented (or are expected to consent) to such Maturity Amendment and a fee, additional interest or other consideration will be paid, or materially advantageous terms will be offered, by the obligor only to the consenting lenders or debtholders.

(e)	Equity Securities. The Issuer shall not exercise any warrant or other similar right received in connection with a workout or a restructuring of a Collateral Obligation that requires a payment that results in receipt of an Equity Security unless the Portfolio Manager on the Issuer's behalf certifies to the Collateral Trustee that, in its reasonable business judgment, the anticipated Sale Proceeds from the sale of the Equity Security received in connection with the exercise of such warrant shall at least equal the amount of proceeds used to exercise such warrant. Such certification shall be deemed to have been made by the delivery to the Collateral Trustee of an issuer order or trade confirmation related to the exercise of the warrant or other similar right. Subject to the foregoing requirements in this paragraph, the Issuer may make a payment (including with (x) Principal Proceeds in accordance with Section 10.2(c) and subject to the limitations set forth in Section 12.2(g) below) or (y) Interest Proceeds (as long as sufficient Interest Proceeds will remain on the next Payment Date to pay interest due and payable on the Debt) or Contributions) in order to exercise any warrant or other similar right received in connection with a workout, a restructuring or a similar procedure in respect of a Collateral Obligation that results in receipt of a Workout Security. The Issuer may use Interest Proceeds (as long as sufficient Interest Proceeds will remain on the next Payment Date to pay interest due and payable on the Debt) or Contributions to purchase Equity Securities issued or acquired in connection with the insolvency, bankruptcy, reorganization, default, restructuring, workout or similar event of or with respect to a Collateral Obligation or the Obligor thereof.

(f)	Restructured Loans. The Portfolio Manager on behalf of the Issuer may direct the Collateral Trustee to withdraw (i) during the Reinvestment Period, Principal Proceeds up to the Excess Par Amount (as long as the Workout Test will be satisfied) and (ii) Interest Proceeds without limitation (as long as sufficient Interest Proceeds will remain on the next Payment Date to pay interest due and payable on the Debt) from the Collection Account on any Business Day during any Interest Accrual Period to acquire (including by exercise of a warrant) Restructured Loans, in each case if the Portfolio Manager reasonably believes (not to be called into question as a result of subsequent events) that making such investment will (i) prevent bankruptcy or insolvency of the related Obligor, (ii) minimize material losses in connection with the related Collateral Obligation or (iii) otherwise improve recovery prospects with respect to the related Obligor or Collateral Obligation. Additionally, at any time during or after the Reinvestment Period, at the direction of the Portfolio Manager, the Issuer may direct the payment from amounts on deposit in the Contribution Account to acquire any Restructured Loan. Notwithstanding anything to the contrary herein, (x) the acquisition of Restructured Loans shall not be required to satisfy any of the Investment Criteria and (y) Restructured Loans shall not be considered to be Collateral Obligations.

(g)	Purchases of Workout Loans. Notwithstanding any other requirement set forth in this Indenture, Principal Proceeds may be invested in Workout Loans or applied to exercise a warrant held in the Assets during the Reinvestment Period; provided that with respect to the use of Principal Proceeds (including to exercise a warrant), the Workout Test is satisfied; provided further the aggregate amount of Principal Proceeds applied to (I) purchase Workout Loans, measured cumulatively from the Closing Date onward, may not exceed 5.0% of the Target Initial Par Amount and (II) exercise a warrant held in the Assets, measured cumulatively from the Closing Date onward, may not exceed 5.0% of the Target Initial Par Amount. Interest Proceeds may be invested in Workout Loans without limitation (as long as (x) each Interest Coverage Test will be satisfied after giving effect to such application and (y) sufficient Interest Proceeds will remain on the next Payment Date to pay interest due and payable on the Debt). Additionally, at any time during or after the Reinvestment Period, at the direction of the Portfolio Manager, the Issuer may direct the payment from amounts on deposit in the Contribution Account to acquire any Workout Loans. Notwithstanding anything to the contrary herein, (x) if a Workout Loan does not meet the definition of "Collateral Obligation", it will be treated as a Defaulted Obligation until it subsequently meets the definition of "Collateral Obligation" and (y) the acquisition of Workout Loans shall not be required to satisfy any of the Investment Criteria.

Subject to the foregoing restrictions, the Issuer shall be permitted to utilize Interest Proceeds, Principal Proceeds and any Contributions permitted to be used therefor in connection with the above if the Portfolio Manager reasonably expects that doing so will result in better overall recovery on the related Collateral Obligation, or that failing to do so, would likely preclude, or otherwise limit, the prospects of an overall better recovery on the related Collateral Obligation (in each case, in the Portfolio Manager's commercially reasonable judgment, which judgment shall not be called into question by subsequent events or any determinations made by the Portfolio Manager for its other clients or investment vehicles managed by the Portfolio Manager).

Section 12.3.          Conditions Applicable to All Sale and Purchase Transactions

(a)	Any transaction effected under this Article XII or Section 10.6 shall be conducted on an arm's length basis and, if effected with a Person Affiliated with the Portfolio Manager (or with an account or portfolio for which the Portfolio Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of the Portfolio Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated; provided that, in the case of any Collateral Obligation sold or otherwise transferred to a Person so Affiliated, the Portfolio Manager shall either obtain (x) bids for such Collateral Obligation from three unaffiliated loan market participants (or, if the Portfolio Manager is unable to obtain bids from three such participants, then such lesser number of unaffiliated loan market participants from which the Portfolio Manager can obtain bids using efforts consistent with the Portfolio Manager Standard), or (y) if the Portfolio Manager is unable to obtain any bids for such Collateral Obligation from an unaffiliated loan market participant, a Valuation of the Collateral Obligation (the highest bid provided by an unaffiliated loan market participant described in clause (x) or the fair market value established by the Valuation described in clause (y), the "Applicable Qualified Valuation"), and such Affiliate shall acquire such Collateral Obligation for a price equal to the price established by such Applicable Qualified Valuation; provided further that an aggregate amount of Collateral Obligations not exceeding 15% of the Net Purchased Loan Balance may be sold or otherwise transferred to the Transferor pursuant hereto at a price greater than the Applicable Qualified Valuation, but no greater than the Transfer Deposit Amount with respect to such Collateral Obligation (and to the extent the Transfer Deposit Amount in respect of such Collateral Obligation exceeds the fair market value thereof, such excess shall be deemed to be a capital contribution from the Transferor to the Issuer); provided, further, that the Collateral Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.

(b)	Upon any acquisition of a Collateral Obligation pursuant to this Article XII, all of the Issuer's right, title and interest to the Asset or Assets shall be Assets Granted to the Collateral Trustee pursuant to this Indenture and shall be Delivered to the Collateral Trustee. The Collateral Trustee shall also receive, not later than the related Cut-Off Date, an Issuer Order certifying compliance with the provisions of this Article XII; provided that, such requirement shall be satisfied and such statements shall be deemed to have been made by the Issuer in respect of such acquisition by the delivery to the Collateral Trustee of a trade ticket or an Issuer Order in respect thereof.

(c)	Notwithstanding anything contained in this Article XII to the contrary and without limiting the right to make any other permitted purchases, sales or other dispositions, the Issuer shall have the right to effect any sale or other disposition of any Asset or purchase of any Collateral Obligation (provided, that in the case of a purchase of a Collateral Obligation, such purchase complies with the applicable requirements of the Portfolio Management Agreement) and the Transferor shall have the right to exercise any optional purchase or substitution right (x) with the consent of the Holders evidencing at least 75% of the Aggregate Outstanding Amount of each Class of Debt and (y) of which the Rating Agency and the Collateral Trustee (with a copy to the Portfolio Manager) have been notified.

Section 12.4.           Swapped Defaulted Obligation Transactions

(a)	Notwithstanding anything to the contrary set forth in Section 12.2, prior to the end of the Reinvestment Period, a Defaulted Obligation (a "Purchased Defaulted Obligation") may be purchased with all or a portion of the Sale Proceeds of another Defaulted Obligation (an "Exchanged Defaulted Obligation") (each such exchange referred to as an "Swapped Defaulted Obligation Transaction"), if:

(i)	when compared to the Exchanged Defaulted Obligation, the Purchased Defaulted Obligation (A) is issued by a different Obligor, (B) but for the fact that such debt obligation is a Defaulted Obligation, such Purchased Defaulted Obligation would otherwise qualify as a Collateral Obligation and (C) the expected recovery rate of such Purchased Defaulted Obligation, as determined by the Portfolio Manager in good faith, is no less than the expected recovery rate of the Exchanged Defaulted Obligation;

(ii)	at the time of the purchase, (i) the Purchased Defaulted Obligation is no less senior in right of payment vis-à-vis its related Obligor's outstanding indebtedness than the seniority of the Exchanged Defaulted Obligation and (ii) the S&P Rating, if any, of the Purchased Defaulted Obligation is the same or better respective rating (as applicable), if any, of the Exchanged Defaulted Obligation;

(iii)	after giving effect to the purchase, (i) each of the Coverage Tests is satisfied and (ii) the Collateral Principal Amount shall be maintained or improved;

(iv)	after giving effect to such purchase, the Concentration Limitations will be satisfied or, if any Concentration Limitation was not satisfied prior to such purchase, such Concentration Limitation will be maintained or improved;

(v)	the period for which the Issuer held the Exchanged Defaulted Obligation will be included for all purposes in this Indenture when determining the period for which the Issuer holds the Purchased Defaulted Obligation;

(vi)	the Exchanged Defaulted Obligation was not previously a Purchased Defaulted Obligation acquired in a transaction pursuant to this Section 12.4; and

(vii)	the Restricted Trading Period is not in effect; and

(viii)	such purchase of the Purchased Defaulted Obligation will not, when taken together with all other Purchased Defaulted Obligations then held by the Issuer, cause the Aggregate Principal Balance of all of Purchased Defaulted Obligations purchased pursuant to a Swapped Defaulted Obligation Transaction, measured cumulatively since the Closing Date, to exceed 10.0% of the Target Initial Par Amount.

For the avoidance of doubt, Swapped Defaulted Obligation Transactions may occur by separate purchase and sale transactions. If, at any time, a Purchased Defaulted Obligation no longer satisfies the definition of Defaulted Obligation, it shall no longer be considered a Purchased Defaulted Obligation.

Section 12.5.           Optional Repurchase or Substitution of Collateral Obligations.

(a)	Optional Substitutions.

(i)	With respect to any Collateral Obligation as to which a Substitution Event has occurred, subject to the limitations set forth in this Section 12.5, the Transferor may (but shall not be obligated to), with the consent of the Portfolio Manager (so long as FS KKR Capital Corp. is the Portfolio Manager) either (x) convey to the Issuer one or more Collateral Obligations in exchange for such Collateral Obligation or (y) deposit into the Pending Transfer Deposit Amount Collection Account the Transfer Deposit Amount with respect to such Collateral Obligation and then, prior to the expiration of the Substitution Period, convey to the Issuer one or more Collateral Obligations in exchange for the funds so deposited or a portion thereof.

(ii)	Any substitution pursuant to this Section 12.5(a) shall be initiated by delivery of written notice in the form of Exhibit G hereto (a "Notice of Substitution") by the Transferor to the Collateral Trustee, the Issuer and the Portfolio Manager that the Transferor intends to substitute a Collateral Obligation pursuant to this Section 12.5(a) and shall be completed prior to the earliest of: (x) the expiration of 90 days after delivery of such notice; (y) delivery of written notice to the Collateral Trustee, the Issuer and the Portfolio Manager from the Transferor stating that the Transferor does not intend to convey any additional Substitute Collateral Obligations to the Issuer in exchange for any remaining amounts deposited in the Pending Transfer Deposit Amount Collection Account under clause (a)(i)(y); or (z) in the case of a Collateral Obligation which has become subject to a Specified Amendment, the effective date set forth in such Specified Amendment (such period described in clause (ii)(x), (y) or (z), as applicable, being the "Substitution Period").

(iii)	Each Notice of Substitution shall specify the Collateral Obligation to be substituted, the reasons for such substitution and the Transfer Deposit Amount with respect to the Collateral Obligation. On the last day of any Substitution Period, any amounts previously deposited in accordance with clause (a)(i)(y) above which relate to such Substitution Period that have not been applied to purchase one or more Substitute Collateral Obligations or to fund the Revolver Funding Account if necessary shall, at the direction of the Portfolio Manager, be deemed to constitute Principal Proceeds and such amounts shall be transferred from the Pending Transfer Deposit Amount Collection Account to the Principal Collection Account; provided that prior to the expiration of the related Substitution Period any such amounts shall not be deemed to be Principal Proceeds and shall remain in the Pending Transfer Deposit Amount Collection Account until applied to acquire Substitute Collateral Obligations or to fund the Revolver Funding Account if necessary (which amounts shall be identified by the Portfolio Manager to the Collateral Trustee). To the extent any cash or other property received by the Issuer from the Transferor in connection with a Substitution Event pursuant to this Section 12.5 exceeds the fair market value of the replaced Collateral Obligation, such excess shall be deemed a capital contribution from the Transferor to the Issuer.

(iv)	The substitution of any Substitute Collateral Obligation will be subject to the satisfaction of the Substitute Collateral Obligations Qualification Conditions as of the related Cut-Off Date for each such Collateral Obligation (after giving effect to such substitution). Upon satisfaction of such conditions, the Portfolio Manager shall instruct the Issuer and the Collateral Trustee in effecting such substitution, including the release of any Transfer Deposit Amounts in connection therewith.

(v)	Prior to any substitution of a Collateral Obligation, the Portfolio Manager must provide written notice thereof to the Rating Agency.

(b)	Repurchases. In addition to the right to substitute for any Collateral Obligations that become subject to a Substitution Event, the Transferor shall have the right, but not the obligation, to repurchase from the Issuer any such Collateral Obligation subject to the Repurchase and Substitution Limit. In the event of such a repurchase, the Transferor shall deposit in the Collection Account an amount equal to the Transfer Deposit Amount for such Collateral Obligation (or applicable portion thereof) as of the date of such repurchase (with the portion of the Transfer Deposit Amount representing the outstanding principal balance of the repurchased Collateral Obligation being deposited into the Principal Collection Account and the portion of the Transfer Deposit Amount representing accrued interest being deposited into the Interest Collection Account, regardless of whether such amounts are deemed to be capital contributions). The Issuer and, at the written direction of the Issuer, the Collateral Trustee shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Transferor or by the Portfolio Manager in order to effect the transfer and release of any of the Issuer's interests in the Collateral Obligations (together with the Assets related thereto) that are being repurchased and the release thereof from the lien of this Indenture. To the extent any cash or other property received by the Issuer from the Transferor in connection with such a repurchase exceeds the fair market value of the repurchased Collateral Obligation, such excess shall be deemed a capital contribution from the Transferor to the Issuer.

(c)	Repurchase and Substitution Limit. At all times, (i) the Aggregate Principal Balance of all Substitute Collateral Obligations owned by the Issuer at any time since the Closing Date plus (ii) the Aggregate Principal Balance related to all Collateral Obligations that have been repurchased by the Transferor pursuant to its right of optional repurchase or substitution since the Closing Date and not subsequently applied to purchase a Substitute Collateral Obligation may not exceed an amount equal to (x) 20% of the Net Purchased Loan Balance in the aggregate and (y) 10% of the Net Purchased Loan Balance in the case of Defaulted Obligations or Credit Risk Obligations repurchased following a determination by the Portfolio Manager that such Collateral Obligation would with the passage of time become a Defaulted Obligation; provided that clause (ii) above shall not include (A) the Principal Balance related to any Collateral Obligation that is repurchased by the Transferor in connection with a proposed Specified Amendment to such Collateral Obligation so long as (x) the Transferor certifies in writing to the Portfolio Manager and the Collateral Trustee that such purchase is, in the commercially reasonable business judgment of the Transferor, necessary or advisable in connection with the restructuring of such Collateral Obligation and such restructuring is expected to result in a Specified Amendment to such Collateral Obligation, and (y) the Portfolio Manager certifies in writing to the Collateral Trustee that the Portfolio Manager either would not be permitted to or would not elect to enter into such Specified Amendment pursuant to the Portfolio Manager Standard or any provision of this Indenture or the Portfolio Management Agreement or (B) the purchase price of any Collateral Obligations or, for the avoidance of doubt, any Equity Securities sold by and at the option of the Issuer to the Transferor pursuant to Section 12.1(d) or Section 12.1(g). The foregoing provisions in this paragraph constitute the "Repurchase and Substitution Limit."

(d)	Third Party Beneficiaries. The Issuer, the Collateral Trustee and each Holder agree that the Transferor shall be a third party beneficiary of this Indenture solely for purposes of this Section 12.5, and shall be entitled to rely upon and enforce such provisions of this Section 12.5 to the same extent as if it were a party hereto.

ARTICLE XIII
HOLDERS' RELATIONS

Section 13.1.          Subordination

(a)	Anything in this Indenture, the Class A-1 Credit Agreement or the Debt to the contrary notwithstanding, the Holders of each Class of Debt that constitutes a Junior Class agree for the benefit of the Holders of the Debt of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Debt of each such Priority Class to the extent and in the manner set forth in this Indenture. If an Enforcement Event has occurred and is continuing in accordance with Article V, including as a result of an Event of Default specified in Section 5.1(e) or (f), each Priority Class shall be paid in full in Cash or, to the extent a Majority of such Class consents, other than in Cash, before any further payment or distribution of any kind is made on account of any Junior Class with respect thereto, in accordance with the Special Priority of Payments.

(b)	In the event that, notwithstanding the provisions of this Indenture, any Holder of Debt of any Junior Class shall have received any payment or distribution in respect of such Debt contrary to the provisions of this Indenture, then, unless and until all accrued and unpaid interest on and outstanding principal of each Priority Class with respect thereto shall have been paid in full in Cash or, to the extent a Majority of such Priority Class consents, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Collateral Trustee, which shall pay and deliver the same to the Holders of the applicable Priority Class(es) in accordance with this Indenture; provided that, if any such payment or distribution is made other than in Cash, it shall be held by the Collateral Trustee as part of the Assets and subject in all respects to the provisions of this Indenture, including this Section 13.1.

(c)	Each Holder of Debt of any Junior Class agrees with all Holders of the applicable Priority Classes that such Holder of Junior Class of Debt shall not demand, accept, or receive any payment or distribution in respect of such Debt in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided that, after all accrued and unpaid interest on and outstanding principal of a Priority Class has been paid in full, the Holders of the related Junior Class or Classes shall be fully subrogated to the rights of the Holders of such Priority Class to receive payments or distributions until all amounts due and payable on the Debt shall be paid in full. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of any Junior Class of Debt.

(d)	In the event one or more Holders or beneficial owners of Debt causes a Bankruptcy Filing against the Issuer in violation of the prohibition described in this Indenture (including prior to the expiration of the period specified in Section 5.4(d)) (each, a "Filing Holder"), each such Holder or beneficial owner will be deemed to acknowledge and agree that (A) any claim that such Filing Holders have against the Issuer (including under all Debt of any Class held by such Filing Holders) or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments and notwithstanding any objection to, or rescission of, such filing, be fully subordinate in right of payment to the claims of each Holder and beneficial owner of any Note (and each other secured creditor of the Issuer) that is not a Filing Holder, with such subordination being effective until each Note held by each Holder or beneficial owner of any Note (and each claim of each other secured creditor of the Issuer) that is not a Filing Holder is paid in full in accordance with the Priority of Payments (after giving effect to such subordination) (B) it will promptly return or cause all amounts received by it following the filing of such petition to be returned to the Issuer, and (C) it will take all necessary action to give effect to this agreement. The foregoing agreement will constitute a "subordination agreement" within the meaning of Section 510(a) of the Bankruptcy Code (or any successor statute). The Issuer shall direct the Collateral Trustee to segregate payments and take other reasonable steps to effect the foregoing. The Issuer may obtain and assign a separate CUSIP or CUSIPs to the Debt of each Class held by such Holder(s).

Section 13.2.          Standard of Conduct

In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, a Holder or Holders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Holder, the Issuer, or any other Person, except for any liability to which such Holder may be subject to the extent the same results from such Holder's taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

ARTICLE XIV
MISCELLANEOUS

Section 14.1.          Form of Documents Delivered to Collateral Trustee

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Issuer or the Portfolio Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that, such counsel is a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia, which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Portfolio Manager), unless such Officer knows, or should know that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer or the Portfolio Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Portfolio Manager or any other Person (on which the Collateral Trustee shall also be entitled to rely), unless such Officer of the Issuer or the Portfolio Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Portfolio Manager or the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture it is provided that, the absence of the occurrence and continuation of a Default, Event of Default or Enforcement Event is a condition precedent to the taking of any action by the Collateral Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to such Issuer's right to make such request or direction, the Collateral Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default, Event of Default or Enforcement Event as provided in Section 6.1(d).

Section 14.2.          Acts of Holders

(a)	Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in writing or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Collateral Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the "Act of Holders" or the "Act" of a specified percentage of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Collateral Trustee and the Issuer, if made in the manner provided in this Section 14.2.

(b)	The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Collateral Trustee deems sufficient.

(c)	The principal amount and registered numbers of Debt held by any Person, and the date of such Person's holding the same, shall be proved by the Register.

(d)	Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Debt shall bind the Holder (and any transferee thereof) of such and of every Debt issued or incurred upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Collateral Trustee, the Issuer in reliance thereon, whether or not notation of such action is made upon such Debt.

(e)	Notwithstanding anything herein to the contrary, a holder of a beneficial interest in a Global Note will have the right to receive access to reports on the Collateral Trustee's Website and will be entitled to exercise rights to vote, give consents and directions which holders of the related Class of Debt are entitled to give under this Indenture upon delivery of a beneficial ownership certificate in a form acceptable to the Collateral Trustee which certifies (i) that such Person is a beneficial owner of an interest in a Global Note, and (ii) the amount and Class of Debt so owned; provided that, nothing shall prevent the Collateral Trustee from requesting additional information and documentation with respect to any such beneficial owner; provided further that the Collateral Trustee shall be entitled to conclusively rely on the accuracy and the currency of each beneficial ownership certificate and shall have no liability for relying thereon.

Section 14.3.          Notices, etc., to Certain Parties

(a)	Except as otherwise expressly provided herein, any request, demand, authorization, direction, order, request, notice, consent or waiver or other documents provided or permitted by this Indenture to be made upon, given or furnished to, or filed with any of the parties indicated below shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by email in legible form at the following address (or at any other address provided in writing by the relevant party):

(i)	the Collateral Trustee and the Collateral Administrator at the Corporate Trust Office;

(ii)	the Issuer at KKR – FSK CLO 3 LLC, 3025 JFK Blvd. Suite #500 Philadelphia, PA 19104, Attention: William Goebel; Email: FSIC_Team@fsinvestments.com; credit.notices@fsinvestments.com; portfolio.finance@fsinvestments.com;

(iii)	SMBC Nikko Securities America, Inc., as the Placement Agent and a Structuring Agent, at 277 Park Avenue, New York, NY 10172, Attention: Structured Finance Group, Email: siasg@smbcnikko-si.com or at any other address subsequently furnished in writing to the Issuer and the Collateral Trustee by the Placement Agent;

(iv)	KKR Capital Markets LLC, as a Structuring Agent, at 9 West 57th Street, 41st Floor, Suite 4160, New York, New York 10019, or at any other address previously furnished in writing to the Issuer and the Collateral Trustee by KKR Capital Markets LLC;

(v)	the Portfolio Manager at FS KKR Capital Corp., 3025 JFK Blvd. Suite #500 Philadelphia, PA 19104;

(vi)	S&P, in accordance with Section 7.20, 55 Water Street, 41st Floor, New York, New York, 10041-0003 or by email to CDO_Surveillance@spglobal.com; provided, that (x) in respect of any request to S&P for a confirmation of its Initial Ratings of each Class of Notes pursuant to Section 7.18(d), such request must be submitted to CDOEffectiveDatePortfolios@spglobal.com, (y) in respect of any application for a ratings estimate by S&P in respect of a Collateral Obligation, Information must be submitted to creditestimates@spglobal.com and (z) in respect of any request to S&P for S&P CDO Monitor, such request must be submitted to CDOMonitor@spglobal.com; and

(vii)	the CLO Information Service at any physical or electronic address provided by the Portfolio Manager for delivery of any Monthly Report or Distribution Report.

(b)	The Bank (in each of its capacities) shall have the right to accept and act upon instructions, including funds transfer instructions ("Instructions") given pursuant to this Indenture or any of the other Transaction Documents and delivered using Electronic Means; provided, however, that the Issuer and the Portfolio Manager shall provide to the Bank an incumbency certificate listing Authorized Officers with the authority to provide such Instructions and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer or the Portfolio Manager, as applicable, whenever a person is to be added or deleted from the listing. If the Issuer or the Portfolio Manager, as applicable, elects to give the Bank Instructions using Electronic Means and the Bank in its discretion elects to act upon such Instructions, the Bank's understanding of such Instructions shall be deemed controlling. The Issuer and the Portfolio Manager each understands and agrees that the Bank cannot determine the identity of the actual sender of such Instructions and that the Bank shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Bank have been sent by such Authorized Officer. The Issuer and the Portfolio Manager shall each be responsible for ensuring that only Authorized Officers transmit such Instructions to the Bank and that the Issuer, the Portfolio Manager and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by each party hereto. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank's reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer and the Portfolio Manager each agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Bank, including without limitation the risk of the Bank acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Bank and that there may be more secure methods of transmitting Instructions than the method(s) selected by such Person; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Bank immediately upon learning of any compromise or unauthorized use of the security procedures.

(c)	In the event that any provision in this Indenture calls for any notice or document to be delivered simultaneously to the Collateral Trustee and any other person or entity, the Collateral Trustee's receipt of such notice or document shall entitle the Collateral Trustee to assume that such notice or document was delivered to such other person or entity unless otherwise expressly specified herein.

(d)	Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Collateral Trustee may be provided by providing access to the Collateral Trustee's Website containing such information.

Section 14.4.          Notices to Holders; Waiver

(a)	Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,

(i)	such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Register (or, in the case of Holders of Global Notes, emailed to DTC for distribution to each Holder affected by such event and posted to the Collateral Trustee's Website), not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and

(ii)	such notice shall be in the English language.

Such notices will be deemed to have been given on the date of such mailing. Any notice to be provided to the Class A-1 Lender may be provided to the Class A-1 Loan Agent on their behalf.

Where this Indenture provides for notice to holders of Interests, such notice shall be sufficiently given if in writing and mailed, first class postage prepaid, or by overnight delivery service to Issuer, or by electronic mail transmission, at the Issuer's address pursuant to Section 14.3 hereof with a copy to the Portfolio Manager. The Issuer (or the Portfolio Manager on the Issuer's behalf) shall forward all notices received pursuant to the preceding sentence to the holders of Interests. The Issuer (or the Portfolio Manager on the Issuer's behalf) shall provide notice and a consent solicitation package to each holder of an Interest to the extent that such holder's consent or approval is required hereunder. The Issuer (or the Portfolio Manager on the Issuer's behalf) shall provide written notice to the Collateral Trustee confirming any such approval or consent or other instructions obtained from the requisite holders of the Interests.

(b)	Notwithstanding clause (a) above, a Holder may give the Collateral Trustee a written notice that it is requesting that notices to it be given by email and stating the email address for such transmission. Thereafter, the Collateral Trustee shall give notices to such Holder by email, as so requested; provided that, if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above.

(c)	Subject to the Collateral Trustee's rights under Section 6.3(d), the Collateral Trustee will deliver to the Holders any information or notice relating to this Indenture in the possession of the Collateral Trustee and requested to be so delivered by at least 25% of the Holders of any Class of Debt (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that, nothing herein shall be construed to obligate the Collateral Trustee to distribute any notice that the Collateral Trustee reasonably determines to be contrary to the terms of this Indenture or its duties and obligations hereunder or applicable law. The Collateral Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Holder status. For the avoidance of doubt, such information shall not include any Effective Date Accountant's Reports or any other Accountants' Report. The Collateral Trustee shall have no liability for such disclosure or, subject to the duties and responsibilities of the Collateral Trustee set forth in this Indenture, the accuracy thereof.

(d)	Neither the failure to provide any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Collateral Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.

(e)	Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Collateral Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(f)	The Collateral Trustee shall provide to the Issuer and the Portfolio Manager upon request any information with respect to the identity of and contact information for any Holder or Certifying Person (unless such Certifying Person has requested the confidential treatment of such information) that it has within its possession, which in the case of a Certifying Person shall consist of information provided by such Certifying Person, or may obtain without unreasonable effort or expense and, subject to Section 6.1(c), the Collateral Trustee shall have no liability for any such disclosure or the accuracy thereof.

(g)	Notwithstanding any provision to the contrary in this Indenture or in any agreement or document related hereto, any information or documents (including, without limitation reports, notices or supplemental indentures) required to be provided by the Collateral Trustee to Persons identified in this Section 14.4 may be provided by providing notice of and access to the Collateral Trustee's Website containing such information or document.

Section 14.5.          Effect of Headings and Table of Contents

The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 14.6.          Successors and Assigns

All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 14.7.          Severability

If any term, provision, covenant or condition of this Indenture or the Debt, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Debt, as the case may be, so long as this Indenture or the Debt, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Debt, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.

Section 14.8.          Benefits of Indenture

Nothing in this Indenture or in the Debt, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Portfolio Manager, the Collateral Administrator, the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 14.9.          Legal Holidays

In the event that the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Debt or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity date, as the case may be, and except as provided in the definition of Interest Accrual Period, no interest shall accrue on such payment for the period from and after any such nominal date.

Section 14.10.        Governing Law

This Indenture and the Debt shall be construed in accordance with, and this Indenture and the Debt, and any matters arising out of or relating in any way whatsoever to any of the Debt or this Indenture, shall be governed by, the law of the State of New York.

Section 14.11.        Submission to Jurisdiction

With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture ("Proceedings"), to the fullest extent permitted by applicable law, each party irrevocably: (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, any court of the State of New York located in New York County in any action or Proceeding arising out of or relating to this Indenture; provided, that each party hereto consents to the jurisdiction of the courts of Minnesota for any Proceeding brought by the Collateral Trustee under the Minnesota trust instruction procedure statute, (ii) agrees that all claims in respect of such action or Proceeding may be heard and determined in any such courts and (iii) agrees not to bring any action or Proceeding arising out of or relating to this Indenture in any other court. Each party hereto waives any defense of inconvenient forum to the maintenance of any action or Proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Each party agrees that a final, non-appealable judgment in any action or Proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by applicable law.

Section 14.12.        Waiver of Jury Trial

EACH OF THE ISSUER, THE HOLDERS AND THE COLLATERAL TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.

Section 14.13.        Counterparts

This Indenture and the Debt (and each amendment, modification and waiver in respect of this Indenture or the Debt) may be executed and delivered in counterparts (including by .jpeg file or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Collateral Trustee), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart of this Indenture by email (PDF), telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Indenture. The Collateral Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 14.14.        Acts of Issuer

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Portfolio Manager on the Issuer's behalf.

Section 14.15.        Confidential Information

(a)	The Collateral Trustee, the Collateral Administrator and each Holder will maintain the confidentiality of all Confidential Information in accordance with procedures adopted by such Person in good faith to protect Confidential Information of third parties delivered to such Person; provided that, such Person may deliver or disclose Confidential Information: (i) with the prior written consent of the Portfolio Manager, (ii) as required by law, regulation, court order or the rules, regulations or request or order of any governmental, judiciary, regulatory or self-regulating organization, body or official having jurisdiction over such Person, (iii) in conjunction with the transactions described herein, to its Affiliates, members, partners, officers, directors and employees and to its attorneys, accountants and other professional advisers (each of whom it has advised of the confidential nature of the Confidential Information and its obligations to maintain the confidentiality of the Confidential Information), (iv) such information as may be necessary or desirable in order for such Person to prepare, publish and distribute to any Person any information relating to the investment performance of the Assets in the aggregate, or (v) in connection with the exercise or enforcement of such Person's rights hereunder or in any dispute or proceeding related hereto, including defense by the Collateral Trustee or Collateral Administrator of any claim of liability that may be brought or charged against it. Notwithstanding the foregoing, delivery to any Person (including Holders) by the Collateral Trustee or the Collateral Administrator of any report, notice, document or other information required or expressly permitted by the terms of this Indenture or any of the other Transaction Documents to be provided to such Person or Persons, and delivery to Holders of copies of this Indenture or any of the other Transaction Documents, shall not be a violation of this Section 14.15. Each Holder agrees, except as set forth in clause (ii) above, that it shall use the Confidential Information for the sole purpose of making an investment in the Debt or administering its investment in the Debt; and that the Collateral Trustee and the Collateral Administrator shall neither be required nor authorized to disclose to Holders any Confidential Information in violation of this Section 14.15. In the event of any required disclosure of the Confidential Information by such Holder, such Holder agrees to use reasonable efforts to protect the confidentiality of the Confidential Information. Each Holder, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.15.

For the avoidance of doubt, any Person may disclose Confidential Information to report possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the United States Congress, and any agency inspector general, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. There is no prior authorization necessary hereunder to make any such reports or disclosures and there is no notification requirement that any such reports or disclosures have been made.

(b)	For the purposes of this Section 14.15, "Confidential Information" means information delivered to the Collateral Trustee, the Collateral Administrator or any Holder by or on behalf of the Issuer in connection with and relating to the transactions contemplated by or otherwise pursuant to this Indenture; provided that, such term does not include information that: (i) was publicly known or otherwise known to the Collateral Trustee, the Collateral Administrator or such Holder prior to the time of such disclosure; (ii) subsequently becomes publicly known through no act or omission by the Collateral Trustee, the Collateral Administrator, any Holder or any person acting on behalf of the Collateral Trustee, the Collateral Administrator or any Holder; (iii) otherwise is known or becomes known to the Collateral Trustee, the Collateral Administrator or any Holder other than (x) through disclosure by the Issuer or (y) to the knowledge of the Collateral Trustee, the Collateral Administrator or a Holder, as the case may be, in each case after reasonable inquiry, as a result of the breach of a fiduciary duty to the Issuer or a contractual duty to the Issuer; or (iv) is allowed to be treated as non-confidential by consent of the Issuer.

(c)	Notwithstanding the foregoing, (i) each of the Collateral Trustee and the Collateral Administrator may disclose Confidential Information (x) to the Rating Agency and (y) as and to the extent it may reasonably deem necessary for the performance of its duties hereunder (including the exercise of remedies pursuant to Article V), including on a confidential basis to its agents, attorneys and auditors in connection with the performance of its duties hereunder and the Collateral Trustee will provide, upon delivery by a prospective purchaser of an executed non-disclosure agreement in form approved by the Portfolio Manager in its sole discretion, copies of this Indenture, the Portfolio Management Agreement, Monthly Reports and Distribution Reports to a prospective purchaser of an interest in Debt, and (ii) the Issuer may provide copies of any Monthly Report and any Distribution Report to the CLO Information Service pursuant to and in accordance with Section 10.7.

(d)	Notwithstanding anything to the contrary contained herein, each recipient may disclose to any and all persons, without limitation of any kind, the U.S. federal, state and local tax treatment of the Debt and the Issuer, any fact that may be relevant to understanding the U.S. federal, state and local tax treatment of the Debt and the Issuer, and all materials of any kind (including opinions or other tax analyses) relating to such U.S. federal, state and local tax treatment and that may be relevant to understanding such U.S. federal, state and local tax treatment.

ARTICLE XV
ASSIGNMENT OF PORTFOLIO MANAGEMENT AGREEMENT

Section 15.1.          Assignment of Portfolio Management Agreement

(a)	The Issuer, in furtherance of the covenants of this Indenture and as security for the Secured Obligations and the performance and observance of the provisions hereof, hereby assigns, transfers, conveys and sets over to the Collateral Trustee, for the benefit of the Secured Parties, all of the Issuer's right, title and interest in, to and under the Portfolio Management Agreement, including, without limitation, (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Portfolio Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, however, that the Issuer may exercise any of its rights under the Portfolio Management Agreement without notice to or the consent of the Collateral Trustee (except as otherwise expressly required by this Indenture), so long as an Event of Default has not occurred and is not continuing. From and after the occurrence and continuance of an Event of Default, the Portfolio Manager will continue to perform and be bound by the provisions of the Portfolio Management Agreement and this Indenture. The Collateral Trustee will be entitled to rely and be protected in relying upon all actions and omissions to act of the Portfolio Manager thereafter as fully as if no Event of Default had occurred.

(b)	The assignment made hereby is executed as collateral security, and the execution and delivery hereof shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Portfolio Management Agreement, nor shall any of the obligations contained in the Portfolio Management Agreement be imposed on the Collateral Trustee. Upon the retirement of the Debt and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Collateral Trustee shall cease and terminate and all of the estate, right, title and interest of the Collateral Trustee in, to and under the Portfolio Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

(c)	The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Portfolio Manager in the Portfolio Management Agreement, to the following:

(i)	The Portfolio Manager consents to the provisions of this assignment and agrees to perform any provisions of this Indenture applicable to the Portfolio Manager subject to the terms of the Portfolio Management Agreement.

(ii)	The Portfolio Manager acknowledges that the Issuer is assigning all of its right, title and interest (but none of its obligations) in, to and under the Portfolio Management Agreement to the Collateral Trustee as collateral for the benefit of the Secured Parties.

(iii)	The Portfolio Manager shall deliver to the Collateral Trustee duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the Portfolio Management Agreement.

(iv)	Except as contemplated under the Portfolio Management Agreement, neither the Issuer nor the Portfolio Manager will enter into any agreement amending, modifying or terminating the Portfolio Management Agreement without (x) if the amendment or modification pertains to a provision of the Portfolio Management Agreement that requires satisfaction of the S&P Rating Condition to effect the action contemplated therein, satisfying the S&P Rating Condition, (y) otherwise complying with the applicable provisions of the Portfolio Management Agreement and (z) the consent of a Majority of any Class of Debt materially and adversely affected thereby.

(v)	Except as otherwise set forth herein and therein, the Portfolio Manager shall continue to serve as Portfolio Manager under the Portfolio Management Agreement notwithstanding that the Portfolio Manager shall not have received amounts due to it under the Portfolio Management Agreement because sufficient funds were not then available hereunder to pay such amounts in accordance with the Priority of Payments. The Portfolio Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment of the Management Fees or other amounts payable by the Issuer to the Portfolio Manager under the Portfolio Management Agreement prior to the date which is one year (or, if longer, the applicable preference period then in effect) plus one day after the payment in full of all Debt issued or incurred under this Indenture; provided, however, that nothing in this clause (v) shall preclude, or be deemed to estop, the Portfolio Manager or the Collateral Trustee (A) from taking any action (not inconsistent with the foregoing) prior to the expiration of the aforementioned one year and one day (or longer) period in (x) any case or proceeding voluntarily filed or commenced by the Issuer, or (y) any involuntary insolvency proceeding filed or commenced against the Issuer, by a Person other than the Portfolio Manager or its Affiliates, or (B) from commencing against the Issuer or any properties of the Issuer any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

(vi)	The Portfolio Manager irrevocably submits to the non-exclusive jurisdiction of any federal or New York state court sitting in the Borough of Manhattan in The City of New York in any action or Proceeding arising out of or relating to the Debt or this Indenture, and the Portfolio Manager irrevocably agrees that all claims in respect of such action or Proceeding may be heard and determined in such federal or New York state court. The Portfolio Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or Proceeding. The Portfolio Manager irrevocably consents to the service of any and all process in any action or Proceeding by the mailing or delivery of copies of such process to it at the office of the Portfolio Manager set forth in Section 14.3. The Portfolio Manager agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(vii)	The Portfolio Manager agrees that, notwithstanding any other provision of the Portfolio Management Agreement, the obligations of the Issuer under the Portfolio Management Agreement are limited recourse obligations of the Issuer payable solely from the Assets at such time and, following realization thereof and application of the proceeds in accordance with the Priority of Payments or otherwise as described in this Indenture, any remaining claims against the Issuer shall be extinguished and shall not thereafter revive.

Section 15.2.          Standard of Care Applicable to the Portfolio Manager

For the avoidance of doubt, the standard of care set forth in the Portfolio Management Agreement shall apply to the Portfolio Manager with respect to those provisions of this Indenture applicable to the Portfolio Manager.

- signature page follows –

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.

KKR – FSK CLO 3 LLC, as Issuer

By: FS KKR Capital Corp., its Designated Manager

By:	/s/ William Goebel
Name: William Goebel
Title: Chief Accounting Officer

[Signatures continue on the following page.]

[Signature Page to the Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Elaine Mah
Name: Elaine Mah
Title: Senior Vice President

[Signature Page to the Indenture]